As Filed with the Securities and Exchange Commission on March 7, 2005.

                                                     REGISTRATION NO. 333-122561

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                _________________

                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                              UNDER THE SECURITIES
                                   ACT OF 1933
                                _________________


                              BMW FS SECURITIES LLC
            (Originator of the Trust described herein and transferor
                        of the Receivables to the Trust)
             (Exact name of registrant as specified in its charter)

            DELAWARE                                7515                              22-3784653
(State or Other Jurisdiction of         (Primary Standard Industrial               (I.R.S. Employer
 Incorporation or Organization)          Classification Code Number)            Identification Number)

                             300 CHESTNUT RIDGE ROAD
                            WOODCLIFF LAKE, NJ 07677
                                 (201) 307-4000
    (Address, including Zip Code, and Telephone Number, including Area Code, of Principal Executive Offices of BMW FS Securities LLC)
                                _________________

                              DANIEL J. METTE, ESQ.
                           WEIL, GOTSHAL & MANGES LLP
                                767 FIFTH AVENUE
                            NEW YORK, NEW YORK 10153
                                 (212) 310-8749
            (Name, Address, including Zip Code, and Telephone Number,
                   including Area Code, of Agent for Service)
                                _________________


     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier ffective registration statement for the same offering. |_|

     If this form is filed to register additional securities for an offering pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|

                                                          CALCULATION OF REGISTRATION FEE
 ===================================================================================================================================

                                                                         PROPOSED MAXIMUM    PROPOSED MAXIMUM        AMOUNT OF
               TITLE OF EACH CLASS OF                    AMOUNT TO           OFFERING            AGGREGATE          REGISTRATION
             SECURITIES TO BE REGISTERED              BE REGISTERED(1)  PRICE PER UNIT(2)    OFFERING PRICE(2)       FEE(1)(3)

 Asset-Backed Notes and Certificates..............     $3,000,000,000          100%           $3,000,000,000          $353,100
 -----------------------------------------------------------------------------------------------------------------------------------

(1) Includes $398,397,000 aggregate principal amount of the registrant's debt securities that were previously registered under its registration statement on Form S-3 initially filed on March 13, 2003 (registration no. 333-103795) and that remain unsold as of the date hereof. As permitted by Rule 429 under the Securities Act, the prospectus filed as part of this registration statement on Form S-3 will be used in connection with the offering of such previously registered and unsold debt securities and the debt securities covered hereby. The registration fee specified in the table has been computed on the basis of $3,000,000,000 principal amount of debt securities covered hereby, prior to including the previously registered and unsold debt securities referred to above. The amount of the filing fee associated with such previously registered and unsold debt securities, which was paid in connection with the filing of the registration statement on Form S-3 (registration no. 333-103795), was approximately $32,230.32

(2)  Estimated solely for the purpose of calculating the registration fee.

(3) Calculated pursuant to Rule 457(o) under the Securities Act. Pursuant to Rule 457(o) under the Securities Act, the registration fee is calculated on the basis of the maximum aggregate offering price of all the Notes and Certificates. This amount was then multiplied by .0001177.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.

Pursuant to Rule 429 under the Securities Act of 1933, when this Registration Statement is declared effective, each Prospectus which is a part of this Registration Statement shall relate to any securities which remain unsold under the Registration Statement on Form S-3 (File No. 333-103795) of the Registrant This Registration Statement, which is a new Registration Statement, also constitutes post-effective Amendment No. 3 to Registration Statement No. 333-103795 and such post-effective amendment shall hereafter become effective concurrently with the effectiveness of this Registration Statement and in accordance with Section 8(c) of the Securities Act of 1933.
                                _________________

================================================================================

PAGE BEFORE PROSPECTUS

                                INTRODUCTORY NOTE

     THIS REGISTRATION STATEMENT CONTAINS (I) A FORM OF PROSPECTUS RELATING TO THE OFFERING OF ONE OR MORE SERIES OF ASSET BACKED NOTES AND/OR ASSET BACKED CERTIFICATES BY VARIOUS TRUSTS CREATED FROM TIME TO TIME BY BMW FS SECURITIES LLC. AND (II) TWO FORMS OF PROSPECTUS SUPPLEMENT RELATING TO THE OFFERING BY EACH SEPARATE TRUST OF A PARTICULAR SERIES OF ASSET BACKED NOTES OR OF ASSET BACKED NOTES AND ASSET BACKED CERTIFICATES DESCRIBED IN THE PROSPECTUS SUPPLEMENTS. EACH FORM OF PROSPECTUS SUPPLEMENT RELATES ONLY TO THE SECURITIES DESCRIBED THEREIN AND IS A FORM WHICH MAY BE USED, AMONG OTHERS, BY BMW FS SECURITIES LLC TO OFFER ASSET BACKED NOTES AND/OR ASSET BACKED CERTIFICATES UNDER THIS REGISTRATION STATEMENT.

     Information contained herein is subject to completion or amendment. A registration statement relating to these Securities has been filed with the Securities and Exchange Commission. These Securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these Securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

PROSPECTUS

                            BMW VEHICLE OWNER TRUSTS
                               ASSET BACKED NOTES
                            ASSET BACKED CERTIFICATES

                             BMW FS SECURITIES LLC,
                                    DEPOSITOR

                         BMW FINANCIAL SERVICES NA, LLC,
                                    SERVICER

                               ------------------
THE TRUSTS:

           1. A new trust will be formed to issue each series of securities and a particular trust may issue multiple series of securities;

           2. Each trust estate will consist of:

           o a pool of retail installment sale contracts and/or promissory notes secured by new or used motor vehicles; and

           o other assets specified in the applicable prospectus supplement.

THE SECURITIES:

           1. will be asset-backed securities sold periodically in one or more series;

           2. will be paid only from the assets of the related trust estate and any form of credit enhancement;

           3. will be issued as part of a designated series that may include one or more classes; and

           4. will consist of:

           o notes (which will be treated as indebtedness of the trust) and/or

           o certificates (which will represent an undivided ownership interest in the trust).

YOU SHOULD REVIEW CAREFULLY THE FACTORS SET FORTH UNDER "RISK FACTORS" BEGINNING ON PAGE 9 OF THIS PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS OR THE APPLICABLE PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The amounts, prices and terms of each offering of securities will be determined at the time of sale and will be described in a prospectus supplement that will be attached to this prospectus.

This prospectus may be used to offer and sell any series of securities only if accompanied by the prospectus supplement for that series.

                               -------------------

                   The date of this prospectus is  _______, 2005.

                                TABLE OF CONTENTS

                                                                                                                          PAGE
Important Notice about Information Presented in this Prospectus and the Accompanying Prospectus Supplement..................1
Incorporation of Certain Documents by Reference.............................................................................1
Copies of the Documents.....................................................................................................1
Summary of Terms............................................................................................................3
Trust.......................................................................................................................3
Depositor...................................................................................................................3
Servicer....................................................................................................................3
Trustee.....................................................................................................................3
Indenture Trustee...........................................................................................................3
Securities Offered..........................................................................................................3
The Receivables.............................................................................................................4
The Trust Property..........................................................................................................5
Credit and Cash Flow Enhancement............................................................................................5
Servicing Fee...............................................................................................................6
Advances   .................................................................................................................6
Optional Purchase...........................................................................................................7
Tax Status .................................................................................................................7
ERISA Considerations........................................................................................................8
Risk Factors................................................................................................................9
Formation of the Trusts....................................................................................................17
Property of the Trusts.....................................................................................................17
The Receivables............................................................................................................18
Use of Proceeds............................................................................................................19
The Trustee................................................................................................................19
The Depositor..............................................................................................................20
The Servicer...............................................................................................................20
BMW FS' Financing Program..................................................................................................20
General....................................................................................................................20
Underwriting...............................................................................................................21
Dealer Agreements..........................................................................................................22
Servicing..................................................................................................................22
Physical Damage and Liability Insurance....................................................................................22
Certified Pre-Owned Program................................................................................................23
Where Can You Find More Information About Your Securities..................................................................23
Delinquencies, Repossessions and Net Losses................................................................................23
Weighted Average Lives of the Securities...................................................................................23
Pool Factors and Trading Information.......................................................................................25
The Notes..................................................................................................................25
General....................................................................................................................25
Principal and Interest on the Notes........................................................................................26
The Indenture..............................................................................................................26
The Certificates...........................................................................................................31
General....................................................................................................................31
Payments of Principal and Interest.........................................................................................31
Certain Information Regarding the Securities...............................................................................32
Fixed Rate Securities......................................................................................................32
Floating Rate Securities...................................................................................................32
Indexed Securities.........................................................................................................40
Interest Rate Swaps........................................................................................................41
Variable Funding Note......................................................................................................41
Pro-Rata Pay/Subordinate Securities........................................................................................42
Revolving Period...........................................................................................................42
Book-Entry Registration....................................................................................................42


                                       i

Definitive Securities......................................................................................................46
Description of the Transfer and Servicing Agreements.......................................................................46
Sale and Assignment of Receivables.........................................................................................47
Accounts...................................................................................................................49
Servicing Procedures.......................................................................................................50
Insurance on Financed Vehicles.............................................................................................51
Collections................................................................................................................51
Advances...................................................................................................................52
Servicing Compensation.....................................................................................................52
Yield Supplement Account...................................................................................................53
Distributions on the Securities............................................................................................54
Credit and Cash Flow Enhancement...........................................................................................54
Net Deposits...............................................................................................................55
Statements to Trustees and the Trust.......................................................................................56
Statements to Securityholders..............................................................................................56
Evidence as to Compliance..................................................................................................57
Certain Matters Regarding the Servicer.....................................................................................57
Servicer Default...........................................................................................................58
Rights Upon Servicer Default...............................................................................................58
Waiver of Past Defaults....................................................................................................59
Amendment..................................................................................................................59
List of Securityholders....................................................................................................60
Insolvency Event...........................................................................................................60
Payment of Notes...........................................................................................................60
Termination................................................................................................................60
Administration Agreement...................................................................................................61
Certain Legal Aspects of the Receivables...................................................................................61
General....................................................................................................................61
Security Interests.........................................................................................................61
Repossession...............................................................................................................63
Notice of Sale; Redemption Rights..........................................................................................63
Deficiency Judgments and Excess Proceeds...................................................................................64
Certain Bankruptcy Considerations..........................................................................................64
Consumer Protection Laws...................................................................................................65
Other Limitations..........................................................................................................66
Material Income Tax Consequences...........................................................................................67
Tax Treatment of Owner Trusts..............................................................................................67
Tax Consequences to Owners of the Notes....................................................................................68
Tax Consequences to Owners of the Certificate..............................................................................70
Tax Treatment of Grantor Trusts............................................................................................75
Reportable Transaction Disclosure..........................................................................................81
State and Local Tax Considerations.........................................................................................81
ERISA Considerations.......................................................................................................81
Plan of Distribution.......................................................................................................82
Legal Opinions.............................................................................................................83
Index of Terms.............................................................................................................84


     IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE
                       ACCOMPANYING PROSPECTUS SUPPLEMENT

           We provide information to you about the securities in two separate documents that progressively provide varying levels of detail:

           o This prospectus, which provides general information, some of which may not apply to a particular series of securities, including your series, and

           o The accompanying prospectus supplement, which will describe the specific terms of the offered securities.

           We have started with several introductory sections describing the trust and the securities in abbreviated form, followed by a more complete description of the terms. The introductory sections are:

           o Summary of Terms--which gives a brief introduction to the securities to be offered, and

           o Risk Factors--which describes briefly some of the risks to investors of a purchase of the securities.

           You can find a listing of the pages where capitalized terms used in this prospectus are defined under the caption "Index of Terms" beginning on page 84 in this prospectus.

           Whenever we use words like "intends," "anticipates" or "expects" or similar words in this prospectus, we are making a forward-looking statement, or a projection of what we think will happen in the future. Forward-looking statements are inherently subject to a variety of circumstances, many of which are beyond our control and could cause actual results to differ materially from what we anticipate. Any forward-looking statements in this prospectus speak only as of the date of this prospectus. We do not assume any responsibility to update or review any forward-looking statement contained in this prospectus to reflect any change in our expectation about the subject of that forward-looking statement or to reflect any change in events, conditions or circumstances on which we have based any forward-looking statement, except to the extent required by law.

           If the terms of a particular series of securities vary between this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

           The Securities and Exchange Commission ("SEC") allows us to "incorporate by reference" information filed with it by BMW FS Securities LLC on behalf of a trust, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the related prospectus supplement. We incorporate by reference any future annual, monthly or special SEC reports and proxy materials filed by or on behalf of a trust until we terminate our offering of the securities by that trust.

                             COPIES OF THE DOCUMENTS

           You may receive a free copy of any or all of the documents incorporated by reference in this prospectus or incorporated by reference into the accompanying prospectus supplement if:

           o you received this prospectus and the prospectus supplement and

           o you request such copies from BMW FS Securities LLC at 300 Chestnut Ridge Road, Woodcliff Lake, New Jersey 07677 and its telephone number is (201) 307-4000.

           This offer only includes the exhibits to such documents if such exhibits are specifically incorporated by reference in such documents. You may also read and copy these materials at the public reference facilities of the SEC in Washington, D.C. located at 450 Fifth Street, N.W., Washington, D.C. 20549 (telephone 1-800-732-0330).

                                SUMMARY OF TERMS

           The following summary highlights selected information from this prospectus and provides a general overview of relevant terms of the securities. You should read carefully this entire document and the accompanying prospectus supplement to understand all of the terms of the offering.


Trust.............................. The trust to be formed for each series of securities. If the trust issues notes and certificates, it will be formed by a trust agreement between the seller and the trustee of the trust. If the trust issues only certificates, it will be formed by a pooling and servicing agreement among the seller, the servicer and the trustee of the trust.

Depositor.......................... BMW FS Securities LLC, a wholly owned, limited purpose subsidiary of BMW Financial
                                    Services NA, LLC.

Servicer........................... BMW Financial Services NA, LLC, a wholly owned subsidiary of BMW of North America
                                    LLC. BMW of North America LLC is the
                                    exclusive distributor of BMW passenger cars, BMW light trucks, BMW motorcycles and BMW parts and accessories ("BMW Products") and MINI passenger cars and MINI parts and accessories ("MINI Products") in the United States and is a wholly owned subsidiary of Bayerische Motoren Werke Aktiengesellschaft, a German corporation ("BMW AG").

Trustee............................ The trustee for each series of securities will be named in the prospectus supplement for that series.

Indenture Trustee.................. If the trust issues notes, the trustee for the indenture pursuant to which the notes will be issued will be named in the prospectus supplement for that series.

Securities Offered................. Notes--A series of securities may include one or more classes of notes. Notes of a series will be issued pursuant to an indenture.

                                    Certificates--Each series of securities may include one or more classes of certificates, whether or not a class of notes is issued as part of the series. The applicable prospectus supplement will describe the following:

                                    1.       if any notes are issued, the
                                             priority of payments (a) between
                                             the notes and certificates and (b)
                                             among different classes of notes;
                                             and

                                    2.       the priority of payments among
                                             different classes of certificates.

                                    Terms--The terms of each class of notes and certificates in a series described in the applicable prospectus supplement will include the following:

                                    1.       the stated principal amount of each
                                             class of notes and the stated
                                             certificate balance of each class
                                             of certificates; and

                                    2.       the interest rate (which may be
                                             fixed, variable, adjustable or some
                                             combination of these rates) or
                                             method of determining the interest
                                             rate.

                                    A class of notes may differ from other
                                    classes of notes and a class of certificates may differ from other classes of certificates in one or more aspects, including:

                                    1.       timing and priority of payments;

                                    2.       seniority;

                                    3.       allocation of losses;

                                    4.       interest rate or formula for
                                             determining the interest rate;

                                    5.       amount of interest or principal
                                             payments;

                                    6.       whether interest or principal will
                                             be payable to holders of the class
                                             if specified events occur;

                                    7.       the right to receive collections
                                             from designated portions of the
                                             receivables owned by the trust; and

                                    8.       The ability of holders of a class
                                             to direct the trustee to take
                                             specified remedies.

The Receivables.................... Purchasers of motor vehicles often finance their purchases by entering into retail
                                    installment sale contracts with dealers who then resell the contracts to finance companies such as BMW Financial Services NA, LLC or by entering into promissory notes with BMW Bank of North America. These contracts and promissory notes are referred to as "receivables," and the underlying vehicles are referred to as the "financed vehicles." The purchasers of the financed vehicles are referred to as the "obligors." The terms of the contracts must meet specified BMW Financial Services NA, LLC requirements.

                                    On or before the date the securities of a series are issued, BMW Financial Services NA, LLC or BMW Bank of North America will sell a specified amount of receivables to BMW FS Securities LLC, the seller. The seller will then sell those receivables to the trust. The sale by the seller to the trust will be documented under:

                                    1.       a pooling and servicing agreement
                                             among the seller, the servicer and
                                             the trustee (if the trust will be
                                             treated as a grantor trust for
                                             federal income tax purposes); or

                                    2.       a sale and servicing agreement
                                             among the seller, the servicer and
                                             the trust (if the trust will be
                                             treated other than as a grantor
                                             trust for federal income tax
                                             purposes).

                                    The receivables to be sold by BMW Financial
                                    Services NA, LLC or BMW Bank of North
                                    America will be described in the applicable prospectus supplement.

The Trust Property................. The property of each trust:

                                    1.       will be described in the applicable
                                             prospectus supplement;

                                    2.       will primarily be a pool of
                                             receivables secured by new and used
                                             motor vehicles (which term, for
                                             purposes of this prospectus and
                                             each prospectus supplement, shall
                                             include motorcycles) and amounts
                                             due or collected under the
                                             receivables on or after a specified
                                             cutoff date; and

                                    3.       will include assets related to the
                                             receivables including:

                                    o        security interests in the motor
                                             vehicles;

                                    o        proceeds from claims on related
                                             insurance policies;

                                    o        the rights of the seller in rebates
                                             of premiums and other amounts
                                             relating to insurance policies and
                                             other items financed under the
                                             receivables;

                                    o        the rights of the seller in the
                                             agreements identified in the
                                             applicable prospectus supplement;

                                    o        amounts deposited in specified bank
                                             accounts; and

                                    o        proceeds from liquidated assets.

Credit and Cash Flow Enhancement... The trusts may include features designed to provide protection from losses on assets of the trust to one or more classes of securities. These features are referred to as "credit enhancement." Credit enhancement may include any one or more of the following:

                                    1.       subordination of one or more other
                                             classes of securities;

                                    2.       one or more Reserve Accounts;

                                    3.       over-collateralization;

                                    4.       letters of credit, cash collateral
                                             accounts or other credit or
                                             liquidity facilities;

                                    5.       surety bonds;

                                    6.       guaranteed investment contracts,
                                             swap or other interest rate
                                             protections;

                                    7.       repurchase obligations;

                                    8.       cash deposits; or

                                    9.       other agreements, guarantees or
                                             arrangements providing for other
                                             third party payments or other
                                             support.

                                    In addition, the trusts may include features designed to ensure the timely payment of amounts owed to securityholders. These features may include any one or more of the following:

                                    1.       yield supplement accounts;

                                    2.       liquidity facilities;

                                    3.       cash deposits; or

                                    4.       other agreements or arrangements
                                             providing for other third party
                                             payments or other support.

                                    The specific terms of any credit and cash flow enhancement applicable to a trust or to the securities issued by a trust will be described in detail in the applicable prospectus supplement.

Servicing Fee...................... BMW Financial Services NA, LLC will act as servicer for the receivables. In that
                                    capacity, the servicer will handle all
                                    collections, administer defaults and
                                    delinquencies and otherwise service the
                                    receivables. The trust will pay the servicer a monthly fee equal to a percentage of the total principal balance of the receivables at the beginning of the preceding month specified in the applicable prospectus supplement. The servicer may also receive additional servicing compensation in the form of investment earnings, late fees, prepayment fees and other administrative fees and expenses or similar charges received by the servicer during that month.

Advances........................... The servicer may be obligated to advance to the trust interest on receivables that is due but unpaid by the obligor. In addition, the servicer may be obligated to advance to the trust principal of any receivables that are classified as precomputed receivables rather than as simple interest receivables. The servicer will not be required to make any advance if it determines that it will not be able to recover an advance from an obligor. The trust will reimburse the servicer from later collections on the receivables for which it has made advances, or from collections generally if the servicer determines that an advance will not be recoverable with respect to that receivable. We refer you to "Description of the Transfer and Servicing
                                    Agreements--Advances" in this prospectus for more detailed information on advances and reimbursement of advances.

Optional Purchase.................. The servicer may purchase all the receivables in the trust when the
                                    outstanding aggregate principal balance of the receivables declines to 10% or less of the original total principal balance of the receivables as of the cutoff date (or other level as may be disclosed in the applicable prospectus supplement). If the servicer exercises this option, the notes will be redeemed.

                                    We refer you to "Description of The Transfer and Servicing Agreements--Termination" in this prospectus for more detailed information on the servicer's optional purchase of securities.

Tax Status......................... Grantor Trusts--If a trust is referred to as a "grantor trust" in the applicable
                                    prospectus supplement, special tax counsel to the trust will be required to deliver an opinion that:

                                    1.       the trust will be treated as a
                                             grantor trust for federal income
                                             tax purposes; and

                                    2.       the trust will not be subject to
                                             federal income tax.

                                    Owner Trust--if a trust is referred to as an "owner trust" in the applicable prospectus supplement, special tax counsel to the trust will be required to deliver an opinion for federal income tax purposes:

                                    1.       as to the characterization as debt
                                             of the notes issued by the trust;
                                             and

                                    2.       that the trust will not be
                                             characterized as an association (or
                                             a publicly traded partnership)
                                             taxable as a corporation.

                                    If a trust is referred to as an "owner
                                    trust" in the applicable prospectus
                                    supplement:

                                    1.       by purchasing a note, you will be
                                             agreeing to treat the note as
                                             indebtedness for tax purposes; and

                                    2.       by purchasing a certificate, you
                                             will be agreeing to treat the
                                             trust:

                                    o        as a partnership in which you are a
                                             partner; or

                                    o        if you are the sole beneficial
                                             owner of the certificates, as a
                                             "disregarded entity," for federal
                                             income tax purposes.

                                    Applicable taxing authorities could impose alternative tax characterizations of the trust, the notes and the certificates. However, these characterizations generally will not result in material adverse tax consequences to securityholders.

                                    We refer you to "Material Income Tax
                                    Consequences" in this prospectus and the applicable prospectus supplement for more detailed information on the application of federal income tax laws.

ERISA Considerations............... Notes--Notes will generally be eligible for purchase by employee benefit plans. The
                                    limitations to, and the requirements for, such purchase will be set forth in the related prospectus supplement.

                                    Certificates--Certificates issued by a
                                    grantor trust or by owner trusts will not be eligible for purchase by an employee benefit plan, governmental plan, foreign plan or individual retirement account unless the related prospectus supplement states otherwise.

                                    We refer you to "ERISA Considerations" in this prospectus and the applicable prospectus supplement for more detailed information regarding the ERISA eligibility of any class of securities.

                                  RISK FACTORS

           You should consider the following risk factors and the risks described in the section captioned "Risk Factors" in the applicable prospectus supplement in deciding whether to purchase securities of any class.

YOU MUST RELY FOR REPAYMENT ONLY
UPON PAYMENTS FROM THE TRUST'S
ASSETS WHICH MAY NOT BE SUFFICIENT
TO MAKE FULL PAYMENTS ON YOUR
SECURITIES.                         The securities represent interests solely in
                                    the trust or indebtedness of the trust and will not be insured or guaranteed by BMW
                                    Financial Services NA, LLC (the servicer),
                                    BMW FS Securities LLC (the depositor), or any of their respective affiliates, or the related trustee or any other person or entity other than the trust. The only source of payment on your securities are payments received on the receivables and, if and to the extent available, any credit or cash flow enhancement for the trust, including amounts on deposit in the Reserve Account, if any, established for that trust. If the available credit enhancement is exhausted, your securities will be paid solely from current distributions on the receivables. In limited circumstances, the trust will also have access to the funds in the yield supplement account or have the benefit of over-collateralization to provide limited protection against low-interest receivables.

                                    We refer you to "Description of the Transfer and Servicing Agreements--Yield Supplement Account" in this prospectus.

YOU MAY EXPERIENCE REDUCED RETURNS
ON YOUR INVESTMENT RESULTING FROM
PREPAYMENTS OR REPURCHASES OF
RECEIVABLES OR EARLY TERMINATION OF
THE TRUST.                          You may receive payment of principal on your
                                    securities earlier than you expected for the reasons set forth below. As a result, you may not be able to reinvest the principal paid to you earlier than you expected at a rate of return that is equal to or greater than the rate of return on your securities.
                                    Prepayments on the receivables by the
                                    related obligors and purchases of the
                                    receivables by the seller and the servicer will shorten the lives of the securities to an extent that cannot be fully predicted.

                                    In addition, a trust may contain a feature known as a prefunding account from which specified funds will be used to purchase additional receivables after the date the securities are issued. To the extent all of those funds are not used by the end of the specified period to purchase new receivables, those funds will be used to make payments on the securities. In that event, you would receive payments on your securities earlier than expected. Also, the seller will be required to repurchase receivables from the trust if there is a breach of a representation or warranty relating to those receivables that materially adversely affects those receivables. Unless otherwise set forth in the related prospectus supplement, BMW Financial Services NA, LLC, as servicer, will also be required to purchase receivables from the trust if it breaches its servicing obligations with respect to those receivables. The servicer shall be permitted to purchase all remaining receivables from the trust when the outstanding aggregate principal balance of the receivables is 10% or less of the initial aggregate principal balance of the receivables as of the related cutoff date.

                                    Further, the receivables included in the trust may be prepaid, in full or in part, voluntarily or as a result of defaults, theft of or damage to the related vehicles or for other reasons. The rate of prepayments on the receivables may be influenced by a variety of economic, social and other factors in addition to those described above. The servicer has limited historical experience with respect to prepayments on receivables. In addition, the servicer is not aware of publicly available industry statistics that detail the prepayment experience for contracts similar to the receivables. For these reasons, the servicer cannot predict the actual prepayment rates for the receivables. You will bear all reinvestment risk resulting from prepayments on the receivables and the corresponding acceleration of payments on the securities.

                                    The final payment of each class of
                                    securities is expected to occur prior to its scheduled final payment date because of the prepayment and purchase considerations described above. If sufficient funds are not available to pay any class of notes in full on its final scheduled payment date, an event of default will occur and final payment of that class of notes may occur later than that date.

INTERESTS OF OTHER PERSONS IN THE
RECEIVABLES AND FINANCED VEHICLES
COULD BE SUPERIOR TO THE TRUST'S
INTEREST, WHICH MAY RESULT IN
REDUCED PAYMENTS ON YOUR
SECURITIES.                         Another person could acquire an interest in
                                    a receivable that is superior to the trust's interest in that receivable because the receivables will not be segregated or marked as belonging to the trust. The seller will cause financing statements to be filed with the appropriate governmental authorities to perfect the trust's interest in the receivables. However, the servicer will continue to hold the receivables. If another party purchases, or takes a security interest in, one or more receivables for new value in the ordinary course of business and obtains possession of those receivables without actual knowledge of the trust's interest because of the failure to segregate or mark those receivables, the new purchaser, or secured party, will acquire an interest in those receivables superior to the interest of the trust.

                                    Another person could acquire an interest in a vehicle financed by a receivable that is superior to the trust's interest in the vehicle because of the failure to identify the trust as the secured party on the related certificate of title. While BMW Financial Services NA, LLC will assign its security interest in the financed vehicles to the depositor, and the depositor will assign to the trust its security interests in the financed vehicles, the servicer will continue to hold the certificates as custodian of title or ownership for the vehicles, However, for administrative reasons, the servicer will not endorse or otherwise amend the certificates of title or ownership to identify the trust as the new secured party. Because the trust will not be identified as the secured party on any certificates of title or ownership, the security interest of the trust in the vehicles may be defeated through fraud, forgery, negligence or error and as a result the trust may not have a perfected security interest in the financed vehicles in every state.

                                    The possibility that the trust may not have a perfected security interest in the financed vehicles may affect the trust's ability to repossess and sell the financed vehicles or may limit the amount realized to less than the amount due by the related obligors. Therefore, you may be subject to delays in payment and may incur losses on your investment in the securities as a result of defaults or delinquencies by obligors and because of depreciation in the value of the related financed vehicles. We refer you to "Certain Legal Aspects of the Receivables--Security Interests" in this prospectus.

RECEIVABLES THAT FAIL TO COMPLY WITH
CONSUMER PROTECTION LAWS MAY BE
UNENFORCEABLE, WHICH MAY RESULT IN
LOSSES ON YOUR INVESTMENT.          Many federal and state consumer protection
                                    laws regulate consumer contracts, including the receivables. If any of the receivables does not comply with one or more of these laws, the servicer may be prevented from or delayed in collecting amounts due on the receivable. If that happens, payments on the securities could be delayed or reduced. Each of BMW FS Securities LLC and BMW Financial
                                    Services NA, LLC will make representations and warranties relating to the receivables' compliance with law and the trust's ability to enforce the contracts. If BMW FS
                                    Securities LLC or BMW Financial Services NA,
                                    LLC breaches any of these representations or warranties, the trust's sole remedy will be to require BMW FS Securities LLC to repurchase the affected receivables. We refer you to "Certain Legal Aspects of the Receivables--Consumer Protection Laws" in this prospectus.

THE BANKRUPTCY OF BMW FINANCIAL
SERVICES NA, LLC (SERVICER) OR BMW
FS SECURITIES LLC (DEPOSITOR) COULD
RESULT IN LOSSES OR DELAYS IN
PAYMENTS ON YOUR SECURITIES.        If either BMW Financial Services NA, LLC,
                                    the servicer, or BMW FS Securities LLC, the depositor, become subject to bankruptcy proceedings, you could experience losses or delays in the payments on your securities.
                                    BMW Financial Services NA, LLC will sell the receivables to BMW FS Securities LLC, and
                                    BMW FS Securities LLC will in turn transfer the receivables to the trust. However, if BMW Financial Services NA, LLC or BMW FS
                                    Securities LLC becomes subject to a
                                    bankruptcy proceeding, the court in the
                                    bankruptcy proceeding could conclude that
                                    BMW Financial Services NA, LLC or BMW FS
                                    Securities LLC still owns the receivables by concluding that the sale to the seller or the trust was not a "true sale" or, in the case of a bankruptcy of BMW Financial
                                    Services NA, LLC, that the depositor should be consolidated with BMW Financial Services
                                    NA, LLC for bankruptcy purposes. If a court were to reach this conclusion, you could experience losses or delays in payments on your securities as a result of, among other things:

                                    (1)      the "automatic stay," which
                                             prevents secured creditors from
                                             exercising remedies against a
                                             debtor in bankruptcy without
                                             permission from the court and
                                             provisions of the U.S. Bankruptcy
                                             Code that permit substitution for
                                             collateral in limited
                                             circumstances;

                                    (2)      tax or government liens on BMW
                                             Financial Services NA, LLC's or BMW
                                             FS Securities LLC's property (that
                                             arose prior to the transfer of a
                                             receivable to the trust) having a
                                             prior claim on collections before
                                             the collections are used to make
                                             payments on your securities; and

                                    (3)      the trust not having a perfected
                                             security interest in either one or
                                             more of the financed vehicles
                                             securing the receivables or any
                                             cash collections held by BMW
                                             Financial Services NA, LLC at the
                                             time BMW Financial Services NA, LLC
                                             becomes the subject of a bankruptcy
                                             proceeding.

                                    The depositor will take steps in structuring each transaction described in this prospectus and the applicable prospectus supplement to minimize the risk that a court would consolidate the depositor with BMW Financial Services NA, LLC for bankruptcy purposes or conclude that the sale of receivables to the seller was not a "true sale." We refer you to "Certain Legal Aspects of the Receivables--Certain Bankruptcy Considerations" in this prospectus.

PROCEEDS OF THE SALE OF RECEIVABLES
MAY NOT BE SUFFICIENT TO PAY YOUR
SECURITIES IN FULL.                 If so directed by the holders of the
                                    requisite percentage of outstanding notes of a series, following an acceleration of the notes upon an event of default, the indenture trustee will sell the receivables owned by the trust only in limited circumstances. However, there is no assurance that the market value of those receivables will at any time be equal to or greater than the aggregate principal amount of the notes or the sum of the aggregate principal amount of the notes and the aggregate principal balance of the certificates. Therefore, upon an event of default, there can be no assurance that sufficient funds will be available to repay you in full. This deficiency will be exacerbated in the case of any securities where the aggregate principal balance of the securities exceeds the aggregate principal balance of the receivables.

FAILURE TO PAY PRINCIPAL ON YOUR
NOTES WILL NOT CONSTITUTE AN EVENT
OF DEFAULT UNTIL MATURITY.          The amount of principal required to be paid
                                    to the noteholders will generally be limited to amounts available in the collection account (and the Reserve Account or other forms of credit or cash flow enhancement, if any). Therefore, the failure to pay
                                    principal of your notes generally will not result in the occurrence of an event of default until the final scheduled payment date for your notes. We refer you to "The
                                    Notes--The Indenture--Events of Default;
                                    Rights Upon Event of Default" in this
                                    prospectus.

FUNDS HELD BY THE SERVICER THAT ARE
INTENDED TO BE USED TO MAKE PAYMENTS
ON THE SECURITIES MAY BE EXPOSED TO
A RISK OF LOSS.                     The servicer generally may retain all
                                    payments and proceeds collected on the
                                    receivables during each collection period.
                                    The servicer is generally not required to segregate those funds from its own accounts until the funds are deposited in the collection account on each payment date.
                                    Until any collections or proceeds are
                                    deposited into the collection account, the servicer will be able to invest those amounts for its own benefit at its own risk.
                                    The trust and securityholders are not
                                    entitled to any amount earned on the funds held by the servicer. If the servicer does not deposit the funds in the collection account as required on any payment date, the trust may be unable to make the payments owed on your securities.

IF THE TRUST ENTERS INTO A CURRENCY
OR AN INTEREST RATE SWAP, PAYMENTS
ON THE SECURITIES WILL BE DEPENDENT
ON PAYMENTS MADE UNDER THE SWAP
AGREEMENT.                          If the trust enters into a currency swap,
                                    interest rate swap or a combined currency and interest rate swap, its ability to protect itself from shortfalls in cash flow caused by currency or interest rate changes will depend to a large extent on the terms of the swap agreement and whether the swap counterparty performs its obligations under the related swap. If the trust does not receive the payments it expects from the swap, the trust may not have adequate funds to make all payments to securityholders when due, if ever.

TERMINATION OF A SWAP AGREEMENT AND
THE INABILITY TO LOCATE A
REPLACEMENT SWAP COUNTERPARTY MAY
CAUSE TERMINATION OF THE TRUST.     A swap agreement may be terminated if
                                    particular events occur. Most of these
                                    events are generally beyond the control of the trust or the swap counterparty. If an event of default under a swap agreement occurs and the trustee is not able to assign the swap agreement to another party, obtain a swap agreement on substantially the same terms or is unable to establish any other arrangement satisfactory to the rating agencies, the trustee may terminate the swap agreement. In addition, the trust may terminate and the trustee would then sell the assets of the trust. It is impossible to predict how long it would take to sell the assets of the trust. Some of the possible adverse consequences of a sale of the assets of the trust are:

                                    1.       the proceeds from the sale of
                                             assets under those circumstances
                                             may not be sufficient to pay all
                                             amounts owed to you;

                                    2.       amounts available to pay you will
                                             be further reduced if the trust is
                                             required to make a termination
                                             payment to the swap counterparty;

                                    3.       termination of the swap agreement
                                             may expose the trust to currency or
                                             interest rate risk, further
                                             reducing amounts available to pay
                                             you;

                                    4.       the sale may result in payments to
                                             you significantly earlier than
                                             expected; and

                                    5.       a significant delay in arranging a
                                             sale of the trust's assets could
                                             result in a delay in principal
                                             payments; this would, in turn,
                                             increase the weighted average lives
                                             of the securities and could reduce
                                             the return on your securities.

                                    Additional information about termination of the trust and sale of the trust's assets, including a description of how the proceeds of a sale would be distributed will be included in the applicable prospectus supplement. Any swap agreement involves risk. A trust will be exposed to this risk should it use this mechanism. For this reason, only investors capable of understanding these risks should invest in the securities. You are strongly urged to consult with your financial advisors before deciding to invest in the securities if a swap is involved.

THE RATING OF A THIRD PARTY CREDIT
ENHANCEMENT PROVIDER MAY AFFECT THE
RATINGS OF THE SECURITIES.          If a trust enters into any third party
                                    credit enhancement arrangement, the rating agencies that rate the trust's securities will consider the provisions of arrangement and the rating of any third party credit enhancement provided. If a rating agency downgrades the debt rating of any third party credit provider, it is also likely to downgrade the rating of the securities. Any downgrade in the rating of the securities could have severe adverse consequences on their liquidity or market value.

THE CALCULATIONS FOR THE PAYMENTS OF
PRINCIPAL OR INTEREST MAY BE BASED
ON AN INDEX WHICH MAY RESULT IN
PAYMENTS TO YOU OF LESS PRINCIPAL OR
INTEREST THAN A NON-INDEXED
SECURITY.                           The calculation of interest or principal on
                                    a series of securities may be based on a currency, commodity, interest rate or other index. In this situation, the amount of principal or interest payable on the securities may be less than that payable on a conventional debt security issued at the same time, including the possibility that no interest or principal will be paid. In addition, if the formula for calculating the payments on the securities includes a feature that multiplies the effect of any change in the index, changes to the index could result in even greater changes in the value of the securities or the payments to be made on the securities.

                                    You may not be able to easily trade these types of securities after you purchase them. This is referred to as a "secondary market." It cannot be predicted whether there will be a secondary market for these types of securities or if one develops, how liquid it would be. The secondary market for these types of securities will be affected by a number of factors that are not dependent on the performance of the trust and its assets. These factors include the complexity and volatility of any index, the method of calculating the principal and interest payments on the securities, the time remaining to the maturity of the securities, the outstanding amount of the securities and market interest rates. The value of any index will depend on a number of interrelated factors which cannot be controlled by the trust, including economic, financial and political events. For these reasons, you may not be able to readily sell your securities or receive the price you expected for their sale.

                                    In recent years, many indices have been
                                    highly volatile, and the volatility may
                                    continue in the future. You should review carefully the historical experience of any index to which a series of securities is pegged, but should not take that historical experience as a predictor of future performance of the index during the term of any security. The credit ratings assigned to the securities do not reflect the potential impact of the factors discussed above, or what the impact may be on your securities' market value at any time. For this reason, only investors capable of understanding the risks involved should invest in indexed securities. In addition, investors whose investment activities are restricted by law or subject to regulation may not be able to purchase these types of securities. Investors are responsible for determining whether they may purchase indexed securities. You are strongly urged to consult with your financial advisors before deciding to invest in indexed securities.

YOU MAY HAVE DIFFICULTY SELLING YOUR
SECURITIES AND/ OR OBTAINING YOUR
DESIRED PRICE DUE TO THE ABSENCE OF
A SECONDARY MARKET.                 The securities are not expected to be listed
                                    on any securities exchange. Therefore, in order to sell your securities, you must first locate a willing purchaser. In addition, currently, no secondary market exists for the securities. We cannot assure you that a secondary market will develop.
                                    The underwriters of any series of securities may make a secondary market for the securities by offering to buy the securities from investors that wish to sell. However, any underwriters agreeing to do so will not be obligated to offer to buy the securities and they may stop making offers at any time.

BECAUSE THE SECURITIES ARE IN
BOOK-ENTRY FORM, YOUR RIGHTS CAN
ONLY BE EXERCISED INDIRECTLY.       Because the securities will be issued in
                                    book-entry form, you will be required to hold your interest in the securities through The Depository Trust Company in the United
                                    States, or Clearstream Banking, societe
                                    anonyme, or the Euroclear System in Europe.
                                    Transfers of interests in the securities within DTC, Clearstream, Luxembourg or
                                    Euroclear must be made in accordance with the usual rules and operating procedures of those systems. So long as the securities are in book-entry form, you will not be entitled to receive a physical note or certificate representing your interest. The securities will remain in book-entry form except in the limited circumstances described under the caption "Certain Information Regarding the
                                    Securities--Book-Entry Registration." Unless and until the securities cease to be held in book-entry form, the trustee will not recognize you as a "Securityholder," as that term is used in the trust agreement or indenture. As a result, you will only be able to exercise the rights of securityholders indirectly through The
                                    Depository Trust Company (if in the United
                                    States) and its participating organizations, or Clearstream, Luxembourg and Euroclear (in
                                    Europe) and their participating
                                    organizations. Holding the securities in book-entry form could also limit your ability to pledge your securities to persons or entities that do not participate in The
                                    Depository Trust Company, Clearstream,
                                    Luxembourg or Euroclear and to take other actions that require a physical note or certificate representing the securities.
                                    Interest and principal on the securities will be paid by the trust to The Depository
                                    Trust Company as the record holder of the securities while they are held in book-entry form. The Depository Trust Company will credit payments received from the trust to the accounts of its participants which, in turn, will credit those amounts to securityholders either directly or indirectly through indirect participants.
                                    This process may delay your receipt of
                                    principal and interest payments from the trust.

POSSIBLE PREPAYMENT DUE TO INABILITY
TO ACQUIRE SUBSEQUENT RECEIVABLES.  If so disclosed in the applicable prospectus supplement, a trust may agree to buy
                                    additional receivables from the depositor after the closing date. The number of receivables that the depositor has to sell depends on its ability to acquire additional receivables which, in turn, is affected by, among other things, the number of financed vehicles sold. The number of financed vehicles sold is affected by a variety of factors, including interest rates, unemployment levels, the rate of inflation and consumer perception of economic conditions generally. If the full amount deposited on the closing date for the purpose of purchasing additional receivables from the depositor cannot be used for that purpose during the specified period, all remaining monies will be applied as a mandatory prepayment of a designated class or classes of securities. We refer you to "Description of the Transfer and Servicing Agreements--Credit and Cash Flow Enhancement-- Pre-funding feature."

                             FORMATION OF THE TRUSTS

           BMW FS Securities LLC (the "Depositor") will establish each trust (each, a "Trust") pursuant to a Trust Agreement (as amended and supplemented from time to time, the "Trust Agreement") or a Pooling and Servicing Agreement (as amended from time to time, the "Pooling and Servicing Agreement"), as applicable.

           The terms of each series of notes or certificates issued by each Trust and additional information concerning the assets of each Trust and any applicable credit or cash flow enhancement will be set forth in a supplement to this prospectus (a "prospectus supplement"). The notes and certificates are collectively referred to in this prospectus as the "Securities."

                             PROPERTY OF THE TRUSTS

           The property of each Trust will consist of a pool (each, a "Receivables Pool") of retail installment sale contracts originated on or after the date indicated in the applicable prospectus supplement between dealers in BMW Products and MINI Products ("Centers") or other dealers and retail purchasers (the "Obligors") and/or promissory notes executed by Obligors made payable to BMW Bank of North America ("BMW Bank"). These contracts are referred to as the "Receivables" and evidence the direct or indirect financing made available by BMW Financial Services NA, LLC ("BMW FS") and BMW Bank to the Obligors. The Receivables will be secured by new or used motor vehicles (which term for purposes of this prospectus includes motorcycles) (the "Financed Vehicles") and all principal and interest payments made on or after the applicable cutoff date (each, a "Cutoff Date") and other property, all as specified in the applicable prospectus supplement. "New" vehicles may include "demonstration" vehicles, which are not titled in some states and may be classified as new vehicles in those states.

           Unless otherwise disclosed in the applicable prospectus supplement, the Receivables will be originated by Centers in accordance with BMW FS' requirements under agreements with Centers governing the assignment of the Receivables to BMW FS or BMW Bank, as applicable (the "Dealer Agreements"). BMW FS or BMW Bank, as applicable, will purchase the Receivables of each Receivables Pool in the ordinary course of business pursuant to the Dealer Agreements. In some cases, BMW FS will acquire the Receivables from other persons, including BMW Bank.

           On or before the date of the initial issuance of any series of Securities (each, a "Closing Date"), BMW FS or BMW Bank will sell the Receivables comprising the related Receivables Pool to the Depositor, and the Depositor will sell those Receivables to the Trust pursuant to, if the Trust is to be treated other than as a grantor trust for federal income tax purposes, the related Sale and Servicing Agreement among the Depositor, the Servicer and the Trust (as amended and supplemented from time to time, the "Sale and Servicing Agreement") or, if the Trust is to be treated as a grantor trust for federal income tax purposes, the related Pooling and Servicing Agreement. BMW FS will service the Receivables.

           In addition to the Receivables, the property of each Trust will also include the following:

           1. amounts that may be held in separate trust accounts established and maintained by the Servicer with the Trustee pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement;

           2. security interests in the Financed Vehicles and any related property;

           3. the rights to proceeds from claims on physical damage, credit life and disability insurance policies covering the Financed Vehicles or the Obligors;

           4. BMW FS' (or BMW Bank's) right to receive payments from Dealers obligated to repurchase Receivables from BMW FS which do not meet specified representations made by the Centers ("Dealer Recourse");

           5. the Depositor's right under, as applicable, the Sale and Servicing Agreement, the Pooling and Servicing Agreement and the Purchase Agreement, if any;

           6. the Depositor's right to realize upon any property, including the right to receive future net liquidation proceeds, that secured a Receivable; and

           7.   all proceeds of the foregoing.

           Various forms of credit and cash flow enhancement may be used to benefit holders of the related Securities, including a Reserve Account. In limited circumstances, a Trust will also have access to the funds in a Yield Supplement Account or have the benefit of over-collateralization to provide limited protection against low-interest receivables.

                                 THE RECEIVABLES

           BMW FS or BMW Bank will purchase or originate the Receivables in the ordinary course of business in accordance with BMW FS' underwriting standards. The Receivables to be held by each Trust will be selected from those motor vehicle retail installment sale contracts and/or promissory notes in BMW FS' or BMW Bank's portfolio that meet several criteria. Apart from the criteria specified herein and in the applicable prospectus supplement, the Depositor will not use selection procedures adverse to Securityholders when selecting the Receivables from qualifying retail installment sale contracts or promissory notes. These criteria provide that each Receivable:

            1. was originated in the United States and the Obligor is not a federal, state or local governmental entity; and

            2. satisfies the other criteria, if any, set forth in the applicable prospectus supplement.

           Each Receivable will provide for the allocation of payments (each, a "Scheduled Payment") according to:

                  o     the simple interest method ("Simple Interest
                        Receivables");

                  o     the "actuarial" method ("Actuarial Receivables"); or

                  o the "sum of periodic balances" or "sum of monthly payments" ("Rule of 78s Receivables" and, together with the Actuarial Receivables, the "Precomputed Receivables").

           Simple Interest Receivables. Payments on Simple Interest Receivables will be applied first to interest accrued through the date immediately preceding the date of payment and then to unpaid principal. Accordingly, if an Obligor pays an installment before its due date, the portion of the payment allocable to interest for the payment period will be less than if the payment had been made on the due date, the portion of the payment applied to reduce the principal balance will be correspondingly greater, and the principal balance will be amortized more rapidly than scheduled. Conversely, if an Obligor pays an installment after its due date, the portion of the payment allocable to interest for the payment period will be greater than if the payment had been made on the due date, the portion of the payment applied to reduce the principal balance will be correspondingly less, and the principal balance will be amortized more slowly than scheduled, in which case a larger portion of the principal balance may be due on the final scheduled payment date. No adjustment to the scheduled monthly payments is made in the event of early or late payments, although in the case of late payments the Obligor may be subject to a late charge.

           Actuarial Receivables. An Actuarial Receivable provides for amortization of the contract over a series of fixed level monthly installments. Each scheduled payment is deemed to consist of an amount of interest equal to 1/12 of the stated annual percentage rate ("APR") of the Receivable multiplied by the scheduled principal balance of the Receivable and an amount of principal equal to the remainder of the Scheduled Payment. No adjustment to the scheduled monthly payments is made in the event of early or late payments, although in the case of late payments the Obligor may be subject to a late charge.

           Rule of 78s Receivables. A Rule of 78s Receivable provides for the payment by the Obligor of a specified total amount of payments, payable in monthly installments on the related due date, which total represents the principal amount financed and finance charges in an amount calculated on the basis of the related APR for the term of that Receivable. The rate at which the amount of finance charges is earned and, correspondingly, the amount of each Scheduled Payment allocated to reduction of the outstanding principal balance of a Rule of 78s Receivable, are calculated in accordance with the Rule of 78s. Under the Rule of 78s, the portion of each payment allocable to interest is higher during the early months of the term of a Rule of 78s Receivable and lower during later months than that under a constant yield method for allocating payments between interest and principal. Notwithstanding the foregoing, all payments received by the Servicer on or in respect of the Rule of 78s Receivables will be allocated pursuant to the related Transfer and Servicing Agreement, as the case may be, on an actuarial basis. No adjustment is made in the event of early or late payments, although in the case of late payments the Obligor may be subject to a late charge.

           In the event of a prepayment in full, either voluntarily or by acceleration, of a Precomputed Receivable, a "rebate" will be made to the Obligor of that portion of the total amount of payments under the Receivable allocable to "unearned" interest charges. In the event of the prepayment in full, either voluntarily or by acceleration, of a Simple Interest Receivable, a "rebate" will not be made to the Obligor, but the Obligor will be required to pay interest only to the date immediately preceding the date of prepayment. The amount of a rebate under a Precomputed Receivable will always be less than or equal to the remaining scheduled payments of interest that would have been due under a Simple Interest Receivable for which all remaining payments were made on schedule. Payments to Securityholders will not be affected by rebates under the Rule of 78s Receivables because pursuant to the related Transfer and Servicing Agreement the payments will be determined using the actuarial method.

           Unless otherwise provided in the related prospectus supplement, each Trust will account for the Rule of 78s Receivables as if those Receivables were Actuarial Receivables. Amounts received upon prepayment in full of a Rule of 78s Receivable in excess of the then outstanding principal balance of the Receivable and accrued interest on the Receivable (calculated pursuant to the actuarial method) will not be paid to the Noteholders or passed through to the Certificateholders of the applicable series but will be deemed to be an excess amount and released to the Seller or otherwise applied as set forth in the related prospectus supplement.

           The Receivables generally will provide for level monthly payments that fully amortize the amount financed over the Receivable's original term to maturity. Additional information with respect to each Receivables Pool will be set forth in the related prospectus supplement, including, to the extent appropriate, the composition, the distribution by APR and by the states of origination, the portion of the Receivables Pool consisting of Actuarial Receivables and the portion of the Receivables Pool secured by new and used vehicles.

                                 USE OF PROCEEDS

           Each Trust will use the net proceeds from the sale of the Securities of a given series to purchase Receivables from the Depositor and to fund any related Reserve Account or other accounts of the Trust. The Depositor will purchase Receivables from BMW FS from the net proceeds it receives from any Trust.

                                   THE TRUSTEE

           The trustee for each Trust (the "Trustee") or the trustee under any Indenture pursuant to which notes are issued (the "Indenture Trustee") will be specified in the applicable prospectus supplement. The Trustee's or the Indenture Trustee's liability in connection with the issuance and sale of the related Securities is limited solely to the express obligations of that Trustee or Indenture Trustee set forth in the related Trust Agreement, Pooling and Servicing Agreement, Sale and Servicing Agreement or Indenture, as applicable. A Trustee or Indenture Trustee may resign at any time, in which event the Servicer, or its successor, will be obligated to appoint a successor Trustee or Indenture Trustee, as applicable. The Administrator of a Trust that is not a grantor trust may also remove a Trustee or Indenture Trustee that becomes insolvent or otherwise ceases to be eligible to continue in that capacity under the related Trust Agreement, Sale and Servicing Agreement or Indenture, as applicable. The Servicer for a Trust that is a grantor trust may remove a Trustee that becomes insolvent or otherwise ceases to be eligible to continue in that capacity under the related Pooling and Servicing Agreement. In those circumstances, the Servicer or, in the case of a series that includes notes, the Administrator, as the case may be, will be obligated to appoint a successor Trustee. Any resignation or removal of a Trustee or Indenture Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor.

                                  THE DEPOSITOR

           BMW FS Securities LLC (the "Depositor"), a wholly owned subsidiary of BMW FS, was formed on February 27, 2001 in the State of Delaware. The principal office of the Depositor is located at 300 Chestnut Ridge Road, Woodcliff Lake, New Jersey 07677 and its telephone number is (201) 307-4000.

           The Depositor was organized primarily for the purpose of acquiring retail installment sale contracts and promissory notes similar to the Receivables and associated rights from BMW FS and BMW Bank, causing the issuance of securities similar to the Securities and engaging in related transactions. The Depositor's limited liability company agreement limits the activities of the Depositor to the foregoing purposes and to any activities related to, incidental to, and necessary, convenient or advisable for those purposes.

                                  THE SERVICER

           BMW Financial Services NA, Inc., the predecessor of BMW Financial Services NA, LLC ("BMW FS"), was incorporated on April 23, 1984 in the State of Delaware and, on May 1, 2000, was converted into a limited liability company organized under the laws of the State of Delaware. BMW FS is a wholly owned subsidiary of BMW of North America, LLC ("BMW NA"). BMW FS provides retail and wholesale financing, retail leasing and other financial services to authorized Centers and their customers throughout the United States. BMW NA is based in Woodcliff Lake, New Jersey and is engaged in the wholesale distribution of BMW Products and MINI Products throughout the United States. BMW NA is an indirect wholly owned subsidiary of BMW AG, a German corporation that is an international manufacturer and distributor of passenger cars, light trucks and motorcycles.

           The national executive headquarters of BMW FS are located at 300 Chestnut Ridge Road, Woodcliff Lake, New Jersey 07677. Its telephone number is
(201) 307-4000. Its Customer Service Center is located at 5515 Parkcenter Circle, Dublin, Ohio 43017.

                            BMW FS' FINANCING PROGRAM

GENERAL

           Each of BMW FS and BMW Bank currently purchases motor vehicle retail installment sale contracts and promissory notes (the "Motor Vehicle Contracts" or "Contracts") directly from authorized Centers and other dealers throughout the United States. The Contracts are originated by Centers and other dealers who regularly sell those Contracts to BMW FS, BMW Bank or other finance sources. BMW FS and BMW Bank purchase Contracts in accordance with its established underwriting procedures, subject to the terms of its agreement (each, a "Dealer Agreement") with each Center or other dealer. In some cases BMW FS may purchase contracts from other originators, such as BMW Bank. Certain Contracts (currently the "lease to loan" program and certain refinancings) are originated directly by BMW Bank rather than acquired from Centers.

           Each Dealer Agreement, among other things, obligates the related Center or other dealer to repurchase any Contract BMW FS or BMW Bank financed for the outstanding principal balance of that Contract, if the Center or other dealer breaches specific representations and warranties as set forth in the Dealer Agreement. The representations and warranties typically relate to the origination of the Contract and the security interest in the related Financed Vehicle and not the creditworthiness of the Obligor under the Contract.

           Each of BMW FS and BMW Bank currently purchases Contracts relating to new and used vehicles manufactured by BMW AG as well as a small percentage of non-BMW used vehicles. BMW FS and BMW Bank apply the same underwriting standards to its purchases of Contracts whether or not the Contract relates to a vehicle manufactured by BMW AG. See "Plan of Distribution". In the case of BMW vehicles, each of BMW FS and BMW Bank in many cases purchases Contracts with APRs that are lower than those it would otherwise require, pursuant to incentive finance programs intended to increase new and used BMW vehicle sales.

           Set forth below is a description of current underwriting and collection policies and practices of BMW FS, which also originates Contracts for BMW Bank. These policies and practices are subject to change from time to time.

UNDERWRITING

           Contracts are originated or purchased by BMW FS in accordance with underwriting procedures that are intended to assess the applicant's ability to pay the amounts due on the contract and the adequacy of the financed vehicle as collateral. BMW FS utilizes predetermined credit score cutoffs and approval authority levels as credit controls.

           BMW FS requires applicants to complete an application form providing various items of financial information, credit and employment history and other personal information. Applications are accepted for new and used vehicles from approved retailers via facsimile, personal delivery or InfoBahn--a BMW intranet system linking Centers and BMW FS. The application is reviewed for completeness. Independent verification of information in the application generally is not required. However, BMW FS will seek verification of some information, including employment, income and/or residence, under some circumstances, such as discovery of a discrepancy between information in the application and information in a credit bureau report.

           A credit buyer reviews each application that is not automatically approved through the use of a system of rules and scorecards. Credit buyers have credit authority levels of "1", "2" or "3" depending on level of experience. The credit buyer's review includes an evaluation of the customer demographics, income, and collateral, review of a credit bureau report on the applicant from an independent credit bureau, use of internet verification tools, and the applicant's credit score based on a credit scoring system or "scorecard" developed for BMW FS. This internal scoring system, which has been in use since 1997, calculates a score based on data in a credit application that based on the past performance of BMW FS' contract portfolio; appear to be indicative of the degree of likelihood that an applicant will make scheduled payments to BMW FS.

           Upon review of the application, the applicant's credit score and credit bureau report, an assessment is made regarding the relative degree of credit risk. The current application system used by BMW FS to process applications provides review/decline indicators to assist the credit buyer in the review of applications. BMW FS' guidelines provide that an applicant's credit score will be highly considered by the credit buyer in determining whether to extend credit. Besides the credit score, BMW FS also considers the applicant's debt to income ratio, the applicant's equity in the financed vehicle and other attributes as part of the decision making process. BMW FS' management sets limits on the approval of applications scoring below the company's minimum scores. In the case of a complete application scoring above a certain level of the scoring system, the application may be subject to an automated credit approval process which does not require review and approval by a credit buyer. Applicants that score below a minimum score established by BMW FS management may not be approved by credit buyers with Level 1 credit authority. These applicants may be approved by a credit buyer with Level 2 or Level 3 credit authority (or in some cases only by the credit team leader or credit manager) based on the presence of certain factors, up to and including a guarantee by the Center. A credit buyer with Level 1 credit authority may not disapprove without management review applicants that score above the specified minimum.

           In commercial transactions, BMW FS requires an individual to guarantee the business' obligations under the Contract, otherwise it will obtain a Dun and Bradstreet report and two years of audited financial statements, bank account statements and credit references.

           BMW FS generally does not provide financing to applicants with previous bankruptcies. However, BMW FS' guidelines do permit financing for these applicants under some circumstances, for example, if the customer has re-established credit for at least 24 months and has had no 30-day delinquencies in that period.

           The amount of a Contract generally will not exceed:

                  o with respect to a new vehicle, 100% of the manufacturer's suggested retail price ("MSRP") for the vehicle, or

                  o with respect to a used vehicle, 105% of the retail price reported for the vehicle that is stated in the most recent edition of the National Automotive Dealers Association Used Car Guide or the Kelly Blue Book,

plus in each case options, dealer-installed accessories, various taxes and fees incurred in connection with the sale and, in some cases, insurance policies, extended service contracts and other items. Team leaders or credit managers may approve Contracts exceeding advance guidelines set forth above on a case by case basis.

           Upon the maturity of a lease financing, the customer has the option to refinance or purchase the financed vehicle from BMW FS. The same underwriting and credit procedures described above apply to any financing offered to these obligors. A portion of the Receivables may be secured by used vehicles that derive from this lease to loan program.

DEALER AGREEMENTS

           Each Center or other dealer that originated Motor Vehicle Contracts sold to BMW FS pursuant to a Dealer Agreement has made representations and warranties with respect to the Motor Vehicle Contracts and the security interest in the related financed vehicles. These representations and warranties typically do not relate to the creditworthiness of the Obligors or the collectibility of the Motor Vehicle Contracts. Upon breach of any representation or warranty made by a Center, BMW FS would have a right of recourse against that Center to require it to repurchase the related Motor Vehicle Contract. Generally, the Dealer Agreements do not provide for recourse against the Center in the event of a default by the Obligor.

SERVICING

           BMW FS measures delinquency by the number of days elapsed from the date a payment is due under the Contract (each, a "Due Date"). BMW FS considers a payment to be past due or delinquent when an Obligor fails to make at least 80% of a scheduled payment by the related Due Date. BMW FS generally begins collection activities with respect to a delinquent Contract through telephone contact. An automated system supports BMW FS' collection activities to monitor delinquencies and to track the contacts with the obligors.

           BMW FS assigns collectors to specific Obligors and attempts to contact the delinquent Obligor by telephone or by letter based on the term of delinquency and the history of the account. Repossession procedures typically begin when a Contract becomes 60 to 90 days delinquent. Repossessions are carried out pursuant to applicable state law and specific procedures adopted by BMW FS.

           BMW FS' deferment policy allows a total of four deferments over the life of the Contract.

           BMW FS' current policy is to generally charge off a Contract on the earlier of:

                  o the date on which the proceeds of sale of the financed vehicle are applied to the Contract balance; and

                  o the month in which the Contract reaches its 150th day of delinquency.

           Any deficiencies remaining after repossession and sale of the related financed vehicle or after full charge-off of the related Contract are pursued by BMW FS to the extent practicable and legally permitted. Obligors are contacted, and when warranted by individual circumstances, repayment schedules are established and monitored until the deficiencies are either paid in full or become impractical to pursue.

PHYSICAL DAMAGE AND LIABILITY INSURANCE

           Each Contract requires the Obligor to obtain physical damage insurance covering loss or damage to the financed vehicle. The Dealer Agreements include a requirement that the Centers provide BMW FS with written evidence that physical damage and liability insurance covers the financed vehicle at least in the amount required by the Contract at the time the Contract is purchased by BMW

FS. The amounts of insurance required by the Contracts are at least equal to the amounts required by applicable state law, subject to customary deductibles. BMW FS does not "force place" insurance.

CERTIFIED PRE-OWNED PROGRAM

           Some of the Receivables may be secured by used BMW vehicles that were sold pursuant to the Certified Pre-Owned BMW Vehicle Program ("CPO"). CPO was established by BMW NA in 1996 to create customer and Center demand for off-lease used BMW vehicles and to enhance the value of off-lease BMW vehicles. To qualify for CPO, a vehicle must pass an inspection conducted by the related Center based on standards set by BMW NA. For CPO vehicles, BMW NA provides a limited warranty for two years or 50,000 miles (whichever comes first) that becomes effective upon the expiration of the original four year/50,000 mile (whichever comes first) new car warranty. Each CPO vehicle also is covered by the BMW Roadside Assistance Program which is identical to that offered on new vehicles. CPO is actively marketed by BMW NA through its sales force and is advertised using both broadcast and print media.

            WHERE CAN YOU FIND MORE INFORMATION ABOUT YOUR SECURITIES

           The Trust--The Trustee will provide to securityholders ("Securityholders") (which shall be Cede & Co. ("Cede") as the nominee of DTC unless Definitive Securities are issued under the limited circumstances described in this prospectus) unaudited monthly and annual reports concerning the Receivables and other specified matters. We refer you to "Description of the Transfer and Servicing Agreements--Statements to Securityholders" and "--Evidence as to Compliance" in this prospectus. Copies of these reports may be obtained at no charge at the offices specified in the applicable prospectus supplement.

           The Depositor--BMW FS Securities LLC, as depositor of the Receivables, has filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933 (the "Securities Act") of which this prospectus forms a part. The registration statement is available for inspection without charge at the public reference facilities maintained at the principal office of the SEC at Judiciary Plaza, 450 Fifth Street, NW., Washington, D.C. 20549, and at the regional offices of the SEC at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 233 Broadway, New York, New York 10279. You may obtain information on the operation of the SEC's public reference rooms by calling the SEC at (800) SEC-0330. You may obtain copies of SEC filings at prescribed rates by writing to the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street, NW., Washington, D.C. 20549. The SEC also maintains a website (http:// www.sec.gov) that contains reports, registration statements, proxy and information statements and other information regarding issuers that file electronically with the SEC.

           Copies of the operative agreements relating to the Securities will also be filed with the SEC.

                   DELINQUENCIES, REPOSSESSIONS AND NET LOSSES

           Information concerning BMW FS' experience pertaining to delinquencies, repossessions and net losses on its portfolio of new and used retail motor vehicle receivables (including receivables previously sold that BMW FS continues to service) will be set forth in each prospectus supplement. There can be no assurance that the delinquency, repossession and net loss experience on any Receivables Pool will be comparable to prior experience or to the information in any prospectus supplement.

                    WEIGHTED AVERAGE LIVES OF THE SECURITIES

           The weighted average lives of the Securities of any series will generally be influenced by the rate at which the principal balances of the related Receivables are paid, which payment may be in the form of scheduled amortization or prepayments. For this purpose, the term "prepayments" includes prepayments in full, partial prepayments (including those related to rebates of extended warranty contract costs and insurance premiums), liquidations due to default as well as receipts of proceeds from physical damage, credit life and disability insurance policies and repurchases or purchases by the Depositor or BMW FS, as the case may be, of particular Receivables for administrative reason or for breaches of representations and warranties. The term "weighted average life" means the average amount of time during which each dollar of principal of a Receivable is outstanding.

           All of the Receivables will be prepayable at any time without penalty to the Obligor. However, partial prepayments on the Precomputed Receivables made by Obligors will not be paid on the Payment Date following the Collection Period in which they were received but will be retained and applied towards payments due in later Collection Periods. If prepayments in full are received on the Precomputed Receivables or if full or partial prepayments are received on the Simple Interest Receivables, the actual weighted average life of the Receivables may be shorter than the scheduled weighted average life of the Receivables. The rate of prepayment of motor vehicle retail installment sale contracts and promissory notes are influenced by a variety of economic, social and other factors, including the fact that an Obligor generally may not sell or transfer the Financed Vehicle securing a Receivable without the consent of the Servicer.

           No prediction can be made as to the rate of prepayment on the Receivables in either stable or changing interest rate environments. BMW FS maintains limited records of the historical prepayment experience of the motor vehicle retail installment sale contracts and promissory notes included in its portfolio. However, no assurance can be given that prepayments on the Receivables will conform to historical experience and no prediction can be made as to the actual prepayment experience on the Receivables. The rate of prepayment on the Receivables may also be influenced by the structure of the related Contract. In addition, under some circumstances, the Depositor or Servicer will be obligated to repurchase Receivables from a given Trust pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement as a result of breaches of particular representations and warranties or covenants. We refer you to "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables" and "--Servicing Procedures." We also refer you to "Description of the Transfer and Servicing Agreements--Termination" regarding the Servicer's option to purchase the Receivables from a given Trust. Any reinvestment risk resulting from the rate of prepayments of the Receivables and the payment of prepayments to Securityholders will be borne entirely by the Securityholders. In addition, early retirement of the Securities may be effected by the exercise of the option of the Servicer, or any successor to the Servicer, to purchase all of the Receivables remaining in the Trust when the Pool Balance is 10% or less of the Pool Balance as of the Cutoff Date (or other level as may be disclosed in the applicable prospectus supplement).

           In addition, pursuant to agreements between BMW FS and the Centers, each Center is obligated to repurchase from BMW FS Contracts which do not meet particular representations and warranties made by that Center (these Center repurchase obligations are referred to in this prospectus as "Dealer Recourse"). These representations and warranties relate primarily to the origination of the retail installment sale contracts and promissory notes, as applicable, and the perfection of the security interests in the related Financed Vehicles, and do not typically relate to the creditworthiness of the related Obligors or the collectibility of the Contracts. Although the Dealer Agreements with respect to the Receivables will not be assigned to the Trustee, the related Sale and Servicing Agreement or Pooling and Servicing Agreement will require that BMW FS deposit any recovery in respect of any Receivable pursuant to any Dealer Recourse in the related Collection Account. The sales by the Centers of retail installment sale contracts to BMW FS do not generally provide for recourse against the Centers for unpaid amounts in the event of a default by an Obligor thereunder, other than in connection with the breach of the foregoing representations and warranties. We refer you to "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables" and "--Servicing Procedures."

           In light of the above considerations, there can be no assurance as to the amount of principal payments to be made on the Securities of a given series on each Payment Date, since the amount of principal payments will depend, in part, on the amount of principal collected on the related Receivables Pool during the applicable Collection Period. No prediction can be made as to the actual prepayment experience on the Receivables, and any reinvestment risks resulting from a faster or slower rate of prepayment of Receivables will be borne entirely by the Securityholders of a given series. We refer you to "Risk Factors-- You may experience reduced returns on your investment resulting from prepayments, repurchases or early termination of the trust" in this prospectus.

           The applicable prospectus supplement may set forth additional information regarding the maturity and prepayment considerations applicable to the particular Receivables Pool and the related series of Securities.

                      POOL FACTORS AND TRADING INFORMATION

           The "Note Pool Factor" for each class of notes will be a seven-digit decimal which the Servicer will compute prior to each payment with respect to that class of notes. The Note Pool Factor represents the remaining outstanding principal amount of that class of notes, as of the close of business on a Payment Date, after giving effect to payments made on such Payment Date, as a fraction of the initial outstanding principal amount of that class of notes. The "Certificate Pool Factor" for each class of certificates will be a seven-digit decimal which the Servicer will compute prior to each payment with respect to that class of certificates indicating the remaining Certificate Balance of that class of certificates, as of the close of business on a Payment Date, after giving effect to payments made on such Payment Date, as a fraction of the Original Certificate Balance of that class of certificates. The "Certificate Balance" for any class of certificates as of any Payment Date will equal the Original Certificate Balance of that class, as reduced by all amounts distributed on or prior to that Payment Date on that class of certificates and allocable to principal. The "Original Certificate Balance" for each class of certificates will be stated in the applicable prospectus supplement.

           Each Note Pool Factor and each Certificate Pool Factor will initially be 1.0000000 and thereafter will decline to reflect reductions in the outstanding principal amount of the applicable class of notes, or the reduction of the Certificate Balance of the applicable class of certificates, as the case may be. A Noteholder's portion of the aggregate outstanding principal amount of the related class of notes is the product of:

                  o     the original denomination of that Noteholder's note; and

                  o     the applicable Note Pool Factor.

           A Certificateholder's portion of the aggregate outstanding Certificate Balance for the related class of certificates is the product of:

                  o the original denomination of that Certificateholder's certificate; and

                  o     the applicable Certificate Pool Factor.

           The Securityholders will receive monthly reports concerning payments received on the Receivables, the Pool Balance, each Certificate Pool Factor or Note Pool Factor, as applicable, and various other items of information.

                                    THE NOTES

GENERAL

           With respect to each Trust that issues notes, one or more classes (each, a "class") of notes of the related series will be issued pursuant to the terms of an indenture (the "Indenture"). A form of the Indenture has been filed as an exhibit to the registration statement of which this prospectus is a part. The following summary describes the material terms of the Notes and the Indenture. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the notes and the Indenture.

           Each class of notes will initially be represented by one or more notes, in each case registered in the name of the nominee of DTC, except as set forth below. Notes will be available for purchase in the denominations specified in the applicable prospectus supplement in book-entry form only. The Depositor has been informed by DTC that DTC's nominee will be Cede, unless another nominee is specified in the applicable prospectus supplement. Accordingly, that nominee is expected to be the holder of record of the notes (a "Noteholder") of each class. No Noteholder will be entitled to receive a physical certificate representing a note until Definitive Notes are issued under the limited circumstances described in this prospectus or in the applicable prospectus supplement. All references in this prospectus and in the applicable prospectus supplement to actions by Noteholders refer to actions taken by DTC upon instructions from its participating organizations (the "DTC Participants") and all references in this prospectus and in the applicable prospectus supplement to payments, notices, reports and statements to Noteholders refer to payments, notices, reports and statements to DTC or its nominee, as the registered holder of the notes, for distribution to Noteholders in accordance with DTC's procedures. We refer you to "Certain Information Regarding the Securities--Book-Entry Registration" and "--Definitive Securities."

PRINCIPAL AND INTEREST ON THE NOTES

           The applicable prospectus supplement will describe the timing and priority of payment, seniority, allocations of losses, interest rate (the "Interest Rate") and amount of or method of determining payments of principal and interest on each class of notes of a given series. The rights of holders of any class of notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of notes of that series. Payments of interest on a class of notes will generally be made prior to payments of principal on the class. A series may include one or more classes of notes (the "Strip Notes") entitled to either principal payments with disproportionate, nominal or no interest payments or interest payments with disproportionate, nominal or no principal payments. Each class of notes may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate (and which may be zero for some classes of Strip Notes), or any combination of the foregoing. The applicable prospectus supplement will specify the Interest Rate for each class of notes of a given series or the method for determining the Interest Rate. We refer you to "Certain Information Regarding the Securities--Fixed Rate Securities" and "--Floating Rate Securities." One or more classes of notes of a series may be redeemable in whole or in part, including as a result of the Servicer exercising its option to purchase the related Receivables Pool or other early termination of the related trust.

           One or more classes of notes of a given series may have fixed principal payment schedules, in the manner and to the extent set forth in the applicable prospectus supplement. Noteholders of those notes would be entitled to receive as payments of principal on any given Payment Date the amounts set forth on that schedule with respect to those notes.

           To the extent provided in the related prospectus supplement, payments of interest to Noteholders of two or more classes within a series may have the same priority. Under some circumstances, on any Payment Date the amount available for those payments could be less than the amount of interest payable on the notes. If this is the case, each class of Noteholders will receive its ratable share (based upon the aggregate amount of interest due to that class of Noteholders) of the aggregate amount of interest available for payment on the notes. We refer you to "Description of the Transfer and Servicing Agreements--Distributions on the Securities" and "--Credit and Cash Flow Enhancement."

           If a series of notes includes two or more classes of notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions, of each of those classes will be set forth in the applicable prospectus supplement. Payments of principal and interest within any class of notes will be made on a pro rata basis among all the Noteholders of that class.

THE INDENTURE

           Modification of Indenture. If a Trust has issued notes pursuant to an Indenture, the Trust and the Indenture Trustee may, with the consent of the holders of a majority of the outstanding notes of the related series (or relevant class or classes of notes of the series), execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the related Indenture, or modify (except as provided below) in any manner the rights of the related Noteholders.

           Without the consent of the holder of each outstanding affected note, no supplemental indenture will:

            1.    change:

                  o the due date of any installment of principal of or interest on that note or reduce the principal amount of that note;

                  o the Interest Rate for that note or the redemption price for that note;

                  o provisions of the Indenture relating to the application of collections on, or proceeds of a sale of, the trust estate to payments of principal and interest on the note; or

                  o any place of payment where or the coin or currency in which that note or any interest on that note is payable;

            2. impair the right to institute suit for the enforcement of specified provisions of the related Indenture regarding payment;

            3. reduce the percentage of the aggregate amount of the outstanding notes of a series of notes, the consent of the holders of which is required for any supplemental indenture or any waiver of compliance with specified provisions of the related Indenture or of specified defaults and their consequences as provided for in that Indenture;

            4. modify or alter the provisions of the related Indenture regarding the voting of notes held by the applicable Trust, any other obligor on those notes, the Depositor or an affiliate of any of them;

            5. reduce the percentage of the aggregate outstanding amount of notes, the consent of the holders of which is required to direct the related Indenture Trustee to sell or liquidate the Receivables if the proceeds of that sale would be insufficient to pay the principal amount of and accrued but unpaid interest on the outstanding notes of that series;

            6. reduce the percentage of the aggregate principal amount of notes required to amend the sections of the related Indenture that specify the applicable percentages of aggregate principal amount of the notes of a series necessary to amend the Indenture or other specified agreements; or

            7. permit the creation of any lien ranking prior to or on a parity with the lien of the related Indenture with respect to any of the collateral for that note or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of that Indenture on any of the collateral or deprive the holder of any note of the security afforded by the lien of the Indenture.

           The Trust and the applicable Indenture Trustee may also enter into supplemental indentures, without obtaining the consent of the Noteholders of the related series, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the related Indenture or of modifying in any manner the rights of those Noteholders; provided that that action will not adversely affect in any material respect the interest of any of those Noteholders.

           Events of Default; Rights Upon Event of Default. With respect to the notes of a given series in the related prospectus supplement, "Events of Default" under the related Indenture will consist of the occurrence and continuation of any of the following:

            1. a default for five days or more in the payment of any interest on any of the notes of the class or classes specified in the prospectus supplement when the same becomes due and payable;

            2. a default in the payment of the principal of or any installment of the principal of any of the notes when the same becomes due and payable;

            3. a default in the observance or performance in any material respect of any covenant or agreement of the applicable Trust made in the related Indenture and the continuation of the default for a period of 30 days after written notice is given to that Trust by the applicable Indenture Trustee or to that Trust and the applicable indenture Trustee by the holders of at least 25% in principal amount of the most senior notes then outstanding (or relevant class or classes of notes);

            4. any representation or warranty made by the applicable Trust in the related Indenture or in any certificate delivered pursuant to the related Indenture or in connection therewith having been incorrect in a material respect as of the time made, and the breach not having been cured within 30 days after written notice is given to that Trust by the applicable Indenture Trustee or to that Trust and the applicable Indenture Trustee by the holders of at least 25% in principal amount of the most senior notes then outstanding (or relevant class or classes of notes);

            5. particular events of bankruptcy, insolvency, receivership or liquidation of the applicable Trust; or

            6. other events, if any, set forth in the related prospectus supplement.

           However, the amount of principal required to be paid to Noteholders of an affected series under the related Indenture will generally be limited to amounts available to be deposited in the Collection Account. Therefore, the failure to pay any principal on any class of notes generally will not result in the occurrence of an Event of Default until the final scheduled Payment Date for that class of notes. The failure to pay interest to holders of a subordinated class of notes on a particular Payment Date will generally not constitute an Event of Default. In addition, as described below, following the occurrence of an Event of Default and acceleration of the maturity of the notes, the Indenture Trustee is not required to sell the assets of the Trust, and the Indenture Trustee may sell the assets of the Trust only after meeting requirements specified in the Indenture. Under those circumstances, even if the maturity of the notes has been accelerated, there may not be any funds to pay the principal owed on the notes.

           If an Event of Default should occur and be continuing with respect to the notes of any series, the related Indenture Trustee or holders of a majority in principal amount of the most senior notes then outstanding (or relevant class or classes of notes) may declare the notes to be immediately due and payable. This declaration may, under specified circumstances, be rescinded by the holders of a majority in principal amount of the most senior notes then outstanding (or relevant class or classes of notes).

           If the notes of any series are due and payable following an Event of Default on those notes, the related Indenture Trustee may:

                  o institute proceedings to collect amounts due or foreclose on Trust property;

                  o     exercise remedies as a secured party;

                  o     sell the assets of the related trust; or

                  o elect to have the applicable Trust maintain possession of those Receivables and continue to apply collections on those Receivables as if there had been no declaration of acceleration.

           Unless otherwise specified in the applicable prospectus supplement, however, the Indenture Trustee is prohibited from selling the assets of the related trust following an Event of Default (other than a default in the payment of any principal on any note of a particular series or a default for five days or more in the payment of any interest on the most senior notes of a particular series), unless:

                  o the holders of the notes of the related series then outstanding (or relevant class or classes of notes) consent to the sale; or

                  o the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on all outstanding notes of the related series at the date of the sale; or

                  o the Indenture Trustee determines that the proceeds from the sale of the Trust Estate will not be sufficient on an ongoing basis to make all payments on the outstanding notes of the related series as those payments would have become due if the obligations had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of 66?% of the aggregate outstanding amount of the most senior notes then of the related series outstanding (or relevant class or classes of notes).

           Subject to the provisions of the applicable Indenture relating to the duties of the related Indenture Trustee, if an Event of Default occurs and is continuing with respect to a series of notes, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the notes, if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with the request. Subject to the provisions for indemnification and other limitations contained in the related Indenture, the holders of a majority of the aggregate principal amount of the most senior notes of the related series then outstanding (or relevant class or classes of notes of the series) will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the applicable Indenture Trustee, and the holders of at least 51% of the aggregate principal amount of the most senior notes of the related series then outstanding (or relevant class or classes of notes) may, in some cases, waive a default, except a default in the deposit of collections or other required amounts, any required payment from amounts held in any trust account in respect of amounts due on the notes, payment of principal or interest or a default in respect of a covenant or provision of the Indenture which cannot be modified without the waiver or consent of all the holders of the outstanding notes of the related series.

           Any Notes owned by the Depositor, the Servicer or any of their affiliates will be entitled to equal and proportionate benefits under the Transfer and Servicing Agreements, except that such Notes while unpledged will not be considered to be outstanding for the purpose of determining whether the requisite percentage of Noteholders have given any request, demand, authorization, direction, notice, consent or other action under the Indenture.

           Unless otherwise specified in the related prospectus supplement, no holder of a note of any series will have the right to institute any proceeding with respect to the related Indenture, unless:

            1. the holder of a note or notes previously has given to the applicable Indenture Trustee written notice of a continuing Event of Default;

            2. the Event of Default arises from the Servicer's failure to remit payments when due or the holders of not less than 25% of the aggregate principal amount of the most senior notes of the related series then outstanding (or relevant class or classes of notes) have requested in writing that the Indenture Trustee institute the proceeding in its own name as Indenture Trustee;

            3. the holder or holders of notes have offered the Indenture Trustee reasonable indemnity;

            4. the Indenture Trustee has for 60 days failed to institute a proceeding; and

            5. no direction inconsistent with such written request has been given to the Indenture Trustee during such 60 day period by the holders of a majority of the aggregate principal amount of the most senior notes of the related series then outstanding (or relevant class or classes of notes).

           In addition, each Indenture Trustee and the related Noteholders, by accepting the related notes, will covenant that they will not at any time institute against the applicable Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

           With respect to any Trust, neither the related Indenture Trustee nor the related Trustee in its individual capacity, nor any holder of a certificate representing an ownership interest in that Trust nor any of their respective owners, beneficiaries, agents, officers, directors, employees, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the related notes or for the agreements of that Trust contained in the applicable Indenture.

           Particular Covenants. Each Indenture will provide that the related Trust may not consolidate with or merge into any other entity, unless, among other things,

            1. the entity formed by or surviving the consolidation or merger is organized under the laws of the United States or any state;

            2. that entity expressly assumes the Trust's obligation to make due and punctual payments upon the notes of the related series and the performance or observance of every agreement and covenant of the Trust under the Indenture;

            3. no Event of Default shall have occurred and be continuing immediately after the merger or consolidation;

            4. each rating agency delivers a letter to the Indenture Trustee to the effect that the consideration or merger will not result in a qualification, reduction or withdrawal of its then current rating on any class of notes;

            5. that Trust has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the Trust or to any related Noteholder or Certificateholder;

            6. the parties take any action necessary to maintain the lien and security interest created by the Indenture; and

            7. the Indenture Trustee has received an officer's certificate and an opinion of counsel stating that the consolidation or merger comply with the terms of the Indenture and all conditions precedent provided in the Indenture have been complied with.

           Each Trust will not, so long as any Notes are outstanding, among other things,

                  o except as expressly permitted by the applicable Indenture, the applicable Transfer and Servicing Agreements or other specified documents with respect to that Trust (collectively, the "Related Documents"), sell, transfer, exchange or otherwise dispose of any of the assets of the Trust unless directed to do so by the Indenture Trustee;

                  o claim any credit on or make any deduction from the principal of and interest payable on the notes of the related series (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of those notes because of the payment of taxes levied or assessed upon the Trust;

                  o except as expressly permitted by the Related Documents, dissolve or liquidate in whole or in part;

                  o permit the validity or effectiveness of the related Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the notes under the Indenture except as may be expressly permitted by the Indenture;

                  o permit any lien or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the Trust or any part of the Trust, or any interest in the assets of the Trust or the proceeds of those assets; or

                  o assume or incur any indebtedness other than the related notes or as expressly permitted by the related Indenture or the Related Documents.

           No Trust may engage in any activity other than as specified in this prospectus or in the applicable prospectus supplement.

           Annual Compliance Statement. Each Trust will be required to file annually with the related Indenture Trustee a written statement as to the fulfillment of its obligations under the related Indenture.

           Indenture Trustee's Annual Report. The Indenture Trustee for each Trust will be required to mail each year to all related Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of specified indebtedness owing by the Trust to the applicable Indenture Trustee in its individual capacity. The property and funds physically held by the Indenture Trustee and any action taken by it that materially affects the related notes and that has not been previously reported.

           Satisfaction and Discharge of Indenture. An Indenture will be discharged with respect to the collateral securing the related notes upon the delivery to the related Indenture Trustee for cancellation of all of those notes or, with specified limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all the notes.

                                THE CERTIFICATES

GENERAL

           With respect to each Trust that issues certificates, one or more classes (each, a "class") of certificates of the related series will be issued pursuant to the terms of a Trust Agreement or a Pooling and Servicing Agreement, a form of each of which has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. The following summary describes the material terms of the certificates and the Trust Agreement or the Pooling and Servicing Agreement, as applicable. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the certificates and the Trust Agreement or Pooling and Servicing Agreement, as applicable.

           Except for the certificates, if any, of a given series purchased by the Depositor, each class of certificates will initially be represented by one or more certificates registered in the name of the nominee for DTC, except as set forth below. Except for the certificates, if any, of a given series purchased by the Depositor, the certificates will be available for purchase in the denominations specified in the applicable prospectus supplement in book-entry form only. The Depositor has been informed by DTC that DTC's nominee will be Cede, unless another nominee is specified in the applicable prospectus supplement. Accordingly, that nominee is expected to be the holder of record of the certificates (a "Certificateholder") of any series that are not purchased by the Depositor. No Certificateholder (other than a Trust) will be entitled to receive a physical certificate representing a certificate until Definitive Certificates are issued under the limited circumstances described in this prospectus or in the applicable prospectus supplement. All references in this prospectus and in the applicable prospectus supplement to actions by Certificateholders refer to actions taken by DTC upon instructions from DTC Participants and all references in this prospectus and in the applicable prospectus supplement to distributions, notices, reports and statements to Certificateholders refer to distributions, notices, reports and statements given, made or sent to DTC or its nominee, as the case may be, as the registered holder of the certificates, for distribution to Certificateholders in accordance with DTC's procedures with respect to the certificates. We refer you to "Certain Information Regarding the Securities--Book-Entry Registration" and "--Definitive Securities." Any certificates of a given series owned by the Depositor or its affiliates will be entitled to equal and proportionate benefits under the applicable Trust Agreement, except that those certificates will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of Certificateholders have given any request, demand, authorization, direction, notice, consent or other action under the Related Documents (other than the commencement by the related Trust of a voluntary proceeding in bankruptcy as described under "Description of the Transfer and Servicing Agreements--Insolvency Event").

PAYMENTS OF PRINCIPAL AND INTEREST

           The timing and priority of payments, seniority, allocations of losses, pass through rate (the "Pass Through Rate") and amount of or method of determining payments with respect to principal and interest of each class of certificates will be described in the applicable prospectus supplement. Payments of interest on those certificates will be made on the dates specified in the applicable prospectus supplement (each, a "Payment Date"). To the extent provided in the applicable prospectus supplement, a series may include one or more classes of certificates (the "Strip Certificates") entitled to either payments in respect of principal with disproportionate, nominal or no interest payments or interest payments with disproportionate, nominal or no payments in respect of principal. Each class of certificates may have a different Pass Through Rate, which may be a fixed, variable or adjustable Pass Through Rate (and which may be zero for some classes of Strip Certificates) or any combination of the foregoing. The applicable prospectus supplement will specify the Pass Through Rate for each class of certificates of a given series or the method for determining the Pass Through Rate. We also refer you to "Certain Information Regarding the Securities--Fixed Rate Securities" and "--Floating Rate Securities." Payments in respect of the certificates of a given series that includes notes may be subordinate to payments in respect of the notes of that series as more fully described in the applicable prospectus supplement. The rights of holders of any class of certificates to receive payments of principal and interest may also be senior or subordinate to the rights of holders of any other class or classes of certificates of that series as more fully described in the applicable prospectus supplement. Payments in respect of principal of and interest on any class of certificates will be made on a pro rata basis among all the Certificateholders of that class.

           In the case of a series of certificates that includes two or more classes of certificates, the timing, sequential order, priority of payment or amount of payments in respect of interest and principal, and any schedule or formula or applicable other provisions, of each class shall be as set forth in the applicable prospectus supplement.

           If and as provided in the applicable prospectus supplement, amounts remaining on deposit in the Collection Account after all required payments to the related Securityholders have been made may be released to the Depositor, BMW FS or one or more third party credit or liquidity enhancement providers.

                  CERTAIN INFORMATION REGARDING THE SECURITIES

FIXED RATE SECURITIES

           Any class of Securities (other than some classes of Strip Notes or Strip Certificates) may bear interest at a fixed rate per annum ("Fixed Rate Securities") or at a variable or adjustable rate per annum ("Floating Rate Securities"), as more fully described below and in the applicable prospectus supplement. Each class of Fixed Rate Securities will bear interest at the applicable per annum Interest Rate or Pass Through Rate, as the case may be, specified in the applicable prospectus supplement. Interest on each class of Fixed Rate Securities will be computed on the basis of a 360-day year consisting of twelve 30-day months or other day count basis as is specified in the applicable prospectus supplement. We refer you to "The Notes--Principal and Interest on the Notes" and "The Certificates--Payments of Principal and Interest."

FLOATING RATE SECURITIES

           Interest Rate Basis. Each class of Floating Rate Securities will bear interest during each applicable Interest Period at a rate per annum determined by reference to an interest rate basis (the "Base Rate"), plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, in each case as specified in the applicable prospectus supplement. The "Spread" is the number of basis points to be added to or subtracted from the related Base Rate applicable to the Floating Rate Securities. The "Spread Multiplier" is the percentage of the related Base Rate applicable to the Floating Rate Securities by which that Base Rate will be multiplied to determine the applicable interest rate on those Floating Rate Securities, The applicable prospectus supplement may designate one of the following Base Rates as applicable to a particular Floating Rate
Security:

                  o     LIBOR (a "LIBOR Security");

                  o the Commercial Paper Rate (a "Commercial Paper Rate Security");

                  o     the Treasury Rate (a "Treasury Rate Security");

                  o     the Federal Funds Rate (a "Federal Funds Rate
                        Security");

                  o     the CD Rate (a "CD Rate Security"); or

                  o any other Base Rate that is set forth in the applicable prospectus supplement.

           "Business Day" as used in this prospectus means, unless otherwise specified in the applicable prospectus supplement:

            1. for United States dollar denominated Securities for which LIBOR is not an applicable Interest Rate Basis:

                  o any day other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York (a "New York Business Day");

            2. or United States dollar denominated Securities for which LIBOR is an applicable Interest Rate Basis:

                  o a day that is both (1) a day on which commercial banks are open for business, including dealings in the designated Index Currency (as defined below) in London (a "London Business Day") and (2) a New York Business Day;

            3. for non-United States dollar denominated Securities (other than Securities denominated in euro) for which LIBOR is not an applicable Interest Rate Basis:

                  o a day that is both (1) a day other than a day on which commercial banks are authorized or required by law, regulation or executive order to close in the Principal Financial Center (as defined below) of the country issuing the Specified Currency (as defined below) (a "Principal Financial Center Business Day") and (2) a New York Business Day;

            4. for non-United States dollar denominated Securities (other than Securities denominated in euro) for which LIBOR is an applicable Interest Rate Basis:

                  o a day that is all of (1) a Principal Financial Center Business Day; (2) a New York Business Day; and (3) a London Business Day;

            5. for euro denominated Securities for which LIBOR is not an applicable Interest Rate Basis:

                  o a day that is both (1) a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) System is open (a "TARGET Business Day") and
                        (2) a New York Business Day;

            6. for euro denominated Securities for which LIBOR is an applicable Interest Rate Basis:

                  o a day that is all of (1) a TARGET Business Day; (2) a New York Business Day; and (3) a London Business Day.

           "Principal Financial Center" means, unless otherwise specified in the applicable prospectus supplement:

                  o the capital city of the country issuing the Specified Currency except that with respect to United States dollars, Australian dollars, Canadian dollars, Deutsche marks, Dutch guilders, South African rand and Swiss francs, the Principal Financial Center will be The City of New York, Sydney and Melbourne, Toronto, Frankfurt, Amsterdam, Johannesburg and Zurich, respectively; or

                  o the capital city of the country to which the Index Currency relates, except that with respect to United States dollars, Canadian dollars, Deutsche marks, Dutch guilders, Portuguese escudos, South African rand and Swiss francs, the Principal Financial Center will be the City of New York, Toronto, Frankfurt, Amsterdam, London, Johannesburg and Zurich, respectively.

           "Specified Currency" means the currency in which a particular Security is denominated (or, if the currency is no longer legal tender for the payment of public and private debts, any other currency of the relevant country which is then legal tender for the payment of pubic and private debts).

           "Index Currency" means the currency specified in the applicable prospectus supplement as the currency for which LIBOR will be calculated. If no currency is specified in the applicable prospectus supplement, the Index Currency will be United States dollars.

           Interest Reset Dates. Each applicable prospectus supplement will specify whether the rate of interest on the related floating Rate Securities will be reset daily, weekly, monthly, quarterly, semiannually, annually or some other specified period (each, an "Interest Reset Period") and the dates on which that Interest Rate will be reset (each, an "Interest Reset Date"). Unless otherwise specified in the applicable prospectus supplement, the Interest Reset Date will be, in the case of Floating Rate Securities which reset:

           (1)  daily, each Business Day;

           (2) weekly, the Wednesday of each week (with the exception of weekly reset Treasury Rate Securities which will reset the Tuesday of each week except as described below);

           (3)  monthly, the third Wednesday of each month;

           (4) quarterly, the third Wednesday of March, June, September and December of each year;

           (5) semiannually, the third Wednesday of the two months specified in the applicable prospectus supplement;

           (6) annually, the third Wednesday of the month specified in the applicable prospectus supplement; or

           (7) any other Interest Reset Date set forth in the applicable prospectus supplement.

           Unless otherwise specified in the related prospectus supplement, if any Interest Reset Date for any Floating Rate Security would otherwise be a day that is not a Business Day, the applicable Interest Reset Date will be postponed to the next succeeding day that is a Business Day, except that in the case of a floating Rate Security as to which LIBOR is an applicable Base Rate, if that Business Day falls in the next succeeding calendar month, that Interest Reset Date will be the immediately preceding Business Day. In addition, in the case of a floating Rate Security for which the Treasury Rate is an applicable Interest Rate Basis, if the Interest Determination Date would otherwise fall on an Interest Reset Date, then the applicable Interest Reset Date will be postponed to the next succeeding Business Day.

           Except as set forth above or in the applicable prospectus supplement, the interest rate in effect on each date will be:

                  o if the date is an Interest Reset Date, the interest rate determined on the related Interest Determination Date, as defined below, immediately preceding that Interest Reset Date, or

                  o if the day is not an Interest Reset Date, the interest rate determined on the related Interest Determination Date immediately preceding the most recent Interest Reset Date.

           Interest Payments. The interest Payment Dates will be specified in the applicable prospectus supplement. Unless otherwise specified in the related prospectus supplement, if any Payment Date for a Floating Rate Security (other than the final Payment Date) would otherwise be a day that is not a Business Day, that Payment Date will be the next succeeding day that is a Business Day except that in the case of a Floating Rate Security as to which LIBOR is the applicable Base Rate, if the Business Day falls in the next succeeding calendar month, the applicable Payment Date will be the immediately preceding Business Day. If the final Payment Date of a Floating Rate Security falls on a day that is not a Business Day, the payment of principal, premium, if any, and interest will be made on the next succeeding Business Day, and no interest on that payment shall accrue for the period from and after that scheduled Payment Date.

           Floating Rate Securities may accrue interest on an "Actual/360" basis, an "Actual/Actual" basis, or a "30/360" basis, in each case as specified in the applicable prospectus supplement. For Floating Rate Securities calculated on an Actual/360 basis and Actual/Actual basis, accrued interest for each Interest Period will be calculated by multiplying:

           (1)  the face amount of the Floating Rate Security;

           (2)  the applicable interest rate; and

           (3) the actual number of days in the related Interest Period, and dividing the resulting product by 360 or 365, as applicable (or, with respect to an Actual/Actual basis Floating Rate Security, if any portion of the related Interest Period falls in a leap year, the product of (1) and (2) above will be multiplied by the sum of (x) the actual number of days in that portion of that Interest Period falling in a leap year divided by 366 and (y) the actual number of days in that portion of that Interest Period falling in a non-leap year divided by 365).

           For Floating Rate Securities calculated on a 30/360 basis, accrued interest for an Interest Period will be computed on the basis of a 360-day year consisting of twelve 30-day months, irrespective of how many days are actually in that Interest Period. With respect to any Floating Rate Security that accrues interest on a 30/360 basis, if any Payment Date, including the related final Payment Date, falls on a day that is not a Business Day, the related payment of principal or interest will be made on the next succeeding Business Day as if made on the date that payment was due, and no interest will accrue on the amount so payable for the period from and after that Payment Date.

           The "Interest Period" with respect to any class of Floating Rate Securities will be set forth in the applicable prospectus supplement.

           Interest Determination Dates. The interest rate applicable to each Interest Reset Period beginning on the Interest Reset Date with respect to that Interest Reset Period will be the rate determined on the applicable "Interest Determination Date," as follows unless otherwise specified in the applicable prospectus supplement:

                  o The Interest Determination Date for the CD Rate, the Commercial Paper Rate and the Federal Funds Rate will be the second Business Day preceding each Interest Reset Date for the related Floating Rate Security;

                  o The Interest Determination Date for LIBOR will be the second London Banking Day preceding each Interest Reset Date;

                  o The Interest Determination Date for the Treasury Rate will be the day in the week in which the related Interest Reset Date falls on which day Treasury Bills, as defined below, are normally auctioned. Treasury Bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that the auction may be held on the preceding Friday; provided, however, that if an auction is held on the Friday of the week preceding the related Interest Reset Date, the related Interest Determination Date will be that preceding Friday; and provided further, that if an auction falls on any Interest Reset Date, then the related Interest Reset Date will instead be the first Business Day following that auction.

           As used in this prospectus, "London Banking Day" means any day on which commercial banks are open for business (including dealings in designated Index Currency) in London.

           Maximum and Minimum Interest Rates. As specified in the applicable prospectus supplement, Floating Rate Securities of a given class may also have either or both of the following (in each case expressed as a rate per annum):

                  o a maximum limitation, or ceiling, on the rate at which interest may accrue during any Interest Period, which may be an available funds cap rate; and

                  o a minimum limitation, or floor, on the rate at which interest may accrue during any Interest Period.

           In addition to any maximum interest rate that may be applicable to any class of Floating Rate Securities, the interest rate applicable to any class of Floating Rate Securities will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application.

           Calculation Agent. If so disclosed in the related prospectus supplement, a Trust with respect to which a class of Floating Rate Securities will be issued will appoint, and enter into agreements with, a calculation agent (each, a "Calculation Agent") to calculate Interest Rates on each class of Floating Rate Securities. The applicable prospectus supplement will set forth the identity of the Calculation Agent for each class of Floating Rate Securities of a given series, which may be the related Trustee or Indenture Trustee with respect to that series. All determinations of interest by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of Floating Rate Securities of a given class. All percentages resulting from any calculation on Floating Rate Securities will be rounded to the nearest one hundred-thousandth of a percentage point, with five one millionths of a percentage point rounded upwards (e.g., 9.876545% (or ..09876545) would be rounded to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from that calculation on Floating Rate Securities will be rounded to the nearest cent (with one-half cent being rounded upwards).

           Calculation Date. Unless specified otherwise in the applicable prospectus supplement, the "Calculation Date," if applicable, pertaining to any Interest Determination Date, will be the earlier of:

                  o the tenth calendar day after the applicable Interest Determination Date, or, if that day is not a Business Day, the next succeeding Business Day, or

                  o the Business Day preceding the applicable Interest Payment Date or final scheduled Payment Date, as the case may be.

           Index Maturity means the period to maturity of the instrument or obligation with respect to which the Base Rate will be calculated.

           CD Rate Securities. Each CD Rate Security will bear interest at the rates calculated with reference to the CD Rate and the Spread or Spread Multiplier, if any, specified in that CD Rate Security and in the applicable prospectus supplement.

           Unless otherwise specified in the applicable prospectus supplement, "CD Rate" means the rate on the applicable Interest Determination Date for negotiable United States dollar certificates of deposit having the Index Maturity designated in the applicable prospectus supplement as published in H.15(519) (as defined below) under the heading "CDs (secondary market)."

           The following procedures will be followed if the CD Rate cannot be determined as described above:

           (1) If the rate referred to above is not published prior to 3:00 P.M., New York City time, on the related Calculation Date, then the CD Rate on the applicable Interest Determination Date will be the rate for negotiable United States dollar certificates of deposit of the Index Maturity designated in the applicable prospectus supplement as published in H.15 Daily Update (as defined below), or other recognized electronic source used for the purpose of displaying the applicable rate, under the heading "CDs (secondary market)."

            (2) If the rate referred to in clause (1) above is not so published by 3:00 P.M., New York City time, on the related Calculation Date, then the CD Rate for the applicable Interest Determination Date will be the rate calculated by the Calculation Agent as the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on the applicable Interest Determination Date of three leading nonbank dealers in negotiable United States dollar certificates of deposit in The City of New York selected by the Calculation Agent for negotiable United States dollar certificates of deposit of major United States money market banks for negotiable certificates of deposit with a remaining maturity closest to the Index Maturity designated in the applicable prospectus supplement in an amount that is representative for a single transaction in that market at that time.

           (3) If the dealers selected by the Calculation Agent are not quoting as set forth in clause (2) above, the CD Rate on the applicable Interest Determination Date will be the rate in effect on the applicable Interest Determination Date.

           "H.15(519)" means the weekly statistical release designated as H.15(519) or any successor publication, published by the Board of Governors of the Federal Reserve System.

           "H.15 Daily Update" means the daily update of H.15(519), available through the world-wide-web site of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/H15/update/, or any successor site or publication.

           Commercial Paper Rate Securities. Each Commercial Paper Rate Security will bear interest at the rates calculated with reference to the Commercial Paper Rate and the Spread or Spread Multiplier, if any, specified in that Commercial Paper Rate Security and in the applicable prospectus supplement.

           Unless otherwise provided in the applicable prospectus supplement, "Commercial Paper Rate" means the Money Market Yield (as defined below) on the applicable Interest Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable prospectus supplement, as published in H. 15(519) under the heading "Commercial Paper--Nonfinancial."

           The following procedures will be followed if the Commercial Paper Rate cannot be determined as described above:

           (1) If the rate referred to above is not published by 3:00 P.M., New York City time, on the related Calculation Date, then the Commercial Paper Rate will be the Money Market Yield on the applicable Interest Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable prospectus supplement published in H.15 Daily Update, or other recognized electronic source for the purpose of displaying the applicable rate under the heading "Commercial Paper-- Nonfinancial."

           (2) If by 3:00 P.M. New York City time, on the related Calculation Date, the Commercial Paper Rate is not yet published in either H.15(519) or H.15 Daily Update, then the Commercial Paper Rate for the applicable Interest Determination Date will be calculated by the Calculation Agent as the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 A.M., New York City time, on the applicable Interest Determination Date of three leading dealers of United States commercial paper in The City of New York selected by the Calculation Agent for commercial paper having the Index Maturity specified in the applicable prospectus supplement placed for industrial issuers whose bond rating is "Aa" or the equivalent, by a nationally recognized securities rating organization.

           (3) If the dealers selected by the Calculation Agent are not quoting as mentioned in clause (2) above, the Commercial Paper Rate determined on the applicable Interest Determination Date will be the rate in effect on the applicable Interest Determination Date.

           "Money Market Yield" means a yield (expressed as a percentage rounded upward to the nearest one hundred-thousandth of a percentage point) calculated in accordance with the following formula:

                         Money Market Yield =        D x 360      x  100
                                                  -------------
                                                  360 - (D x M)
where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the Interest Period for which interest is being calculated.

           Federal Funds Rate Securities. Each Federal Funds Rate Security will bear interest at the rates calculated with reference to the Federal Funds Rate and the Spread or Spread Multiplier, if any, specified in that Federal Funds Rate Security and in the applicable prospectus supplement.

           Unless otherwise provided in the applicable prospectus supplement, "Federal Funds Rate" means the rate on the applicable Interest Determination Date for United States dollar federal funds as published in H.15(519) under the heading "Federal Funds (Effective)" as displayed on Bridge Telerate, Inc. or any successor service on page 120 or any other page as may replace the applicable page on the service ("Telerate Page 120").

           The following procedures will be followed if the Federal Funds Rate cannot be determined as described above:

           (1) If the rate referred above does not appear on Telerate Page 120 or is not published prior to 3:00 P.M., New York City time, on the related Calculation Date, the Federal Funds Rate for the applicable Interest Determination Date will be the rate on the applicable Interest Determination Date for United States dollar federal funds published in H.15 Daily Update, or other recognized electronic source for the purpose of displaying the applicable rate under the heading "Federal Funds (Effective)."

           (2) If the Federal Funds Rate is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Federal Funds Rate for the applicable Interest Determination Date will be calculated by the Calculation Agent as the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in The City of New York selected by the Calculation Agent before 9:00 A.M., New York City time, on the applicable Interest Determination Date.

           (3) If brokers so selected by the Calculation Agent are not quoting as mentioned in clause (2) above, the Federal Funds Rate for the applicable Interest Determination Date will be the Federal Funds Rate in effect on the applicable Interest Determination Date.

           LIBOR Securities. Each LIBOR Security will bear interest at the rates calculated with reference to LIBOR and the Spread or Spread Multiplier, if any, specified in that LIBOR Security and in the applicable prospectus supplement.

           Unless otherwise provided in the applicable prospectus supplement, "LIBOR" means:

            1. If "LIBOR Telerate" is specified in the applicable prospectus supplement, or if neither "LIBOR Reuters" nor "LIBOR Telerate" is specified in the applicable prospectus supplement as the method for calculating LIBOR, LIBOR will be the rate for deposits in the Index Currency having the Index Maturity designated in the applicable prospectus supplement, commencing on the second London Banking Day immediately following the applicable Interest Determination Date that appears on the Designated LIBOR Page specified in the applicable prospectus supplement as of 11:00 A.M., London time, on the applicable Interest Determination Date, or

            2. If "LIBOR Reuters" is specified in the applicable prospectus supplement, LIBOR will be the arithmetic mean of the offered rates for deposits in the Index Currency having the Index Maturity designated in the applicable prospectus supplement, commencing on the second London Banking Day immediately following the applicable Interest Determination Date, that appear on the Designated LIBOR Page specified in the applicable prospectus supplement as of 11:00 A.M., London time, on the applicable Interest Determination Date, if at least two offered rates appear (except as provided in the following sentence). If the Designated LIBOR Page by its terms provides for only a single rate, then the single rate will be used.

           The following procedures will be followed if LIBOR cannot be determined as described above:

            1. With respect to an Interest Determination Date on which fewer than two offered rates appear, or no rate appears, as the case may be, on the applicable Designated LIBOR Page, LIBOR for the applicable Interest Determination Date will be the rate calculated by the Calculation Agent as the arithmetic mean of at least two quotations obtained by the Calculation Agent after requesting the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with their offered quotations for deposits in the Index Currency for the period of the Index Maturity designated in the applicable prospectus supplement, commencing on the second London Banking Day immediately following the applicable Interest Determination Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on the applicable Interest Determination Date and in a principal amount that is representative for a single transaction in the applicable Index Currency in that market at that time. If at least two quotations are provided, LIBOR determined on the applicable Interest Determination Date will be the arithmetic mean of those quotations.

            2. If fewer than two quotations referred to in clause (1) above are provided, LIBOR determined on the applicable Interest Determination Date will be rate calculated by the Calculation Agent as the arithmetic mean of the rates quoted at approximately 11:00 A.M. (or another time specified in the applicable prospectus supplement), in the applicable Principal Financial Center, on the applicable Interest Determination Date, by three major banks, in that Principal Financial Center selected by the Calculation Agent for loans in the Index Currency to leading European banks, having the Index Maturity designated in the applicable prospectus supplement and in a principal amount that is representative for a single transaction in the Index Currency in that market at that time.

            3. If the banks so selected by the Calculation Agent are not quoting as mentioned in clause (2) above, LIBOR for the applicable Interest Determination Date will be LIBOR in effect on the applicable Interest Determination Date.

           "Designated LIBOR Page" means either:

                  o if "LIBOR Telerate" is designated in the applicable prospectus supplement or neither "LIBOR Reuters" nor "LIBOR Telerate" is specified in the applicable prospectus supplement as the method for calculating LIBOR, the display on Bridge Telerate, Inc. or any successor service on the page designated in the applicable prospectus supplement or any page as may replace the designated page on that service for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency.

                  o if "LIBOR Reuters" is designated in the applicable prospectus supplement, the display on Reuters Monitor Money Rates Service or any successor service on the page designated in the applicable prospectus supplement or any page that may replace that designated page on that service for the purpose of displaying London interbank rates of major banks for the applicable Index Currency.

           Treasury Rate Securities. Each Treasury Rate Security will bear interest calculated with reference to the Treasury Rate and the Spread or Spread Multiplier, it any, specified in the Treasury Rate Security and in the applicable prospectus supplement.

           Unless otherwise provided in the applicable prospectus supplement, "Treasury Rate" means the rate from the auction held on the applicable Interest Determination Date ("Auction") of direct obligations of the United States ("Treasury Bills") having the Index Maturity specified in the applicable prospectus supplement, under the heading "INVESTMENT RATE" on the display on Bridge Telerate, Inc., or any successor service on page 56 or any other page as may replace page 56 of that service ("Telerate Page 56") or page 57 or any other page as may replace page 57 of that service ("Telerate Page 57").

           The following procedures will be followed if the Treasury Rate cannot be determined as described above:

            1. If the rate described above is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Treasury Rate for the applicable Interest Determination Date will be the Bond Equivalent Yield (as defined below) of the rate for the applicable Treasury Bills as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/Auction High."

            2. If the rate described in clause (1) above is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Treasury Rate for the applicable Interest Determination Date will be the Bond Equivalent Yield of the auction rate of the applicable Treasury Bills announced by the United States Department of the Treasury.

            3. If the rate described in clause (2) above is not announced by the United States Department of the Treasury, or if the Auction is not held, the Treasury Rate for the applicable Interest Determination Date will be the Bond Equivalent Yield of the rate on the applicable Interest Determination Date of Treasury Bills having the Index Maturity specified in the applicable prospectus supplement published in H.15(519) under the caption "U.S. Government Securities/Treasury Bills/Secondary Market."

            4. If the rate described in clause (3) above is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Treasury Rate for the applicable Interest Determination Date will be the rate on the applicable Interest Determination Date of the applicable Treasury Bills as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/Secondary Market."

            5. If the rate described in clause (4) above is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Treasury Rate for the applicable Interest Determination Date will be the rate for the applicable Interest Determination Date calculated by the Calculation Agent as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on the applicable Interest Determination Date, of three primary United States government securities dealers, selected by the Calculation Agent, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified in the applicable prospectus supplement.

            6. If the dealers selected by the Calculation Agent are not quoting as described in clause (5) above, the Treasury Rate for the applicable Interest Determination Date will be the rate in effect on the applicable Interest Determination Date.

           "Bond Equivalent Yield" means a yield calculated in accordance with the following formula and expressed as a percentage:

                     Bond Market Yield =        D x N        x  100
                                             -------------
                                             360 - (D x M)

where "D" refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis, "N" refers to 365 or 366, as the case may be, and "M" refers to the actual number of days in the interest period for which interest is being calculated.

INDEXED SECURITIES

           To the extent specified in any prospectus supplement, any class of Securities of a given series may consist of Securities ("Indexed Securities") in which the principal amount payable on the final scheduled Payment Date for that class (the "Indexed Principal Amount") and/or the interest payable on any Payment Date is determined by reference to a measure (the "Index") which will be related to:

            o     the exchange rates of one or more currencies;

            o     the price or prices of specified commodities;

            o specified stocks, which may be based on U.S. or foreign stocks, on specified dates specified in the applicable prospectus supplement; or

            o another price, interest rate, exchange rate or other financial index or indices as are described in the applicable prospectus supplement.

Holders of Indexed Securities may receive a principal amount on the related final scheduled Payment Date that is greater than or less than the face amount of the Indexed Securities depending upon the relative value on the related final scheduled Payment Date of the specified indexed item, The applicable prospectus supplement will also contain information as to the method for determining the principal amount payable on the related final scheduled Payment Date, if any, and, where applicable, historical information with respect to the specific indexed item or items and special tax considerations associated with investment in Indexed Securities. Notwithstanding anything to the contrary in this prospectus, for purposes of determining the rights of a holder of a Security indexed as to principal in respect of voting for or against amendments to the related Trust Agreement, Indenture, or other related agreements, as the case may be, and modifications and the waiver of rights under those agreements, the principal amount of that Indexed Security shall be deemed to be the face amount of that Indexed Security upon issuance less any payments allocated to principal of that Indexed Security.

           If the determination of the Indexed Principal Amount of an Indexed Security is based on an Index calculated or announced by a third party and that third party either suspends the calculation or announcement of that Index or changes the basis upon which that Index is calculated (other than changes consistent with policies in effect at the time that Indexed Security was issued and permitted changes described in the applicable prospectus supplement), then that Index shall be calculated for purposes of that Indexed Security by an independent calculation agent named in the applicable prospectus supplement on the same basis, and subject to the same conditions and controls, as applied to the original third party. If for any reason that Index cannot be calculated on the same basis and subject to the same conditions and controls as applied to the original third party, then the Indexed Principal Amount of that Indexed Security shall be calculated in the manner set forth in the applicable prospectus supplement. Any determination of that independent calculation agent shall, in the absence of manifest error, be binding on all parties.

           The applicable prospectus supplement will describe whether the principal amount of the related Indexed Security, if any, that would be payable upon redemption or repayment prior to the applicable final scheduled Payment Date will be the face amount of that Indexed Security, the Indexed Principal Amount of that Indexed Security at the time of redemption or repayment or another amount described in that prospectus supplement.

INTEREST RATE SWAPS

           The Trust may also include a derivative arrangement for the payment of interest on the Securities of a series or any class of Securities. A derivative arrangement may include a guaranteed rate agreement, a maturity liquidity facility, a tax protection agreement, an interest rate cap or floor agreement, an interest rate or currency swap agreement or any other similar arrangement. The type of derivative arrangement, if any, for a series of Securities or class of Securities will be described in the applicable prospectus supplement.

VARIABLE FUNDING NOTE

           The applicable prospectus supplement for a Trust may provide that the Trust issue one or more series of Securities having particular maturity dates and at the same time the Trust may issue amortizing floating notes, known as "variable funding notes," which relate to those particular maturity dates. These

Securities may have a balance that may either decrease based on the amortization of the related Receivables or increase based on principal collections used to purchase additional Receivables.

           Interest Rate Flexibility for a Variable Funding Note. The prospectus supplement may provide that the Securities issued in connection with a variable funding note may have different rates of interest which may be fixed or floating. The related prospectus supplement will specify the interest rate for each series or class of Securities and the method, if any, for determining subsequent changes to the interest rate.

PRO-RATA PAY/SUBORDINATE SECURITIES

           The applicable prospectus supplement for a Trust may provide that one or more classes of Securities will be payable on an interest only or principal only basis. In addition, the Securities may include two or more classes that differ as to timing, sequential order, priority of payment, interest rate or amount of distributions of principal or interest or both. Distributions of principal or interest or both on any class of Securities may be made upon the occurrence of specified events, in accordance with a schedule or formula, or on the basis of collections from designated assets of the Trust. A series may include one or more classes of Securities, as to which accrued interest will not be distributed but rather will be added to the principal or specified balance of the Security on each Payment Date.

REVOLVING PERIOD

           The applicable prospectus supplement for a Trust may provide that all or a portion of the principal collected on the Receivables may be applied by the Trustee to the acquisition of subsequent Receivables during a specified period rather than used to distribute payments of principal to Securityholders during that period. These Securities would then possess an interest only period, also commonly referred to as a "Revolving Period," which will be followed by an "amortization period," during which principal would be paid. Any interest only or Revolving Period may terminate prior to the end of the specified period and result in earlier than expected principal repayment of the Securities.

BOOK-ENTRY REGISTRATION

           Each class of Securities offered by this prospectus will be represented by one or more certificates registered in the name of Cede, as nominee of The Depository Trust Company ("DTC"). Securityholders may hold beneficial interests in Securities through DTC (in the United States) or Clearstream Banking, societe anonyme (formerly Cedelbank, referred to herein as "Clearstream, Luxembourg") or the Euroclear System ("Euroclear") (in Europe or
Asia) directly if they are participants of those systems, or indirectly through organizations which are participants in those systems.

           No Securityholder will be entitled to receive a certificate representing that person's interest in the Securities, except as set forth below. Unless and until Securities of a class are issued in fully registered certificated form ("Definitive Securities") under the limited circumstances described below, all references in this prospectus to actions by Noteholders, Certificateholders or Securityholders shall refer to actions taken by DTC upon instructions from DTC Participants, and all references in this prospectus to distributions, notices, reports and statements to Noteholders, Certificateholders or Securityholders shall refer to distributions, notices, reports and statements to Cede, as the registered holder of the Securities, for distribution to Securityholders in accordance with DTC procedures. Therefore, it is anticipated that the only Noteholder, Certificateholder or Securityholder will be Cede, as nominee of DTC. Securityholders will not be recognized by the related Trustee as Noteholders, Certificateholders or Securityholders as those terms will be used in the relevant agreements, and Securityholders will only be permitted to exercise the rights of holders of Securities of the related class indirectly through DTC and DTC Participants, as further described below.

           Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants (referred to herein as "Clearstream, Luxembourg Participants" and "Euroclear Participants," respectively) through customers' securities accounts in their respective names on the books of their respective depositaries (collectively, the "Depositaries") which in turn will hold those positions in customers' securities accounts in the Depositaries' names on the books of DTC.

           Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

           Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary. However, each of these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

           Because of time-zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Those credits or any transactions in those securities settled during that processing will be reported to the relevant Euroclear Participant or Clearstream, Luxembourg Participant on that business day Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of Securities by or through a Clearstream, Luxembourg Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

           DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section l7A of the Securities Exchange Act of 1934. DTC was created to hold securities for its participating members ("DTC Participants") and to facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations which may include underwriters, agents or dealers with respect to the Securities of any class or series. Indirect access to the DTC system also is available to others including banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly (the "Indirect DTC Participants"). The rules applicable to DTC and DTC Participants are on file with the SEC.

           Securityholders that are not DTC Participants or Indirect DTC Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Securities may do so only through DTC Participants and Indirect DTC Participants. DTC Participants will receive a credit for the Securities on DTC's records. The ownership interest of each Securityholder will in turn be recorded on respective records of the DTC Participants and Indirect DTC Participants. Securityholders will not receive written confirmation from DTC of their purchase, but Securityholders are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC Participant or Indirect DTC Participant through which the Securityholder entered into the transaction. Transfers of ownership interests in the Securities of any class will be accomplished by entries made on the books of DTC Participants acting on behalf of Securityholders.

           To facilitate subsequent transfers, all Securities deposited by DTC Participants with DTC will be registered in the name of Cede, as nominee of DTC. The deposit of Securities with DTC and their registration in the name of Cede will effect no change in beneficial ownership. DTC will have no knowledge of the actual Securityholders and its records will reflect only the identity of the DTC Participants to whose accounts those Securities are credited, which may or may not be the Securityholders. DTC Participants and Indirect DTC Participants will remain responsible for keeping account of their holdings on behalf of their customers. While the Securities of a series are held in book-entry form,

Securityholders will not have access to the list of Securityholders of that series, which may impede the ability of Securityholders to communicate with each other.

           Conveyance of notices and other communications by DTC to DTC Participants, by DTC Participants to Indirect DTC Participants and by DTC Participants and Indirect DTC Participants to Securityholders will be governed by arrangements among them, subject to any statutory or regulatory requirements that may be in effect from time to time.

           Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among DTC Participants on whose behalf it acts with respect to the Securities and is required to receive and transmit payments of principal of and interest on the Securities. DTC Participants and Indirect DTC Participants with which Securityholders have accounts with respect to the Securities similarly are required to make book-entry transfers and receive and transmit those payments on behalf of their respective Securityholders.

           DTC's practice is to credit DTC Participants' accounts on each Payment Date in accordance with their respective holdings shown on its records, unless DTC has reason to believe that it will not receive payment on that Payment Date. Payments by DTC Participants and Indirect DTC Participants to Securityholders will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of that DTC Participant and not of DTC, the related Indenture Trustee or Trustee (or any paying agent appointed by the Indenture Trustee or Trustee), the Depositor or the Servicer, subject to any statutory or regulatory requirements that may be in effect from time to time. Payment of principal of and interest on each class of Securities to DTC will be the responsibility of the related Indenture Trustee or Trustee (or any paying agent), disbursement of those payments to DTC Participants will be the responsibility of DTC and disbursement of those payments to the related Securityholders will be the responsibility of DTC Participants and Indirect DTC Participants. DTC will forward those payments to its DTC Participants which thereafter will forward them to Indirect DTC Participants or Securityholders.

           Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect DTC Participants and some other banks, a Securityholder may be limited in its ability to pledge Securities to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to those Securities due to the lack of a physical certificate for those Securities.

           DTC has advised the Depositor that it will take any action permitted to be taken by a Securityholder only at the direction of one or more DTC Participants to whose account with DTC the Securities are credited. Additionally, DTC has advised the Depositor that it will take those actions with respect to specified percentages of the Securityholders' interest only at the direction of and on behalf of DTC Participants whose holdings include undivided interests that satisfy those specified percentages. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of DTC Participants whose holdings include those undivided interests.

           Neither DTC nor Cede will consent or vote with respect to the Securities, Under its usual procedures, DTC will mail an "Omnibus Proxy" to the related Indenture Trustee or Trustee as soon as possible after any applicable record date for that consent or vote. The Omnibus Proxy will assign Cede's consenting or voting rights to those DTC Participants to whose accounts the related Securities are credited on that record date (which record date will be identified in a listing attached to the Omnibus Proxy).

           Clearstream, Luxembourg, incorporated under the laws of Luxembourg as a professional depository, holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and is subject to regulation by the Commission de

Surveillance du Secteur Financier, "CSSF," which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Euroclear S.A./N.V. as the Operator of the Euroclear System in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and Euroclear.

           Euroclear was created in 1968 to hold securities for participants of the Euroclear System and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 27 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Euroclear S.A./N.V. (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include any underwriters, agents or dealers with respect to any class or series of Securities offered by this prospectus. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

           The Euroclear Operator has a banking license from the Belgian Banking and Finance Commission. As such, it is regulated and supervised by the Belgian Banking and Finance Commission and the National Bank of Belgium.

           Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

           Payments with respect to Securities held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Those payments will be subject to tax withholding in accordance with relevant United States tax laws and regulations. We refer you to "Material Income Tax Consequences." Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Securityholder on behalf of a Clearstream, Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect those actions on its behalf through DTC.

           Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Securities among DTC Participants, Clearstream Luxembourg Participants and Euroclear Participants, they are under no obligation to perform or continue to perform those procedures and those procedures may be discontinued at any time.

DEFINITIVE SECURITIES

           The notes, if any, and the certificates of a given series will be issued in fully registered, certificated form ("Definitive Notes" and "Definitive Certificates," respectively, and collectively referred to in this prospectus as "Definitive Securities") to Noteholders or Certificateholders or their respective nominees, rather than to DTC or its nominee, only if:

            1. DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those Securities and the Depositor, the Administrator or the Trustee is unable to locate a qualified successor (and if it is the Depositor or the Administrator that has made that determination, the Depositor or that Administrator so notifies the applicable Trustee in writing);

            2. the Depositor or the Administrator or the Trustee, as applicable, at its option, elects to terminate the book-entry system through DTC; or

            3. after the occurrence of an Event of Default or a Servicer Default with respect to those Securities, holders representing at least a majority of the outstanding principal amount of the notes or the certificates, as the case may be, of that series, acting together as a single class, advise the applicable Trustee through DTC in writing that the continuation of a book-entry system through DTC (or its successor) with respect to those notes or certificates is no longer in the best interests of the holders of those Securities.

           Upon the occurrence of any event described in the immediately preceding paragraph, the applicable Trustee or Indenture Trustee will be required to notify all applicable Securityholders of a given series through DTC Participants of the availability of Definitive Securities. Upon surrender by DTC of the Definitive Certificates representing the corresponding Securities and receipt of instructions for re-registration, the applicable Trustee or Indenture Trustee will reissue those Securities as Definitive Securities to those Securityholders.

           Payments of principal of, and interest on, the Definitive Securities will thereafter be made by the applicable Trustee or Indenture Trustee in accordance with the procedures set forth in the related Indenture or the related Trust Agreement or Pooling and Servicing Agreement, as applicable, directly to holders of Definitive Securities in whose names the Definitive Securities were registered at the close of business on the applicable record date specified for those Securities in the applicable prospectus supplement. Those payments will be made by check mailed to the address of that holder as it appears on the register maintained by the applicable Trustee or Indenture Trustee. The final payment on any Definitive Security, however, will be made only upon presentation and surrender of that Definitive Security at the office or agency specified in the notice of final payment to the applicable Securityholders. The applicable Trustee or the Indenture Trustee will provide notice to the applicable Securityholders not less than 15 nor more than 30 days prior to the date on which final payment is expected to occur.

           Definitive Securities will be transferable and exchangeable at the offices of the applicable Trustee or of a registrar named in a notice delivered to holders of Definitive Securities. No service charge will be imposed for any registration of transfer or exchange, but the applicable Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

           The following summary describes the material terms of each Sale and Servicing Agreement or Pooling and Servicing Agreement pursuant to which a Trust will purchase Receivables from the Depositor and the Servicer will agree to service those Receivables, each Trust Agreement (or in the case of a grantor trust, the Pooling and Servicing Agreement) pursuant to which a Trust will be created and certificates will be issued and each Administration Agreement pursuant to which BMW FS will undertake specified administrative duties with respect to a Trust that issues notes (collectively, the "Transfer and Servicing Agreements"). Forms of the Transfer and Servicing Agreements have been filed as exhibits to the registration statement of which this prospectus forms a part. The provisions of any of the Transfer and Servicing Agreements may differ from those described in this prospectus and, if so, will be described in the applicable prospectus supplement. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements.

SALE AND ASSIGNMENT OF RECEIVABLES

           On or prior to the closing date specified with respect to any given Trust in the applicable prospectus supplement (the "Closing Date"), BMW FS or BMW Bank will sell and assign to the Depositor, without recourse, pursuant to a Purchase Agreement (the "Purchase Agreement"), its entire interest in the Receivables comprising the related Receivables Pool, including the security interests in the Financed Vehicles. On the Closing Date, the Depositor will transfer and assign to the applicable Trustee on behalf of the Trust, without recourse, pursuant to a Sale and Servicing Agreement or a Pooling and Servicing Agreement, as applicable, its entire interest in the Receivables comprising the related Receivables Pool, including its security interests in the related Financed Vehicles. Each Receivable will be identified in a schedule appearing as an exhibit to the related Sale and Servicing Agreement or Pooling and Servicing Agreement (a "Schedule of Receivables"), but the existence and characteristics of the related Receivables will not be verified by the related Trustee. The applicable Trustee will, concurrently with the transfer and assignment, on behalf of the Trust, execute and deliver the related notes and/or certificates, The net proceeds received from the sale of the certificates and the notes of a given series will be applied to the purchase of the related Receivables from the Depositor and, to the extent specified in the applicable prospectus supplement, to make any required initial deposit into the Reserve Account and the Yield Supplement Account, if any.

           Unless otherwise provided in the related prospectus supplement, BMW FS (or BMW Bank, as applicable) pursuant to a Purchase Agreement, and the Depositor, pursuant to a Sale and Servicing Agreement or a Pooling and Servicing Agreement, will represent and warrant, among other things, that:

            1. the information provided in the related Schedule of Receivables is true and correct in all material respects;

            2. at the time of origination of each Receivable, the related Obligor on each Receivable is required to maintain physical damage insurance covering the Financed Vehicle in accordance with BMW FS' (or BMW Bank's) normal requirements;

            3. as of the applicable Closing Date, each of those Receivables is or will be secured by a first priority perfected security interest in favor of BMW FS (or BMW Bank, as applicable) in the Financed Vehicle;

            4. to the best of its knowledge, as of the applicable Closing Date, the related Receivables are free and clear of all security interests, liens, charges and encumbrances and no offsets, defenses or counterclaims have been asserted or threatened;

            5. each related Receivable, at the time it was originated, complied and, as of the applicable Closing Date, complies in all material respects with applicable federal and state laws, including, consumer credit, truth-in-lending, equal credit opportunity and disclosure laws; and

            6. any other representations and warranties that may be set forth in the applicable prospectus supplement are true and correct in all material respects.

           Unless otherwise provided for in the related prospectus supplement, as of the last day of the second (or, if the Depositor so elects, the first) Collection Period following the discovery by or notice to the Depositor of a breach of any representation or warranty of the Depositor that materially and adversely affects the interests of the related Securityholders in any Receivable, the Depositor, unless the breach is cured, will repurchase that Receivable (a "Warranty Receivable") from that Trust and, pursuant to the related Purchase Agreement, BMW FS (or BMW Bank, as applicable) will purchase that Warranty Receivable from the Depositor, at a price equal to the Warranty Purchase Payment for that Receivable. Unless otherwise specified in the related prospectus supplement, the "Warranty Purchase Payment" for

            1.    a Precomputed Receivable will be equal to:

                (a) the sum of:

                       (i)   all remaining Scheduled Payments;

                       (ii) all past due Scheduled Payments for which an Advance has not been made;

                       (iii) all outstanding Advances made by the Servicer in
                             respect of the Precomputed Receivable; and

                       (iv) an amount equal to any reimbursements of outstanding Advances made to the Servicer with respect to the Precomputed Receivable from collections made on or in respect of other Receivables, minus

                (b) the sum of:

                       (i) of all Payments Ahead in respect to that Warranty Receivable held by the Servicer or on deposit in the Payahead Account;

                       (ii) the rebate, calculated on an actuarial basis, that would be payable to the Obligor on the Precomputed Receivable were the Obligor to prepay the Precomputed Receivable in full on that day (a "Rebate"); and

                       (iii) any proceeds of the liquidation of the Precomputed
                             Receivable previously received (to the extent applied to reduce the Principal Balance of the Precomputed Receivable) and

            2. a Simple Interest Receivable, will be equal to its unpaid principal balance, plus interest on that Receivable at a rate equal to the APR to the last day of the Collection Period relating to the repurchase.

This repurchase obligation will constitute the sole remedy available to the Securityholders or the Trust for any uncured breach by the Depositor. The obligation of the Depositor to repurchase a Receivable will not be conditioned on performance by BMW FS of its obligation to purchase that Receivable from the Depositor pursuant to the related Purchase Agreement.

           Pursuant to each Sale and Servicing Agreement or Pooling and Servicing Agreement, the Depositor and each Trust will designate the Servicer as custodian to maintain possession as that Trust's agent of the related retail installment sale contracts and/or promissory notes and any other documents relating to the Receivables. To assure uniform quality in servicing both the Receivables and the Servicer's (or BMW Bank's, as applicable) own portfolio of motor vehicle retail installment sale contracts and promissory notes, as well as to facilitate servicing and reduce administrative costs, the documents evidencing the Receivables will not be physically segregated from other motor vehicle retail installment sale contracts and promissory notes of the Servicer, or those which the Servicer services for others, or marked to reflect the transfer to the related Trust as long as BMW FS is servicing the Receivables. However, Uniform Commercial Code ("UCC") financing statements reflecting the sale and assignment of the Receivables by BMW FS (or BMW Bank, as applicable) to the Depositor and by the Depositor to the applicable Trust will be filed, and the respective accounting records and computer files of BMW FS (or BMW Bank, as applicable) and the Depositor will reflect that sale and assignment. Because the Receivables will remain in the Servicer's possession and will not be stamped or otherwise marked to reflect the assignment to the Trustee, if a subsequent purchaser were able to take physical possession of the Receivables without knowledge of the assignment, the Trust's interest in the Receivables could be defeated. In addition, in some cases, the Trustee's security interest in collections that have been received by the Servicer but not yet remitted to the related Collection Account could be defeated. We refer you to "Certain Legal Aspects of the Receivables--Security Interests" in this prospectus.

ACCOUNTS

           With respect to each Trust that issues notes, the Servicer will establish and maintain with the related Trustee or Indenture Trustee one or more accounts (each, a "Collection Account"), in the name of the Trustee or Indenture Trustee on behalf of the related Securityholders, into which payments made on or with respect to the related Receivables and amounts released from any Yield Supplement Account, Reserve Account or other form of credit enhancement will be deposited for payment to the related Securityholders. With respect to each Trust that does not issue notes, the Servicer will also establish and maintain a Collection Account and any other Account in the name of the related Trustee on behalf of the related Certificateholders,

           If so provided in the related prospectus supplement, the Servicer will establish for each series of Securities an additional account (the "Payahead Account"), in the name of the related Trustee or, if that Trust issues notes, the Indenture Trustee, into which, to the extent required by the Sale and Servicing Agreement or Pooling and Servicing Agreement, early payments by or on behalf of Obligors on Precomputed Receivables ("Payments Ahead") will be deposited until the time as the related payment becomes due. Until that time as Payments Ahead are transferred from the Payahead Account to a Collection Account, they will not constitute collected interest or collected principal and will not be available for payment to the applicable Noteholders or Certificateholders. The Payahead Account will initially be maintained with the applicable Indenture Trustee or Trustee.

           Any other accounts to be established with respect to a Trust, including any Yield Supplement Account or any Reserve Account, will be described in the applicable prospectus supplement.

           For any series of Securities, funds in the related Collection Account, any Yield Supplement Account, the Reserve Account and other accounts that may be identified in the applicable prospectus supplement (collectively, the "Accounts") will be invested as provided in the related Sale and Servicing Agreement or Pooling and Servicing Agreement in Eligible Investments. "Eligible Investments" are generally limited to investments acceptable to the rating agencies rating the Securities as being consistent with the rating of those Securities, including obligations of the Servicer and its affiliates, to the extent consistent with that rating. Except as described below or in the related prospectus supplement, Eligible Investments are limited to obligations or securities that mature on or before the next Payment Date for that series. However, to the extent permitted by the rating agencies, funds in any Account, except the Collection Account, may be invested in obligations or securities that will not mature prior to the next Payment Date with respect to those certificates or notes and will not be sold to meet any shortfalls, Thus, the amount of cash in any Reserve Account or the Yield Supplement Account at any time may be less than the balance of the Reserve Account or the Yield Supplement Account, as the case may be. If the amount required to be withdrawn from any Reserve Account or the Yield Supplement Account to cover shortfalls in collections on the related Receivables (as provided in the applicable prospectus supplement) exceeds the amount of cash in the Reserve Account or the Yield Supplement Account, as the case may be, a temporary shortfall in the amounts paid to the related Noteholders or Certificateholders could result, which could, in turn, increase the average life of the notes or the certificates of that series. Investment earnings on funds deposited in the Accounts, net of losses and investment expenses, shall be released to the Servicer or the Depositor on each Payment Date and shall be the property of the Servicer or the Depositor, as the case may be.

           For each Trust, the Accounts will be maintained with the related Indenture Trustee or the Trustee so long as it is an "Eligible Institution," which is a depository institution or trust company,

            1. the short-term unsecured debt obligations of which have a rating of "Prime-1" by Moody's Investors Service, Inc. ("Moody's") and a rating of "A-1+" by Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc. ("Standard & Poor's") (the "Required Deposit Rating"); or

            2. having corporate trust powers and organized under the laws of the United States, any State, the District of Columbia or the Commonwealth of Puerto Rico which has a long-term deposit rating from Moody's of at least "Baa3" or Standard & Poor's of at least "BBB-" (or a lower rating as either rating agency shall approve in writing).

           If the related Indenture Trustee or the Trustee, as the case may be, ceases to be an Eligible Institution, then the Servicer shall, with the assistance of the Indenture Trustee or the Trustee as may be necessary, cause each Account to be moved to an Eligible Institution.

SERVICING PROCEDURES

           The Servicer will make reasonable efforts to collect all payments due with respect to the Receivables held by any Trust and will, consistent with the related Sale and Servicing Agreement or Pooling and Servicing Agreement, follow the collection procedures it follows with respect to comparable motor vehicle retail installment sale contracts and promissory notes it services for itself and others.

           The Servicer will be authorized to grant, in some circumstances, rebates, adjustments or extensions with respect to a Receivable, but shall not, except pursuant to an order of a court of competent jurisdiction, waive the right to collect the unpaid balance of any Receivable. However, if any modification of a Receivable extends the maturity of a Receivable beyond the final scheduled maturity date set forth in the applicable prospectus supplement (the "Final Scheduled Maturity Date") the Servicer will be obligated to purchase the Receivable as described below.

           In addition, the Servicer will covenant that, except as otherwise contemplated in the related agreement (including the provisions in the immediately two preceding paragraphs) and except as permitted by the Servicer's credit and collection policies:

            1. it will not release any Financed Vehicle from the security interest granted in the related Receivable;

            2. it will do nothing to impair the rights of the Securityholders in the Receivables;

            3.    it will not alter the APR of any Receivable; and

            4. it will not extend the maturity of a Receivable beyond the Final Scheduled Maturity Date.

           The Servicer or the Trustee shall inform the other party and the Indenture Trustee promptly upon the discovery of any breach by the Servicer of the above obligations that would materially and adversely affect any Receivable. Unless the breach is cured by the last day of the second Collection Period following the discovery (or, if the Servicer so elects, the last day of the first Collection Period following the discovery), the Servicer is required to purchase any Receivable materially and adversely affected by the breach (an "Administrative Receivable") from the Trust at a price equal to the Administrative Purchase Payment for that Receivable or at another price as set forth in the related prospectus supplement. The "Administrative Purchase Payment":

            1.    for a Precomputed Receivable, will be equal to:

                (a) the sum of:

                     (i) all remaining Scheduled Payments (plus any applicable yield maintenance payments);

                     (ii) an amount equal to any reimbursements of Advances made by the Servicer with respect to the Precomputed Receivable from collections on or in respect of other Receivables; and

                     (iii) all past due Scheduled Payments for which an Advance has not been made; minus

                (b) all Payments Ahead in respect of the Precomputed Receivable held by the Servicer or on deposit in the Payahead Account; and

            2. for a Simple Interest Receivable, will be equal to its unpaid Principal Balance, plus interest on that Receivable at a rate equal to the sum of the Interest Rate or Pass Through Rate specified in the related Sale and Servicing Agreement or Pooling and Servicing Agreement and the Servicing Fee Rate to the last day of the Collection Period relating to that purchase.

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           Upon the purchase of any Administrative Receivable, the Servicer will for all purposes of the related Sale and Servicing Agreement or the Pooling and Servicing Agreement, as applicable, be deemed to have released all claims for the reimbursement of outstanding Advances made in respect of that Administrative Receivable. This purchase obligation will constitute the sole remedy available to the Securityholders or the Trustee for any uncured breach by the Servicer.

           If the Servicer determines that eventual payment in full of a Receivable is unlikely, the Servicer will follow its normal practices and procedures to recover all amounts due upon that Receivable, including repossessing and disposing of the related Financed Vehicle at a public or private sale, or taking any other action permitted by applicable law. We refer you to "Certain Legal Aspects of the Receivables."

INSURANCE ON FINANCED VEHICLES

           Each Receivable requires the related Obligor to maintain specific levels and types of insurance coverage to protect the Financed Vehicle against losses. BMW FS requires evidence of insurance coverage by the Obligors at the time of origination of the Receivables, but performs no verification of continued coverage after origination. BMW FS will not be obligated to make payments to the Trust for any loss as to which third party insurance has not been maintained, except to the extent of its obligations under the related Purchase Agreement. Since the Obligors may select their own insurers to provide the requisite coverage, the specific terms of their policies may vary. BMW FS will not be required to monitor the maintenance of insurance, A failure by an Obligor to maintain physical damage insurance will constitute a default under the related Receivable. We refer you to "The Receivables--Underwriting of Motor Vehicle Loans." In the event that the Obligor fails to maintain any required insurance and this failure results in a shortfall in amounts to be distributed to Noteholders which is not covered by amounts on deposit in the Reserve Account or by subordination of payments on the certificates to the extent described in this prospectus, the Securityholders could suffer a loss on their investment.

COLLECTIONS

           With respect to each Trust, the Servicer will deposit all payments on Receivables received from Obligors and all proceeds of Receivables collected during the collection period specified in the applicable prospectus supplement (each, a "Collection Period") into the Collection Account not later than two Business Days after receipt. However, if each condition to making monthly deposits as may be required by the related Sale and Servicing Agreement or Pooling and Servicing Agreement (including, the satisfaction of specified ratings criteria by the Servicer and the absence of any Servicer Default) is satisfied, the Servicer may retain these amounts until the Business Day immediately preceding the related Payment Date. The Servicer will be entitled to withhold, or to be reimbursed from amounts otherwise payable into or on deposit in the Collection Account, amounts previously deposited in the Collection Account but later determined to have resulted from mistaken deposits or postings. Except in some circumstances described in the related Sale and Servicing Agreement or Pooling and Servicing Agreement, pending deposit into the Collection Account, collections may be employed by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds.

           The Servicer or the Depositor, as the case may be, will remit the aggregate Warranty Purchase Payments and Administrative Purchase Payments of Receivables to be purchased from the Trust, if any, to the Collection Account on the Business Day immediately preceding the related Payment Date.

           If the Servicer were unable to remit the funds as described above, Securityholders might incur a loss. To the extent set forth in the applicable prospectus supplement, the Servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related Trust to secure timely remittances of collections on the related Receivables and payment of the aggregate Warranty Purchase Payments and Administrative Purchase Payments with respect to Receivables required to be repurchased by the Depositor or the Servicer, as applicable.

           Collections on or in respect of a Receivable made during a Collection Period (including Warranty Purchase Payments and Administrative Purchase Payments) which are not late fees, extension fees or other similar fees or charges will be applied first to any outstanding Advances made by the Servicer with respect to the Receivable, and then to the related Scheduled Payment. Any collections on or in respect of a Receivable remaining after those applications


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
will be considered an "Excess Payment." Excess Payments constituting a prepayment in full of Precomputed Receivables and any Excess Payments relating to Simple Interest Receivables will be applied as a prepayment in respect of the Receivable (each, a "Prepayment"). All other Excess Payments in respect of Precomputed Receivables will be held by the Servicer (or if the Servicer has not satisfied particular requirements, deposited in the Payahead Account), as a Payment Ahead.

ADVANCES

           Unless otherwise provided in the related prospectus supplement, if the Scheduled Payment due on a Precomputed Receivable (other than an Administrative Receivable or a Warranty Receivable) is not received in full by the end of the month in which it is due, whether as the result of any extension granted to the Obligor or otherwise, the amount of Payments Ahead, if any, not previously applied with respect to the Precomputed Receivable, shall be applied by the Servicer to the extent of the shortfall and the Payments Ahead shall be reduced accordingly. If any shortfall remains, the Servicer will make an advance to the Trust in an amount equal to the shortfall (each, a "Precomputed Advance"). The Servicer will not be obligated to make a Precomputed Advance to the extent that it determines, in its sole discretion, that the Precomputed Advance will not be recovered from subsequent collections on or in respect of the related Precomputed Receivable. All Precomputed Advances shall be reimbursable to the Servicer, without interest, if and when a payment relating to a Receivable with respect to which a Precomputed Advance has previously been made is subsequently received (other than from Administrative Purchase Payments). Upon the determination by the Servicer that reimbursement from the preceding source is unlikely, it will be entitled to recover unreimbursed Precomputed Advances from collections on or in respect of other Precomputed Receivables.

           In addition, if the Scheduled Payment on a Simple Interest Receivable, other than an Administrative Receivable or a Warranty Receivable, is not received in full by the end of the month in which it is due, the Servicer shall, subject to the limitations set forth below, advance to the Trust in an amount with respect to the Simple Interest Receivable equal to the product of the Principal Balance of the Simple Interest Receivable as of the first day of the related Collection Period and one-twelfth of its APR minus the amount of interest actually received on the Simple Interest Receivable during the related Collection Period (each, a "Simple Interest Advance," and together with the Precomputed Advances, the "Advances"), exclusive of amounts that the Servicer has determined would be nonrecoverable. On each Payment Date, the Servicer shall reimburse itself for the outstanding amount advanced to the extent of actual collections of late scheduled payments. In addition, if a Receivable becomes a Liquidated Receivable, the amount of accrued and unpaid interest on that Receivable (but not including interest for the current Collection Period) will, up to the amount of outstanding Simple Interest Advances in respect of that Receivable, be withdrawn from the Collection Account and paid to the Servicer in reimbursement of the outstanding Simple Interest Advances. No advances of principal will be made with respect to Simple Interest Receivables. The Servicer will not be obligated to make a Simple Interest Advance, to the extent that it determines, in its sole discretion, that Simple Interest Advance will not be recovered from subsequent collections on or in respect of the related Simple Interest Receivable.

           The Servicer will make all Advances by depositing into the related Collection Account an amount equal to the aggregate of the Precomputed Advances and Simple Interest Advances due in respect of a Collection Period on the Business Day immediately preceding the related Payment Date.

SERVICING COMPENSATION

           Unless otherwise provided in the applicable prospectus supplement, the Servicer will be entitled to receive a basic servicing fee for each Collection Period in an amount equal to a specified percent per annum (as set forth in the applicable prospectus supplement, the "Servicing Fee Rate") of the Pool Balance as of the first day of the related Collection Period (the "Base Servicing Fee"). The Base Servicing Fee (together with any portion of the Base Servicing Fee that remains unpaid from prior Payment Dates) will be paid solely to the extent of amounts available for that purpose as set forth in the applicable prospectus supplement. However, the Base Servicing Fee will be paid prior to the payment of available amounts to the Noteholders or the Certificateholders of the given series.

           Unless otherwise provided in the applicable prospectus supplement, the Servicer will also be entitled to collect and retain any late fees, prepayment charges and other administrative fees or similar charges allowed by


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
applicable law with respect to the related Receivables and any interest earned during a Collection Period from the investment of monies in the Collection Account as additional servicing compensation (the "Supplemental Servicing Fee" and, together with the Base Servicing Fee, the "Total Servicing Fee"). Payments by or on behalf of Obligors will be allocated to scheduled payments and late fees and other charges in accordance with the Servicer's normal practices and procedures. In addition, the Servicer will be entitled to reimbursement from any given Trust for specified liabilities. The Servicer will be paid the Base Servicing Fee for each Collection Period on the Payment Date related to that Collection Period prior to the payment of interest on any class of notes or certificates. However, if each rating agency for a series of notes or certificates confirms that it will not reduce the rating of any class of notes or certificates in that series, as the case may be, the Base Servicing Fee in respect of a Collection Period (together with any portion of the Base Servicing Fee that remains unpaid from the prior Payment Dates) will be paid at the beginning of that Collection Period out of collections of interest on the related Receivables.

           The Total Servicing Fee will compensate the Servicer for performing the functions of a third party servicer of motor vehicle receivables as an agent for the beneficial owner of those Receivables, including collecting and posting all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, sending payment statements to Obligors, reporting tax information to Obligors, paying costs of collections and policing the collateral. The Total Servicing Fee also will compensate the Servicer for administering the particular Receivables Pool, including making Advances, accounting for collections and furnishing monthly statements to the related Trustee and Indenture Trustee with respect to payments. The Total Servicing Fee also will reimburse the Servicer for specified taxes, the fees of the related Trustee and Indenture Trustee, if any, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the applicable Receivables Pool.

           The "Pool Balance" will equal the aggregate Principal Balance of the Receivables. The "Principal Balance" of a Receivable as of any date will equal the original principal balance of the Receivable minus the sum of:

           (i) in the case of a Precomputed Receivable, that portion of all Scheduled Payments due on or prior to that date allocable to principal, computed in accordance with the actuarial method;

           (ii) in the case of a Simple Interest Receivable, that portion of all Scheduled Payments actually received on or prior to that date allocable to principal;

           (iii) any Warranty Purchase Payment or Administrative Purchase Payment with respect to the Receivable allocable to principal (to the extent not included in clauses (i) and (ii) above); and

           (iv) any Prepayments or other payments applied to reduce the unpaid principal balance of the Receivable (to the extent not included in clauses (i) and (ii) above).

YIELD SUPPLEMENT ACCOUNT

           A "Yield Supplement Account" may be established with respect to any class or series of Securities. The terms relating to any Yield Supplement Account will be set forth in the applicable prospectus supplement. Each Yield Supplement Account will be designed to hold funds to be applied by the related Trustee or, if that Trust issues notes, the related Indenture Trustee, to provide payments to Securityholders in respect of Receivables that have APRs less than the sum OF the Pass Through Rate or Interest Rate specified in the applicable prospectus supplement plus the Servicing Fee Rate specified in the applicable prospectus supplement (the "Required Rate"). Unless otherwise specified in the applicable prospectus supplement, each Yield Supplement Account will be maintained with the same entity with which the related Collection Account is maintained and will be created on the related Closing Date with an initial deposit in an amount and by the Depositor or other person specified in the applicable prospectus supplement.

           On each Payment Date, the related Trustee or Indenture Trustee will transfer to the Collection Account from monies on deposit in the Yield Supplement Account an amount specified in the applicable prospectus supplement (the "Yield Supplement Deposit") in respect of the Receivables having APRs less than the Required Rate for that Payment Date. Unless otherwise specified in the applicable prospectus supplement, amounts on deposit on any Payment Date in the

Yield Supplement Account in excess of the "Required Yield Supplement Amount" specified in the applicable prospectus supplement, after giving effect to all payments to be made on that Payment Date, will be released to the Depositor. The Depositor or other person specified in the applicable prospectus supplement will not have any obligation after the related Closing Date to deposit any amounts into the Yield Supplement Account after the related Closing Date even if the amount on deposit in that account is less than the Required Yield Supplement Amount for any Payment Date. Monies on deposit in the Yield Supplement Account may be invested in Eligible Investments under the circumstances and in the manner described in the related Pooling and Servicing Agreement or Trust Agreement.

DISTRIBUTIONS ON THE SECURITIES

           With respect to each series of Securities, beginning on the Payment Date specified in the applicable prospectus supplement, payments of principal of and interest (or, where applicable, of principal or interest only) on each class of those Securities entitled to payments of principal and interest will be made by the applicable Indenture Trustee to the Noteholders and by the applicable Trustee to the Certificateholders of that series. The timing, calculation, allocation, order, source, priorities of and requirements for all payments to each class of Noteholders and all payments to each class of Certificateholders of that series will be set forth in the applicable prospectus supplement.

           With respect to each Trust, on each Payment Date, collections on the related Receivables will be withdrawn from the related Collection Account and will be paid to the Noteholders and/or Certificateholders to the extent provided in the applicable prospectus supplement. Credit enhancement, such as a Reserve Account, may be available to cover any shortfalls in the amount available for payment to the Securityholders on that date to the extent specified in the applicable prospectus supplement. As more fully described in the applicable prospectus supplement,

            1. payments of principal of a class of Securities of a given series will be subordinate to payments of interest on that class;

            2. payments in respect of one or more classes of certificates of that series may be subordinate to payments in respect of notes, if any, of that series or other classes of certificates of that series; and

            3. payments in respect of one or more classes of notes of that series may be subordinated to payments in respect of other classes of notes of that series.

CREDIT AND CASH FLOW ENHANCEMENT

           The amounts and types of credit and cash flow enhancement arrangements and the applicable provider, with respect to each class of Securities of a given series, if any, will be set forth in the applicable prospectus supplement. If and to the extent provided in the applicable prospectus supplement, credit and cash flow enhancement may be in the form of subordination of one or more classes of Securities, Reserve Accounts, overcollateralization to cover either or both credit risk or yield enhancement, letters of credit, credit or liquidity facilities, surety bonds, guaranteed investment contracts, swaps or other interest rate protection agreements, repurchase obligations, other agreements with respect to third party payments or other support, cash deposits or other arrangements that may be described in the applicable prospectus supplement or any combination of the foregoing. If specified in the applicable prospectus supplement, credit or cash flow enhancement for a class of Securities may cover one or more other classes of Securities of the same series, and credit or cash flow enhancement for a series of Securities may cover one or more other series of Securities.

           The presence of a Reserve Account and other forms of credit enhancement for the benefit of any class or series of Securities is intended to enhance the likelihood of receipt by the Securityholders of that class or series of the full amount of principal and interest due on those Securities and to decrease the likelihood that that Securityholders will experience losses. Credit or cash flow enhancement for a class or series of Securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal of and interest on those Securities. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, Securityholders of any class or series will bear their allocable share of deficiencies, as described in the applicable prospectus supplement. In addition, if a form of credit enhancement covers more than one class or series of Securities, Securityholders of any of that class or series will be subject to the risk that that credit enhancement will be exhausted by the claims of Securityholders of other classes or series.

           Reserve Account. If provided in the applicable prospectus supplement, pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement, the Depositor or a third party will establish for a series or class of Securities an account, as specified in the applicable prospectus supplement, which may be designated as a "Reserve Account" (the "Reserve Account"), which will be maintained with the related Trustee or Indenture Trustee, as applicable. Unless otherwise specified in the prospectus supplement, the Reserve Account will be funded by an initial deposit by the Depositor or a third party on the Closing Date in the amount set forth in the applicable prospectus supplement (the "Reserve Account Initial Deposit"). To the extent provided in the applicable prospectus supplement, the amount on deposit in the Reserve Account will be increased on each Payment Date thereafter up to the Specified Reserve Account Balance (as defined in the applicable prospectus supplement) by the deposit in the Reserve Account of the amount of collections on the related Receivables remaining on each Payment Date after all specified payments on that date have been made. The applicable prospectus supplement will describe the circumstances and manner under which payments may be made out of the Reserve Account, either to holders of the Securities covered by that prospectus supplement or to the Depositor or a third party. Monies on deposit in the Reserve Account may be invested in Eligible Investments under the circumstances and in the manner described in the related Sale and Servicing Agreement or the Pooling and Servicing Agreement. The Depositor may in the future establish for the related series or class of Securities a Reserve Account even though the related prospectus supplement did not provide for the creation of a Reserve Account, in accordance with the related Sale and Servicing Agreement or Pooling and Servicing Agreement, to provide additional credit enhancement; under such circumstances, deposits therein would be at the Depositor's sole option.

           Surety Bond. The prospectus supplement may provide that the Trust enter into agreements with an insurer for the purpose of guaranteeing payments of principal and/or interest on the Securities. If, on the date so specified in the prospectus supplement, the amount on deposit in the Collection Account after giving effect to all amounts deposited to or payable from a Payahead Account, a prefunding account or a capitalized interest agreement with respect to the related Payment Date, is less than the sum of the Base Servicing Fee, and amounts due to Securityholders on the related Payment Date, the Trustee by delivering a notice to the insurer shall demand payment under the surety bond in an amount equal to the deficiency. The applicable prospectus supplement will describe the circumstances and manner under which payments may be made under the surety bond, either to Securityholders, or the Trustee or the Indenture Trustee, as the case may be.

           Pre-funding feature. A Trust may enter into an agreement with the Depositor, in which the Depositor may sell additional Receivables to the Trust after the Closing Date. The transfer of Receivables to the Trust after the Closing Date is known as a pre-funding feature. Any subsequent Receivables will be required to conform to the requirements described in the related prospectus supplement. If a pre-funding feature is used, the Trustee or the Indenture Trustee will be required to deposit all or a portion of the proceeds of the sale of the Securities of the series in a segregated account. The subsequent Receivables will be transferred to the Trust in exchange for money released from that segregated account. Any transfer of Receivables must occur within a specified period, not to exceed one year. If a Trust elects federal income tax treatment as a grantor trust, the pre-funding period will be limited to three months. If all of the monies originally deposited in the segregated account are not used by the end of the specified period, all remaining monies will be applied as a mandatory prepayment of a designated class or classes of Securities.

           Cash Collateral Account. The prospectus supplement may provide that upon the occurrence of an event of default by the Servicer, a segregated cash collateral account may be established as security for the Servicer's obligations under the Sale and Servicing Agreement or the Pool and Servicing Agreement, as the case may be.

NET DEPOSITS

           As an administrative convenience, as long as specified conditions are satisfied, the Servicer will be permitted to make the deposit of collections, aggregate Advances and Administrative Purchase Payments for any Trust for or with respect to the related Collection Period net of payments to be made to the Servicer with respect to that Collection Period. The Servicer may cause to be made a single, net transfer to the Collection Account. The Servicer, however, will account to the Trustee, any Indenture Trustee, the Noteholders, if any, and the Certificateholders with respect to each Trust as if all deposits, payments and transfers were made individually. With respect to any Trust that issues both certificates and notes, if the related Payment Dates are not the same for all classes of Securities, all distributions, deposits or other remittances made on a Payment Date will be treated as having been distributed, deposited or remitted on the same Payment Date for the applicable Collection Period for purposes of determining other amounts required to be distributed, deposited or otherwise remitted on a Payment Date.

STATEMENTS TO TRUSTEES AND THE TRUST

           On the date on or prior to each Payment Date to be specified in the applicable prospectus supplement (each, a "Determination Date"), the Servicer will provide to the applicable Indenture Trustee, if any, and the applicable Trustee a statement setting forth with respect to a series of Securities substantially the same information that is required to be provided in the periodic reports provided to Secuntyholders of that series described under "--Statements to Securityholders" below.

STATEMENTS TO SECURITYHOLDERS

           With respect to each series of Securities that includes notes, on or prior to each Payment Date, the Servicer will prepare and provide to the related Indenture Trustee a statement to be delivered to the related Noteholders on that Payment Date. In addition, on or prior to each Payment Date, the Servicer will prepare and provide to the related Trustee of each Trust, a statement to be delivered to the Certificateholders, Each statement to be delivered to Securityholders will include (to the extent applicable) the following information (and any other information so specified in the applicable prospectus supplement) as to the notes of that series and as to the certificates of that series with respect to that Payment Date:

            1. the amount of the payment allocable to the principal amount of each class of those notes and to the Certificate Balance of each class of those certificates;

            2. the amount of the payment allocable to interest on each class of Securities of that series;

            3. the amount of the distribution allocable to the Yield Supplement Deposit, if any;

            4. the Pool Balance as of the close of business on the last day of the related Collection Period after giving effect to payments allocated to principal reported under clause (1) above;

            5. the amount of the total Servicing Fee paid to the Servicer with respect to the related Collection Period;

            6. the Interest Rate or Pass Through Rate for the Interest Period relating to the succeeding Payment Date for any class of notes or certificates of that series with variable or adjustable rates;

            7. the Noteholders' Interest Carryover Shortfall, the Noteholders' Principal Carryover Shortfall, the
                  Certificateholders' Interest Carryover Shortfall and the Certificateholders' Principal Carryover Shortfall (each as defined in the applicable prospectus supplement), if any, in each case as applicable to each class of Securities;

            8. the Note Pool Factor for each class of those notes, and the Certificate Balance and the Certificate Pool Factor for each class of those certificates, each after giving effect to all payments reported under clause (1) above on that date;

            9.    the amount of non-recoverable Advances on that Payment Date;

            10. the balance of any related Reserve Account on that date, after giving effect to changes to the related Reserve Account on that date and the amount of those changes;

            11.   the amount of Trust fees and expenses;

            12. the Available Amounts, as that term is defined in the prospectus supplement;

            13. the amount available under the Servicer's letter of credit, surety bond or insurance policy (the "Servicer Letter of Credit") as provided in the Sale and Servicing Agreement, if any, and the amount as a percentage of the Pool Balance as of the last day of that Collection Period; and

            14. payments to and from third party credit enhancement providers, if any.

           Each amount set forth in subclauses (1), (2), (5) and (7) above will be expressed in the aggregate and as a dollar amount per $1,000 of the original principal amount of each class of notes or the Original Certificate Balance of each class of certificates, as the case may be.

           Copies of the statements may be obtained by the Securityholders by delivering a request in writing addressed to the applicable Trustee at its address set forth in the applicable prospectus supplement.

           Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each Trust, the applicable Trustee will mail to each person who at any time during that calendar year has been a Securityholder with respect to that Trust and received any payment a statement containing information for the purposes of that Securityholder's preparation of federal income tax returns. We refer you to "Material Income Tax Consequences."

EVIDENCE AS TO COMPLIANCE

           Each Sale and Servicing Agreement and Pooling and Servicing Agreement will provide that a firm of independent public accountants will furnish to the related Trust and Indenture Trustee or Trustee, as applicable, annually a statement as to compliance in all material respects by the Servicer during the preceding twelve months (or, in the case of the first statement, from the applicable Closing Date, which may be longer than twelve months) with specified standards relating to the servicing of the applicable Receivables.

           Each Sale and Servicing Agreement and Pooling and Servicing Agreement will also provide for delivery to the related Trust and Indenture Trustee or Trustee, as applicable, substantially simultaneously with the delivery of those accountants' statement referred to above, of a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled its obligations under the Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, throughout the preceding twelve months (or, in the case of the first certificate, from the Closing Date) in all material respects or, if there has been a default in the fulfillment of any obligation, describing each default. The Servicer has agreed to give each Indenture Trustee and each Trustee notice of specified Servicer Defaults under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable.

           Copies of the statements and certificates may be obtained by Securityholders by a request in writing addressed to the applicable Trustee.

CERTAIN MATTERS REGARDING THE SERVICER

           Each Sale and Servicing Agreement and Pooling and Servicing Agreement will provide that BMW FS may not resign from its obligations and duties as Servicer under those documents, except upon BMW FS' determination that its performance of those duties is no longer permissible under applicable law. No resignation will become effective until the related Indenture Trustee or Trustee, as applicable, or a successor servicer has assumed BMW FS' servicing obligations and duties under the related Sale and Servicing Agreement or Pooling and Servicing Agreement.

           Each Sale and Servicing Agreement and Pooling and Servicing Agreement will further provide that neither the Servicer nor any of its directors, officers, employees or agents will be under any liability to the related Trust or the related Noteholders or Certificateholders for taking any action or for refraining from taking any action pursuant to the related Sale and Servicing


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Agreement or Pooling and Servicing Agreement or for errors in judgment; except that neither the Servicer nor any person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the Servicer's duties under that document or by reason of reckless disregard of its obligations and duties under that document. In addition, each Sale and Servicing Agreement and Pooling and Servicing Agreement will provide that the Servicer is not obligated to appear in, prosecute or defend any legal action that is not incidental to the Servicer's servicing responsibilities under the related Sale and Servicing Agreement or Pooling and Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability. The Servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of the related Sale and Servicing Agreement or Pooling and Servicing Agreement with respect to the rights and duties of the parties to the related Sale and Servicing Agreement or Pooling and Servicing Agreement and the interests of the Securityholders under the applicable agreement. In that event, the legal expenses and costs of that action and any liability resulting from that course of action will be expenses, costs and liabilities of the Servicer, and the Servicer will not be entitled to be reimbursed for those costs and liabilities.

           Under the circumstances specified in each Sale and Servicing Agreement and Pooling and Servicing Agreement, any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to all or substantially all of the business of the Servicer will be the successor of the Servicer under the related Sale and Servicing Agreement or Pooling and Servicing Agreement.

SERVICER DEFAULT

           Except as otherwise provided in the related prospectus supplement, "Servicer Default" under each Sale and Servicing Agreement and Pooling and Servicing Agreement will consist of the following:

            1. any failure by the Servicer to deposit in or credit to any Account any required payment or make the required payments from any Account and that failure continues unremedied for five Business Days after discovery of that failure by the Servicer or after receipt of written notice by the Servicer;

            2. failure on the part of the Servicer duly to observe or perform, in any material respect, any covenants or agreements of the Servicer set forth in the Sale and Servicing Agreement or the Pooling and Servicing Agreement, which failure (i) materially and adversely affects the rights of the Securityholders and (ii) continues unremedied for a period of 60 days after discovery of such failure by the Servicer or after the date on which written notice of such failure requiring the same to be remedied shall have been given to the Servicer by any of the Owner Trustee, the Indenture Trustee or Securityholders evidencing not less than 50% of the outstanding amount of the most senior class of Securities then outstanding;

            3. the occurrence of events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings with respect to the Servicer indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations (any of these events with respect to the Servicer being an "Insolvency Event").

RIGHTS UPON SERVICER DEFAULT

           In the case of any Trust that has issued notes, unless otherwise provided in the related prospectus supplement, so long as a Servicer Default under a Sale and Servicing Agreement remains unremedied, the related Indenture Trustee or holders of notes of the related series evidencing not less than 50% of the principal amount of the most senior class of notes then outstanding may terminate all the rights and obligations of the Servicer under the Sale and Servicing Agreement, and at that time the Indenture Trustee or a successor servicer appointed by the Indenture Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under the Sale and Servicing Agreement and will be entitled to similar compensation arrangements. In the case of any Trust that has not issued notes, or the notes have been discharged in accordance with their terms, unless otherwise provided in the related prospectus supplement, as long as a Servicer Default under the related Sale and Servicing Agreement or Pool and Servicing Agreement remains unremedied, the related Trustee or holders of certificates of the related series evidencing not less than 50% of the principal amount of the certificates then outstanding (but excluding for purposes of that calculation and action all certificates held by the Depositor, the Servicer or any of their affiliates), acting together as a


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single class, may terminate all the rights and obligations of the Servicer under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, and at that time the Trustee or a successor servicer appointed by the Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer in its capacity under the Sale and Servicing Agreement and will be entitled to similar compensation arrangements.

           However, if a bankruptcy trustee or similar official has been appointed for the Servicer, and no Servicer Default other than the appointment of a bankruptcy trustee or similar official has occurred, that bankruptcy trustee or official may have the power to prevent that Indenture Trustee, those Noteholders, that Trustee or those Certificateholders, as applicable, from effecting a transfer of servicing as described above. If that Indenture Trustee or Trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor servicer with a net worth of at least $50,000,000 and whose regular business includes the servicing of motor vehicle receivables. The related Indenture Trustee or the Trustee, or any person appointed as successor servicer, will be the successor in all respects to the predecessor Servicer under the related Sale and Servicing Agreement or Pooling and Servicing Agreement and all references in the related Sale and Servicing Agreement or Pooling and Servicing Agreement to the Servicer shall apply to that successor servicer. The related Indenture Trustee or Trustee may make arrangements for compensation to be paid, but the compensation for the successor servicer may not be greater than the Base Servicing Fee under the related Sale and Servicing Agreement or Pooling and Servicing Agreement. Notwithstanding termination, the Servicer will be entitled to payment of specified amounts payable to it prior to the termination for services it rendered prior to the termination. Upon payment in full of the principal of and interest on the notes, the Certificateholders will succeed to the rights of the Noteholders with respect to removal of the Servicer.

WAIVER OF PAST DEFAULTS

           With respect to each Trust that has issued notes, unless otherwise provided in the applicable prospectus supplement:

            o the holders of not less than a majority of the most senior class of Securities then outstanding (but excluding for purposes of calculation and action all Securities held by the Depositor, the Servicer or any of their affiliates); or

            o in the case of any Servicer Default that does not adversely affect the related Indenture Trustee or the related Noteholders, the holders of certificates of that series (or relevant class or classes of certificates of the series) evidencing a majority of the aggregate Certificate Balance of those certificates then outstanding (but excluding for purposes of calculation and action all certificates held by the Depositor, the Servicer or any of their affiliates), may, on behalf of all those Noteholders or Certificateholders, waive any default by the Servicer in the performance of its obligations under the related Sale and Servicing Agreement and its consequences, except a Servicer Default in making any required deposits to the related Collection Account in accordance with that Sale and Servicing Agreement. With respect to each Trust that has not issued notes, holders of certificates of that series evidencing a majority of the aggregate Certificate Balance of those certificates then outstanding (or relevant class or classes of certificates but excluding for purposes of calculation and action all certificates held by the Depositor, the Servicer or any of their affiliates), may, on behalf of all those Certificateholders, waive any default by the Servicer in the performance of its obligations under the related Pooling and Servicing Agreement, except a Servicer Default in making any required deposits to the related Account in accordance with the related Pooling and Servicing Agreement. No waiver will impair those Noteholders' or Certificateholders' rights with respect to subsequent defaults.

AMENDMENT

           Unless otherwise provided in the related prospectus supplement, each of the Transfer and Servicing Agreements may be amended by the parties to that Transfer and Servicing Agreement, without the consent of the related Noteholders or Certificateholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of that Transfer Agreement and Servicing Agreement or of modifying in any manner the rights of the


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Securityholders thereunder; provided, that any amendment will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of the Securityholder; provided, however, that the amendment shall be deemed not to materially and adversely affect the interests of any Securityholder, and no opinion shall be required, if the Rating Agencies confirm that the amendment will not result in the withdrawal, qualification or reduction of the then current ratings of the Securities.

           Each of the Transfer and Servicing Agreements may also be amended from time to time by the parties to that Transfer and Servicing Agreement with the consent of the Noteholders evidencing at least a majority of the Note Balance and the Certificateholders evidencing a majority of the Certificate Balance, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Transfer and Servicing Agreements or of modifying in any manner the rights of the Securityholders; provided, that the amendment may not:

            o increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on or in respect of the Receivables or distributions that are required to be made for the benefit of the Securityholders; or

            o reduce the aforesaid percentage of the notes or certificates that is required to consent to the amendment, without the consent of the holders of all of the outstanding notes or certificates, as applicable.

LIST OF SECURITYHOLDERS

           Three or more holders of the certificates of any class in a series or one or more holders of those certificates of that class evidencing not less than 51% of the Certificate Balance of those certificates may, by written request to the related Trustee, obtain access to the list of all Certificateholders maintained by that Trustee for the purpose of communicating with other Certificateholders with respect to their rights under the related Trust Agreement or Pooling and Servicing Agreement or under those certificates.

           No Transfer and Servicing Agreement will provide for the holding of annual or other meetings of Securityholders.

INSOLVENCY EVENT

           Each Trust Agreement will provide that the related Trustee does not have the power to commence a voluntary proceeding in bankruptcy with respect to the related Trust without the unanimous prior approval of all Certificateholders (including the Depositor) of that Trust and the delivery to that Trustee by each Certificateholder (including the Depositor) of a certificate certifying that that Certificateholder reasonably believes that that Trust is insolvent.

PAYMENT OF NOTES

           Upon the payment in full of all outstanding notes of a given series and the satisfaction and discharge of the related Indenture, the related Trustee will succeed to all the rights of the Indenture Trustee, and the Certificateholders of that series will succeed to all the rights of the Noteholders of that series, under the related Sale and Servicing Agreement, except as otherwise provided in the Sale and Servicing Agreement.

TERMINATION

           The respective obligations of the Depositor, the Servicer, BMW FS (so long as BMW FS has rights or obligations under the related Transfer and Servicing Agreement), the related Trustee and the related Indenture Trustee, as the case may be, pursuant to a Transfer and Servicing Agreement will terminate upon the earlier of:

            o the maturity or other liquidation of the last Receivable and the disposition of any amounts received upon liquidation of any remaining Receivables;


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            o     the payment to Securityholders of all amounts required to be paid to them pursuant to the related agreement; or

            o the purchase by the Servicer, pursuant to the terms of the Sale and Servicing Agreement of all of the Receivables as of the end of any Collection Period after the Pool Balance is reduced to 10% or less of the Pool Balance as of the related Cutoff Date (or other level as may be provided in the applicable Prospectus Supplement).

           The Trustee will give written notice of termination to each Securityholder of record. The final distribution to any Securityholder will be made only upon surrender and cancellation of that holder's Security at any office or agency of the Trustee specified in the notice of termination. Any funds remaining in the Trust, after the Trustee has taken measures to locate a Securityholder set forth in the related Transfer and Servicing Agreement and those measures have failed, will be distributed, subject to applicable law, to the Depositor.

           Upon termination of any Trust, the assets of that Trust will be liquidated and the proceeds from any liquidation, and amounts held in related Accounts, will be applied to pay the notes and the certificates of the related series in full, to the extent of amounts available.

           As more fully described in the applicable prospectus supplement, any outstanding notes of the related series will be redeemed concurrently with any of the events specified above and the subsequent payment to the related Certificateholders of all amounts required to be paid to them pursuant to the applicable Trust Agreement or Pooling and Servicing Agreement will effect early retirement of the certificates of that series.

ADMINISTRATION AGREEMENT

           BMW FS, in its capacity as administrator (the "Administrator"), will enter into an agreement (as amended and supplemented from time to time, an "Administration Agreement") with each Trust that issues notes and the related Indenture Trustee pursuant to which the Administrator will agree, to the extent provided in that Administration Agreement, to provide the notices and to perform other administrative obligations required by the related Indenture. Unless provided for in the applicable prospectus supplement, the Administrator shall not be paid a separate fee for the performance of its duties as Administrator.

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

GENERAL

           The transfer of the Receivables to the applicable Trustee, the perfection of the security interests in the Receivables and the enforcement of rights to realize on the Financed Vehicles as collateral for the Receivables are subject to a number of federal and state laws, including the UCC as in effect in various states. The Servicer and the Depositor will take the action described below to perfect the rights of the applicable Trustee in the Receivables. If another party purchases (including the taking of a security interest in) the Receivables for new value in the ordinary course of its business, without actual knowledge of the Trust's interest, and takes possession of the Receivables, that purchaser would acquire an interest in the Receivables superior to the interest of the Trust.

SECURITY INTERESTS

           General. In states in which retail installment sale contracts or promissory notes, including the Receivables, evidence the credit sale of motor vehicles by dealers to obligors, the contracts also constitute personal property security agreements and include grants of security interests in the vehicles under the applicable UCC. Perfection of security interests in financed motor vehicles is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In most states, a security interest in a motor vehicle is perfected by obtaining possession of the certificate of title to the motor vehicle or notation of the secured party's lien on the motor vehicle's certificate of title.

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           All retail installment sale contracts and promissory notes acquired from Centers name BMW Bank as obligee or assignee and as the secured party, except in the case of Contracts due from residents of certain states (currently Montana and New Jersey) which name BMW FS as obligee or assignee and as the secured party. BMW FS also takes all actions necessary under the laws of the state in which the related Financed Vehicle is located to perfect its security interest in that Financed Vehicle, including, where applicable, having a notation of its lien recorded on the related certificate of title and obtaining possession of that certificate of title. Because BMW FS continues to service the contracts as Servicer under the Sale and Servicing Agreement or the Pooling and Servicing Agreement, as applicable, the Obligors on the contracts will not be notified of the sale from BMW FS to the Depositor or the sale from the Depositor to the related Trust.

           Perfection. Pursuant to the related Purchase Agreement, BMW FS will sell and assign its security interest in the Financed Vehicles to the Depositor and, with respect to each Trust, pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, the Depositor will assign its security interest in the Financed Vehicles to that Trust. However, because of the administrative burden and expense, none of BMW FS, the Depositor or the related Trustee will amend any certificate of title to identify that Trust as the new secured party on that certificate of title relating to a Financed Vehicle. However, UCC financing statements with respect to the transfer to the Depositor of BMW FS' security interest in the Financed Vehicles and the transfer to the Trustee of the Depositor's security interest in the Financed Vehicles will be filed. In addition, the Servicer will continue to hold any certificates of title relating to the Financed Vehicles in its possession as custodian for that Trust pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement. We refer you to "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables."

           In most states, an assignment such as that under each Purchase Agreement or each Sale and Servicing Agreement or Pooling and Servicing Agreement is an effective conveyance of a security interest without amendment of any lien noted on a motor vehicle's certificate of title, and the assignee succeeds to the assignor's rights as secured party. Although re-registration of the motor vehicle is not necessary to convey a perfected security interest in the Financed Vehicles to the Trust, because the Trust will not be listed as lienholder on the certificates of title, the security interest of that Trust in the vehicle could be defeated through fraud or negligence. In those states, in the absence of fraud or forgery by the motor vehicle owner or the Servicer or administrative error by state or local agencies, the notation of BMW Bank's or BMW FS', as applicable, lien on the certificates of title will be sufficient to protect that Trust against the rights of subsequent purchasers of a Financed Vehicle or subsequent lenders who take a security interest in a Financed Vehicle. In each Purchase Agreement, BMW FS will represent and warrant, and in each Sale and Servicing Agreement or Pooling and Servicing Agreement, the Depositor will represent and warrant, that it has taken all action necessary to obtain a perfected security interest in each Financed Vehicle. If there are any Financed Vehicles as to which BMW FS failed to obtain and assign to the Depositor a perfected security interest, the security interest of the Depositor would be subordinate to, among others, subsequent purchasers of the Financed Vehicles and holders of perfected security interests in the Financed Vehicles. To the extent that failure has a material and adverse effect on the Trust's interest in the related Receivables, however, it would constitute a breach of the warranties of BMW FS under the related Purchase Agreement or the Depositor under the related Sale and Servicing Agreement or Pooling and Servicing Agreement. Accordingly, pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement, the Depositor would be required to repurchase the related Receivable from the Trust and, pursuant to the related Purchase Agreement, BMW FS would be required to purchase that Receivable from the Depositor, in each case unless the breach was cured. Pursuant to each Sale and Servicing Agreement and Pooling and Servicing Agreement, the Depositor will assign to the related Trust its rights to cause BMW FS to purchase that Receivable under the related Purchase Agreement. We refer you to "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables" and "Risk Factors--Interests of other persons in the receivables and financed vehicles could be superior to the trust's interest, which may result in reduced payments on your securities."

           Continuity of Perfection. Under the laws of most states, the perfected security interest in a motor vehicle would continue for four months after the motor vehicle is moved to a state that is different from the one in which it is initially registered and thereafter until the owner re-registers the motor vehicle in the new state. A majority of states generally require surrender of a certificate of title to reregister a motor vehicle. In those states (for example, California) that require a secured party to hold possession of the certificate of title to maintain perfection of the security interest, the secured party would learn of the re-registration through the request from the obligor under the related installment sales contract or promissory note to surrender possession of the certificate of title. In the case of motor vehicles


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registered in states providing for the notation of a lien on the certificate of title but not possession by the secured party (for example, Texas), the secured party would receive notice of surrender from the state of re-registration if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the vehicle in the state of relocation. However, these procedural safeguards will not protect the secured party if through fraud, forgery or administrative error, the debtor somehow procures a new certificate of title that does not list the secured party's lien. Additionally, in states that do not require a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing the Receivables, BMW FS will take steps to effect re-perfection upon receipt of notice of re-registration or information from the Obligor as to relocation. Similarly, when an Obligor sells a Financed Vehicle, BMW FS must surrender possession of the certificate of title or will receive notice as a result of its lien noted on the certificate of title and accordingly will have an opportunity to require satisfaction of the related Receivable before release of the lien. Under each Sale and Servicing Agreement and Pooling and Servicing Agreement, the Servicer will be obligated to take appropriate steps, at the Servicer's expense, to maintain perfection of security interests in the Financed Vehicles and will be obligated to purchase the related Receivable if it fails to do so and that failure has a material and adverse effect on the Trust's interest in the Receivable.

           Priority of Liens Arising by Operation of Law. Under the laws of most states (including California), liens for repairs performed on a motor vehicle and liens for unpaid taxes take priority over even a perfected security interest in a Financed Vehicle. The Code also grants priority to specified federal tax liens over the lien of a secured party. The laws of some states and federal law permit the confiscation of motor vehicles by governmental authorities under some circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in the confiscated vehicle. BMW FS will represent and warrant to the Depositor in each Purchase Agreement, and the Depositor will represent and warrant to the Trust in each Sale and Servicing Agreement and Pooling and Servicing Agreement, that, as of the related Closing Date, each security interest in a Financed Vehicle is prior to all other present liens (other than tax liens and other liens that arise by operation of law) upon and security interests in that Financed Vehicle. However, liens for repairs or taxes could arise, or the confiscation of a Financed Vehicle could occur, at any time during the term of a Receivable. No notice will be given to the Trustee, any Indenture Trustee, any Noteholders or any Certificateholders in respect of a given Trust if a lien arises or confiscation occurs that would not give rise to the Depositor's repurchase obligation under the related Sale and Servicing Agreement or Pooling and Servicing Agreement or BMW FS' repurchase obligation under the related Purchase Agreement.

REPOSSESSION

           In the event of default by an Obligor, the holder of the related retail installment sale contract or promissory note has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. Among the UCC remedies, the secured party has the right to perform repossession by self-help means, unless it would constitute a breach of the peace or is otherwise limited by applicable state law. Unless a motor vehicle financed by BMW FS is voluntarily surrendered, self-help repossession is the method employed by BMW FS in most states and is accomplished simply by retaking possession of the Financed Vehicle. In cases where an Obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and that vehicle must then be recovered in accordance with that order. In some jurisdictions, the secured party is required to notify that Obligor of the default and the intent to repossess the collateral and to give that Obligor a time period within which to cure the default prior to repossession. In some states, an Obligor has the right to reinstate its contract and recover the collateral by paying the delinquent installments and other amounts due.

NOTICE OF SALE; REDEMPTION RIGHTS

           In the event of default by an Obligor under a retail installment sale contract or promissory note, some jurisdictions require that the obligor be notified of the default and be given a time period within which to cure the default prior to repossession. Generally, this right of cure may only be exercised on a limited number of occasions during the term of the related contract.

           The UCC and other state laws require the secured party to provide an Obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. In


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most states, an Obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation, accrued interest on the obligation plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys' fees. In some states, an Obligor has the right to redeem the collateral prior to actual sale by payment of delinquent installments or the unpaid balance.

DEFICIENCY JUDGMENTS AND EXCESS PROCEEDS

           The proceeds of resale of motor vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit those judgments. In addition to the notice requirement described above, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be "commercially reasonable." Generally, courts have held that when a sale is not "commercially reasonable," the secured party loses its right to a deficiency judgment. However, the deficiency judgment would be a personal judgment against the Obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or be uncollectible. In addition, the UCC permits the obligor or other interested party to recover for any loss caused by noncompliance with the provisions of the UCC. Also, prior to a sale, the UCC permits the Obligor or other interested person to prohibit the secured party from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the "default" provisions under the UCC. Occasionally, after resale of a repossessed vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a subordinate lien with respect to that vehicle or if no lienholder exists, the UCC requires the creditor to remit the surplus to the Obligor.

CERTAIN BANKRUPTCY CONSIDERATIONS

           In structuring the transactions contemplated by this prospectus, the Depositor has taken steps that are intended to make it unlikely that the voluntary or involuntary application for relief by BMW FS, under the United States Bankruptcy Code or similar applicable state laws (collectively, "Insolvency Laws"), will result in consolidation of the assets and liabilities of the Depositor with those of BMW FS. These steps include the creation of the Depositor as a wholly owned, limited purpose subsidiary pursuant to its limited liability company agreement containing limitations, including restrictions on the nature of the Depositor's business and on its ability to commence a voluntary case or proceeding under any Insolvency Law without the unanimous affirmative vote of all of its directors. In addition, to the extent that the Depositor granted a security interest in the Receivables to the Trust, and that interest was validly perfected before the bankruptcy or insolvency of BMW FS and was not taken or granted in contemplation of insolvency or with the intent to hinder, delay or defraud BMW FS or its creditors, that security interest should not be subject to avoidance, and payments to the Trust with respect to the Receivables should not be subject to recovery by a creditor or trustee in bankruptcy of BMW FS.

           However, delays in payments on the Securities and possible reductions in the amount of those payments could occur if:

           (A) a court were to conclude that the assets and liabilities of the Depositor should be consolidated with those of BMW FS in the event of the application of applicable Insolvency Laws to BMW FS;

           (B) a filing were made under any Insolvency Law by or against the Depositor; or

           (C) an attempt were to be made to litigate any of the foregoing issues.

           On each Closing Date, counsel to the Depositor will give an opinion to the effect that, based on a reasoned analysis of analogous case law (although there is no precedent based on directly similar facts), and, subject to facts, assumptions and qualifications specified in the opinion and applying the principles set forth in the opinion, in the event of a voluntary or involuntary bankruptcy case in respect of BMW FS under Title 11 of the United States


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Bankruptcy Code at a time when BMW FS was insolvent, the property of the
Depositor would not properly be substantively consolidated with the property of the estate of BMW FS. Among other things, that opinion will assume that each of the Depositor and BMW FS will follow specified procedures in the conduct of its affairs, including maintaining records and books of account separate from those of the other, refraining from commingling its assets with those of the other, and refraining from holding itself out as having agreed to pay, or being liable for, the debts of the other. The Depositor and BMW FS intend to follow these and other procedures related to maintaining their separate corporate identities. However, there can be no assurance that a court would not conclude that the assets and liabilities of the Depositor should be consolidated with those of BMW FS.

           BMW FS will warrant in each Purchase Agreement that the sale of the related Receivables by it to the Depositor is a valid sale. Notwithstanding the foregoing, if BMW FS were to become a debtor in a bankruptcy case, a court could take the position that the sale of Receivables to the Depositor should instead be treated as a pledge of those Receivables to secure a borrowing of BMW FS. If a court were to reach this conclusion, or a filing were made under any Insolvency Law by or against the Depositor, or if an attempt were made to litigate any of the foregoing issues, delays in payments on the certificates (and possible reductions in the amount of payments) could occur. In addition, if the transfer of Receivables to the Depositor is treated as a pledge instead of a sale, a tax or government lien on the property of BMW FS arising before the transfer of a Receivable to the Depositor may have priority over the Depositor's interest in that Receivable. Also, while BMW FS is the Servicer, cash collections on the Receivables may be commingled with general funds of BMW FS and, in the event of a bankruptcy of BMW FS, a court may conclude that the Trust does not have a perfected interest in those collections.

           BMW FS and the Depositor will treat the transactions described in this prospectus as a sale of the Receivables to the Depositor.

CONSUMER PROTECTION LAWS

           Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Soldiers' and Sailors' Civil Relief Act of 1940, the Military Reservist Relief Act of 1991, the Texas Consumer Credit Code, state adoptions of the National Consumer Act and of the Uniform Consumer Credit Code and state motor vehicle retail installment sales acts and other similar laws. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee's ability to enforce consumer finance contracts including the Receivables.

           The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC Rule"), the provisions of which are generally duplicated by the Uniform Consumer Credit Code, other statutes or the common law in some states, has the effect of subjecting a seller, and specified creditors and their assignees, in a consumer credit transaction to all claims and defenses that the obligor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by the obligor under the contract, and the holder of the contract may also be unable to collect any balance remaining due under that contract from the obligor. The FTC Rule is generally duplicated by the Uniform Consumer Credit Code, other state statutes or the common law in certain states.

           Most of the Receivables will be subject to the requirements of the FTC Rule. Accordingly, each Trust, as holder of the related Receivables, will be subject to any claims or defenses that the purchaser of the applicable Financed Vehicle may assert against the seller of the related Financed Vehicle. As to each Obligor, these claims are limited to a maximum liability equal to the amounts paid by the Obligor on the related Receivable. Under most state motor vehicle dealer licensing laws, sellers of motor vehicles are required to be licensed to sell motor vehicles at retail sale. Furthermore, federal odometer regulations promulgated under the Motor Vehicle Information and Cost Savings Act require that all sellers of new and used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If the seller is not properly licensed or if a written odometer disclosure statement was not provided to the purchaser of the related Financed Vehicle, an obligor


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may be able to assert a defense against the seller of the vehicle. If an Obligor were successful in asserting any of those claims or defenses, that claim or defense would constitute a breach of the Depositor's representations and warranties under the related Sale and Servicing Agreement or Pooling and Servicing Agreement and a breach of BMW FS' warranties under the related
Purchase Agreement and would, if the breach materially and adversely affects the Receivable or the interests of the Securityholders, create an obligation of the Depositor and BMW FS, respectively, to repurchase the Receivable unless the breach is cured. We refer you to "Description of the Transfer and Servicing Agreements-Sale and Assignment of Receivables."

           Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

           In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to borrowers.

           From time to time, BMW FS has been involved in litigation under consumer protection laws. In addition, substantially all of the motor vehicle contracts originated by BMW FS in California after 1990 (the "California Contracts") provided that the contract may be rescinded by the related Center if the Center is unable to assign the contract to a lender within ten days of the date of the contract. As of the date of this prospectus, the ten-day rescission period had run in respect of all of the California Contracts in which the rescission provision appears. Although there is authority, which is not binding upon any court, providing that a conditional sale contract containing such a provision does not comply with California law and would render the contract unenforceable, to the Depositor's and BMW FS' knowledge, the issue has not been presented before any California court. On the Closing Date, the Depositor will receive an opinion of counsel to the effect that all of the California Contracts are enforceable under California law and applicable federal laws.

           BMW FS and the Depositor will represent and warrant under each Purchase Agreement and each Sale and Servicing Agreement and Pooling and Servicing Agreement, as applicable, that each Receivable complies with all requirements of law in all material respects. Accordingly, if an Obligor has a claim against a Trust for violation of any law and that claim materially and adversely affects that Trust's interest in a Receivable, that violation would constitute a breach of the representations and warranties of BMW FS under the Purchase Agreement and the Depositor under the related Sale and Servicing Agreement or Pooling and Servicing Agreement and would create an obligation of BMW FS and the Depositor to repurchase the Receivable unless the breach is cured. We refer you to "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables."

OTHER LIMITATIONS

           In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a motor vehicle and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the vehicle at the time of bankruptcy (as determined by the court), leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

           Under the terms of the Soldiers' and Sailors' Relief Act of 1940 (the "Relief Act"), an Obligor who enters the military service after the origination of that Obligor' s Receivable (including an Obligor who is a member of the National Guard or is in reserve status at the time of the origination of the Obligor's Receivable and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of that Obligor' s active duty status, unless a court orders otherwise upon application of the lender. In addition, some states, including California, allow members of its national guard to apply to a court to delay payments on any contract obligation if called into active service by the Governor. It is possible that the foregoing could have an effect on the ability of the Servicer to collect the full amount of interest


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owing on some of the Receivables. In addition, both the Relief Act and the laws of some states, including California, New York and New Jersey, imposes limitations that would impair the ability of the Servicer to repossess the released Financed Vehicle during the Obligor's period of active duty status. Thus, if that Receivable goes into default, there may be delays and losses occasioned by the inability to exercise the Trust's rights with respect to the Receivable and the related Financed Vehicle in a timely fashion.

           Any shortfall pursuant to either of the two preceding paragraphs, to the extent not covered by amounts payable to the Securityholders from amounts on deposit in the related Reserve Account or from coverage provided under any other credit enhancement mechanism, could result in losses to the Securityholders.

                        MATERIAL INCOME TAX CONSEQUENCES

           The following is a discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the notes and the certificates of any series, to the extent it relates to matters of law or legal conclusions. This discussion represents the opinion of tax counsel to the Trust, subject to the qualifications set forth in this prospectus. The summary does not purport to deal with federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules, For example, it does not discuss the tax treatment of Noteholders or Certificateholders that are insurance companies, regulated investment companies, dealers in securities, S-corporations, banks, thrifts, other financial institutions, broker-dealers, tax-exempt organizations, real estate investment trusts and persons that hold certificates or notes as part of a straddle, hedging or conversion transaction or to a person or entity holding an interest in a holder. Moreover, there are no cases or Internal Revenue Service ("IRS") rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the notes and the certificates. As a result, the IRS may disagree with all or a part of the discussion below. It is suggested that prospective investors consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the notes and the certificates.

           The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated under the Code and judicial or ruling authority, all of which are subject to change, which change may be retroactive. No ruling on any of the issues discussed below will be sought from the IRS. For purposes of the following summary, references to the Trust, the notes, the certificates and related terms, parties and documents shall be deemed to refer to each Trust and the notes, certificates and related terms, parties and documents applicable to that Trust. The federal income tax consequences to Certificateholders will vary depending on whether the Trust is treated as a partnership (or a "disregarded entity," in the event that there is a single beneficial owner of the Certificates) or a grantor trust under the Code. The prospectus supplement for each series of certificates will specify, and each trust will receive an opinion of Tax Counsel regarding:

            o whether the Trust will be treated as a partnership, or a disregarded entity, or a grantor trust; and

            o     the tax characterization of the notes and certificates.

           An opinion of Tax Counsel, however, is not binding on the IRS or the courts.

TAX TREATMENT OF OWNER TRUSTS

      Tax Characterization of the Trust

           The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of the notes and the certificates of a Trust referred to as an "owner trust" in the applicable prospectus supplement (an "Owner Trust"), subject to the qualifications set forth in this prospectus. These statements are intended as an explanatory discussion of the related federal income tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, it is suggested that each investor consult its own tax advisor with regard to the tax consequences to it of investing in notes or certificates.


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           Tax Counsel will deliver its opinion that an Owner Trust will not be an association or publicly traded partnership taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Related Documents will be complied with, and on Tax Counsel's conclusion that the nature of the income of the Trust will exempt it from the rule that some publicly traded partnerships are taxable as corporations.

           If the Owner Trust were taxable as a corporation for federal income tax purposes, the Trust would be subject to corporate income tax on its taxable income. The Trust's taxable income would include all its income on the Receivables, possibly reduced by its interest expense on some or all of the classes of notes. Any corporate income tax could materially reduce cash available to make payments on the notes and the certificates, and Certificateholders could be liable for any tax of this type that is not paid by the Trust.

TAX CONSEQUENCES TO OWNERS OF THE NOTES

           Treatment of the Notes as Indebtedness. The Depositor and any Noteholders will agree, and the beneficial owners of the notes (the "Note Owners") will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Except as otherwise provided in the related prospectus supplement, Tax Counsel will deliver its opinion that the notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the notes is correct.

           OID, Indexed Securities, etc. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not Indexed Securities or Strip Notes (as defined in this prospectus). Moreover, the discussion assumes that the interest formula for the notes meets the requirements for "qualified stated interest" under Treasury regulations (the "OID regulations") relating to original issue discount ("OID"), and that any OID on the notes (i.e., any excess of the principal amount of the notes over their issue price) does not exceed a de minimis amount (i.e., 1/4% of their principal amount multiplied by the number of full years included in determining their term), all within the meaning of the OID regulations. In determining whether any OID on the notes is de minimis, the Depositor expects to use a reasonable assumption regarding prepayments (a "Prepayment Assumption") to determine the weighted average maturity of the notes. If these conditions are not satisfied with respect to any given series of notes, additional tax considerations with respect to those notes will be disclosed in the applicable prospectus supplement.

           Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the notes will not be considered issued with OID. The stated interest on the notes will be taxable to a Note Owner as ordinary interest income when received or accrued in accordance with that Note Owner's method of tax accounting. Under the OID regulations, the Note Owner of a note issued with a de minimis amount of OID must include that OID in income, on a pro rata basis, as principal payments are made on the note. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

           The Note Owner of a note that has a fixed maturity date of not more than one year from the issue date of that note (a "Short-Term Note") may be subject to special rules. An accrual basis Note Owner of a Short-Term Note (and some cash method Note Owners, including regulated investment companies, as set forth in Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis or under a constant yield method over the term of each interest period. Other cash basis Note Owners of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term
Note). However, a cash basis Note Owner of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis Note Owner that is not required to report interest income as it accrues under Section 1281 may elect to accrue interest income on all nongovemment debt obligations with a term of one year or less, in which case the Note Owner would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

           Sale or Other Disposition. If a Note Owner sells a note, the Note Owner will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the Note Owner's adjusted tax basis in the note. The adjusted tax basis of a note to a particular Note Owner will equal the


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
Note Owner's cost for the note, increased by any market discount, acquisition discount, OID and gain previously included in income by that Note Owner with respect to the note and decreased by the amount of bond premium, if any, previously amortized and by the amount of payments of principal and OID previously received by that Note Owner with respect to that note. Any such gain or loss, and any gain or loss recognized on a prepayment of the notes, will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

           Foreign Owners. Interest paid (or accrued) to a Note Owner who is a Foreign Owner generally will be considered "portfolio interest," and generally will not be subject to United States federal income tax and withholding tax if the interest is not effectively connected with the conduct of a trade or business within the United States by the Foreign Owner and:

            1. the Foreign Owner is not actually or constructively a "10 percent shareholder" of the Trust or the Depositor (including a holder of 10% of the outstanding certificates issued by the Trust) or a "controlled foreign corporation" with respect to which the Trust or the Depositor is a "related person" within the meaning of the Code;

            2. the Foreign Owner is not a bank receiving interest described in Section 881(c)(3)(A) of the Code;

            3. the interest is not contingent interest described in Section 871(h)(4) of the Code; and

            4. the Foreign Owner does not bear specified relationships to any Certificateholder.

           To qualify for the exemption from taxation, the Foreign Owner must provide the applicable Trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes with an appropriate statement, on Form W-8BEN or a similar form, signed under penalty of perjury, certifying that the Note Owner is a Foreign Owner and providing the Foreign Owner's name and address. If a note is held through a securities clearing organization or other financial institution, the organization may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN or substitute form provided by the Foreign Owner and the Foreign Owner must notify the financial institution acting on its behalf of any changes to the information on the Form W-8BEN, or substitute form, within 30 days of that change. If interest paid to a Foreign Owner is not considered portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty. In order to claim the benefit of any applicable tax treaty, the Foreign Owner must provide the applicable Trustee or other person who is required to withhold U.S. tax with respect to the notes with an appropriate statement on Form W-8BEN or substitute form, signed under penalty of perjury, certifying that the Foreign Owner is entitled to benefits under the treaty.

           Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a Foreign Owner will be exempt from United States federal income and withholding tax, provided that:

                  o the gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Owner; and

                  o in the case of an individual Foreign Owner, the Foreign Owner is not present in the United States for 183 days or more during the taxable year of disposition.

           As used in this prospectus, a "U.S. Person" means:

            1.    a citizen or resident of the United States;

            2. a corporation or a partnership organized in or under the laws of the United States or any political subdivision of the United States;

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
            3. an estate, the income of which from sources outside the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

            4.    a trust if:

                (a) a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust; or

                (b) the trust was in existence on August 20, 1996 and is eligible to elect, and has made a valid election, to be treated as a U.S. Person despite not meeting the requirements of clause (a).

           A "Foreign Owner" means a person other than a U.S. Person and persons subject to rules applicable to certain former citizens or residents of the United States,

           Backup Withholding. Each Note Owner (other than an exempt Note Owner which includes a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalty of perjury, a certificate on Form W-9 providing the Note Owner's name, address, correct federal taxpayer identification number and a statement that the Note Owner is not subject to backup withholding. Should a nonexempt Note Owner fail to provide the required certification, the Trust will be required to withhold from the amount otherwise payable to the Note Owner, and remit the withheld amount to the IRS. The amount withheld would be credited against the Note Owner's federal income tax liability.

           Possible Alternative Treatments of the Notes. If, contrary to the opinion of Tax Counsel, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the Trust. If so treated, the Trust might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity). Alternatively, and most likely in the view of Tax Counsel, the Trust might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet specified qualifying income tests. Nonetheless, treatment of the notes as equity interests in a publicly traded partnership could have adverse tax consequences to some Note Owners. For example, income to some tax-exempt entities (including pension funds) may be "unrelated business taxable income," income to Foreign Owners may be subject to U.S. tax and cause Foreign Owners to be subject to U.S. tax return filing and withholding requirements, and individual Note Owners might be subject to some limitations on their ability to deduct their share of trust expenses.

TAX CONSEQUENCES TO OWNERS OF THE CERTIFICATE

           Treatment of the Trust as a Partnership. Tax counsel to the Trust is of the opinion that for federal income tax purposes the Notes should constitute debt and, if the Certificates are held by more than one person, the Trust will constitute a partnership. However, the proper characterization of the arrangement involving the Trust, the certificates, the notes, the Depositor and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated in this prospectus. The Depositor and the Servicer will agree, and the beneficial owners of the certificates (the "Certificate Owners") will agree by their purchase of certificates, to treat the Owner Trust as a partnership (or as an entity disregarded as separate from the Certificate Owner in the event that there is a single Certificate Owner) for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income. Unless otherwise specified in the applicable prospectus supplement, if the Owner Trust is treated as a partnership, the assets of the partnership would be the assets held by the Trust, the partners of the partnership would be the Certificate Owners (including the Depositor in its capacity as recipient of payments from the Reserve Account), and the notes would be debt of the partnership.

           A variety of alternative characterizations are possible. For example, because the certificates have features characteristic of debt, the certificates might be considered debt of the Depositor or the Trust. Any characterization of


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this type generally would not result in materially adverse tax consequences to
Certificate Owners as compared to the consequences from treatment of the certificates as equity in a partnership, described below, The following discussion assumes that the certificates represent equity interests in a partnership. The applicable prospectus supplement will disclose the tax considerations relevant to any certificates not intended to constitute equity interests in a partnership.

           Indexed Securities, etc. The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates are Indexed Securities or Strip Certificates, and that a series of Securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to those certificates will be disclosed in the applicable prospectus supplement.

           Partnership Taxation. As a partnership, the Owner Trust will not be subject to federal income tax. Rather, each Certificate Owner will be required to separately take into account that Owner's allocated share of income, gains, losses, deductions and credits of the Owner Trust. The Trust's income will consist primarily of interest and finance charges earned on the Receivables (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Receivables. The Trust's deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of Receivables.

           The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). In the Trust Agreement, the Certificate Owners will agree that the yield on a certificate is intended to qualify as a "guaranteed payment" and not as a distributive share of partnership income. A guaranteed payment would be treated by a Certificate Owner as ordinary income, but may well not be treated as interest income. The Trust Agreement will provide that, to the extent that the treatment of the yield on a Certificate as a guaranteed payment is not respected, the Certificate Owners of each class of certificates will be allocated taxable income of the Trust for each month equal to the sum of:

            1. the interest that accrues on the certificates in accordance with their terms for that month, including interest accruing at the Pass Through Rate for that month and interest on amounts previously due on the certificates but not yet paid;

            2. any Trust income attributable to discount on the Receivables that corresponds to any excess of the principal amount of the certificates over their initial issue price;

            3. prepayment premium payable to the Certificate Owners for that month; and

            4. any other amounts of income payable to the Certificate Owners for that month.

           That allocation will be reduced by any amortization by the Trust of premium on Receivables that corresponds to any excess of the initial issue price of certificates over their initial principal amount. All remaining taxable income of the Trust will be allocated to the Depositor. Except as provided below, losses and deductions generally will be allocated to the Certificate Owners only to the extent the Certificate Owners are reasonably expected to bear the economic burden of those losses or deductions. Any losses allocated to Certificate Owners could be characterized as capital losses, and the Certificate Owners generally would only be able to deduct those losses against capital gain income, and deductions would be subject to the limitations set forth below. Accordingly, a Certificate Owner's taxable income from the Trust could exceed the cash it is entitled to receive from the Trust.

           Based on the economic arrangement of the parties, this approach for allocating Trust income and loss should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificate Owners. Moreover, even under the foregoing method of allocation, Certificate Owners may be allocated income equal to the entire Pass Through Rate plus the other items described above even though the Trust might not have sufficient cash to make current cash payments of that amount. Thus, cash basis Certificate Owners will, in effect, be


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
required to report income from the certificates on the accrual basis and Certificate Owners may become liable for taxes on Trust income even if they have not received cash from the Trust to pay those taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificate Owners but Certificate Owners may be purchasing certificates at different times and at different prices, Certificate Owners may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust.

           For each taxable year of the Certificate Owner, the Certificate Owner will be required to report items of income, loss and deduction allocated to them by the Owner Trust for the Trust's taxable year that ends on or before the last day of that taxable year of the Certificate Owner. The Code prescribes rules for determining the taxable year of the Trust. It is likely that, under these rules, the taxable year of the Trust will be the calendar year. However, in the event that all of the Certificate Owners possessing a 5 percent or greater interest in the equity or profits of the Trust share a taxable year that is other than the calendar year, the Trust could be required to use that year as its taxable year.

           A significant portion of the taxable income allocated to a Certificate Owner that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) generally will constitute "unrelated business taxable income" taxable to that Certificate Owner under the Code.

           An individual taxpayer's share of expenses of the Owner Trust (including fees to the Servicer but not interest expense) would be miscellaneous itemized deductions. Those deductions might be disallowed to the individual in whole or in part and might result in that Certificate Owner being taxed on an amount of income that exceeds the amount of cash actually paid to that Certificate Owner over the life of the Trust.

           The Owner Trust intends to make all tax calculations relating to income and allocations to Certificate Owners on an aggregate basis. If the IRS were to require that those calculations be made separately for each Receivable, the Trust might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificate Owners.

           Discount and Premium. It is believed that the Receivables were not issued with OID, and, therefore, the Owner Trust should not have OID income. However, the purchase price paid by the Trust for the Receivables may be greater or less than the remaining principal balance of the Receivables at the time of purchase. If so, the Receivables will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust will make this calculation on an aggregate basis, but might be required to recompute it on a Receivable-by-Receivable basis.)

           If the Owner Trust acquires the Receivables at a market discount or premium, the Trust will elect to include that discount in income currently as it accrues over the life of the Receivables or to offset the premium against interest income on the Receivables. As indicated above, a portion of the market discount income or premium deduction may be allocated to Certificate Owners.

           Section 708 Termination. Under Section 708 of the Code, the Owner Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust are sold or exchanged within a 12-month period. If that termination occurs, the Trust will be considered to transfer all of its assets and liabilities to a new partnership in exchange for an interest in the new partnership, after which the Trust would be deemed to distribute interests in the new partnership to Certificate Owners (including the purchasing partner who caused the termination) in liquidation of the terminated partnership. The Trust will not comply with technical requirements that might apply when a constructive termination occurs. As a result, the Trust may be subject to tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Trust might not be able to comply due to lack of data.

           Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the certificates sold. A Certificate Owner's tax basis in a certificate will generally equal the Certificate Owner's cost increased by the Certificate Owner's share of Trust income (includible in income) and decreased by any payments received with respect to that certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the Certificate Owner's share of the notes and other liabilities of the Trust. A Certificate


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Owner acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in those certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of that aggregate tax basis to the certificates sold (rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate).

           Any gain on the sale of a certificate attributable to the holder's share of unrecognized accrued market discount on the Receivables would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Owner Trust does not expect to have any other assets that would give rise to those special reporting requirements. Thus, to avoid those special reporting requirements, the Trust will elect to include market discount in income as it accrues.

           If a Certificate Owner is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash payments with respect to the Certificates, the excess will generally give rise to a capital loss upon the retirement of the certificates.

           Allocations Between Transferors and Transferees. In general, the Owner Trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificate Owners in proportion to the principal amount of certificates owned by them as of the close of the last day of that month. As a result, a Certificate Owner purchasing certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the Certificate Owner actually owned the certificates.

           The use of a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Owner Trust might be reallocated among the Certificate Owners. The Depositor is authorized to revise the Owner Trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

           Section 754 Election. In the event that a Certificate Owner sells its certificates at a profit (loss), the purchasing Certificate Owner will generally have a higher (or lower) basis in the certificates than the selling Certificate Owner had. The tax basis of the Owner Trust's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Owner Trust will not make that election. As a result, Certificate Owners might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for certificates.

           Administrative Matters. The Trustee is required to keep or have kept complete and accurate books of the Owner Trust. These books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be set forth in the applicable prospectus supplement. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust during which the Owner Trust is treated as a partnership for federal income tax purposes, and for each such taxable year will report each Certificate Owner's allocable share of items of Trust income and expense to holders and the IRS on Schedule K-1. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information statement described below and those nominees will be required to forward that information to the Certificate Owners. Generally, Certificate Owners must file tax returns that are consistent with the information return filed by the Trust or be subject to penalties unless the Certificate Owner timely notifies the IRS of all those inconsistencies.

           Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the Trust with a statement containing specified information on the nominee, the Certificate Owners and the certificates so held. The information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each Certificate Owner (x) the name, address and identification number of that person, (y) whether that person is a U.S. person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of any of the foregoing, and (z) specified information on certificates that were held, bought or sold on behalf of that person throughout the year. In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the Trust information as


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to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities and Exchange Act of 1934 is not required to furnish any information statement of this type to the Trust. The information referred to above for any calendar year must be furnished to the Trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties.

           The Depositor will be designated as the tax matters partner in the related Trust Agreement, and as the tax matters partner is designated to receive notice on behalf of, and to provide notice to those Certificate Owners not receiving notice from, the IRS, and to represent the Certificate Owners in certain disputes with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificate Owners, and, under some circumstances, a Certificate Owner may be precluded from separately litigating a proposed adjustment to the items of the Trust. As the tax matters partner, the Depositor may enter into a binding settlement on behalf of all Certificate Owners with a less than 1 percent interest in the Trust (except for any group of those Certificate Owners with an aggregate interest of 5 percent or more in Trust profits that elects to form a notice group or Certificate Owners who otherwise notify the IRS that the Depositor is not authorized to settle on their behalf). In the absence of a proceeding at the Trust level, a Certificate Owner under some circumstances may pursue a claim for credit or refund on his own behalf by filing a request for administrative adjustment of a Trust item. It is suggested that each Certificate Owner consult its own tax advisor with respect to the impact of these procedures on its particular case. An adjustment could also result in an audit of a Certificate Owner's returns and adjustments of items not related to the income and losses of the Trust.

           Tax Consequences to Foreign Certificate Owners. It is not clear whether the Trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to Certificate Owners who are not U.S. Persons ("Foreign Certificate Owners") because there is no clear authority dealing with that issue under facts substantially similar to those described in this prospectus. Although it is not expected that the Owner Trust would be engaged in a trade or business in the United States for those purposes, the Trust will withhold as if it were so engaged in order to protect the Trust from possible adverse consequences of a failure to withhold. The Trust expects to withhold on the portion of its taxable income that is allocable to Foreign Certificate Owners pursuant to Section 1446 of the Code, as if that income were effectively connected to a U.S. trade or business, at the highest rate of tax applicable to their domestic counterparts in the case of Foreign Certificate Owners that are corporations, individuals, trusts and estates, respectively. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures. In determining a holder's withholding status, the Trust may rely on IRS Form W-8BEN (or any applicable successor form), IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

           Each Foreign Certificate Owner might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust's income. Each Foreign Certificate Owner must obtain a taxpayer identification number from the IRS and submit that number to the Trust on Form W-8BEN (or any applicable successor form) in order to assure appropriate crediting of the taxes withheld. A Foreign Certificate Owner generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust, taking the position that no taxes were due because the Trust was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Foreign Certificate Owner generally will be considered guaranteed payments to the extent those payments are determined without regard to the income of the Trust. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest," in which case Certificate Owners would be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In that case, a Foreign Certificate Owner would only be entitled to claim a refund for that portion of the taxes, if any, in excess of the taxes that should be withheld with respect to the guaranteed payments.

           Backup Withholding. Payments made on the certificates and proceeds from the sale of the certificates will be subject to a backup withholding tax if, in general, the Certificate Owner fails to comply with specified


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identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code. We refer you to "--Tax Consequences to Owners of the Notes--Backup Withholding" above.

TAX TREATMENT OF GRANTOR TRUSTS

           Tax Characterization of the Trust as a Grantor Trust. The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of the certificates of a Trust referred to as a "grantor trust" in the applicable prospectus supplement (a "Grantor Trust"). It is intended as an explanatory discussion of the possible effects of the classification of any Trust as a grantor trust for federal income tax purposes on investors generally and of related federal income tax matters affecting investors generally, but does not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, it is suggested that each investor consult its own tax advisors with regard to the tax consequences to it of investing in certificates of a Grantor Trust ("Grantor Trust Certificates").

           Tax Counsel will deliver its opinion that the Grantor Trust will not be classified as an association taxable as a corporation and that the Trust will be classified as a grantor trust under the Code. In this case, beneficial owners of Grantor Trust Certificates (referred to as "Grantor Trust
Certificateholders") could be considered to own either:

            o an undivided interest in a single debt obligation held by the Grantor Trust and having a principal amount equal to the total stated principal amount of the Receivables and an interest rate equal to the relevant Pass Through Rate; or

            o an interest in each of the Receivables and other Trust property.

           The determination of whether the economic substance of a property transfer is a sale or a loan secured by the transferred property has been made by the IRS and the courts on the basis of numerous factors designed to determine whether the transferor has relinquished and the transferee has obtained substantial incidents of ownership in the property. Among those factors, the primary factors examined are whether the transferee has the opportunity to gain if the property increases in value, and has the risk of loss if the property decreases in value.

           The relevant pooling and servicing agreement will express the intent of the Depositor to sell, and the Grantor Trust Certificateholders to purchase, the Receivables, and the Depositor and each Grantor Trust Certificateholder, by accepting a beneficial interest in a Grantor Trust Certificate, will agree to treat the Grantor Trust Certificates as ownership interests in the Receivables and any other Trust property.

           Treatment as Debt Obligation. If a Grantor Trust Certificateholder was considered to own an undivided interest in a single debt obligation, the principles described under "--Tax Treatment of Owner Trusts--Tax Consequences to Owners of the Notes" would apply. Each Grantor Trust Certificateholder, rather than reporting its share of the interest accrued on each Receivable, would, in general, be required to include in income interest accrued or received on the principal amount of the Grantor Trust Certificates at the relevant Pass Through Rate in accordance with its usual method of accounting.

           The Grantor Trust Certificates would be subject to OID rules, described below under "--Stripped Bonds and Stripped Coupons" and "--Original Issue Discount." In determining whether any OID on the Grantor Trust Certificates is de minimis, the Depositor expects to use a reasonable Prepayment Assumption to determine the weighted average life of the Grantor Trust Certificates. OID includible in income for any accrual period (generally, the period between payment dates) would generally be calculated using a Prepayment Assumption and an anticipated yield established as of the date of initial sale of the Grantor Trust Certificates, and would increase or decrease to reflect prepayments at a faster or slower rate than anticipated. The Grantor Trust Certificates would also be subject to the market discount provisions of the Code to the extent that a Grantor Trust Certificateholder purchased those certificates at a discount from the initial issue price (as adjusted to reflect prior accruals of OID).

           The remainder of the discussion in this prospectus assumes that a Grantor Trust Certificateholder will be treated as owning an interest in each Receivable and the proceeds from each Receivable, any right to receive Yield


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Supplement Deposits and any other Trust property, although for administrative convenience, the Servicer will report information on an aggregate basis as though all of the Receivables were a single obligation. The amount and, in some instances, character, of the income reported to a Grantor Trust Certificateholder may differ under this method for a particular period from that which would be reported if income were reported on a precise asset-by-asset basis.

           Characterization. Each Grantor Trust Certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the Trust represented by the Grantor Trust Certificates and will be considered the equitable owner of a pro rata undivided interest in each of the Receivables in the Trust, any right to receive Yield Supplement Deposits, and any other Trust property. Any amounts received by a Grantor Trust Certificateholder in lieu of amounts due with respect to any Receivable because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

           For federal income tax purposes, the Depositor will be treated as having retained a fixed portion of the interest due on each Receivable having an annual percentage rate in excess of the sum of the applicable Pass Through Rate and the Servicing Rate (each, a "High Yield Receivable") equal to the difference between:

            o     the annual percentage rate of the Receivable; and

            o the sum of the applicable Pass Through Rate and the Servicing Rate (the "Retained Yield"). The Retained Yield will be treated as "stripped coupons" within the meaning of Section 1286 of the Code, and the Stripped Receivables will be treated as "stripped bonds." We refer you to "--Stripped Bonds and Stripped Coupons" below.

           Accordingly, each Grantor Trust Certificateholder will be treated as owning its pro rata percentage interest in:

            o from the Yield Supplement Account and the principal of, and interest payable on, each Receivable (minus the Retained Yield on the High Yield Receivables).

           Those Receivables that bear interest at a rate which is less than or equal to the sum of the applicable Pass Through Rate and the Servicing Rate (the "Low Yield Receivables") will not be treated as stripped bonds. Instead, Yield Supplement Deposits will be payable to eliminate the difference between the actual yield on each Low Yield Receivable and the yield the Receivable would have had if its interest rate had equated the sum of the applicable Pass Through Rate and the Servicing Rate. We refer you to "--Yield Supplement Deposits" below.

           Each Grantor Trust Certificateholder will be required to report on its federal income tax return in accordance with that Grantor Trust Certificateholder's method of accounting its pro rata share of the entire income from the Receivables in the Trust represented by Grantor Trust Certificates, including interest, OID, if any, prepayment fees, assumption fees, any gain recognized upon an assumption, late payment charges received by the Servicer and any gain recognized upon collection or disposition of the Receivables (but not including any portion of the Retained Yield). A Grantor Trust Certificateholder will also be required to report under its usual method of accounting any payments received from any Yield Supplement Account to the extent that these payments are treated as income. Under Sections 162 or 212 of the Code, each Grantor Trust Certificateholder will be entitled to deduct its pro rata share of Base Servicing Fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the Servicer, provided that those amounts are reasonable compensation for services rendered to the Trust. Grantor Trust Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent those expenses plus all other Code Section 212 expenses exceed two percent of its adjusted gross income, In addition, Grantor Trust Certificateholders who are individuals may be subject to additional deduction limitations based on adjusted gross income.

           A Grantor Trust Certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the Servicer. A Grantor Trust Certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the Servicer, whichever is earlier, Because interest accrues on the Receivables over differing monthly periods and is paid in arrears and interest collected on a Receivable generally


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is paid to Certificateholders in the following month, the amount of interest accruing to a Grantor Trust Certificateholder during any calendar month will not equal the interest distributed in that month. The actual amount of discount on a Receivable will be includible in income as principal payments are received on the Receivables. If the Base Servicing Fees paid to the Servicer are deemed to exceed reasonable servicing compensation, the amount of that excess could be considered as an ownership interest retained by the Servicer (or any person to whom the Servicer assigned for value all or a portion of the Base Servicing
Fees) in a portion of the interest payments on the Receivables. The Receivables would then be subject to the "stripped bond" and "stripped coupons" rules of the Code discussed below.

           Discount and Premium. In determining whether a Grantor Trust Certificateholder has purchased its interest in the Receivables held by the related Trust at a discount or premium and whether the Receivables have OID, market discount, or amortizable premium, a portion of the purchase price of a Certificate should be allocated to the Grantor Trust Certificateholder' s undivided interest in accrued but unpaid interest, amounts collected at the time of purchase but not distributed, and rights to receive Yield Supplement Deposits. As a result, the portion of the purchase price allocable to a Grantor Trust Certificateholder's undivided interest in the Receivables will be increased or decreased, as applicable, and the potential OID, market discount, or amortizable premium on the Receivables could be increased or decreased accordingly.

           Premium. A Grantor Trust Certificateholder that acquires an interest in Receivables at a premium over the "stated redemption price at maturity" of the Receivables may elect to amortize that premium under a constant interest method. Amortizable bond premium will be treated as an offset to interest income on that Grantor Trust Certificate. The basis for that Grantor Trust Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. With some exceptions, a Grantor Trust Certificateholder that makes this election for a Grantor Trust Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the Grantor Trust Certificateholder holds during the year of the election or thereafter. Absent an election to amortize bond premium, the premium will be deductible as an ordinary loss upon disposition of the Certificate or pro rata as principal is paid on the Receivables.

           If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a Grantor Trust Certificate acquired at a premium should recognize a loss if a Receivable prepays in full, equal to the difference between the portion of the prepaid principal amount of that Receivable that is allocable to the Grantor Trust Certificate and the portion of the adjusted basis of the Grantor Trust Certificate that is allocable to that Receivable. If a reasonable prepayment assumption is used to amortize that premium, it appears that that loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

           Stripped Bonds and Stripped Coupons. Although the tax treatment of stripped bonds is not entirely clear, based on recent guidance from the IRS, each purchaser of a Grantor Trust Certificate will be treated as the purchaser of a stripped bond (to the extent that the Receivables consist of High Yield Receivables) which generally should be treated as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Generally, under applicable Treasury regulations (the "Section 1286 Treasury Regulations"), if the discount on a stripped bond is larger than a de minimis amount (as calculated for purposes of the OID rules of the Code), that stripped bond will be considered to have been issued with OID. We refer you to "--Original Issue Discount." Based on the preamble to the Section 1286 Treasury Regulations, the Trust intends to take the position that, although the matter is not entirely clear, the interest income on the certificates at the sum of the Pass Through Rate and the portion of the Servicing Rate that does not constitute excess servicing will be treated as "qualified stated interest" within the meaning of the Section 1286 Treasury Regulations. In this case, the amount of OID on a High Yield Receivable will equal the amount by which the purchase price of a High Yield Receivable is less than the portion of the remaining principal balance of the Receivable allocable to the interest acquired.

           Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described in this prospectus, the special rules of the Code relating to OID will be applicable to a Grantor Trust Certificateholder's interest in those Receivables meeting the conditions necessary for these rules to apply. Generally, a Grantor Trust Certificateholder


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that acquires an undivided interest in a Receivable issued or acquired with OID must include in gross income the sum of the "daily portions," as defined below, of the OID on that Receivable for each day on which it owns a Grantor Trust Certificate, including the date of purchase but excluding the date of disposition. In the case of an original Grantor Trust Certificateholder, the daily portions of OID with respect to a Receivable generally would be determined as follows. A calculation will be made of the portion of OID that accrues on the Receivable during each successive monthly accrual period (or shorter period in respect of the date of original issue or the final Payment Date). This will be done, in the case of each full monthly accrual period, by adding:

            o the present value of all remaining payments to be received on the Receivable under the Prepayment Assumption used in respect of the Receivables; and

            o any payments received during that accrual period, and subtracting from that total the "adjusted issue price" of the Receivable at the beginning of that accrual period.

No representation is made that the Receivables will prepay at any prepayment assumption. The "adjusted issue price" of a Receivable at the beginning of the first accrual period is the amount of the purchase price paid by the Grantor Trust Certificateholder for the Grantor Trust Certificate that is allocable to the Receivable, and the "adjusted issue price" of a Receivable at the beginning of a subsequent accrual period is the "adjusted issue price" at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment on the Receivable (other than "qualified stated interest") made at the end of or during that accrual period. The OID accruing during that accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to a reasonable method, provided that that method is consistent with the method used to determine the yield to maturity of the Receivables.

           If the amount of OID is de minimis under the rule set forth above, a High Yield Receivable would not be treated as having OID. The actual amount of discount on a High Yield Receivable would be includible in income as principal payments are received on the Receivable, in the proportion that each principal payment bears to the total principal amount of the Receivable.

           With respect to the Receivables, the method of calculating OID as described above will cause the accrual of OID to either increase or decrease (but never below zero) in any given accrual period to reflect the fact that prepayments are occurring at a faster or slower rate than the prepayment assumption used in respect of the Receivables. Subsequent purchasers that purchase Receivables at more than a de minimis discount should consult their tax advisors with respect to the proper method to accrue that OID.

           Yield Supplement Deposits. The proper Federal income tax characterization of the Yield Supplement Deposits is not clear. Moreover, the sum of the income and deductions properly reportable by a Grantor Trust Certificateholder in any taxable year may not equal the amounts that would be reportable if a Grantor Trust Certificateholder held instead of an interest in the Receivables and the Yield Supplement Account either a debt instrument bearing interest at the applicable Pass Through Rate or an interest in a trust holding Receivables each of which bears interest at a rate at least equal to the sum of the Pass Through Rate plus the Servicing Rate. It is likely that the right to receive Yield Supplement Deposits will be treated as a separate asset purchased by each Grantor Trust Certificateholder, in which case a portion of each Grantor Trust Certificateholder's purchase price or other tax basis in the Grantor Trust Certificate equal to the fair market value of the right to receive the Yield Supplement Deposits should be allocated to the right to receive payments of Yield Supplement Deposits. The right to receive Yield Supplement Deposits may be treated as a loan made by a Grantor Trust Certificateholder to the Depositor in an amount equal to the present value, discounted at a rate equal to the sum of the applicable Pass Through Rate and the Servicing Rate, of the projected Yield Supplement Deposits. In that event, a portion of the Yield Supplement Deposits generally representing a yield equal to the applicable Pass Through Rate plus the Servicing Rate on the discounted value should be treated as interest includible in income as accrued or received, and the remainder should be treated as a return of the principal amount of the deemed loan. Alternatively, it is possible that the entire amount of each Yield Supplement Deposit should be included in income as accrued or received, in which event a


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Grantor Trust Certificateholder should also be entitled to amortize the portion of its purchase price allocable to its right to receive Yield Supplement Deposits. The method of calculating that amortization is unclear, and could result in the inclusion of greater amounts of income than a Grantor Trust Certificateholder's actual yield on a Receivable. Alternatively, it is possible that the Yield Supplement Deposits could be treated as payments adjusting the purchase price of the Low Yield Receivables, rather than as a separate asset. In that event, a Grantor Trust Certificateholder could be treated as having purchased each Low Yield Receivable at a discount (which may consist of imputed interest, market discount, or both) that, combined with the actual coupon rate of the Receivable, produces a yield equal to the sum of the applicable Pass Through Rate and the Servicing Rate. It is not clear whether, and to what extent, the amounts includible in income or amortizable under any of these methods would be adjusted to take account of prepayments on the Receivables. Moreover, it is possible that the IRS might contend that none of the above methods is appropriate, and that income with respect to the Yield Supplement Account should be reported by a Grantor Trust Certificateholder in some other manner. In addition, to the extent that the amounts payable from the Yield Supplement Account decline during any period by reason of prepayments on the Receivables, it is possible that a portion of the amount amortizable by the Grantor Trust Certificateholder during that period would be treated as a capital loss (which would not offset ordinary income), rather than as an ordinary deduction. It is suggested that Grantor Trust Certificateholders consult their tax advisors regarding the appropriate method of accounting for income attributable to the Yield Supplement Account.

           Market Discount. A Grantor Trust Certificateholder that acquires an undivided interest in Receivables may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an undivided interest in a Receivable is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of that Receivable allocable to that Grantor Trust Certificateholder's undivided interest in the Receivable over that holder's tax basis in that interest. Market discount with respect to a Receivable will be considered to be zero if the amount allocable to the Receivable is less than 0.25% of the Receivable's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, it is suggested that investors consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

           The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of that payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

           The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods, If a Grantor Trust Certificate is issued with respect to which there is OID, the amount of market discount that accrues during any accrual period would be equal to the product of:

            o     the total remaining market discount; and

            o a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period.

If a Grantor Trust Certificate is issued with respect to which there is no OID, the amount of market discount that accrues during a period is equal to the product of:

            o     the total remaining market discount; and

            o a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period.

For purposes of calculating market discount under any of the above methods in the case of instruments, for example, the Grantor Trust Certificates, that provide for payments that may be accelerated by reason of prepayments of other obligations securing those instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Grantor Trust Certificate purchased at a discount or premium in the secondary market.

           A Grantor Trust Certificate holder who acquired a Grantor Trust Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry that Grantor Trust Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during that taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If that holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by the holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

           Election to Treat All Interest as OID. The OID regulations permit a Grantor Trust Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If that election were to be made with respect to a Grantor Trust Certificate with market discount, the Grantor Trust Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that that Grantor Trust Certificateholder acquires during the year of the election or thereafter. Similarly, a Grantor Trust Certificateholder that makes this election for a Grantor Trust Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that that Grantor Trust Certificateholder owns or acquires. We refer you to "--Premium" above. The election to accrue interest, discount and premium on a constant yield method with respect to a Grantor Trust Certificate is irrevocable except with the approval of the IRS.

           Sale or Exchange of a Grantor Trust Certificate. Sale or exchange of a Grantor Trust Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted tax basis in the Grantor Trust Certificate. The adjusted tax basis generally will equal the seller's purchase price for the Grantor Trust Certificate, increased by any market discount, OID and gain previously included in the seller's gross income with respect to the Grantor Trust Certificate, and reduced by the amount of any premium, if any, previously amortized and by the amount of any payments of principal and OID on the Grantor Trust Certificate previously received by the seller. That gain or loss will be capital gain or loss to an owner for which a Grantor Trust Certificate is a "capital asset" within the meaning of Section 1221, and will be long-term or short-term depending on whether the Grantor Trust Certificate has been owned for the long-term capital gain holding period (currently more than one year).

           Foreign Persons. Generally, interest or OID paid by the person required to withhold tax under Section 1441 or 1442 of the Code to:

            o a Grantor Trust Certificateholder that is not a U.S. Person (as defined under "--Tax Treatment of Owner Trusts--Tax Consequences to Owners of the Notes--Foreign Owners") (a "Foreign Grantor Trust Certificateholder"); or

            o a person holding on behalf of a Foreign Grantor Trust Certificateholder, as well as accrued OID recognized by the Foreign Grantor Trust Certificateholder on the sale or exchange of that Grantor Trust Certificate will not be subject to withholding to the extent that a Grantor Trust Certificate evidences ownership in Receivables issued after July 18, 1984 by natural persons, if that Foreign Grantor Trust Certificateholder complies with specified identification requirements (including delivery of a statement, signed by the Foreign Grantor Trust Certificateholder under penalties of perjury, certifying that that Foreign Grantor Trust Certificateholder is not a U.S. Person and providing the name and address of that Foreign Grantor Trust Certificateholder). Additional restrictions apply to Receivables where the obligor is not a natural person in order to qualify for the exemption from withholding.

           Although it is not entirely clear, it is likely that amounts received by a Foreign Grantor Trust Certificateholder that are attributable to payments of Yield Supplement Deposits generally would not be subject to withholding tax. It is suggested that Foreign Grantor Trust Certificateholders consult their tax advisors regarding the withholding tax consequences of amounts received on the Grantor Trust Certificates that are attributable to payments of Yield Supplement Deposits.

           Information Reporting and Backup Withholding. The Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Grantor Trust Certificateholder at any time during that year, that information as may be deemed necessary or desirable to assist Grantor Trust Certificateholders in preparing their federal income tax returns, or to enable holders to make that information available to beneficial owners or financial intermediaries that hold Grantor Trust Certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that that person has not reported all interest and dividend income required to be shown on its federal income tax return, 30% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against that recipient's federal income tax liability.

REPORTABLE TRANSACTION DISCLOSURE

           In certain circumstances, a U.S. Holder of Notes or Certificates who disposes of such investment in a transaction resulting in the recognition by such holder of significant losses in excess of certain threshold amounts may be obligated to disclose its participation in such transaction in accordance with regulations issued by the Treasury Department governing tax shelters and other potentially tax-motivated transactions. Investors should consult their tax advisors concerning any possible disclosure obligation under such regulations with respect to the disposition of such securities.

STATE AND LOCAL TAX CONSIDERATIONS

           Potential holders should consider the state and local income tax consequences of the purchase, ownership and disposition of the certificates and notes. State and local income tax laws may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential holders should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the certificates and notes.

                              ERISA CONSIDERATIONS

           Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and some types of Keogh Plans (each a "Benefit Plan"), from engaging in transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to that Benefit Plan. ERISA also imposes duties on persons who are fiduciaries of Benefit Plans subject to ERISA and prohibits specified transactions between a Benefit Plan and parties in interest with respect to those Benefit Plans. Under ERISA, any person who exercises any authority or control with respect to the management or disposition of the assets of a Benefit Plan is considered to be a fiduciary of that Benefit Plan (subject to exceptions not here relevant). A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for those persons. Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of Securities by a Benefit Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire the Securities. Potentially available exemptions would include, without limitation,

Prohibited Transaction Class Exemption ("PTCE") 90-1, which exempts certain transactions involving insurance company pooled separate accounts; PTCE 95-60, which exempts certain transactions involving insurance company general accounts; PTCE 91-38, which exempts certain transactions involving bank collective investment funds; PTCE 84-14, which exempts certain transactions effected on behalf of a plan by a "qualified professional asset manager"; and PTCE 96-23, which exempts certain transactions effected on behalf of a plan by an "in-house asset manager." Insurance company general accounts should also discuss with their legal counsel the availability of exemptive relief under Section 401(c) of ERISA. A purchaser of Securities should be aware, however, that even if the conditions specified in one or more exemptions are met, the scope of the relief provided by the applicable exemption or exemptions might not cover all acts that might be construed as prohibited transactions.

           Some transactions involving a Trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased notes or certificates if assets of the Trust were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of a Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an "equity interest" in the Trust and none of the exceptions contained in the Plan Assets Regulation was applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The likely treatment in this context of notes and certificates of a given series will be discussed in the applicable prospectus supplement.

           Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and some church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements nor to Section 4975 of the Code. However, governmental plans may be subject to state or local laws that impose similar requirements. In addition, governmental plans and church plans that are "qualified" under Section 401(a) of the Code are subject to restrictions with respect to prohibited transactions under Section 503(a)(1)(B) of the Code, the sanction for violation being loss of "qualified" status.

           Due to the complexities of the "prohibited transaction" rules and the penalties imposed upon persons involved in prohibited transactions, it is important that the fiduciary of any Benefit Plan considering the purchase of Securities consult with its tax and/or legal advisors regarding whether the assets of the related Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

                              PLAN OF DISTRIBUTION

           On the terms and conditions set forth in an underwriting agreement with respect to the notes, if any, of a given series and an underwriting agreement with respect to the certificates of that series (collectively, the "Underwriting Agreements"), the Depositor will agree to cause the related Trust to sell to the underwriters named in the Underwriting Agreements (the "Underwriters") and in the applicable prospectus supplement, and each of those Underwriters will severally agree to purchase, the principal amount of each class of notes and certificates, as the case may be, of the related series set forth in the Underwriting Agreements and in the applicable prospectus supplement.

           In each of the Underwriting Agreements with respect to any given series of Securities, the several Underwriters will agree, subject to the terms and conditions set forth in the Underwriting Agreements, to purchase all the notes and certificates, as the case may be, described in the Underwriting Agreements which are offered by this prospectus and by the applicable prospectus supplement if any of those notes and certificates, as the case may be, are purchased.

           Each prospectus supplement will either:

            o set forth the price at which each class of notes and certificates, as the case may be, being offered by that prospectus supplement will be offered to the public and any concessions that may be offered to some dealers participating in the offering of those notes and certificates; or

            o specify that the related notes and certificates, as the case may be, are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of that sale.

           After the initial public offering of those notes and certificates, those public offering prices and those concessions may be changed.

           Each Underwriting Agreement will provide that BMW FS and the Depositor will indemnify the Underwriters against specified civil liabilities, including liabilities under the Securities Act, or contribute to payments the several Underwriters may be required to make in respect of the specified civil liabilities.

           Each Trust may, from time to time, invest the funds in its Accounts in Eligible Investments acquired from the Underwriters or from the Depositor.

           Pursuant to each Underwriting Agreement with respect to a given series of Securities, the closing of the sale of any class of Securities subject to that Underwriting Agreement will be conditioned on the closing of the sale of all other classes of Securities of that series.

           The place and time of delivery for the Securities in respect of which this prospectus is delivered will be set forth in the applicable prospectus supplement.

                                 LEGAL OPINIONS

           Certain legal matters relating to the Securities of any series will be passed upon for the related Trust, the Depositor and the Servicer by counsel specified in the applicable prospectus supplement. Certain legal matters will be passed upon for the Underwriters by counsel specified in the applicable prospectus supplement.

                                 INDEX OF TERMS



Accounts....................................................49
Actuarial Receivables.......................................18
Administration Agreement....................................61
Administrative Purchase Payment.............................50
Administrative Receivable...................................50
Administrator...............................................61
Advances....................................................52
APR 18
Auction.....................................................39
Base Rate...................................................32
Base Servicing Fee..........................................52
Benefit Plan................................................81
BMW Bank....................................................17
BMW FS..................................................17, 20
BMW NA......................................................20
BMW Products.................................................3
Bond Equivalent Yield.......................................40
Business Day................................................32
Calculation Agent...........................................36
Calculation Date............................................36
California Contracts........................................66
CD Rate.....................................................36
CD Rate Security............................................32
Cede........................................................23
Centers.....................................................17
Certificate Balance.........................................25
Certificate Owners..........................................70
Certificate Pool Factor.....................................25
Certificateholder...........................................31
class...................................................25, 31
Clearstream, Luxembourg.....................................42
Clearstream, Luxembourg Participants........................42
Closing Date............................................17, 47
Code........................................................67
Collection Account..........................................49
Collection Period...........................................51
Commercial Paper Rate.......................................37
Commercial Paper Rate Security..............................32
Contracts...................................................20
Cooperative.................................................45
CPO.........................................................23
CSSF........................................................45
Cutoff Date.................................................17
Dealer Agreement............................................20
Dealer Agreements...........................................17
Dealer Recourse.........................................17, 24
Definitive Certificates.....................................46
Definitive Notes............................................46
Definitive Securities...................................42, 46
Depositaries................................................43
Depositor...............................................17, 20
Designated LIBOR Page.......................................39
Determination Date..........................................56
DTC ........................................................42
DTC Participants........................................25, 43
Due Date....................................................22
Eligible Institution........................................49
Eligible Investments........................................49
ERISA.......................................................81
Euroclear...............................................42, 45
Euroclear Operator..........................................45
Euroclear Participants......................................42
Events of Default...........................................27
Excess Payment..............................................52
Federal Funds Rate..........................................38
Federal Funds Rate Security.................................32
Final Scheduled Maturity Date...............................50
Financed Vehicles...........................................17
Fixed Rate Securities.......................................32
Floating Rate Securities....................................32
Foreign Certificate Owners..................................74
Foreign Grantor Trust Certificateholder.....................80
Foreign Owner...............................................70
FTC Rule....................................................65
Grantor Trust...............................................75
Grantor Trust Certificateholders............................75
Grantor Trust Certificates..................................75
H.15 Daily Update...........................................37
H.15(519)...................................................37
High Yield Receivable.......................................76
Indenture...................................................25
Indenture Trustee...........................................19
Index.......................................................41
Index Currency..............................................34
Indexed Principal Amount....................................41
Indexed Securities..........................................40
Indirect DTC Participants...................................43
Insolvency Event............................................58
Insolvency Laws.............................................64
Interest Determination Date.................................35
Interest Period.............................................35
Interest Rate...............................................26
Interest Reset Date.........................................34
Interest Reset Period.......................................34
IRS  .......................................................67
LIBOR.......................................................38
LIBOR Security..............................................32
London Banking Day..........................................35
London Business Day.........................................33
Low Yield Receivables.......................................76
MINI Products................................................3
Money Market Yield..........................................37
Moody's.....................................................49
Motor Vehicle Contracts.....................................20
New York Business Day.......................................33
Note Owners.................................................68

Note Pool Factor............................................25
Noteholder..................................................25
Obligors....................................................17
OID ........................................................68
OID regulations.............................................68
Original Certificate Balance................................25
Owner Trust.................................................67
Pass Through Rate...........................................31
Payahead Account............................................49
Payment Date................................................31
Payments Ahead..............................................49
Plan Assets Regulation......................................82
Pool Balance................................................53
Pooling and Servicing Agreement.............................17
Precomputed Advance.........................................52
Precomputed Receivables.....................................18
Prepayment..................................................52
Prepayment Assumption.......................................68
Principal Balance...........................................53
Principal Financial Center..................................33
Principal Financial Center Business Day.....................33
prospectus supplement.......................................17
PTCE........................................................82
Purchase Agreement..........................................47
Rebate......................................................48
Receivables Pool............................................17
Related Documents...........................................30
Relief Act..................................................66
Required Deposit Rating.....................................49
Required Rate...............................................53
Required Yield Supplement Amount............................54
Reserve Account.............................................55
Reserve Account Initial Deposit.............................55
Retained Yield..............................................76
Rule of 78s Receivables.....................................18
Sale and Servicing Agreement................................17
Schedule of Receivables.....................................47
Scheduled Payment...........................................18
SEC .........................................................1
Section 1286 Treasury Regulations...........................77
Securities..................................................17
Securities Act..............................................23
Securityholders.............................................23
Servicer Default............................................58
Servicer Letter of Credit...................................57
Servicing Fee Rate..........................................52
Short-Term Note.............................................68
Simple Interest Advance.....................................52
Simple Interest Receivables.................................18
Specified Currency..........................................33
Spread......................................................32
Spread Multiplier...........................................32
Standard & Poor's...........................................49
Strip Certificates..........................................31
Strip Notes.................................................26
Supplemental Servicing Fee..................................53
TARGET Business Day.........................................33
Telerate Page 120...........................................38
Telerate Page 56............................................40
Telerate Page 57............................................40
Terms and Conditions........................................45
Total Servicing Fee.........................................53
Transfer and Servicing Agreements...........................46
Treasury Bills..............................................39
Treasury Rate...............................................39
Treasury Rate Security......................................32
Trust.......................................................17
Trust Agreement.............................................17
Trustee.....................................................19
U.S. Person.................................................69
UCC ........................................................48
Underwriters................................................82
Underwriting Agreements.....................................82
Warranty Purchase Payment...................................47
Warranty Receivable.........................................47
Weighted Average Life.......................................24
Yield Supplement Account....................................53
Yield Supplement Deposit....................................53

           No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in or incorporated by reference in this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the depositor or any underwriter. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in the affairs of the depositor or the receivables since the date thereof. This prospectus does not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

                              BMW FS Securities LLC
                                    Depositor

                                  BMW Financial
                                Services NA, LLC
                               Seller and Servicer

           Until [ ], 2005 (90 days after the date of this prospectus), all dealers effecting transactions in the notes, whether or not participating in this distribution, may be required to deliver a prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                BMW Vehicle Owner
                                   Trust [ ]-A

                                      $[ ]
                            [ ]% Asset Backed Notes,
                                    Class A-1

                                      $[ ]
                            [ ]% Asset Backed Notes,
                                    Class A-2

                                      $[ ]
                            [ ]% Asset Backed Notes,
                                    Class A-3

                                      $[ ]
                            [ ]% Asset Backed Notes,
                                    Class A-4

                                      $[ ]
                                    [ ]% [ ]

                              Prospectus Supplement


                                       [ ]

                                       [ ]
                                       [ ]

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED [    ], 2005)

BMW VEHICLE OWNER TRUST [    ]-A
ISSUER

BMW FS SECURITIES LLC
DEPOSITOR

BMW FINANCIAL SERVICES NA, LLC
SELLER AND SERVICER

$[    ] ASSET BACKED NOTES
____% CLASS A-1 NOTES DUE ____
____% CLASS A-2 NOTES DUE ____
____% CLASS A-3 NOTES DUE ____
____% CLASS A-4 NOTES DUE ____
____% CLASS B NOTES DUE ____

The trust's main source of payments on the notes will be loan payments generated by a portfolio of retail installment sale contracts and promissory notes secured in most cases by BMW passenger cars, BMW light trucks, BMW motorcycles and MINI passenger cars.

See "Risk Factors" beginning on page S-__ for a discussion of risks that you should consider in connection with an investment in the notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or determined that this prospectus supplement and the attached prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

--------------------- -------------------------- --------------------------- -------------------------- --------------------------
                          INITIAL PRINCIPAL               PRICE TO                 UNDERWRITING                 PROCEEDS
                               BALANCE                     PUBLIC                    DISCOUNT                TO DEPOSITOR(1)
--------------------- -------------------------- --------------------------- -------------------------- --------------------------
Class A-1 Notes         $                          %                           %                          %
--------------------- -------------------------- --------------------------- -------------------------- --------------------------
Class A-2 Notes         $                          %                           %                          %
--------------------- -------------------------- --------------------------- -------------------------- --------------------------
Class A-3 Notes         $                          %                           %                          %
--------------------- -------------------------- --------------------------- -------------------------- --------------------------
Class A-4 Notes         $                          %                           %                          %
--------------------- -------------------------- --------------------------- -------------------------- --------------------------
Class B Notes           $                          %                           %                          %
--------------------- -------------------------- --------------------------- -------------------------- --------------------------
Total                   $                          $                           $                          $
--------------------- -------------------------- --------------------------- -------------------------- --------------------------



The notes will not be listed on any securities exchange. Currently, there is no public market for the notes.

We expect that delivery of the notes, in book-entry form, will be made to investors through The Depository Trust Company against payment in immediately available funds, on or about _____.

                        Underwriters of the Class A Notes

                                       [ ]

                        Underwriters of the Class B Notes

                                       [ ]

                                    [ ], 2005

                                TABLE OF CONTENTS

                                                                                                                     Page
                                                                                                                     ----
Important Notice About Information Presented in this Prospectus Supplement and the Accompanying Prospectus............S-3
Summary of Parties to the Transaction.................................................................................S-4
Summary of Monthly Deposits to and Withdrawals from Accounts..........................................................S-5
Summary of Terms......................................................................................................S-6
Risk Factors.........................................................................................................S-15
The Trust............................................................................................................S-21
           General...................................................................................................S-21
Capitalization of the Trust..........................................................................................S-21
The Owner Trustee and the Indenture Trustee..........................................................................S-22
The Receivables......................................................................................................S-22
           Assets on Trust...........................................................................................S-22
           Description of Receivables................................................................................S-23
Composition of the Receivables.......................................................................................S-24
Distribution of the Receivables by APR...............................................................................S-24
Distribution of the Receivables by Geographic Location...............................................................S-25
Distribution of the Receivables by Remaining Term to Scheduled Maturity..............................................S-27
Distribution of the Receivables by Remaining Principal Balance.......................................................S-27
Delinquencies, Repossessions and Loan Loss Information...............................................................S-28
Maturity and Prepayment Considerations...............................................................................S-29
Weighted Average Lives of the Notes..................................................................................S-29
Receivables..........................................................................................................S-31
Percentage of Initial Class A-l and Class A-2 Note Principal at Various ABS Percentages..............................S-31
Percentage of Initial Class A-3 and Class A-4 Note Principal at Various ABS Percentages..............................S-32
Percentage of Initial Class B Note Principal at Various ABS Percentages..............................................S-32
Note Factors.........................................................................................................S-32
Use of Proceeds......................................................................................................S-33
The Depositor........................................................................................................S-33
The Servicer.........................................................................................................S-33
BMW FS' Financing Program............................................................................................S-33
           Underwriting..............................................................................................S-33
The Notes............................................................................................................S-35
           General...................................................................................................S-35
           Payments of Interest......................................................................................S-35
           Payments of Principal.....................................................................................S-35
           Indenture................................................................................................ S-37
           Notices...................................................................................................S-37
           Governing Law.............................................................................................S-37
Payments on the Notes................................................................................................S-37
           Calculation of Available Amounts..........................................................................S-38
           Payment of Distributable Amounts..........................................................................S-39
Credit Enhancement...................................................................................................S-41
           Subordination.............................................................................................S-41
           Reserve Account...........................................................................................S-42
           Yield Supplement Overcollateralization Amount.............................................................S-42
Description of the Transfer and Servicing Agreements.................................................................S-44
           The Transfer and Servicing Agreements.....................................................................S-44
           Sale and Assignment of Receivables........................................................................S-44
           Accounts..................................................................................................S-45
           Collections...............................................................................................S-45
           Note Distribution Account.................................................................................S-45
           Advances..................................................................................................S-45


                                       S-2

           Servicing Compensation....................................................................................S-46
           Net Deposits..............................................................................................S-46
           Optional Purchase.........................................................................................S-46
           Removal of Servicer.......................................................................................S-47
           Notes Owned by the Depositor, the Servicer or Affiliates..................................................S-47
           Duties of the Owner Trustee and the Indenture Trustee.....................................................S-47
           The Owner Trustee and the Indenture Trustee...............................................................S-48
Material Income Tax Consequences.....................................................................................S-49
           Tax Characterization of the Trust.........................................................................S-49
           Treatment of the Notes as Indebtedness....................................................................S-49
ERISA Considerations.................................................................................................S-49
Plan of Distribution.................................................................................................S-50
Legal Opinions.......................................................................................................S-52
Index of Terms.......................................................................................................S-53
Annex A Global Clearance, Settlement and Tax Documentation Procedures.................................................A-1
Initial Settlement....................................................................................................A-1
Secondary Market Trading..............................................................................................A-1
Material U.S. Federal Income Tax Documentation Requirements...........................................................A-3


              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

           Information about the securities is provided in two separate documents that provide varying levels of detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to a particular class of securities, including your securities; and (2) this prospectus supplement, which describes the specific terms of your securities.

           If the description of the terms of your securities varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

           Cross-references are included in this prospectus supplement and in the accompanying prospectus which direct you to more detailed descriptions of a particular topic. You can also find references to key topics in the Table of Contents beginning on page S-1 in this prospectus supplement and the Table of Contents beginning on page i in the accompanying prospectus.

           You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under the caption "Index of Terms" beginning on page S-__ in this prospectus supplement and under the caption "Index of Terms" beginning on page 87 in the accompanying prospectus.

           In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus supplement and the attached prospectus. We and the underwriters have not authorized anyone to provide you with any other information. If you receive any other information, you should not rely on it.

           We and the underwriters are offering to sell the notes only in places where offers and sales are permitted.

           You should not assume that the information contained or incorporated by reference in this prospectus supplement or the attached prospectus is accurate as of any date other than the date on the front cover of this prospectus supplement.

                    SUMMARY OF PARTIES TO THE TRANSACTION*


                             ---------------------
     |-----------------------     BMW FINANCIAL
     |                          SERVICES NA, LLC
     |                       (seller and servicer)
     |                       ---------------------
     |                                  |
     |                                  |
------------                 ---------------------
servicing of                         BMW FS
receivables                        SECURITIES
------------                           LLC
     |                              (depositor)
     |                       ---------------------
     |                                  |                 ---------------------
     |                                  |                    WILMINGTON TRUST
     |                       ---------------------     /     COMPANY
     |                              BMW VEHICLE      /       (owner trustee)
     |-----------------------       OWNER TRUST    /      ---------------------
                                     [    ]-A
                                    (ISSUER)
      ----------------------- ---------------------
      JPMORGAN CHASE BANK,N.A.    /      \
      (indenture trustee)        /         \
      ------------------------  /            \
                               /               \
                              /                  \
                             /                     \
                            /                        \
                           /                           \
                          /                         ------------------
               ---------------
               CLASS A-1 NOTES                         CERTIFICATES
               CLASS A-2 NOTES
               CLASS A-3 NOTES                      ------------------
               CLASS A-4 NOTES
                    AND
                CLASS B NOTES
               ---------------



*This chart provides only a simplified overview of the relations between the key parties to the transaction. Refer to this prospectus supplement and the prospectus for a further description.

                       SUMMARY OF MONTHLY DEPOSITS TO AND
                           WITHDRAWALS FROM ACCOUNTS*

-----------------------------------------------------------    /-----------         -----------
                    Servicer                                  / Payments on         Obligors on
                                                              \ Receivables         Receivables
                                                               \-----------         -----------
-----------------------------------------------------------
|           | |        |       /  \        |              |
|           | |        |     /      \      |              |
|           | |        |   /          \    |              |
|           | |        | /              \  |              |
|Principal  | |Servicer| |Reimbursements|  |Warranty &    |
|& Interest | |Advances| |of Servicer   |  |Administrative|
|on         | |        | | Advances     |  |Payments      |
|Receivables| |        | |              |   \            /
\          /  \        / |              |     \        /
  \      /      \     /  |              |       \    /
    \  /          \ /    |              |        \ /


                                                              / ----------------
                                                             /  Withdrawals from
                                                             \  Reserve Account
----------------------------------------------------------    \ ---------------                  -------
                    COLLECTION ACCOUNT                                                           Reserve
----------------------------------------------------------     --------------\                   Account
                    |                    |                     Deposits to    \                  -------
                    |                    |                     Reserve Account/              |             |
                    |                    |                     --------------/               |             |
                    |                    |                                                   |Excess monies|
                 Interest &         Payments on                                              |from Reserve |
                 Principal          Certificates                                             |Account      |
                 on Notes                |                                                    \           /
                    |                    |                                                     \         /
                   \|/                  \|/                                                     \       /
                 -----------        ------------                                                  \   /
                 Noteholders        Certificate-                                            ------------------
                                      holders                                               Certificateholders
                 -----------        ------------                                            ------------------


*This chart provides only a simplified overview of the monthly flow of funds. Refer to this prospectus supplement and the prospectus for a further description.

                                SUMMARY OF TERMS

           The following summary contains a brief description of the notes. You will find a detailed description of the terms of the offering of the notes following this summary. You should carefully read this entire document and the accompanying prospectus to understand all of the terms of the offering of the notes. You should consider both documents when making your investment decision.

RELEVANT PARTIES

      Issuer/Trust..................... BMW Vehicle Owner Trust [ ]-A. The trust will be established by the trust
                                        agreement.

      Seller........................... BMW Financial Services NA, LLC.

      Servicer......................... BMW Financial Services NA, LLC.

      Depositor........................ BMW FS Securities LLC.

      Indenture Trustee................ JPMorgan Chase Bank, N.A.

      Owner Trustee.................... Wilmington Trust Company.

RELEVANT AGREEMENTS

      Indenture........................ The indenture between the issuer and the indenture trustee. The indenture
                                        provides for the terms relating to the
                                        notes.

      Trust Agreement.................. The trust agreement between the depositor and the owner trustee. The
                                        trust agreement governs the creation of
                                        the trust and provides for the terms
                                        relating to the certificates.

      Sale and Servicing Agreement..... The sale and servicing agreement among the issuer, the indenture trustee, the
                                        servicer and the depositor. The sale and servicing agreement governs the transfer of the receivables by the depositor to the trust and the servicing of the receivables by the servicer.

      Administration Agreement......... The administration agreement among BMW
                                        Financial Services NA, LLC, as
                                        administrator, the trust and the
                                        indenture trustee. The administration
                                        agreement governs the provision of
                                        reports by the administrator and the
                                        performance by the administrator of
                                        other administrative duties for the
                                        trust.

      Receivables Purchase Agreement... The receivables purchase agreement between the depositor and the seller.
                                        The receivables purchase agreement
                                        governs the sale of the receivables from BMW Financial Services NA, LLC to the depositor.

RELEVANT DATES

      Closing Date..................... Expected to be [    ], 2005.

      Statistical Calculation Date..... Close of business on [ ], 2005. This is the date that was used in preparing the
                                        statistical information used in this
                                        prospectus supplement.

      Cutoff Date...................... Close of business on [ ], 2005. The
                                        Trust will receive amounts collected on
                                        the motor vehicle retail installment
                                        sale contracts and promissory notes
                                        after this date.

      Payment Dates.................... The trust will pay interest and principal on the notes on the
                                        twenty-fifth day of each month. If the
                                        twenty-fifth day of the month is not a
                                        business day, payments on the securities will be made on the next business day, The date that any payment is made is called a payment date. The first payment date is [ ], 2005.

      Final Scheduled Payment Dates.... The final principal payment for each class of notes is scheduled to be made
                                        on the final scheduled payment dates as
                                        follows:

                                        o     Class A-1 Notes due ____

                                        o     Class A-2 Notes due ____

                                        o     Class A-3 Notes due ____

                                        o     Class A-4 Notes due ____

                                        o     Class B Notes due ____

      Record Date...................... So long as the notes are in book-entry form, the trust will make payments on
                                        the securities to the holders of record
                                        on the day immediately preceding the
                                        payment date. If the notes are issued in definitive form, the record date will be the last day of the month preceding the payment date.

DESCRIPTION OF THE SECURITIES

      General.......................... The notes consist of the Class A-1
                                        Notes, the Class A-2 Notes, the Class
                                        A-3 Notes and the Class A-4 Notes and
                                        the Class B Notes. The initial principal balance of each class of notes is specified on the front cover of this prospectus supplement.

                                        Payments of interest on the Class B
                                        Notes are subordinated to the payments
                                        of interest on and, in certain
                                        circumstances, principal of the Class A
                                        Notes as described in this prospectus
                                        supplement.

                                        The trust will also issue certificates
                                        representing the equity interest in the
                                        trust. The depositor currently does not
                                        expect to sell the certificates, but is
                                        not prohibited from doing so. The
                                        depositor is not offering the
                                        certificates by this prospectus
                                        supplement. Any information in this
                                        prospectus supplement relating to the
                                        certificates is presented solely to
                                        provide you with a better understanding
                                        of the notes.

      Receivables...................... The trust's main source of funds for making payments on the notes will be
                                        collections on motor vehicle retail
                                        installment sale contracts and
                                        promissory notes, known as the
                                        receivables. All of the receivables are
                                        secured by passenger cars, light trucks
                                        and motorcycles manufactured by
                                        Bayerische Motoren Werke

                                        Aktiengesellschaft or its subsidiaries
                                        except that [ ]% by principal balance of the receivables as of the statistical calculation date are secured by vehicles of other manufacturers. The statistical information in this prospectus supplement is based on the receivables in the pool as of [ ], 2005. The statistical distribution of the characteristics of the receivables in the pool as of the cutoff date, which is [ ], 2005, will vary somewhat from the statistical distribution of those characteristics as of [ ], 2005, although the Seller believes that such variance is not likely to be material. The principal balance of the receivables on the close of business on [ ], 2005, referred to as the "statistical calculation date," was $[ ]. As of the statistical calculation date, the receivables had the following characteristics:

                                        o         number of receivables: [ ]

                                        o         average principal balance:
                                                  $[ ]

                                        o         weighted average annual
                                                  percentage rate: [ ]%

                                        o         weighted average original term
                                                  to maturity: [ ] months

                                        o         weighted average remaining
                                                  term to maturity: [ ] months

                                        The receivables owned by the trust are
                                        classified as simple interest
                                        receivables. Simple interest receivables are described in more detail in "The Receivables" in the accompanying prospectus.

                                        We refer you to "The Receivables" in
                                        this prospectus supplement for more
                                        information on the receivables.

      Terms of the Notes............... In general, noteholders are entitled to receive payments of interest and
                                        principal from the trust only to the
                                        extent that collections from trust
                                        assets are sufficient to make those
                                        payments. Interest and principal
                                        collections from trust assets will be
                                        divided among the various classes of
                                        securities in specified proportions. The trust will pay interest and principal to noteholders of record as of the preceding record date.

                                        INTEREST:

                                        The interest rate for each class of
                                        notes is set forth on the front cover of this prospectus supplement. The Class A-1 Notes will accrue interest on an actual/360 basis from the previous payment date to, but excluding, the next payment date, except that the first interest accrual period will be from the closing date to, but excluding, [ ], 2005. This means that the interest due on each payment date will be the product of:

                                        o         the outstanding principal
                                                  balance of the Class A-1
                                                  Notes,

                                        o         the interest rate for the
                                                  Class A-1 Notes, and

                                        o         the actual number of days
                                                  since the previous payment
                                                  date to, but excluding, the
                                                  current payment date or, in
                                                  the case of the first payment
                                                  date, since the closing date,
                                                  divided by 360.

                                        The Class A-2, Class A-3, Class A-4 and
                                        Class B Notes will accrue interest on a
                                        30/360 basis from the 25th day of each
                                        calendar month to, but excluding, the
                                        25th day of the succeeding calendar
                                        month, except that the first interest
                                        accrual period will be from the closing
                                        date to, but excluding, [ ], 2005. This
                                        means that the interest due on each
                                        payment date will be the product of:

                                        o         the outstanding principal
                                                  balance of the related class
                                                  of notes,

                                        o         the related interest rate, and

                                        o         30 or, in the case of the
                                                  first payment date, [ ]
                                                  divided by 360.

                                        If noteholders of any class do not
                                        receive all interest owed to them on a
                                        payment date, the trust will make
                                        payments of interest on later payment
                                        dates to make up the shortfall together
                                        with interest on those amounts, to the
                                        extent funds from specified sources are
                                        available to cover the shortfall.

                                        PRINCIPAL

                                        The trust will pay principal
                                        sequentially to the earliest maturing
                                        class of Class A Notes then outstanding
                                        until that class is paid in full and
                                        then to the Class B Notes.

      Priority of Distributions........ From collections on the receivables during the prior calendar month and, in
                                        the event of a shortfall in making the
                                        payments described in clauses 1 through
                                        5, amounts withdrawn from the reserve
                                        account, the trust will pay the
                                        following amounts on each payment date
                                        in the following order of priority:

                                        1.        to the servicer, the servicing
                                                  fee and all unpaid servicing
                                                  fees from prior collection
                                                  periods and amounts in respect
                                                  of reimbursement for
                                                  nonrecoverable servicer
                                                  advances,

                                        2.        to the Class A noteholders,
                                                  the accrued interest on the
                                                  Class A Notes,


                                        3.        to the principal distribution
                                                  account, the first priority
                                                  principal distribution amount
                                                  which will generally be the
                                                  amount equal to the excess of:

                                        o         the outstanding principal
                                                  balances of the Class A Notes
                                                  over

                                        o         the sum of the aggregate
                                                  principal balance of the
                                                  receivables less the yield
                                                  supplement
                                                  overcollateralization amount,

                                        4.        to the Class B noteholders,
                                                  accrued and unpaid interest on
                                                  the Class B Notes,

                                        5.        to the principal distribution
                                                  account, generally an amount
                                                  equal to:

                                        o         the excess of

                                        o         the sum of the outstanding
                                                  principal balance of all of
                                                  the notes over

                                        o         an amount equal to the sum of
                                                  the aggregate principal
                                                  balance of the receivables
                                                  less the yield supplement
                                                  overcollateralization amount,

                                        provided that this amount will be
                                        reduced by any amounts previously
                                        deposited in the principal distribution
                                        account in accordance with clause (3)
                                        above,

                                        6.        to the reserve account, the
                                                  amount, if any, necessary to
                                                  cause the amount on deposit in
                                                  the reserve account to equal
                                                  the specified reserve account
                                                  balance, which is the greater
                                                  of [ ]% of the outstanding
                                                  principal balance of the notes
                                                  and $[ ],

                                        7.        to the indenture trustee and
                                                  the owner trustee, the
                                                  indenture trustee fee and
                                                  owner trustee fee,
                                                  respectively, to the extent
                                                  not paid by the servicer, and
                                                  all unpaid indenture trustee
                                                  fees and owner trustee fees
                                                  from prior collection periods
                                                  to the extent not otherwise
                                                  paid by the servicer, and

                                        8.        to the certificateholder, any
                                                  amounts remaining in the
                                                  collection account.

                                        On the final scheduled payment date of
                                        any class of notes, the amount required
                                        to be allocated to the principal
                                        distribution account will include the
                                        amount necessary to reduce the principal balance of that class of notes to zero.

      Distributions from the
      Principal Distribution
         Account....................... From deposits made to the principal distribution account, the trust will
                                        generally pay principal on the notes in
                                        the following order of priority:

                                        o         to the Class A-1 Notes until
                                                  they are paid in full,

                                        o         to the Class A-2 Notes until
                                                  they are paid in full,

                                        o         to the Class A-3 Notes until
                                                  they are paid in full,

                                        o         to the Class A-4 Notes until
                                                  they are paid in full,

                                        o         to the Class B Notes until
                                                  they are paid in full, and

                                        o         to the certificateholder, any
                                                  funds remaining.

      Change in Priority of
      Distribution upon Certain
         Events of Default............. The order of priority for distributions will change following the occurrence of:

                                        o         a default for five days or
                                                  more in payment of interest on
                                                  the controlling class of notes
                                                  that has resulted in an
                                                  acceleration of the notes,

                                        o         a default in the payment of
                                                  principal on any note when due
                                                  that has resulted in an
                                                  acceleration of the notes,

                                        o         an insolvency or a bankruptcy
                                                  with respect to the trust that
                                                  has resulted in an
                                                  acceleration of the notes, or

                                        o         any other event of default
                                                  that results in the
                                                  liquidation of the trust.

                                        Following the occurrence of any of the
                                        preceding events, the trust will make no distributions of principal or interest on the Class B Notes until payment in full of principal and interest on the Class A Notes. In addition, payments of principal on the Class A Notes will be made first to the Class A-l Notes until the Class A-1 Notes are paid in full, and then pro rata to the Class A-2, Class A-3 and Class A-4 Notes.

                                        Following the occurrence of any other
                                        event of default that has resulted in an acceleration of the notes but has not yet resulted in a liquidation of the trust, no change will be made in the priority of payments on the Class A

                                        Notes and the Class B Notes on each
                                        payment date until a liquidation, if
                                        any, of the property of the trust.

      Optional Purchase................ The servicer may cause the trust to redeem any outstanding securities when
                                        the outstanding aggregate principal
                                        balance of the receivables declines to
                                        10% or less of the original aggregate
                                        principal balance of the receivables as
                                        of the cutoff date.

                                        We refer you to "Description of the
                                        Transfer and Servicing
                                        Agreements--Optional Purchase" in this
                                        prospectus supplement for more detailed
                                        information.

      Credit Enhancement............... Credit enhancement is intended to protect you against losses and delays in payments on your securities by absorbing losses on the receivables and other shortfalls in cash flows. The credit enhancement for the Class A Notes will include:

                                        o         the subordination of the Class
                                                  B Notes,

                                        o         the reserve account, and

                                        o         the subordination of the
                                                  certificateholder's right to
                                                  receive excess interest.

                                        The credit enhancement for the Class B
                                        Notes will include:

                                        o         the reserve account, and

                                        o         the subordination of the
                                                  certificateholder's right to
                                                  receive excess interest.

                                        SUBORDINATION OF PRINCIPAL AND INTEREST.
                                        As long as the Class A Notes remain
                                        outstanding:

                                        o         payments of interest on the
                                                  Class B Notes will be
                                                  subordinated to payments of
                                                  interest on the Class A Notes
                                                  and, in certain circumstances,
                                                  to payments of principal on
                                                  the Class A Notes, and

                                        o         payments of principal on the
                                                  Class B Notes will be
                                                  subordinated to payments of
                                                  interest and principal on the
                                                  Class A Notes.

                                        RESERVE ACCOUNT. On each payment date,
                                        the trust will use funds in the reserve
                                        account to cover shortfalls in payments
                                        of the servicing fee and interest and
                                        principal required to be paid on the
                                        notes.

                                        The sale and servicing agreement sets
                                        forth the specified reserve account
                                        balance, which is the amount that is
                                        required to be on deposit in the reserve account. On the closing date, the depositor will cause to be deposited $[ ] into the reserve account, which is [ ]% of the initial principal balance of the notes. On each payment date, after making required payments to the servicer and to the holders of the notes, the trust will make a deposit into the reserve account to the extent necessary to maintain the amount on deposit in the reserve account at the specified reserve account balance.

                                        EXCESS INTEREST. The certificateholder
                                        is entitled to receive payments of
                                        interest collected on the receivables
                                        which are not used by the trust to make
                                        other required payments. The
                                        certificateholder's right to receive
                                        this excess interest is subordinated to
                                        the payment of the servicing fee,
                                        reimbursement of nonrecoverable
                                        advances, the payment of principal and
                                        interest on the notes, the funding of
                                        the reserve account and the payment of
                                        indenture trustee and owner trustee
                                        fees.

                                        For more detailed information about the
                                        reserve account, we refer you to "Credit
                                        Enhancement--Reserve Account" in this
                                        prospectus supplement.

      Yield Supplement
      Overcollateralization Amount..... On the closing date, the aggregate principal balance of the receivables as
                                        of the cutoff date will exceed the
                                        initial principal balance of the notes
                                        by $[ ], which is approximately [ ]% of
                                        the aggregate principal balance of the
                                        receivables as of the cutoff date. The
                                        yield supplement overcollateralization
                                        amount will decline on each payment
                                        date. The yield supplement
                                        overcollateralization amount is intended to compensate for the low APRs on some of the receivables.

                                        For detailed information on the yield
                                        supplement overcollateralization amount, we refer you to "Credit
                                        Enhancement--Yield Supplement
                                        Overcollateralization Amount" in this
                                        prospectus supplement.

      Tax Status....................... Subject to important considerations described in this prospectus supplement
                                        and the accompanying prospectus, Weil,
                                        Gotshal & Manges LLP, special tax
                                        counsel to the trust, will deliver its
                                        opinion that:

                                        o         the notes will be
                                                  characterized as debt for
                                                  federal income tax purposes,
                                                  and

                                        o         the trust will not be
                                                  characterized as an
                                                  association or a publicly
                                                  traded partnership taxable as
                                                  a corporation for federal
                                                  income tax purposes.

                                        If you purchase the notes, you will
                                        agree to treat the notes as debt. The
                                        depositor and any subsequent purchaser
                                        of the certificates will agree to treat
                                        the trust:

                                        o         as a partnership in which the
                                                  owners of the certificates are
                                                  partners, or

                                        o         if there is only one
                                                  beneficial owner of the
                                                  certificates, as a
                                                  "disregarded entity," for
                                                  federal income tax purposes.

                                        We refer you to "Material Income Tax
                                        Consequences" in this prospectus
                                        supplement and "Material Income Tax
                                        Consequences--Tax Treatment of Owner
                                        Trusts" in the accompanying prospectus.

      ERISA Considerations............. The notes are generally eligible for purchase by employee benefit plans and
                                        individual retirement accounts, subject
                                        to those considerations discussed under
                                        "ERISA Considerations" in this
                                        prospectus supplement and in the
                                        accompanying prospectus.

                                        We refer you to "ERISA Considerations"
                                        in this prospectus supplement and in the accompanying prospectus. If you are a benefit plan fiduciary considering purchase of the notes you should, among other things, consult with your counsel in determining whether all required conditions have been satisfied.


      Eligibility for Purchase by
      Money Market Funds............... The Class A-1 Notes will be eligible for purchase by money market funds under
                                        Rule 2a-7 of the Investment Company Act
                                        of 1940, as amended. A money market fund should consult its legal advisers regarding the eligibility of the Class A-1 Notes under Rule 2a-7 and whether an investment in the Class A-1 Notes satisfies the fund's investment policies and objectives.

      Ratings.......................... It is a condition to the issuance of the securities that the notes will receive
                                        the following ratings from Standard &
                                        Poor's Ratings Services, a division of
                                        The McGraw-Hill Companies, Inc., Moody's
                                        Investors Service, Inc. and Fitch
                                        Ratings:

                                                  STANDARD
                                        CLASS     & POOR'S    MOODY'S    FITCH
                                        -----     --------    -------    -----

                                         A-1        A-1+      Prime-1     F1+
                                         A-2        AAA        Aaa        AAA
                                         A-3        AAA        Aaa        AAA
                                         A-4        AAA        Aaa        AAA
                                          B          A                     A

                                  RISK FACTORS

           You should consider the following risk factors (and the factors set forth under "Risk Factors" in the accompanying prospectus) in deciding whether to purchase the notes of any class.

BECAUSE THE TRUST HAS LIMITED
ASSETS, THERE IS ONLY LIMITED
PROTECTION AGAINST POTENTIAL
LOSSES. The only sources of funds for payments on the securities are the assets of the trust and the reserve account. The securities are not obligations of, and will not be insured or guaranteed by, any governmental agency or the seller, the servicer, any trustee or any of their affiliates. You must rely solely on payments on the receivables and amount on deposit in the reserve account for payments on the notes. Although funds in the reserve account will be available to cover shortfalls in payments of interest and principal on each payment date, the amounts deposited in the reserve account will be limited. If the entire reserve account has been used, the trust will depend solely on current collections on the receivables to make payments on the notes. Any excess amounts released from the reserve account to the depositor will no longer be available to noteholders on any later payment date. We refer you to "Credit Enhancement--Reserve Account" in this prospectus supplement.

OCCURRENCE OF EVENTS OF DEFAULT
UNDER THE INDENTURE MAY RESULT IN
INSUFFICIENT FUNDS TO MAKE PAYMENTS
ON YOUR NOTES.                      Payment defaults or the insolvency or
                                    dissolution of the depositor may result in prepayment of the notes, which may result in losses. If the trust fails to pay principal on the notes when due, or fails to pay interest on the notes of the controlling class within five days of the due date, the indenture trustee or the holders of the controlling class of notes outstanding may declare the entire amount of the notes to be due immediately. If this happens, the indenture trustee may be directed to sell the assets of the trust and prepay the notes. In the event the indenture trustee sells the receivables under adverse market conditions, proceeds from the sale of the receivables may not be sufficient to repay all of the securities and you may suffer a loss.

IF YOU OWN CLASS B NOTES, YOU ARE
SUBJECT TO GREATER CREDIT RISK
BECAUSE THE CLASS B NOTES ARE
SUBORDINATE TO THE CLASS A NOTES.   The Class B Notes bear greater risk than the
                                    Class A Notes because payments of interest and principal on the Class B Notes are subordinate, to the extent described below, to payments of interest and principal on the Class A Notes.

                                    Interest payments on the Class B Notes on each payment date will be subordinated to servicing fees due to the servicer, nonrecoverable advances payable to the servicer, interest payments on the Class A Notes and an allocation of principal payments to the Class A Notes to the extent the aggregate principal balance of the Class A Notes exceeds the receivables balance less the yield supplement overcollateralization amount.

                                    Principal payments on the Class B Notes will be fully subordinated to principal payments on the Class A Notes. No principal will be paid on the Class B Notes until the Class A Notes have been paid in full.

YOU MAY SUFFER LOSSES BECAUSE YOU
HAVE LIMITED CONTROL OVER ACTIONS OF
THE TRUST AND CONFLICTS OF INTEREST
BETWEEN CLASSES OF NOTES MAY OCCUR. Because the trust has pledged the property of the trust to the indenture trustee to secure payment on the notes, the indenture trustee may, and at the direction of the required percentage of the controlling class, which will be the Class A Notes for so long as any Class A Notes are outstanding and the Class B Notes after the Class A Notes have been paid in full, will take one or more of the actions specified in the indenture relating to the property of the trust, including a sale of the assets of the trust. In addition, the holders of a majority of the Class A Notes, under some circumstances, have the right to waive events of servicing termination or terminate the servicer without consideration of the effect that the waiver or termination would have on the holders of Class B Notes. The holders of Class B Notes will not have the ability to waive events of servicing termination or to remove the servicer until the Class A Notes have been paid in full.

THE OCCURRENCE OF AN EVENT OF
DEFAULT UNDER THE INDENTURE MAY
DELAY PAYMENTS ON THE CLASS B
NOTES. The trust will not make any distributions of principal or interest on the Class B Notes until payment in full of principal and interest on the Class A Notes following:

                                    o        an event of default under the
                                             indenture relating to the payment
                                             of principal on any note or the
                                             payment of interest on the Class A
                                             Notes which has resulted in
                                             acceleration of the notes,

                                    o        an event of default under the
                                             indenture relating to an insolvency
                                             event or a bankruptcy with respect
                                             to the trust which has resulted in
                                             an acceleration of the notes, or

                                    o        a liquidation of the trust assets
                                             following any event of default
                                             under the indenture.

                                    This may result in a delay or default in making payments on the Class B Notes.

CLASS B NOTEHOLDERS MAY NOT BE ABLE
TO DIRECT THE INDENTURE TRUSTEE UPON
AN EVENT OF DEFAULT UNDER THE
INDENTURE.                          If an event of default occurs under the
                                    indenture, so long as any Class A Notes are outstanding, only the holders of the Class A
                                    Notes may waive that event of default,
                                    accelerate the maturity dates of the notes or direct or consent to any action under the indenture. The holders of any outstanding
                                    Class B Notes will not have any rights to direct or to consent to any action until the Class A Notes have been repaid in full.

PAYMENT PRIORITIES INCREASE RISK OF
LOSS OR DELAY IN PAYMENT TO CERTAIN
NOTES. Classes of notes that receive payments, particularly principal payments, before other classes will be repaid sooner than the other classes and payments to these other classes may be delayed if collections and amounts on deposit in the reserve account are inadequate to pay all amounts payable on all classes of notes on any payment date. In addition, because principal of each class of notes will be paid sequentially, certain classes of notes will be outstanding longer and therefore will be exposed to the risk of losses on the receivables during periods after other classes have been receiving most or all amounts payable on their notes.

                                    As a result, the yields of the later
                                    maturing classes of Class A Notes and the yields of the Class B Notes will be sensitive to losses on the receivables and the timing of those losses. If the rate and amount of losses exceed your expectations, and if amounts in the reserve account are insufficient to cover the resulting shortfalls, the yield to maturity on your notes may be lower than anticipated, and you could suffer a loss.

                                    Classes of notes that receive payments
                                    earlier than expected are exposed to
                                    reinvestment risk and classes of notes that receive principal later than expected are exposed to greater risk of loss. In either case, the yields on your notes could be materially and adversely affected.

THE GEOGRAPHIC CONCENTRATION OF THE
OBLIGORS AND PERFORMANCE OF THE
RECEIVABLES MAY INCREASE THE RISK OF
LOSS ON YOUR INVESTMENT.            Economic conditions in the states where
                                    obligors reside may affect delinquencies, losses and prepayments on the receivables.
                                    The following economic conditions may affect payments on the receivables:

                                    o        unemployment,

                                    o        interest rates,

                                    o        inflation rates,

                                    o        and consumer perceptions of the
                                             economy.

                                    If there is a concentration of obligors and receivables in particular states, these or any adverse economic conditions in those states may affect the performance of the securities more than if this concentration did not exist. As of the statistical calculation date, BMW Financial Services NA, LLC's records indicate that the titles to the vehicles relating to the receivables were concentrated in the following states:

                                                               PERCENTAGE OF
                                                                 AGGREGATE
                                              STATE          PRINCIPAL BALANCE
                                    ----------------------- --------------------
                                    [    ]...............     [    ]%
                                    [    ]...............     [    ]%
                                    [    ]...............     [    ]%
                                    [    ]...............     [    ]%
                                    [    ]...............     [    ]%

                                    No other state constituted more than [ ]% of the aggregate principal balance of the receivables as of the statistical calculation date.

                                    Approximately [ ]% of the outstanding
                                    principal amount of the receivables as of the statistical calculation date were titled in California. A large number of manufacturers and providers of high technology equipment and services are headquartered in California. The continued downturn in this sector could have a substantial impact on the California economy and on the performance of receivables originated in that state.

                                    For a discussion of the breakdown of the receivables by state, we refer you to "The Receivables" in this prospectus supplement.

THE RETURN ON YOUR NOTES COULD BE
REDUCED BY SHORTFALLS DUE TO THE
SERVICEMEMBERS CIVIL RELIEF ACT.    The Servicemembers Civil Relief Act of 2003,
                                    as amended (the "Relief Act"), provides
                                    relief to obligors who enter active military service and to obligors in reserve status who are called to active duty after the origination of their receivables. The response of the United States to the terrorist attacks on September 11, 2001, the instability of Afghanistan, the occupation of Iraq and rising tensions in other regions such as Korea may continue to involve military operations that will increase the number of citizens who have been called or will be called to active duty. The Relief
                                    Act provides, generally, that an obligor who is covered by the Relief Act may not be charged interest on the related receivable in excess of 6% per annum during the period of the obligor's active duty. These shortfalls are not required to be paid by the obligor at any future time. The servicer is not required to advance these shortfalls as delinquent payments.

                                    In the event that excess interest on the receivables and amounts in the reserve account are not sufficient to cover the reduction of interest on the receivables due to the application of the Relief Act or similar regulations or legislation, a note interest carryover shortfall will result. Any such interest carryover shortfall will be paid in subsequent periods to the extent of available funds before payments of principal are made on the notes and may result in extending the anticipated maturity of your class of notes or possibly result in a loss in the absence of sufficient credit enhancement. In addition, pursuant to the Military Reservist Relief Act of 1991, under certain circumstances California residents called into active duty with the reserves can apply to a court to delay payments on retail installment contracts, including the receivables.

                                    The Relief Act also limits the ability of the servicer to repossess the financed vehicle securing a receivable during the related obligor's period of active duty and, in some cases, may require the servicer to extend the maturity of the receivable, lower the monthly payments and readjust the payment schedule for a period of time after the completion of the obligor's military service. As a result, there may be delays in payment and increased losses on the receivables. Those delays and increased losses will be borne primarily by the certificates, but if such losses are greater than anticipated, you may suffer a boss.

                                    While there are not a significant number of obligors in active military service as of the statistical calculation date the servicer does not maintain data as to the number of obligors in the military reserves.

PREPAYMENTS ON RECEIVABLES MAY CAUSE
PREPAYMENTS ON THE NOTES, RESULTING
IN REINVESTMENT RISK TO YOU.        You may receive payment of principal on your
                                    notes earlier than you expected. If that happens, you may not be able to reinvest the principal you receive at a rate as high as the rate on your notes. Prepayments on the receivables will shorten the lives of the notes to an extent that cannot be predicted.
                                    Prepayments may occur for a number of
                                    reasons. Some prepayments may be caused by the obligors under the receivables. For example, obligors may:

                                    o        make early payments, since
                                             receivables will generally be
                                             prepayable at any time without
                                             penalty,

                                    o        default, resulting in the
                                             repossession and sale of the
                                             financed vehicle, or

                                    o        damage the vehicle or become unable
                                             to pay due to death or disability,
                                             resulting in payments to the trust
                                             under any existing physical damage,
                                             credit life or other insurance.

                                    Some prepayments may be caused by the seller or the servicer. For example, the seller will make representations and warranties regarding the receivables, and the servicer will agree to take or refrain from taking certain actions with respect to the receivables. If the seller or the servicer breaches a representation or warranty and the breach is material and cannot be remedied, it will be required to purchase the affected receivables from the trust. This will result in the prepayment of the purchased receivables.

                                    The servicer has the option to purchase the receivables from the trust when the total outstanding principal balance of the receivables is 10% or less of the sum of the total outstanding principal balance of the receivables as of the cutoff date.

                                    The rate of prepayments on the receivables may be influenced by a variety of economic, social and other factors. The seller maintains limited historical data with respect to prepayments. For these reasons, the seller cannot predict the actual prepayment rates for the receivables.

WITHDRAWAL OR DOWNGRADING OF THE
INITIAL RATINGS OF THE NOTES WILL
AFFECT THE PRICES FOR THE NOTES UPON
RESALE. A security rating is not a recommendation to buy, sell or hold securities. Similar ratings on different types of securities do not necessarily mean the same thing. You should analyze the significance of each rating independently from any other rating. A rating agency may change its rating of the notes after the notes are issued if that rating agency believes that circumstances have changed. Any subsequent change in a rating will likely affect the price that a subsequent purchaser would be willing to pay for the notes and your ability to resell your notes.

THE NOTES ARE NOT SUITABLE
INVESTMENTS FOR ALL INVESTORS.      The notes, and in particular the Class B
                                    Notes, are not a suitable investment for any investor that requires a regular or predictable schedule of payments or payment on specific dates. The notes are complex investments that should be considered only by sophisticated investors. We suggest that only investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment and default risks, the tax consequences of an investment and the interaction of these factors should consider investing in the notes.

                                    THE TRUST

GENERAL

           The BMW Vehicle Owner Trust [ ]-A (the "Trust") is a Delaware statutory trust to be formed pursuant to the trust agreement (the "Trust Agreement") between BMW FS Securities LLC, as depositor (the "Depositor"), and Wilmington Trust Company, as owner trustee (the "Owner Trustee"). After its formation, the Trust will not engage in any activity other than:

      1. acquiring, holding and managing a pool of motor vehicle retail installment sale contracts and promissory notes (the "Receivables") and the other assets of the Trust and proceeds from those assets,

      2.   issuing the notes and the certificates,

      3.   making payments on the notes and the certificates, and

      4. engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental to or connected with those activities.

           The net proceeds from the sale of the Notes (as defined in this prospectus supplement) will be used by the Trust to purchase the Receivables from the Depositor pursuant to the sale and servicing agreement dated as of [ ], 2005 (the "Sale and Servicing Agreement") among BMW Financial Services NA, LLC ("BMW FS") as seller, servicer (in that capacity, the "Servicer"), custodian and administrator, the Trust, and JPMorgan Chase Bank, N.A., as indenture trustee (the "Indenture Trustee"), and to fund the Reserve Account.

           BMW FS will be appointed to act as the servicer of the Receivables. The Servicer will service the Receivables pursuant to the Sale and Servicing Agreement, the Trust Agreement and the owner trust administration agreement dated as of [ ], 2005 (the "Administration Agreement") among BMW FS, as administrator, the Trust and the Indenture Trustee, and will be compensated for those services as described under "Description of the Transfer and Servicing Agreements--Servicing Compensation" in this prospectus supplement and "Description of the Transfer and Servicing Agreements--Servicing Compensation" in the accompanying prospectus.

           Pursuant to agreements between BMW FS and dealers in BMW Products and MINI Products ("Centers"), Centers will repurchase from BMW FS those contracts that do not meet specified representations and warranties made by the Centers. These Centers' repurchase obligations are referred to in this prospectus supplement as "Center Recourse." Those representations and warranties relate primarily to the origination of the contracts and the perfection of the security interests in the related financed vehicles, and do not relate to the creditworthiness of the related Obligors or the collectability of those contracts. Although the Dealer Agreements with respect to the Receivables will not be assigned to the Owner Trustee, the Sale and Servicing Agreement will require that any recovery by BMW FS in respect of any Receivable pursuant to any Center Recourse be deposited in the Collection Account to satisfy BMW FS' repurchase obligations under the Sale and Servicing Agreement. The sales by the Centers of retail installment sale contracts to BMW FS do not generally provide for recourse against the Centers for unpaid amounts in the event of a default by an Obligor, other than in connection with the breach of the foregoing representations and warranties.

           The Trust property includes the Receivables and monies due or received under the Receivables after the Cutoff Date. The Reserve Account will be maintained for the benefit of the Noteholders.

           The Trust's principal offices are in Wilmington, Delaware, in care of Wilmington Trust Company, as Owner Trustee, at the address set forth below under "The Owner Trustee and the Indenture Trustee."

                           CAPITALIZATION OF THE TRUST

           The following table illustrates the capitalization of the Trust as of the Closing Date, as if the issuance and sale of the Notes had taken place on that date:

       Class A-1 Notes.................        $            [    ]
       Class A-2 Notes.................                     [    ]
       Class A-3 Notes.................                     [    ]
       Class A-4 Notes.................                     [    ]
       Class B Notes...................                     [    ]
                                              ---------------------
             Total.....................        $            [    ]
                                              =====================

                   THE OWNER TRUSTEE AND THE INDENTURE TRUSTEE

           Wilmington Trust Company is the Owner Trustee under the Trust Agreement. Wilmington Trust Company is a Delaware banking corporation, and its Corporate Trust Office is located at 1100 North Market Street, Rodney Square North, Wilmington, Delaware 19890-0001, Attn: Corporate Trust Administration. The Depositor, the Servicer and its affiliates may maintain normal commercial banking relations with the Owner Trustee and its affiliates. The fees and expenses of the Owner Trustee will be paid by the Administrator.

         JPMorgan Chase Bank, N.A. is the Indenture Trustee under the Indenture (the Indenture Trustee and the Owner Trustee are collectively referred to as the "Trustees"). JPMorgan Chase Bank, N.A. is a banking association organized under the laws of the United States and its principal executive offices are located at
(i) solely for purposes of surrender or exchange of notes, 2001 Bryan Street, 10th Floor, Dallas, Texas 75201, Attention: Institutional Trust Services - BMW Vehicle Owner Trust [ ]-A and (ii) for all other purposes, 4 New York Plaza, 6th Floor, New York, NY 10004, Attention: Institutional Trust Services/Global Debt - BMW Vehicle Owner Trust 2005-A. The Depositor, the Servicer and their respective affiliates may maintain normal commercial banking relations with the Indenture Trustee and its affiliates.

                                 THE RECEIVABLES

ASSETS OF THE TRUST

           On the Closing Date, the assets of the Trust will include:

      1.   the Receivables as of the close of business on [    ], 2005
           (the "Cutoff Date"),

      2. all rights, benefits, obligations and proceeds arising from or in connection with the Receivables, including the right to receive payments collected thereon after the Cutoff Date with respect to the Receivables,

      3. security interests in the new or used automobiles, motorcycles and light trucks (the "Financed Vehicles") securing each Receivables,

      4.   the related Receivable files,

      5. all rights to insurance proceeds and liquidation proceeds with respect to the Receivables,

      6. certain rights under the receivables purchase agreement dated as of[ ], 2005 (the "Receivables Purchase Agreement") between the Depositor and BMW FS, as seller (the "Seller"),

      7.   funds on deposit from time to time in the Reserve Account, and

      8.   funds on deposit in the Collection Account.

           The Motor Vehicle Contracts that comprise the Receivables are secured by new or used passenger cars, motorcycles and light trucks manufactured by Bayerische Motoren Werke Aktiengesellschaft or its subsidiaries ("BMW AG" and, together with all other BMW group companies, the "BMW Group") except that [ ]% by principal balance of the Receivables as of the Statistical Calculation Date are secured by vehicles of other manufacturers. The Contracts generally were originated by Centers who participate in BMW FS' vehicle financing program and were acquired by BMW FS or BMW Bank. See "BMW FS' Financing Program."

           The Trust will purchase the Receivables from the Depositor on or
about [   ], 2005 (the "Closing Date") pursuant to the Sale and Servicing
Agreement.

           The Depositor will have purchased the Receivables from the Seller pursuant to the Receivables Purchase Agreement. In the Receivables Purchase Agreement, the Seller makes specific representations and warranties as of the Closing Date with respect to the Receivables and agrees to repurchase any Receivable with respect to which there is a breach of any such representation and warranty if that breach has a material and adverse effect on the interests of the Depositor or the Trust in the related Receivable. Under the Sale and Servicing Agreement, the Depositor will assign all of its rights under the Receivables Purchase Agreement, including its right to enforce the Seller's repurchase obligations, to the Trust.

           The Receivables may be prepaid at any time without penalty by the purchaser or co-purchasers of the Financed Vehicle or any other person or persons who are obligated to make payments thereunder (each, an "Obligor").

           The Receivables were selected from the Seller's portfolio of motor vehicle retail installment sale contracts and promissory notes based on several criteria, including the requirement that each Receivable:

      1.   has an original term of not more than [ ] months,

      2.   has a current principal balance of at least $[ ],

      3. provides for level monthly payments that fully amortize the amount financed over the original term of the related Contract,

      4.   is not more than 30 days past due as of the Cutoff Date,

      5. does not have a final scheduled payment date later than six months prior to the Final Scheduled Payment Date of the Class B Notes, and

      6. does not have any notation in the Servicer's records indicating the Obligor is the subject of a bankruptcy proceeding.

           No selection procedures believed to be adverse to the Noteholders were used in selecting the Receivables.

DESCRIPTION OF RECEIVABLES

           The statistical information presented in this prospectus supplement is based on a pool of Receivables as of the close of business on [ ], 2005 (the "Statistical Calculation Date"). As of the Statistical Calculation Date, the Receivables in the pool had an aggregate principal balance of $[ ].

           BMW FS will add Receivables to the pool after the Statistical Calculation Date but prior to the Cutoff Date. In addition, some amortization of the Receivables will have occurred since the Statistical Calculation Date and some Receivables included as of the Statistical Calculation Date will have prepaid in full or have been determined not to meet the eligibility requirements regarding Receivables and therefore will not be included in the final Receivables pool. As a result, the statistical distribution of characteristics as of the Cutoff Date will vary from the statistical distribution of characteristics as of the Statistical Calculation Date. However, the Seller believes that such variance in statistical distribution of characteristics is not likely to be material.

           All of the Receivables were originated by BMW FS or BMW Bank or purchased by BMW FS or BMW Bank from Centers. As of the Statistical Calculation Date, approximately [ ]% of the Receivables by aggregate principal balance represented financing of new vehicles and [ ]% of the Receivables by aggregate principal balance represented financing of used vehicles.

           As of the Statistical Calculation Date, approximately [ ]%, [ ]%, [ ]%, [ ]% and [ ]% of the Receivables by aggregate principal balance were BMW passenger cars, BMW light trucks, BMW motorcycles, MINI passenger cars and vehicles of other manufacturers, respectively.

           The distribution by APR, geographic distribution, distribution by remaining term and distribution by remaining balance, in each case, of the Receivables as of the Statistical Calculation Date are as set forth in the following tables. We refer you to "The Receivables" in the accompanying prospectus for a further description of the characteristics of the Receivables.

                         COMPOSITION OF THE RECEIVABLES

      Aggregate Principal Balance.........................                     $[   ]
      Number of Contracts.................................                      [   ]
      Average Principal Balance Outstanding...............                     $[   ]
      Average Original Amount Financed....................                     $[   ]
             Original Amount Financed (range).............          $[   ] to $[    ]
      Weighted Average APR(1).............................                     [   ]%
             APR (range)..................................           [   ]% to [   ]%
      Weighted Average Original Term(1)...................               [   ] months
             Original Term (range)........................      [   ] to [   ] months
      Weighted Average Remaining Term(1)..................               [   ] months
             Remaining Term (range).......................      [   ] to [   ] months

      .....................
      (1) Weighted by principal balance as of the Statistical Calculation Date.


                     DISTRIBUTION OF THE RECEIVABLES BY APR

                                                                                                  PERCENTAGE
                                                                                                 OF AGGREGATE
                                            NUMBER OF                     AGGREGATE                PRINCIPAL
APR RANGE (%)                              RECEIVABLES                PRINCIPAL BALANCE           BALANCE(1)
-------------                              -----------                -----------------           ----------
1.00% to 1.50%......................             [   ]                         $ [   ]                [   ]%
1.51% to 2.00%......................             [   ]                           [   ]                 [   ]
2.01 % to 2.50%.....................             [   ]                           [   ]                 [   ]
2.51% to 3.00%......................             [   ]                           [   ]                 [   ]
3.01% to 3.50%......................             [   ]                           [   ]                 [   ]
3.51% to 4.00%......................             [   ]                           [   ]                 [   ]
4.01% to 4.50%......................             [   ]                           [   ]                 [   ]
4.51% to 5.00%......................             [   ]                           [   ]                 [   ]
5.01% to 5.50%......................             [   ]                           [   ]                 [   ]
5.51% to 6.00%......................             [   ]                           [   ]                 [   ]
6.01% to 6.50%......................             [   ]                           [   ]                 [   ]
6.51% to 7.00%......................             [   ]                           [   ]                 [   ]
7.01% to 7.50%......................             [   ]                           [   ]                 [   ]
7.51% to 8.00%......................             [   ]                           [   ]                 [   ]
8.01% to 8.50%......................             [   ]                           [   ]                 [   ]
8.51% to 9.00%......................             [   ]                           [   ]                 [   ]
9.01% to 9.50%......................             [   ]                           [   ]                 [   ]
9.51% to 10.00%.....................             [   ]                           [   ]                 [   ]
10.01% to 10.50%....................             [   ]                           [   ]                 [   ]
10.51% to 11.00%....................             [   ]                           [   ]                 [   ]
11.01% to 11.50%....................             [   ]                           [   ]                 [   ]
11.51% to 12.00%....................             [   ]                           [   ]                 [   ]
12.01% to 12.50%....................             [   ]                           [   ]                 [   ]
12.51% to 13.00%....................             [   ]                           [   ]                 [   ]
13.01% to 13.50%....................             [   ]                           [   ]                 [   ]
13.51% to 14.00%....................             [   ]                           [   ]                 [   ]
14.01% to 14.50%....................             [   ]                           [   ]                 [   ]
14.51% to 15.00%....................             [   ]                           [   ]                 [   ]
Greater than 15.00%.................             [   ]                           [   ]                 [   ]
      Totals........................             [   ]                          $[   ]                [   ]%


(1)   Percentages may not add to 100% because of rounding.

            DISTRIBUTION OF THE RECEIVABLES BY GEOGRAPHIC LOCATION(1)

                                                                                                  PERCENTAGE
                                                                                                 OF AGGREGATE
                                                       NUMBER OF            AGGREGATE              PRINCIPAL
   State                                              RECEIVABLES       PRINCIPAL BALANCE         BALANCE(2)
   -----                                              -----------       -----------------         ----------
Alabama.....................................              [   ]                  $[   ]               [   ]%
Alaska......................................              [   ]                   [   ]                [   ]
Arizona.....................................              [   ]                   [   ]                [   ]
Arkansas....................................              [   ]                   [   ]                [   ]
California..................................              [   ]                   [   ]                [   ]
Colorado....................................              [   ]                   [   ]                [   ]
Connecticut.................................              [   ]                   [   ]                [   ]
Delaware....................................              [   ]                   [   ]                [   ]
District of Columbia........................              [   ]                   [   ]                [   ]
Florida.....................................              [   ]                   [   ]                [   ]
Georgia.....................................              [   ]                   [   ]                [   ]
Hawaii......................................              [   ]                   [   ]                [   ]
Idaho.......................................              [   ]                   [   ]                [   ]
Illinois....................................              [   ]                   [   ]                [   ]
Indiana.....................................              [   ]                   [   ]                [   ]
Iowa........................................              [   ]                   [   ]                [   ]
Kansas......................................              [   ]                   [   ]                [   ]
Kentucky....................................              [   ]                   [   ]                [   ]
Louisiana...................................              [   ]                   [   ]                [   ]
Maryland....................................              [   ]                   [   ]                [   ]
Massachusetts...............................              [   ]                   [   ]                [   ]
Michigan....................................              [   ]                   [   ]                [   ]
Minnesota...................................              [   ]                   [   ]                [   ]
Mississippi.................................              [   ]                   [   ]                [   ]
Missouri....................................              [   ]                   [   ]                [   ]
Montana.....................................              [   ]                   [   ]                [   ]
Nebraska....................................              [   ]                   [   ]                [   ]
Nevada......................................              [   ]                   [   ]                [   ]
New Hampshire...............................              [   ]                   [   ]                [   ]
New Jersey..................................              [   ]                   [   ]                [   ]
New Mexico..................................              [   ]                   [   ]                [   ]
New York....................................              [   ]                   [   ]                [   ]
North Carolina..............................              [   ]                   [   ]                [   ]
North Dakota................................              [   ]                   [   ]                [   ]
Ohio........................................              [   ]                   [   ]                [   ]
Oklahoma....................................              [   ]                   [   ]                [   ]
Oregon......................................              [   ]                   [   ]                [   ]
Pennsylvania................................              [   ]                   [   ]                [   ]
Rhode Island................................              [   ]                   [   ]                [   ]
South Carolina..............................              [   ]                   [   ]                [   ]
South Dakota................................              [   ]                   [   ]                [   ]
Tennessee...................................              [   ]                   [   ]                [   ]


                                      S-25

Texas.......................................              [   ]                   [   ]                [   ]
Utah........................................              [   ]                   [   ]                [   ]
Vermont.....................................              [   ]                   [   ]                [   ]
Virginia....................................              [   ]                   [   ]                [   ]
Washington..................................              [   ]                   [   ]                [   ]
West Virginia...............................              [   ]                   [   ]                [   ]
Wisconsin...................................              [   ]                   [   ]                [   ]
Wyoming.....................................              [   ]                   [   ]                [   ]
Totals......................................              [   ]                  $[   ]               [   ]%


-----------

(1) Based on the state in which the related vehicle is titled.
(2) Percentages may not add to 100% because of rounding.

     DISTRIBUTION OF THE RECEIVABLES BY REMAINING TERM TO SCHEDULED MATURITY

                                                                                                        PERCENTAGE
REMAINING TERM TO                                         NUMBER OF             AGGREGATE              OF AGGREGATE
SCHEDULED MATURITY                                       RECEIVABLES        PRINCIPAL BALANCE      PRINCIPAL BALANCE(1)
------------------                                       -----------        -----------------      --------------------
6 months or less....................................             [   ]                     $[   ]                [   ]%
7 months to 12 months...............................             [   ]                      [   ]                 [   ]
13 months to 18 months..............................             [   ]                      [   ]                 [   ]
19 months to 24 months..............................             [   ]                      [   ]                 [   ]
25 months to 30 months..............................             [   ]                      [   ]                 [   ]
31 months to 36 months..............................             [   ]                      [   ]                 [   ]
37 months to 42 months..............................             [   ]                      [   ]                 [   ]
43 months to 48 months..............................             [   ]                      [   ]                 [   ]
49 months to 54 months..............................             [   ]                      [   ]                 [   ]
55 months to 60 months..............................             [   ]                      [   ]                 [   ]
Greater than 60 months..............................             [   ]                      [   ]                 [   ]
Totals..............................................             [   ]                     $[   ]                [   ]%


-----------
(1)   Percentages may not add to 100% because of rounding.


         DISTRIBUTION OF THE RECEIVABLES BY REMAINING PRINCIPAL BALANCE

                                                                                                       PERCENTAGE
                                                                                                      OF AGGREGATE
RANGE OF REMAINING                                        NUMBER OF             AGGREGATE               PRINCIPAL
PRINCIPAL BALANCES                                       RECEIVABLES        PRINCIPAL BALANCE          BALANCE(1)
------------------                                       -----------        -----------------          ----------
$1 to $2,500........................................             [   ]                     $[   ]               [   ]%
$2,501 to $5,000....................................             [   ]                      [   ]                [   ]
$5,001 to $7,500....................................             [   ]                      [   ]                [   ]
$7,501 to $10,000...................................             [   ]                      [   ]                [   ]
$10,001 to $12,500..................................             [   ]                      [   ]                [   ]
$12,501 to $15,000..................................             [   ]                      [   ]                [   ]
$15,001 to $17,500..................................             [   ]                      [   ]                [   ]
$17,501 to $20,000..................................             [   ]                      [   ]                [   ]
$20,001 to $22,500..................................             [   ]                      [   ]                [   ]
$22,501 to $25,000..................................             [   ]                      [   ]                [   ]
$25,001 to $27,500..................................             [   ]                      [   ]                [   ]
$27,501 to $30,000..................................             [   ]                      [   ]                [   ]
$30,001 to $32,500..................................             [   ]                      [   ]                [   ]
$32,501 to $35,000..................................             [   ]                      [   ]                [   ]
$35,001 to $37,500..................................             [   ]                      [   ]                [   ]
$37,501 to $40,000..................................             [   ]                      [   ]                [   ]
$40,001 to $42,500..................................             [   ]                      [   ]                [   ]
$42,501 to $45,000..................................             [   ]                      [   ]                [   ]
$45,001 to $47,500..................................             [   ]                      [   ]                [   ]
$47,501 to $50,000..................................             [   ]                      [   ]                [   ]
$50,001 to $52,500..................................             [   ]                      [   ]                [   ]
$52,501 to $55,000..................................             [   ]                      [   ]                [   ]
$55,001 to $57,500..................................             [   ]                      [   ]                [   ]
$57,501 to $60,000..................................             [   ]                      [   ]                [   ]
$60,001 to $62,500..................................             [   ]                      [   ]                [   ]
$62,501 to $65,000..................................             [   ]                      [   ]                [   ]
Greater than $65,000................................             [   ]                      [   ]                [   ]
Totals..............................................             [   ]                     $[   ]               [   ]%


-----------
(1)   Percentages may not add to 100% because of rounding.

             DELINQUENCIES, REPOSSESSIONS AND LOAN LOSS INFORMATION

           Set forth below is information concerning BMW FS' experience with respect to its entire portfolio of new and used BMW and MINI motor vehicle retail installment sale contracts and promissory notes ("Motor Vehicle Contracts" or "Contracts"), which includes Contracts not owned but serviced by BMW FS. Credit losses are an expected cost in the business of extending credit and are considered in BMW FS' rate-setting process. The following tables set forth the historical delinquency experience and net credit loss and repossession experience of BMW FS' portfolio of contracts for new and used automobiles, motorcycles and light trucks.

           Delinquency, repossession and loss experience may be influenced by a variety of economic, social and geographic conditions and other factors beyond the control of BMW FS. There is no assurance that BMW FS' delinquency, repossession and loss experience with respect to its retail installment sale contracts and promissory notes, or the experience of the Trust with respect to the Receivables, will be similar to that set forth below. If economic conditions in the future differ from those during the periods referenced in the tables below, BMW FS' delinquency, repossession and loss experience may be adversely affected.

           The percentages in the tables below have not been adjusted to eliminate the effect of the growth of BMW FS' portfolio. Accordingly, the delinquency, repossession and net loss percentages would be expected to be higher than those shown if a group of receivables were isolated at a period in time and the delinquency, repossession and net loss data showed the activity only for that isolated group over the periods indicated.

           In the table below, the period of delinquency for the years ended December 31, 2004, 2003, 2002, 2001 and 2000 is based on the number of days more than 20% of a scheduled payment on a cumulative basis is contractually past due. The information included below under the headings "Delinquencies as a Percent of Contracts Outstanding--90 days or more" and "Dollar Delinquencies as a Percent of Principal Amount Outstanding--90 days or more" excludes vehicles that have been repossessed. There is no assurance that the behavior of the Receivables will be comparable to BMW FS' experience shown in the following tables.

                                                                      DELINQUENCY EXPERIENCE
                                                -------------------------------------------------------------------
                                                                        AS OF DECEMBER 31
                                                -------------------------------------------------------------------
                                                  2004           2003           2002           2001          2000
                                                  ----           ----           ----           ----          ----
Number of Contracts Outstanding...........       236,038       215,353         183,828       152,871       120,009
Delinquencies as a Percent of Contracts
   Outstanding                                     0.16%         0.16%           0.17%         0.20%         0.29%
      30-59 days..........................         1.17%         1.27%           1.52%         1.38%         1.60%
      60-89 days..........................         0.20%         0.25%           0.33%         0.25%         0.36%
      90 days or more.....................         0.16%         0.16%           0.17%         0.20%         0.29%
          Total...........................         1.53%         1.67%           2.02%         1.83%         2.25%

Dollar Delinquencies as a Percent of
   Principal Amount Outstanding
      30-59 days..........................         1.11%         1.27%           1.43%         1.30%         1.50%
      60-89 days..........................         0.19%         0.26%           0.33%         0.24%         0.38%
      90 days or more.....................         0.14%         0.14%           0.16%         0.17%         0.26%
          Total...........................         1.44%         1.67%           1.91%         1.71%         2.14%

           In the table below, all amounts and percentages, except as indicated, are based on the principal balances of the contracts net of unearned finance and other charges. Averages are computed by taking a simple average of year-end outstanding amounts for each period presented. The information set forth under the heading "Charge-offs" represents the total aggregate net principal balance of Contracts determined to be uncollectible in the period less proceeds from disposition of related vehicles, other than recoveries described in the next sentence. The information set forth under the heading "Recoveries" generally includes amounts received from customers with respect to contracts previously charged-off. The information set forth under the heading "Number of Repossessions sold" means the number of repossessed financed vehicles that have been sold by BMW FS in a given period.

                                                                NET CREDIT LOSS AND REPOSSESSION EXPERIENCE
                                                                           (DOLLARS IN THOUSANDS)
                                           --------------------------------------------------------------------------------------
                                                                                   AS OF
                                                                                DECEMBER 31
                                           --------------------------------------------------------------------------------------
                                                 2004             2003              2002              2001              2000
                                                 ----             ----              ----              ----              ----
Principal Amount Outstanding...........      $  4,751,512     $  4,371,333     $  3,860,493       $  3,206,427     $  2,467,392
Average Principal Amount
  Outstanding..........................      $  4,561,422     $  4,115,913     $  3,533,460       $  2,836,909     $  2,211,856
Number of Contracts Outstanding........           236,038          215,353          183,828            152,871          120,009
Average Number of Contracts
  Outstanding..........................           225,696          199,591          168,350            136,440          109,465
Charge-offs--full period actuals.......      $     22,770     $     31,303     $     25,275       $     19,683     $     14,839
Recoveries.............................      $      3,564     $     11,642     $      5,352       $      3,613     $      3,547
Net Losses.............................      $     19,206     $     19,660     $     19,923       $     16,070     $     11,292
  Number of Repossessions sold.........             1,600            1,625            1,185              1,019              742
  Number of Repossessions sold as a
  percent of the Average Number of
   Contracts Outstanding...............              0.71%            0.81%            0.70%              0.75%            0.68%
Net Losses as a percent of Average
  Principal Amount Outstanding.........              0.42%            0.48%            0.56%              0.57%            0.51%


                     MATURITY AND PREPAYMENT CONSIDERATIONS

           Information regarding maturity and prepayment considerations with respect to the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes (collectively, the "Class A Notes") and the Class B Notes (the "Class B Notes" and together with the Class A Notes, the "Notes") is set forth under "Weighted Average Lives of the Securities" in the accompanying prospectus and "Risk Factors--You may experience reduced returns on your investment resulting from prepayments or repurchases of receivables or early termination of the trust" in the accompanying prospectus. Except as otherwise provided in this prospectus supplement, no principal payments will be made on the Class A-2 Notes until the Class A-1 Notes have been paid in full; no principal payments will be made on the Class A-3 Notes until the Class A-2 Notes have been paid in full; and no principal payments will be made on the Class A-4 Notes until the Class A-3 Notes have been paid in full. In addition, no principal payments will be made on the Class B Notes until the Class A Notes have been paid in full. We refer you to "Payments on the Notes" in this prospectus supplement.

           Because the rate of payment of principal of each class of Notes depends primarily on the rate of payment (including prepayments) of the principal balance of the Receivables, final payment of any class of Notes could occur significantly earlier than their respective final scheduled Payment Dates set forth under "Payments on the Notes" (each, a "Final Scheduled Payment Date") in this prospectus supplement. Note holders will bear the risk of being able to reinvest principal payments on the Notes at yields at least equal to the yield on their respective classes of Notes. No prediction can be made as to the rate of prepayments on the Receivables in either stable or changing interest rate environments.

           Although the Receivables have different APRs, disproportionate rates of prepayments between Receivables with APRs greater than or less than the Required Rate (as defined herein) will generally not affect your yield. However, higher rates of prepayments of Receivables with higher APRs will decrease the amount available to cover delinquencies and defaults on the Receivables and may decrease the amounts available to be deposited in the Reserve Account.

                       WEIGHTED AVERAGE LIVES OF THE NOTES

           Prepayments on motor vehicle receivables can be measured relative to a payment standard or model. The model used in this prospectus supplement, the Absolute Prepayment Model ("ABS"), represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all the receivables in question are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be paid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the Receivables.

           As the rate of payment of principal of each class of Notes will depend on the rate of payment (including prepayments) of the principal balance of the Receivables, final payment of any class of Notes could occur earlier than its respective Final Scheduled Payment Date. Reinvestment risk associated with early payment of the Notes will be borne exclusively by the holders of the Notes.

           The tables captioned "Percent of Initial Note Principal at Various ABS Percentages" (the "ABS Tables") have been prepared on the basis of the characteristics of the Receivables described under "The Receivables Pool."

           The ABS Tables assume that:

            o the Receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases,

            o each scheduled monthly payment on each Receivable is scheduled to be made and is made on the last day of each month and each month has 30 days,

            o payments are made on the Notes on each Payment Date, and each Payment Date is assumed to be the twenty-fifth day of each applicable month,

            o the balance in the Reserve Account on each Payment Date is the required amount described under "Credit Enhancement--Reserve Account", and

            o except as indicated in the ABS Tables, the Servicer does not exercise its option to purchase the Receivables on the earliest Payment Date on which its option may be exercised.

           The ABS Tables indicate the projected weighted average life of each class of Notes and set forth the percent of the initial principal balance of each class of Notes that is projected to be outstanding after each of the Payment Dates shown at various constant ABS percentages.

           The ABS Tables also assume that the Receivables have been aggregated into hypothetical pools with all of the Receivables within each hypothetical pool having the characteristics set forth in the tables below and that the level scheduled monthly payment for each of the pools, based on the aggregate principal balance, APR, original term to maturity and remaining term to maturity as of the assumed statistical calculation date as of the close of business on [ ], 2005, will be such that each pool will be fully amortized by the end of its remaining term to maturity. Additionally, the hypothetical pools for the Receivables each have an assumed cutoff date as of the close of business on [ ], 2005.

                                   RECEIVABLES

                                                                                     ORIGINAL           STATED REMAINING
                                         AGGREGATE                                     TERM                   TERM
POOL                                 PRINCIPAL BALANCE               APR            (IN MONTHS)            (IN MONTHS)
----                                 -----------------               ---            -----------            -----------
1..............................
2..............................
3..............................
4..............................
5..............................
6..............................
7..............................
8..............................
9..............................
10.............................
                                 ---------------------
   Total.......................
                                 =====================

           The actual characteristics and performance of the Receivables are expected to differ from the assumptions used in constructing the ABS Tables. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is unlikely that the Receivables will prepay at a constant level of ABS until maturity, that all of the Receivables will prepay at the same level of ABS or that no defaults will occur on the Receivables. Moreover, the diverse terms of Receivables within each of the hypothetical pools could produce slower or faster principal distributions than indicated in the ABS Table at the various percentages of ABS specified, even if the original and remaining terms to maturity of the Receivables are as assumed. Any difference between the assumptions and the actual characteristics and performance of the Receivables, or actual prepayment experience, will affect the percentages of initial amounts outstanding over time and the weighted average life of each class of Notes.

          PERCENTAGE OF INITIAL CLASS A-L AND CLASS A-2 NOTE PRINCIPAL
                          AT VARIOUS ABS PERCENTAGES

                                               CLASS A-1 NOTES                                      CLASS A-2 NOTES
                               -----------------------------------------------     -----------------------------------------------
PAYMENT DATE                     0.5%         1.0%         1.5%         2.0%         0.5%          1.0%         1.5%         2.0%
------------                     ----         ----         ----         ----         ----          ----         ----         ----
Closing Date..............
Weighted Average Life
     (yrs)(l)...............


-----------
(1) The weighted average life of a note is determined by (x) multiplying the amount of each principal payment on a note by the number of years from the date of issuance of the note to the related Payment Date, (y) adding the results and (z) dividing the sum by the original principal balance of the note.

           This table has been prepared based on the assumptions in this prospectus supplement (including the assumptions regarding the characteristics and performance of the Receivables, which may differ from the actual characteristics and performance of the Receivables) and should be read in conjunction with those assumptions.

          PERCENTAGE OF INITIAL CLASS A-3 AND CLASS A-4 NOTE PRINCIPAL
                           AT VARIOUS ABS PERCENTAGES

                                                 CLASS A-3 NOTES                                   CLASS A-4 NOTES
                               -----------------------------------------------     -----------------------------------------------
PAYMENT DATE                         0.5%        1.0%        1.5%        2.0%       0.5%         1.0%          1.5%         2.0%
------------                         ----        ----        ----        ----       ----         ----          ----         ----
Closing Date.................
Weighted Average Life
   (yrs)(l)(2)...............
Weighted Average Life to Call
   (yrs)(l)(3)...............
Month of Optional Purchase(3)


-----------
(1) The weighted average life of a note is determined by (x) multiplying the amount of each principal payment on a note by the number of years from the date of issuance of the note to the related Payment Date, (y) adding the results and (z) dividing the sum by the original principal balance of the note.
(2) This calculation assumes that the Servicer does not exercise its option to purchase the Receivables.
(3) This calculation assumes that the Servicer exercises its option to purchase the Receivables.

           This table has been prepared based on the assumptions in this prospectus supplement (including the assumptions regarding the characteristics and performance of the Receivables, which are expected to differ from the actual characteristics and performance of the Receivables) and should be read in conjunction with those assumptions.

     PERCENTAGE OF INITIAL CLASS B NOTE PRINCIPAL AT VARIOUS ABS PERCENTAGES

                                                                                        CLASS B NOTES
                                                            ------------------------------------------------------------------
PAYMENT DATE                                                   0.5%               1.0%                1.5%               2.0%
------------                                                   ----               ----                ----               ----
Closing Date........................................
Weighted Average Life (yrs)(1)(2)...................
Weighted Average Life to Call(yrs)(1)(3)............
Month of Optional Purchase(3).......................


-----------
(1) The weighted average life of a note is determined by (x) multiplying the amount of each principal payment on a note by the number of years from the date of issuance of the note to the related Payment Date, (y) adding the results and (z) dividing the sum by the original principal balance of the note.
(2) This calculation assumes that the Servicer does not exercise its option to purchase the Receivables.
(3) This calculation assumes that the Servicer exercises its option to purchase the Receivables.

           This table has been prepared based on the assumptions in this prospectus supplement (including the assumptions regarding the characteristics and performance of the Receivables, which may differ from the actual characteristics and performance of the Receivables) and should be read in conjunction with those assumptions.

                                  NOTE FACTORS

           The "Note Pool Factor" with respect to any class of Notes will be a seven-digit decimal indicating the principal balance of that class of Notes as of the close of business on the Payment Date in that month as a fraction of the respective principal balance of that class of Notes as of the Closing Date. The Servicer will compute the Note Pool Factor each month for each class of Notes. Each Note Pool Factor will initially be 1.0000000 and thereafter will decline to reflect reductions in the principal balance of each class of Notes. The portion of the principal balance of any class of Notes for a given month allocable to a Noteholder can be determined by multiplying the original denomination of the holder's note by the related Note Pool Factor for that month.

           Pursuant to the Transfer and Servicing Agreements, the Noteholders will receive monthly reports concerning the payments received on the Receivables, the Pool Balance, the related Note Pool Factors and various other items of information pertaining to the Trust. Noteholders of record during each calendar year will be furnished information by the Indenture Trustee or the Owner Trustee, as appropriate, for tax reporting purposes not later than the latest date permitted by law. We refer you to "Description of the Transfer and Servicing Agreements--Statements to Securityholders" in the accompanying prospectus.

                                 USE OF PROCEEDS

           The Depositor will use the net proceeds from the sale of the Notes to purchase the Receivables from BMW FS pursuant to the Receivables Purchase Agreement and to fund the Reserve Account. The net proceeds to be received by the Depositor from the sale of the Receivables to the Trust will be used by the Depositor in connection with its acquisition of the Receivables from BMW FS and to pay other expenses in connection with the issuance of the Notes. BMW FS will use the proceeds from the sale of the Receivables for general corporate purposes. In addition, BMW FS or its affiliates will apply all or a portion of the net proceeds of this offering to the repayment of debt, including "warehouse" debt secured by the Receivables prior to their sale to the Trust. One or more of the Underwriters, or their respective affiliates or entities for which their respective affiliates act as administrator and/or provide liquidity lines, has acted as a "warehouse lender" to BMW FS or its affiliates, and will indirectly receive a portion of the proceeds as repayment of that "warehouse" debt.

                                  THE DEPOSITOR

           Information regarding the Depositor is set forth under the caption "The Depositor" in the accompanying prospectus.

                                  THE SERVICER

           BMW Financial Services NA, Inc., the predecessor of BMW Financial Services NA, LLC ("BMW FS"), was incorporated on April 23, 1984 in the State of Delaware and, on May 1, 2000, was converted into a limited liability company organized under the laws of the State of Delaware. BMW FS is a wholly owned subsidiary of BMW of North America, LLC ("BMW NA"). BMW FS provides retail and wholesale financing, retail leasing and other financial services to authorized Centers and their customers throughout the United States. BMW NA is based in Woodcliff Lake, New Jersey and is engaged in the wholesale distribution of BMW passenger cars, BMW light trucks, BMW motorcycles and MINI passenger cars throughout the United States. BMW NA is an indirect wholly owned subsidiary of BMW AG, a German corporation that is an international manufacturer and distributor of passenger cars, light trucks and motorcycles.

           The national executive headquarters of BMW FS are located at 300 Chestnut Ridge Road, Woodcliff Lake, New Jersey 07677. Its telephone number is
(201) 307-4000. Its Customer Service Center is located at 5515 Parkcenter Circle, Dublin, Ohio 43017.

                            BMW FS' FINANCING PROGRAM

UNDERWRITING

           Contracts are originated or purchased by BMW FS in accordance with underwriting procedures that are intended to assess the applicant's ability to pay the amounts due on the contract and the adequacy of the financed vehicle as collateral. BMW FS utilizes predetermined credit score cutoffs and approval authority levels as credit controls.

           BMW FS requires applicants to complete an application form providing various items of financial information, credit and employment history and other personal information. Applications are accepted for new and used vehicles from approved retailers via U.S. mail, facsimile, personal delivery or InfoBahn--a BMW intranet system linking Centers, BMW NA and BMW FS. The application is reviewed for completeness. Independent verification of information in the application generally is not required. However, BMW FS will seek verification of some information, including employment, income and/or residence, under some circumstances, such as discovery of a discrepancy between information in the application and information in a credit bureau report. For the year ended December 31, 2004, [ ]% of applications were approved, [ ]% of which were funded by BMW FS.

           A credit buyer reviews each application that is not automatically approved through the credit processing system through the use of expert system rules and scorecards. Credit buyers have credit authority levels of "I", "II" or "III" depending on level of experience. The credit buyer's review includes an evaluation of the customer demographics, income, the collateral, a credit bureau report on the applicant from an independent credit bureau, use of internet verification tools, and the applicant's credit score based on a credit scoring system or "scorecard" developed for BMW FS. This internal scoring system, which has been in use since 1997, calculates a score based on data in a credit application that based on past performance of BMW FS' contract portfolio; appear to be indicative of the degree of likelihood that an applicant will make scheduled payments to BMW FS.

           Upon review of the application, the applicant's credit score and credit bureau report, an assessment is made regarding the relative degree of credit risk. The current application system used by BMW FS to process applications provides review/decline indicators to aid the credit buyer in the review of applications. BMW FS' guidelines provide that an applicant's credit score will be highly considered by the credit buyer in determining whether to extend credit. Besides the credit score, BMW FS also considers the applicant's debt to income ratio, the applicant's equity in the financed vehicle and other attributes as part of the decision making process. BMW FS' management sets limits on the approval of applications scoring below the company's minimum scores. In the case of a complete application scoring above a certain level of the scoring system, the application may be subject to an automated credit approval process which does not require review and approval by a credit buyer. Applicants that score below a minimum score established by BMW FS management may not be approved by credit buyers with Level I credit authority. These applicants may be approved by a credit buyer with Level II or Level III credit authority (or in some cases only by the credit team leader or credit manager) based on the presence of certain factors, up to and including a guarantee by the Center. A credit buyer with Level I credit authority may not disapprove without management review applicants that score above the specified minimum.

           On commercial transactions, BMW FS requires an individual to guarantee the business' obligations under the Contract, otherwise it will obtain a Dun and Bradstreet and two years of audited financial statements, bank accounts and credit references.

           BMW FS generally does not provide financing to applicants with previous bankruptcies. However, BMW FS' guidelines do permit financing for these applicants under some circumstances, for example, if the customer has re-established credit for at least 24 months and has had no 30-day delinquencies in that period.

           The amount of a Contract generally will not exceed:

            o with respect to a new vehicle, 100% of the manufacturer's suggested retail price ("MSRP") for the vehicle, or

            o with respect to a used vehicle, 105% of the retail price reported for the vehicle that is stated in the most recent edition of the National Automotive Dealers Association Used Car Guide or the Kelly Blue Book,

plus in each case options, dealer-installed accessories, various taxes and fees incurred in connection with the sale and, in some cases, insurance policies, extended service contracts and other items. Team leaders and above may approve contracts exceeding advance guidelines on an exception basis.

           Upon the maturity of a lease financing, the customer has the option to refinance or purchase the financed vehicle from BMW FS. The same underwriting and credit procedures described above apply to any financing offered to these obligors. A portion of the Receivables may be secured by used vehicles that derive from this lease to loan program.

           Generally, after a Contract has been approved by BMW FS as described above and originated by a Center, BMW FS acquires it indirectly by causing it to be assigned to its affiliate, BMW Bank of North America, except in the case of Contracts due from residents of certain states (currently Montana and New Jersey) which are assigned directly to BMW FS. Contracts originated in connection with the "lease to loan" program and certain refinancings are originated directly by BMW Bank rather than acquired from Centers.

           Additional information regarding BMW FS' Financing Program is set forth under "BMW FS' Financing Program" in the accompanying prospectus.

                                    THE NOTES

GENERAL

           The Notes will be issued pursuant to the terms of the Indenture, a form of which has been filed as an exhibit to the registration statement. The Notes are denominated and payable in U.S. dollars and are available in minimum denominations of $1,000 and multiples thereof (except for one Note of each Class which may be issued in a denomination other than an integral multiple of $1,000). A copy of the final signed Indenture will be filed with the SEC following the issuance of the Securities. The following summary describes the material terms of the Notes and the Indenture. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes and the Indenture. Where particular provisions or terms used in the Indenture are referred to, the actual provisions, which includes definitions of terms, are incorporated by reference as part of the summary. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Notes of any given series and the related Indenture set forth in the accompanying prospectus, to which description reference is hereby made.

PAYMENTS OF INTEREST

           Each class of Notes will constitute Fixed Rate Securities, as that term is defined under "Certain Information Regarding the Securities--Fixed Rate Securities" in the accompanying prospectus. Interest on the principal balances of the classes of the Notes will accrue at the respective per annum interest rates set forth on the cover of this prospectus supplement (each, an "Interest Rate") and will be payable to the Noteholders monthly on the twenty-fifth day of each month (or, if that date is not a Business Day, on the next succeeding Business Day) (a "Payment Date") commencing [ ], 2005.

           Interest on the outstanding principal balance of Class A-1 Notes will accrue at the related Interest Rate from and including the most recent Payment Date on which interest has been paid (or from and including the Closing Date with respect to the first Payment Date) to but excluding the current Payment Date. Interest on the Class A-2 Notes, Class A-3 Notes, Class A-4 Notes and Class B Notes will accrue at the related Interest Rate from and including the 25th day of the month (or from and including the Closing Date with respect to the first Payment Date) to but excluding the 25th day of the following calendar month.

           Interest on the Class A-1 Notes will be calculated on the basis of the actual number of days in the related Interest Period divided by 360, and interest on the Class A-2 Notes, Class A-3 Notes, Class A-4 Notes and Class B Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest accrued but not paid on any Payment Date will be due on the next Payment Date, together with interest on that amount at the applicable Interest Rate, to the extent lawful. Interest payments on the Notes will generally be made from Available Amounts and from amounts on deposit in the Reserve Account, after the Servicing Fee and nonrecoverable Advances have been paid. We refer you to "Credit Enhancement--Reserve Account" and "Payments on the Notes" in this prospectus supplement.

           Interest payments to holders of the Class A Notes will have the same priority. Under specified circumstances, the amount available for interest payments could be less than the amount of interest payable on the Class A Notes on any Payment Date, in which case the holders of the Class A Notes will receive their ratable share (based upon the aggregate amount of interest due to that class) of the aggregate amount available to be distributed in respect of interest on the Class A Notes. Interest payments to holders of the Class B Notes will be subordinated to interest payments and, in limited circumstances, principal to holders of the Class A Notes.

PAYMENTS OF PRINCIPAL

           The Trust will generally make principal payments to the Noteholders on each Payment Date in an amount equal to the Principal Distribution Amount. The "Principal Distribution Amount" with respect to any Payment Date equals the sum of:

      o the First Priority Principal Distribution Amount (as defined in this prospectus supplement); and

      o the Regular Principal Distribution Amount (as defined in this prospectus supplement).

           The Trust will pay principal on the Notes from funds on deposit in the Collection Account including amounts, if any, from the Reserve Account, in accordance with the priorities described below under "Payments on the Notes--Payment of Distributable Amounts."

           Principal payments on the Notes will generally be made on each Payment Date, in the following order of priority:

      1.    to the Class A-1 Notes until paid in full,

      2.    to the Class A-2 Notes until paid in full,

      3.    to the Class A-3 Notes until paid in full,

      4.    to the Class A-4 Notes until paid in full, and

      5.    to the Class B Notes until paid in full.

           Notwithstanding the foregoing, following the occurrence and during the continuation of:

      o a default in the payment of any interest on any Note of the Controlling Class (as defined in this prospectus supplement) when the same becomes due and payable, which default continues for a period of five days,

      o a default in the payment of principal of or any installment of the principal on any Note when the same becomes due and payable,

      o the bankruptcy of the Trust or the occurrence of other circumstances relating to the bankruptcy or insolvency of the Trust, as described in the Indenture, or

      o any other Event of Default that results in a liquidation of the Trust the priority of payments changes. In particular, the Trust will make no distributions of principal or interest on the Class B Notes until payment in full of principal and interest on the Class A Notes. In addition, principal payments on the Class A Notes will be made first to the holders of the Class A-1 Notes until they have been paid in full; thereafter principal payments on the Class A Notes will be made to the holders of the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes (together with the holders of the Class A-1 Notes, the "Class A Noteholders") on a pro rata basis based on the principal balance of that class of outstanding Notes. Beginning on the Payment Date on which the Class A Notes have been paid in full, the remainder of the Principal Distribution Amount, if any, and on each subsequent Payment Date, 100% of the Principal Distribution Amount, will be paid to the holders of record of the Class B Notes (the "Class B Noteholders") until the Class B Notes have been paid in full. Following the occurrence of any other Event of Default that has resulted in an acceleration of the Notes but has not yet resulted in a liquidation of the Trust, no change will be made in the priority of payments on the Class A Notes and the Class B Notes on each payment date until a liquidation, if any, of the property of the Trust.

           The actual Payment Date on which the outstanding principal balance of any class of Notes is paid in full may be earlier than its Final Scheduled Payment Date based on a variety of factors, including the factors described under "Weighted Average Lives of the Securities" in the accompanying prospectus.

           If the principal balance of a class of Notes has not been paid in full on or prior to its Final Scheduled Payment Date, the Principal Distribution Amount for that Payment Date will, to the extent the remaining Available Amounts are sufficient, include an amount sufficient to reduce the unpaid principal balance of that class of Notes to zero on that Payment Date. We refer you to "Payment on the Notes--Payment of Distributable Amounts" in this prospectus supplement.

INDENTURE

           Events of Default; Rights upon Event of Default. Upon an Event of Default, the Controlling Class of Noteholders will have the rights set forth in the prospectus under "The Notes--The Indenture--Events of Default; Rights Upon Event of Default." The Indenture Trustee may sell the Receivables subject to the conditions set forth in the Indenture following an Event of Default, including a default in the payment of any principal of or a default for five days or more in the payment of any interest on any note of the Controlling Class. In the case of an Event of Default not involving any default in payment of principal of or interest on a Class A Note, the Indenture Trustee is prohibited from selling the Receivables unless one of the conditions set forth in the accompanying prospectus under "The Notes--The Indenture--Events of Default; Rights Upon Event of Default" has been satisfied. Following the occurrence of certain Events of Default under the Indenture, the Trust will make no distributions of principal or interest on the Class B Notes until payment in full of principal and interest on the Class A Notes. In addition, payments of principal on the Class A Notes will be made first to the Class A-l Notes until the Class A-1 Notes are repaid in full, and then pro rata to the Class A-2, Class A-3 and Class A-4 Notes until each principal balance is paid in full. If there are any amounts remaining, those amounts will be used to pay interest and principal on the Class B Notes until the principal balance is paid in full.

           Under the Trust Indenture Act of 1939, as amended, the Indenture Trustee may be deemed to have a conflict of interest and be required to resign as Indenture Trustee for the Class A Notes or the Class B Notes or as Indenture Trustee for all of the Notes if a default occurs under the Indenture. In these circumstances, the Indenture will provide for a successor indenture trustee to be appointed for the Class A Notes or the Class B Notes or both, in order that there be separate indenture trustees for the Class A Notes and the Class B Notes. If the Indenture Trustee resigns as Indenture Trustee for any class of Notes or for all of the Notes, its resignation will become effective only after a successor indenture trustee for the Notes or the applicable class of Notes is appointed and the successor indenture trustee accepts such appointment.

           "Controlling Class" means with respect to any outstanding Notes, the Class A Notes (voting together as a single class) as long as any Class A Notes are outstanding, and thereafter, the Class B Notes for so long as any Class B Notes are outstanding--excluding Notes held by the Depositor, the Servicer or their affiliates.

NOTICES

           Noteholders will be notified in writing by the Indenture Trustee of any Event of Default, Servicer Default or termination of, or appointment of a successor to, the Servicer promptly upon a Responsible Officer (as defined in the Transfer and Servicing Agreements) obtaining actual knowledge of these events.

           If Notes are issued other than in book-entry form, those notices will be mailed to the addresses of Noteholders as they appear in the register maintained by the Indenture Trustee prior to mailing. Those notices will be deemed to have been given on the date of that publication or mailing.

GOVERNING LAW

           The Indenture and the Notes are governed by and shall be construed in accordance with the laws of the State of New York applicable to agreements made in and to be performed wholly within that jurisdiction.

                              PAYMENTS ON THE NOTES

           On or before the 18th calendar day of each month (or, if the 18th day is not a Business Day, the next succeeding Business Day (each a "Determination Date")), the Servicer will inform the Owner Trustee and the Indenture Trustee of, among other things, the amount of funds collected on or in respect of the Receivables, the amount of Advances to be made by and reimbursed to the Servicer and the Servicing Fee and other servicing compensation payable to the Servicer, in each case with respect to the immediately preceding Collection Period. On or prior to each Payment Date, the Servicer will also determine the following:

      1.    Available Amounts,

      2.    Class A Noteholders' interest distribution,

      3.    Class B Noteholders' interest distribution,

      4.    Principal Distribution Amount, and

      5. based on the available funds and other amounts available for payment on the related Payment Date as described below, the amount to be distributed to the Class A Noteholders and Class B Noteholders.

           The Indenture Trustee or the Owner Trustee, as the case may be, will make payments to the Noteholders out of the amounts on deposit in the Collection Account. The amounts to be distributed to the Noteholders will be determined in the manner described below.

CALCULATION OF AVAILABLE AMOUNTS

           The amount of funds available for distribution on a Payment Date will generally equal the sum of Available Interest and Available Principal (collectively, "Available Amounts").

           "Available Interest" for a Payment Date will equal the sum of the following amounts (without duplication) allocable to interest received or allocated by the Servicer on or in respect of the Receivables during the related Collection Period:

      1. that portion of all collections on Receivables allocable to interest (including the amount, if any, of Advances for that Collection Period, but excluding the amount, if any, of reimbursements of Advances previously made to the Servicer),

      2. the Purchase Amount of each Receivable that became a Purchased Receivable to the extent attributable to accrued interest on that Receivable,

      3.    Recoveries for that Collection Period,

      4. investment earnings on the Accounts (other than the Collection Account and the Reserve Account) for the related Payment Date,

      5. Liquidation Proceeds for that Collection Period to the extent allocable to interest, and

      6.    Investment Losses deposited by the Servicer.

           "Available Principal" for a Payment Date will equal the sum of the following amounts, without duplication, with respect to the related Collection
Period:

      1. the portion of all collections on Receivables allocable to principal,

      2. Liquidation Proceeds for that Collection Period to the extent allocable to principal, and

      3. that portion allocable to principal of the Purchase Amount of all Receivables that became Purchased Receivables during or in respect of that Collection Period.

           Available Interest and Available Principal on any Payment Date will exclude the following amounts:

      1. amounts received on a particular Receivable (other than a Liquidated Receivable) to the extent that the Servicer has previously made an unreimbursed Advance in respect of that Receivable, and

      2. Liquidation Proceeds with respect to a particular Receivable to the extent of unreimbursed Advances in respect of that Receivable.

           "Liquidation Proceeds" means, with respect to any Receivable that becomes a Liquidated Receivable, the moneys collected in respect of that Liquidated Receivable, from whatever source, during or after the Collection Period in which the Receivable became a Liquidated Receivable, including liquidation of the related Financed Vehicle, net of the sum of any out-of-pocket expenses of the Servicer reasonably allocated to the liquidation and any amounts required by law to be remitted to the Obligor on the Liquidated Receivable.

           A "Liquidated Receivable" means a Receivable with respect to which the earliest of the following shall have occurred:

      o     the related Financed Vehicle has been repossessed and liquidated,

      o the related Financed Vehicle has been repossessed in excess of 90 days and has not yet been liquidated,

      o the Servicer has determined in accordance with its collection policies that all amounts that it expects to receive with respect to the Receivable have been received, or

      o the end of the Collection Period in which the Receivable becomes more than 150 days or more past due.

           "Purchased Amount" means any Administrative Purchase Payments or Warranty Purchase Payments made with respect to Purchased Receivables.

           "Purchased Receivable" means a Warranty Receivable or an Administrative Receivable, respectively.

           "Recoveries" means, with respect to any Receivable that becomes a Liquidated Receivable, monies collected in respect of that Liquidated Receivable, from whatever source, during any Collection Period following the Collection Period in which the Receivable became a Liquidated Receivable, net of the sum of any amounts expended by the Servicer for the account of the Obligor and any amounts required by law to be remitted to the Obligor.

PAYMENT OF DISTRIBUTABLE AMOUNTS

           Prior to each Payment Date, the Servicer will calculate the amount to be distributed to the Class A Noteholders and Class B Noteholders. On each Payment Date, the Servicer will allocate amounts on deposit in the Collection Account with respect to the related Collection Period as described below and will instruct the Indenture Trustee to make the following payments and distributions from Available Amounts on deposit in the Collection Account, and in the event of a shortfall in meeting the payments described in clauses (1) through (5) below (an "Available Amounts Shortfall") amounts withdrawn from the Reserve Account, in the following amounts and order of priority:

      1. to the Servicer, the Servicing Fee, including any unpaid Servicing Fees with respect to prior Collection Periods, and non-recoverable Advances,

      2.    to the Class A Noteholders:

            o the aggregate amount of interest accrued for the related Interest Period on each of the Class A Notes at their respective Interest Rates on the principal outstanding as of the previous Payment Date after giving effect to all payments of principal to the Class A Noteholders on the preceding Payment Date, and

            o the excess, if any, of the amount of interest payable to the Class A Noteholders on prior Payment Dates over the amounts actually paid to the Class A Noteholders on those prior Payment Dates, plus interest on that shortfall to the extent permitted by law,

      3. to the Principal Distribution Account, the First Priority Principal Distribution Amount, if any,

      4.    to the Class B Noteholders:

            o the aggregate amount of interest accrued for the related Interest Period on each of the Class B Notes at the Interest Rate on the Class B Notes on the principal outstanding as of the previous Payment Date after giving effect to all payments of principal to the Class B Noteholders on the preceding Payment Date, and

            o the excess, if any, of the amount of interest payable to the Class B Noteholders on prior Payment Dates over the amounts actually paid to the Class B Noteholders on those prior Payment Dates, plus interest on that shortfall to the extent permitted by law,

      5. to the Principal Distribution Account, the Regular Principal Distribution Amount,

      6. to the Reserve Account, from Available Amounts remaining (this amount being the "Excess Amount"), the amount necessary to cause the amount on deposit in that account to equal the Specified Reserve Account Balance,

      7. to the Indenture Trustee and the Owner Trustee, any accrued and unpaid Trust Fees and Expenses, in each case to the extent the fees and expenses have not been previously paid by the Servicer, and

      8.    any Available Amounts remaining, to the Certificateholder.

           The Principal Distribution Amount will be allocated among the Notes as described above under "The Notes--Payments of Principal."

           For the purposes of this prospectus supplement, the following terms will have the following meanings:

           The "First Priority Principal Distribution Amount" will mean, with respect to any Payment Date, an amount equal to the excess, if any of:

      o the aggregate outstanding principal balance of the Class A Notes as of the preceding Payment Date (after giving effect to any principal payments made on the Class A Notes on that preceding Payment Date) over

      o the Pool Balance at the end of the Collection Period preceding that Payment Date less the Yield Supplement Overcollateralization Amount with respect to such Payment Date;

provided however, that the First Priority Principal Distribution Amount shall not exceed the sum of the aggregate outstanding principal balance of all of the Notes on that Payment Date (after giving effect to any principal payments made on the Notes on that preceding Payment Date); and provided further, that the First Priority Principal Distribution Amount on and after the Final Scheduled Payment Date of a class of Class A Notes shall not be less than the amount that is necessary to reduce the outstanding principal balance of that class of Class A Notes to zero.

           "Interest Period" means:

      o with respect to the Class A-1 Notes, the period from and including the most recent Payment Date on which interest has been paid (or, in the case of the first Payment Date, the Closing Date) to but excluding the next Payment Date, and

      o with respect to the Class A-2, Class A-3, Class A-4 Notes and Class B Notes, the period from and including the 25th day of the calendar month (or, in the case of the first Payment Date, from and including the Closing Date) to but excluding the 25th day of the next calendar month.

           The "Principal Distribution Account" will mean the administrative subaccount of the Note Distribution Account established and maintained as the Principal Distribution Account pursuant to the Sale and Servicing Agreement.

           The "Principal Distribution Amount" will mean, with respect to any Payment Date, the sum of the First Priority Principal Distribution Amount and the Regular Principal Distribution Amount with respect to that Payment Date.

           The "Regular Principal Distribution Amount" will mean, with respect to any Payment Date, an amount not less than zero equal to the excess, if any, of:

      o an amount equal to (i) the aggregate outstanding principal balance of all the Notes as of the preceding Payment Date (after giving effect to any principal payments made on the Notes on that preceding Payment Date) or the Closing Date (in the case of the first Payment
            Date), as the case may be, minus (ii) the Pool Balance at the end of the Collection Period preceding such Payment Date less the Yield Supplement Overcollateralization Amount with respect to such Payment Date over

      o the First Priority Principal Distribution Amount with respect to that Payment Date;

provided however, that the Regular Principal Distribution Amount shall not exceed the sum of the aggregate outstanding principal balance of all of the Notes on that Payment Date (after giving effect to any principal payments made on the Notes on that preceding Payment Date in respect of the First Priority Principal Distribution Amount, if any); and provided further, that the Regular Principal Distribution Amount on and after the Final Scheduled Payment Date of a class of Notes shall not be less than the amount that is necessary to reduce the outstanding principal balance of that Class of Notes and all earlier maturing classes of Notes to zero.

           "Trust Fees and Expenses" will mean all accrued and unpaid Trustees' fees and any amounts due to the Trustees for reimbursement of expenses or in respect of indemnification and other administrative fees of the Trust.

                               CREDIT ENHANCEMENT

           The protection afforded to the Class A Noteholders will be effected both by the preferential right of such Noteholders to receive, to the extent described in this prospectus supplement, current distributions on the Receivables, the establishment of the Reserve Account, the Yield Supplement Overcollateralization Amount and the subordination of the Certificateholder's right to receive excess interest. The protection afforded to the Class B Noteholders will be effected by the establishment of the Reserve Account and the subordination of the Certificateholder's right to receive excess interest.

SUBORDINATION

           The rights of the Class B Noteholders to receive any distributions of interest or principal is subordinated to payments of interest on the Class A Notes and, in limited circumstances, payments of principal of the Class A Notes. To the extent that the Pool Balance less the Yield Supplement Overcollateralization Amount with respect to a Payment Date has decreased to a level which is less than the aggregate outstanding principal balance on the Class A Notes, a First Priority Principal Distribution Amount will be payable prior to the payment of interest on or principal of the Class B Notes. The Certificateholder is entitled to receive payments of interest collected on the

Receivables which are not used by the Trust to make other required payments. The Certificateholder' s right to receive this excess interest is subordinated to all other payments required to be made on any Payment Date.

RESERVE ACCOUNT

           The Reserve Account will be a segregated account in the name of the Indenture Trustee. The Reserve Account will be created with an initial deposit by the Depositor on the Closing Date of an amount equal to $[ ] (the "Reserve Account Initial Deposit"). The Reserve Account will thereafter be funded by depositing in the Reserve Account all Excess Amounts, if any, for each Payment Date to the extent necessary to restore or bring the amounts on deposit in the Reserve Account to the Specified Reserve Account Balance.

           Amounts held from time to time in the Reserve Account will continue to be held for the benefit of Noteholders and may be invested in Eligible Investments. Investment income on those investments (net of losses and expenses) will be paid to the Depositor, upon the direction of the Servicer, to the extent that funds on deposit in the Reserve Account exceed the Specified Reserve Account Balance. If the amount on deposit in the Reserve Account on any Payment Date (after giving effect to all deposits to and withdrawals from the Reserve Account on that Payment Date) is greater than the Specified Reserve Account Balance for that Payment Date, subject to limitations set forth in the Transfer and Servicing Agreements, the Indenture Trustee will include the amount of the excess in the amounts to be distributed to the Certificateholder pursuant to clause (8) in the first paragraph under "Payments on the Notes--Payment of Distributable Amounts" in this prospectus supplement. The Noteholders will not have any rights in, or claims to, amounts distributed to the Certificateholder or to the Depositor.

           The "Specified Reserve Account Balance" with respect to any Payment Date will be an amount equal to [ ]% of the aggregate outstanding principal balance of the Notes. In no event, however, will the Specified Reserve Account Balance on any Payment Date be less than $[ ].

           The Servicer may, from time to time after the date of this prospectus supplement, request each rating agency to consent to a formula for determining the Specified Reserve Account Balance that is different from that described above or change the manner by which the Reserve Account is funded, or the replacement of the Reserve Account with a different form of credit enhancement in whole or in part. If each rating agency delivers a letter to the Trust to the effect that the same will not result in a qualification, reduction or withdrawal of its then current rating of any class of the Notes, then the Specified Reserve Account Balance will be determined in accordance with the new formula, the manner of funding will be changed or the Reserve Account will be replaced in whole or in part, as applicable. The Sale and Servicing Agreement will accordingly be amended, without the consent of any Noteholder, to reflect the revised arrangement.

           Amounts held from time to time in the Reserve Account will be held for the benefit of the Noteholders. On each Payment Date, funds will be withdrawn from the Reserve Account to the extent of any Available Amounts Shortfall with respect to that Payment Date and will be deposited in the Collection Account for distribution to the Noteholders.

           None of the Noteholders, the Indenture Trustee, the Owner Trustee or the Depositor will be required to refund any amounts properly distributed or paid to them, whether or not there are sufficient funds on any subsequent Payment Date to make full distributions to the Noteholders.

           The Reserve Account and the subordination of the Class B Notes are intended to enhance the likelihood of receipt by Class A Noteholders of the full amount of principal and interest due them and to decrease the likelihood that the Class A Noteholders will experience losses. However, the Reserve Account could be depleted. If the amount required to be deposited into or required to be withdrawn from the Reserve Account to cover shortfalls in collections on the Receivables exceeds the amount of available cash in the Reserve Account, Noteholders could incur losses or suffer a temporary shortfall in the amounts distributed to the Noteholders.

YIELD SUPPLEMENT OVERCOLLATERALIZATION AMOUNT

           On the Closing Date, the Pool Balance will exceed the initial principal balance of the Notes, by $[ ] (the "Initial Yield Supplement Overcollateralization Amount"), which is approximately [ ]% of the aggregate principal balance of the Receivables as of the Cutoff Date. The Yield Supplement Overcollateralization Amount is intended to compensate for the low APRs on some of the Receivables.

           With respect to any Payment Date, the "Yield Supplement Overcollateralization Amount" is the amount specified below with respect to that Payment Date:

                                                         YIELD SUPPLEMENT
                                                      OVERCOLLATERALIZATION
PAYMENT DATE                                                  AMOUNT
------------                                                  ------

Closing Date......................................
March 2005........................................
April 2005........................................
May 2005..........................................
June 2005.........................................
July 2005.........................................
August 2005.......................................
September 2005....................................
October 2005......................................
November 2005.....................................
December 2005.....................................
January 2006......................................
February 2006.....................................
March 2006........................................
April 2006........................................
May 2006..........................................
June 2006.........................................
July 2006.........................................
August 2006.......................................
September 2006....................................
October 2006......................................
November 2006.....................................
December 2006.....................................
January 2007......................................
February 2007.....................................
March 2007........................................
April 2007........................................
May 2007..........................................
June 2007.........................................
July 2007.........................................
August 2007.......................................
September 2007....................................
October 2007......................................
November 2007.....................................
December 2007.....................................
January 2008......................................
February 2008.....................................
March 2008........................................
April 2008........................................
May 2008..........................................
June 2008.........................................
July 2008.........................................
August 2008.......................................
September 2008....................................
October 2008......................................

                                                         YIELD SUPPLEMENT
                                                      OVERCOLLATERALIZATION
PAYMENT DATE                                                  AMOUNT
------------                                                  ------

November 2008.....................................
December 2008.....................................
January 2009......................................
February 2009.....................................
March 2009........................................
April 2009........................................
May 2009..........................................
June 2009.........................................
July 2009.........................................
August 2009.......................................
September 2009....................................
October 2009......................................
November 2009.....................................
December 2009.....................................
January 2010......................................
February 2010.....................................
March 2010........................................
April 2010........................................
May 2010..........................................
June 2010.........................................
July 2010.........................................

           The Yield Supplement Overcollateralization Amount has been calculated for each Payment Date as the sum of the amount for each Receivable equal to the excess, if any, of (x) the scheduled payments due on the Receivable for each future Collection Period discounted to present value as of the end of the preceding Collection Period at the APR of that Receivable over (y) the scheduled payments due on the Receivable for each future Collection Period discounted to present value as of the end of the preceding Collection Period at a discount rate equal to the greater of the APR of that Receivable and [ ]% (the "Required Rate"). For purposes of the preceding definition, future scheduled payments on the Receivables are assumed to be made on their scheduled due dates without any delay, defaults or prepayments.

              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

THE TRANSFER AND SERVICING AGREEMENTS

           The following summary of the Indenture, the Sale and Servicing Agreement, the Administration Agreement and the Trust Agreement (collectively, the "Transfer and Servicing Agreements") describes the material terms of the Transfer and Servicing Agreements. The description of the terms of the Transfer and Servicing Agreements in this prospectus supplement does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements. Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement. Copies of the final signed Transfer and Servicing Agreements will be filed with the SEC following the issuance of the Notes. Any description of the Transfer and Servicing Agreements in this prospectus supplement, and to the extent inconsistent, replaces the description of the general terms and provisions of the Transfer and Servicing Agreements set forth in the accompanying prospectus, to which description reference is hereby made.

SALE AND ASSIGNMENT OF RECEIVABLES

           Information with respect to the conveyance of the Receivables from the Depositor to the Trust on the Closing Date pursuant to the Sale and Servicing Agreement is set forth under "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables" in the accompanying prospectus.

ACCOUNTS

           In addition to the accounts referred to under "Description of the Transfer and Servicing Agreements-- Accounts" in the accompanying prospectus, the Servicer will also establish and maintain with the Indenture Trustee the Reserve Account in the name of the Indenture Trustee on behalf of the Noteholders.

COLLECTIONS

           The Transfer and Servicing Agreements generally require that the Servicer deposit all payments on Receivables received from Obligors and all proceeds of Receivables collected during each Collection Period into the Collection Account not later than two Business Days after receipt. However, if each condition to making monthly deposits as may be required by the Sale and Servicing Agreement (including the satisfaction of specified ratings criteria by the Servicer or the Servicer obtaining a letter of credit or similar agreement and the absence of any Servicer Default) is satisfied, the Servicer may retain those amounts until the related Deposit Date. The Servicer or the Depositor, as the case may be, will remit the aggregate Warranty Purchase Payments and Administrative Purchase Payments of Receivables to be purchased from the Trust into the Collection Account on or before each Deposit Date. The Servicer will be entitled to withhold, or to be reimbursed from amounts otherwise payable into or on deposit in the Collection Account, amounts previously deposited in the Collection Account but later determined to have resulted from mistaken deposits or postings. Except as described in the Sale and Servicing Agreement, pending deposit into the Collection Account, collections may be invested by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds. We refer you to "Description of the Transfer and Servicing Agreements--Collections" in the accompanying prospectus.

           "Eligible Investments" are specified in the Trust Agreement and will be limited to investments which meet the criteria of each rating agency from time to time as being consistent with its then current ratings of the Notes.

           Collections on or in respect of a Receivable made during a Collection Period (including Warranty Purchase Payments and Administrative Purchase Payments) will be applied first to interest accrued to date, second to principal until the principal balance is brought current, third to reduce the unpaid late charges as provided in the Receivable and finally to prepay principal of the Receivable. We refer you to "Description of the Transfer and Servicing Agreements--Collections" in the accompanying prospectus.

NOTE DISTRIBUTION ACCOUNT

           On or prior to the Closing Date, the Indenture Trustee will establish and maintain an account into which amounts released from the Collection Account and the Reserve Account for payment to the Noteholders will be deposited and from which all distributions to the Noteholders will be made (the "Note Distribution Account"). The Note Distribution Account will be maintained at an Eligible Institution.

ADVANCES

           On or before the Business Day prior to each Payment Date (the "Deposit Date"), the Servicer will make a payment into the Collection Account of an amount equal to the aggregate of all scheduled payments of interest that were due during the related Collection Period that were not collected during such Collection Period (an "Advance"), exclusive of amounts that the Servicer has determined would be nonrecoverable. On each Payment Date, the Servicer shall reimburse itself for the outstanding amount advanced to the extent of actual collections of late scheduled payments. In addition, if a Receivable becomes a Liquidated Receivable, the amount of accrued and unpaid interest on that Receivable (but not including interest for the current Collection Period) will, up to the amount of outstanding Advances in respect of that Receivable, be withdrawn from the Collection Account and paid to the Servicer in reimbursement of the outstanding Advances. The Servicer will not be required to make any Advances, to the extent that it does not expect to recoup the Advance from subsequent collections or recoveries. The Servicer will make all Advances by depositing into the Collection Account Advances in respect of a Collection Period on the related Deposit Date. We refer you to "Description of the Transfer and Servicing Agreements--Advances" in the accompanying prospectus.

SERVICING COMPENSATION

           The servicing fee for the calendar month immediately preceding any Payment Date (a "Collection Period") will be one-twelfth of 1.00% (the "Servicing Rate") of the Pool Balance as of the first day of the related Collection Period or, in the case of the first Payment Date, the Pool Balance as of the Cutoff Date (the "Servicing Fee"). The Servicing Fee, together with any previously unpaid Servicing Fee, will be paid on each Payment Date solely to the extent of Available Interest. The Servicer will be entitled to collect and retain as additional servicing compensation in respect of each Collection Period any late fees, prepayment charges and any other administrative fees and expenses or similar charges collected during that Collection Period, plus any investment earnings or interest earned during that Collection Period from the investment of monies on deposit in the Collection Account and the Note Distribution Account. We refer you to "Description of the Transfer and Servicing Agreements--Collections" in this prospectus supplement and "Description of the Transfer and Servicing Agreements--Servicing Compensation" in the accompanying prospectus. The Servicer will be paid the Servicing Fee for each Collection Period on the following Payment Date related to that Collection Period. However, if it is acceptable to each Rating Agency without a qualification, reduction or withdrawal in the rating of any class of Notes, the Servicing Fee in respect of a Collection Period (together with any portion of the Servicing Fee that remains unpaid from prior Payment Dates) will be paid at the beginning of that Collection Period out of collections of interest on the Receivables for that Collection Period. The Servicing Fee will be paid from Available Interest in accordance with the priority of payments set forth above under "Payments on the Notes--Payment of Distributable Amounts."

NET DEPOSITS

           As an administrative convenience and as long as specified conditions are satisfied, for so long as BMW FS is the Servicer, BMW FS will be permitted to make the deposit of collections, aggregate Advances and amounts deposited in respect of purchases of Receivables by the Depositor or the Servicer for or with respect to the related Collection Period net of payments to be made to the Servicer with respect to that Collection Period. The Servicer, however, will account to the Owner Trustee and to the Noteholders as if all of the foregoing deposits and payments were made individually. We reter you to "Description of the Transfer and Servicing Agreements-- Net Deposits" in the accompanying prospectus.

           The Servicing Agreement will require the Servicer to make all deposits of collections received to be deposited into the Collection Account on the second Business Day following receipt thereof. However, so long as the Monthly Remittance Condition is satisfied, the Servicer may retain such amounts received during a Collection Period until the related Deposit Date. The "Monthly Remittance Condition" will be satisfied if (a)(1) the short-term debt of BMW US Capital LLC (or the entity that is the Servicer) is rated in the highest rating category by, or is otherwise acceptable to, each Rating Agency and (2) no Servicer Default has occurred or (b)(1) the Servicer obtains a letter of credit, surety bond or insurance policy under which demands for payment may be made to secure timely remittance of monthly collections to the Collection Account and
(2) the Trustees are provided with confirmation from each Rating Agency to the effect that the use of such alternative remittance schedule will not result in the qualification, reduction or withdrawal of its then-current rating on any class of Securities. Pending deposit into the Collection Account, collections may be used by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds.

OPTIONAL PURCHASE

           The outstanding Notes will be redeemed in whole, but not in part, on any Payment Date on which the Servicer or any successor to the Servicer exercises its option to purchase the Receivables. The Servicer or any successor to the Servicer may purchase the Receivables when the Pool Balance shall have declined to 10% or less of the Pool Balance as of the Cutoff Date, as described in the accompanying prospectus under "Description of the Transfer and Servicing Agreements--Termination." The "Redemption Price" for the outstanding Notes will be equal to the unpaid principal balance of the outstanding Notes plus accrued and unpaid interest on the Notes on the date of the optional purchase.

REMOVAL OF SERVICER

           The Indenture Trustee may, and at the direction of Noteholders evidencing more than 50% of the voting interests of the Controlling Class shall, terminate the rights and obligations of the Servicer under the Sale and Servicing Agreement upon the following events ("Servicer Defaults"):

           1. any failure by the Servicer to deliver to the applicable Trustee for deposit in any Account any required payment or to direct the Indenture Trustee to make the required payments from any Account and that failure continues unremedied for five Business Days after discovery of that failure by the Servicer or after the receipt by the Servicer of notice of that failure,

           2. any failure by the Servicer to duly observe or perform in any material respect any other covenants or agreements in the Sale and Servicing Agreement, which failure materially and adversely affects the rights of the Noteholders, and which failure continues unremedied for 60 days after discovery of such failure by a responsible officer of the Servicer or after the date on which written notice of that failure is given to the Servicer by (a) the Owner Trustee,
                     (b) the Indenture Trustee or (c) the holders of Notes representing more than 50% of the Controlling Class, and

           3. the occurrence of an Insolvency Event (as defined in the attached prospectus) of the Servicer.

Under those circumstances, authority and power shall, without further action, pass to and be vested in the Indenture Trustee or a successor Servicer appointed by the Indenture Trustee under the Sale and Servicing Agreement. The Indenture Trustee or successor Servicer will succeed to all the responsibilities, duties and liabilities of the Servicer in its capacity under the Sale and Servicing Agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the Servicer, and no Servicer Default other than the appointment of a bankruptcy trustee or similar official has occurred, that trustee or official may have the power to prevent the Indenture Trustee or the Noteholders from effecting a transfer of servicing. In the event that the Indenture Trustee is unwilling or unable to act, it may appoint or petition a court of competent jurisdiction to appoint a successor servicer. The Indenture Trustee may make arrangements for compensation to be paid, which in no event may be greater than the servicing compensation paid to the Servicer under the Sale and Servicing Agreement. Notwithstanding termination under this section, the Servicer shall be entitled to payment of amounts payable to it, for services rendered prior to termination.

NOTES OWNED BY THE DEPOSITOR, THE SERVICER OR AFFILIATES

           Any Notes owned by the Depositor, the Servicer or any of their affiliates will be entitled to equal and proportionate benefits under the Transfer and Servicing Agreements, except that such Notes will not be considered to be outstanding for the purpose of determining whether the requisite percentage of Noteholders have given any request, demand, authorization, direction, notice, consent or other action under the Transfer and Servicing Agreements.

DUTIES OF THE OWNER TRUSTEE AND THE INDENTURE TRUSTEE

           The Owner Trustee will make no representations as to the validity or sufficiency of the Trust Agreement, the Notes or Certificates (other than the authentication of the Certificates) or of any Receivables or related documents and is not accountable for the use or application by the Depositor or the Servicer of any funds paid to the Depositor or the Servicer in respect of the Notes, the Certificates or the Receivables, or the investment of any monies by the Servicer before those monies are deposited into the Collection Account. The Owner Trustee will not independently verify the Receivables. If no Servicer Default has occurred, the Owner Trustee is required to perform only those duties specifically required of it under the Trust Agreement. In addition to making distributions to the Certificateholder, those duties generally are limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Owner Trustee under the Trust Agreement, in which case it will only be required to examine them to determine whether they conform to the requirements of the Trust Agreement. The Trust Agreement says that the Owner Trustee will not be responsible for knowing about any event unless an officer of the Owner Trustee has actual knowledge of the event or has received written notice of the event.

           The Indenture Trustee will make no representations as to the validity or sufficiency of the Indenture, the Notes (other than authentication of the Notes) or of any Receivables or related documents, and is not accountable for the use or application by the Depositor or the Servicer of any funds paid to the Depositor or the Servicer in respect of the Notes or the Receivables, or the investment of any monies by the Servicer before those monies are deposited into the Collection Account. The Indenture Trustee will not independently verify the Receivables. If no Event of Default or Servicer Default has occurred, the Indenture Trustee is required to perform only those duties specifically required of it under the Indenture. In addition to making distributions to the Noteholders, those duties generally are limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Indenture Trustee under the indenture, in which case it will only be required to examine them to determine whether they conform to the requirements of the Indenture. The Indenture says that the Indenture Trustee will not be responsible for knowing about any event unless an officer of the Indenture Trustee has actual knowledge of the event or has received written notice of the event.

           The Indenture Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Indenture or to make any investigation of matters arising under the Indenture or to institute, conduct or defend any litigation under the Indenture or in relation to the Indenture or that litigation at the request, order or direction of any of the Noteholders, unless those Noteholders have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred by the Indenture Trustee in connection with the exercise of those rights. No Noteholder will have any right under the Indenture to institute any proceeding with respect to the Indenture, other than with respect to the failure by the Depositor or the Servicer, as applicable, to remit payment. A Noteholder' s right to institute any proceeding with respect to the Indenture Trustee is conditioned upon the Noteholder providing the Indenture Trustee with written notice of the Event of Default and the holders of the Controlling Class evidencing not less than 25% of the voting interests of the Controlling Class, voting together as a single class, have made written request upon the Indenture Trustee to institute that proceeding in its own name as the Indenture Trustee under the Indenture. No proceeding shall commence unless the Noteholders have offered to the Indenture Trustee reasonable indemnity and the Indenture Trustee for 60 days has neglected or refused to institute that proceeding.

THE OWNER TRUSTEE AND THE INDENTURE TRUSTEE

           Wilmington Trust Company will be the Owner Trustee under the Trust Agreement. JPMorgan Chase Bank, N.A. will be the Indenture Trustee under the Indenture. The Owner Trustee, the Indenture Trustee and any of their respective affiliates may hold Notes in their own names or as pledgees.

           For the purpose of meeting the legal requirements of some jurisdictions, the Servicer and the Owner Trustee or the Servicer and the Indenture Trustee, in each case acting jointly (or in some instances, the Owner Trustee or the Indenture Trustee acting alone), will have the power to appoint co-trustees or separate trustees of all or any part of the Trust. In the event of an appointment of co-trustees or separate trustees, all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee by the Sale and Servicing Agreement and the Trust Agreement or the Indenture Trustee by the Indenture will be conferred or imposed upon the Owner Trustee or the Indenture Trustee and each of their respective separate trustees or co-trustees jointly, or, in any jurisdiction in which the Owner Trustee or the Indenture Trustee will be incompetent or unqualified to perform specified acts, singly upon that separate trustee or co-trustee who will exercise and perform those rights, powers, duties and obligations solely at the direction of the Owner Trustee or the Indenture Trustee.

           The Owner Trustee and the Indenture Trustee may resign at any time, in which event the Servicer will be obligated to appoint a successor Owner Trustee or Indenture Trustee, as applicable. The Servicer may also remove the Owner Trustee or the Indenture Trustee if either ceases to be eligible to continue as trustee under the Trust Agreement or the Indenture, as the case may be, becomes legally unable to act or becomes insolvent. In those circumstances, the Servicer will be obligated to appoint a successor Owner Trustee or Indenture Trustee, as applicable. Any resignation or removal of the Owner Trustee or the Indenture Trustee and appointment of a successor Owner Trustee or Indenture Trustee, as applicable, will not become effective until acceptance of the appointment by the successor.

           The Servicer will be obligated to pay the fees of the Owner Trustee and the Indenture Trustee in connection with their duties under the Trust Agreement and Indenture, respectively. The Owner Trustee and the Indenture

Trustee will be entitled to indemnification by BMW FS and the Depositor for, and will be held harmless against, any loss, liability, fee, disbursement or expense incurred by the Owner Trustee or the Indenture Trustee not resulting from its own willful misfeasance, bad faith or negligence. The Depositor will be obligated to indemnify the Owner Trustee and the Indenture Trustee for specified taxes that may be asserted in connection with the transaction.

                        MATERIAL INCOME TAX CONSEQUENCES

           The following is a general discussion of the material federal income tax considerations of the purchase, ownership and disposition of the Notes. The discussion is based upon law, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below does not purport to deal with all federal tax considerations applicable to all categories of investors. It is recommended that investors consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Notes. We refer you to the discussions under "Material Income Tax Consequences--Tax Treatment of Owner Trusts" and "--State and Local Tax Considerations" in the accompanying prospectus.

TAX CHARACTERIZATION OF THE TRUST

           In the opinion of Weil, Gotshal & Manges LLP, tax counsel to the
Trust:

      o the Notes will be characterized as debt for federal income tax purposes, and

      o the Trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation for federal income tax purposes.

           If the Trust were taxable as a corporation for federal income tax purposes, it would be subject to corporate income tax on its taxable income. The Trust's taxable income would include all its income on the related Receivables, which may be reduced by its interest expense on the Notes. Any imposition of corporate income tax could materially reduce cash available to make payments on the Notes, and the beneficial owners of the Certificates could be liable for any corporate income tax that is unpaid by the Trust.

TREATMENT OF THE NOTES AS INDEBTEDNESS

           The Depositor, each Certificateholder and the beneficial owners of the Notes will agree by their purchase of the Securities to treat the Notes as debt for federal income tax purposes. The Depositor and the Servicer and any subsequent holder of Certificates will agree, to treat the Trust:

      o as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificate owners; and the Notes being debt of the partnership, or

      o if a single beneficial owner owns all of the Certificates and none of the Notes are characterized as equity interests in the Trust, as disregarded as an entity separate from the Certificate owner for purpose of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the Trust and the Notes treated as assets and indebtedness of the Certificate owner.

           However, the proper characterization of the arrangement involving the Trust, the Notes, the Depositor and the Servicer is not clear because there is no authority on transactions closely comparable to the transaction described in this prospectus supplement.

                              ERISA CONSIDERATIONS

           Section 406 of ERISA and Section 4975 of the Code prohibit pension, profit-sharing and other employee benefit plans, as well as individual retirement accounts and certain types of Keogh Plans (each, a "Benefit Plan"), from engaging in specified transactions, such as direct or indirect sales or exchanges or extensions of credit, with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to those Benefit Plans. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for those persons. Title I of ERISA also requires that fiduciaries of a Benefit Plan subject to ERISA make investments that are prudent, diversified (except if prudent not to do so) and in accordance with governing plan documents.

           If the assets of the Trust were deemed to be assets of a Benefit Plan, transactions involving the Trust that are described in Section 406 of ERISA or Section 4975 of the Code might be deemed to constitute prohibited transactions for which an exemption is not available. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of the Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an "equity interest" in the Trust and none of the exceptions contained in the Plan Assets Regulation were applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, the Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. This determination is based in part upon the traditional debt features of the Notes, including the reasonable expectation of purchasers of Notes that the Notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the Notes for ERISA purposes could change if the Trust incurred losses.

           However, even if the Notes are treated as debt for purposes of the Plan Assets Regulation, the acquisition or holding of Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Trust or any of its affiliates is or becomes a party in interest or a disqualified person with respect to a Benefit Plan. In that instance, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a Note. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment finds; PTCE 96-23, regarding transactions affected by "in-house asset managers"; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers." Each investor using the assets of a Benefit Plan which acquires the Notes, or to whom the Notes are transferred, will be deemed to have represented that the acquisition and continued holding of the Notes will be covered by one of the exemptions listed above or by another Department of Labor prohibited transaction class exemption.

           Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements; however, those plans may be subject to comparable federal, state or local law restrictions.

           A plan fiduciary considering the purchase of Notes should consult its tax and/or legal advisors regarding whether the assets of the Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other related issues and their potential consequences.

           The sale of Notes to a Benefit Plan is in no respect a representation that this investment meets all relevant legal requirements with respect to investments by Benefit Plans generally or by a particular Benefit Plan, or that this investment is appropriate for Benefit Plans generally or any particular Benefit Plan.

                              PLAN OF DISTRIBUTION

           Subject to tile terms and conditions set forth in an Underwriting Agreement (the "Underwriting Agreement") the Depositor has agreed to cause the Trust to sell to each of the underwriters named below (collectively, the "Underwriters"), and each of the Underwriters has severally but not jointly agreed to purchase, the principal balance of Notes set forth opposite its name below:

UNDERWRITERS                  CLASS A-1 NOTES    CLASS A-2 NOTES     CLASS A-3 NOTES     CLASS A-4 NOTES     CLASS B NOTES
------------                  ---------------    ---------------     ---------------     ---------------     -------------


                              ---------------    ---------------     ---------------     ---------------     -------------
   Total.................
                              ===============    ===============     ===============     ===============     =============

           In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth in the Underwriting Agreement, to purchase all of the Notes if any of the Notes are not purchased. This obligation of the Underwriters is subject to specified conditions precedent set forth in the Underwriting Agreement.

           The Depositor has been advised by the Underwriters that they propose to offer the Notes to the public initially at the prices set forth on the cover of this prospectus supplement, and to specified dealers at these prices less the concessions and reallowance discounts set forth below:

CLASS                                   SELLING CONCESSION       DISCOUNT
-----                                   ------------------       --------

A-1................................         %                     %
A-2................................         %                     %
A-3................................         %                     %
A-4................................         %                     %
B..................................         %                     %

           The Depositor and BMW FS have agreed to indemnify the Underwriters against specified liabilities, including liabilities under the Securities Act or to contribute to payments which the Underwriters may be required to make in respect thereof. In the ordinary course of their respective businesses, the Underwriters and their respective affiliates have engaged and may engage in various financial advisory, investment banking and commercial banking transactions from time to time with BMW FS and its affiliates.

           The Notes are new issues of securities with no established trading market. The Depositor has been advised by the Underwriters that they intend to make a market in the Notes as permitted by applicable laws and regulations. The Underwriters are not obligated, however, to make a market in the Notes, and that market-making may be discontinued at any time without notice at the sole discretion of the Underwriters. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Notes of any class.

           The Trust may, from time to time, invest funds in the Accounts in Eligible Investments acquired from the Underwriters.

           In connection with the offering of the Notes, the Underwriters may engage in overallotment, stabilizing transactions and syndicate covering transactions. Overallotment involves sales in excess of the offering size which creates a short position for the Underwriters. Stabilizing transactions involve bids to purchase the Notes in the open market for the purpose of pegging, fixing or maintaining the price of the Notes. Syndicate covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate covering transactions may cause the price of the Notes to be higher than it would otherwise be in the absence of those transactions. If the Underwriters engage in stabilizing or syndicate covering transactions, they may discontinue them at any time.

           Upon receipt of a request by an investor who has received an electronic prospectus from an Underwriter or a request by that investor's representative within the period during which there is an obligation to deliver a prospectus, BMW FS, the Depositor or the Underwriters will promptly deliver, or cause to be delivered, without charge, a paper copy of the prospectus.

           Each Underwriter will represent that:

            o it has not offered or sold and will not offer or sell, prior to the date six months after their date of issuance, any Notes to persons in the United Kingdom, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted in and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 (as amended) (the "POS Regulations") or the Financial Services and Markets Act 2000 (the "FSMA");

            o it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom; and

            o it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any Notes in circumstances in which Section 21(1) of the FSMA does not apply.

                                 LEGAL OPINIONS

           In addition to the legal opinions described in the accompanying prospectus, legal matters relating to the Notes and federal income tax and other matters will be passed upon for the Trust by Weil, Gotshal & Manges LLP. Certain legal matters will be passed upon for the Underwriters by [ ].

                                 INDEX OF TERMS

A

ABS.......................................................S-29
ABS Tables................................................S-30
Administration Agreement..................................S-21
Advance...................................................S-45
Available Amounts.........................................S-38
Available Amounts Shortfall...............................S-39
Available Interest........................................S-38
Available Principal.......................................S-38

B

Benefit Plan..............................................S-49
BMW AG....................................................S-22
BMW FS....................................................S-33
BMW Group.................................................S-22
BMW NA....................................................S-33

C

Center Recourse...........................................S-21
Centers...................................................S-21
Class A Noteholders.......................................S-36
Class A Notes.............................................S-29
Class B Noteholders.......................................S-36
Class B Notes.............................................S-29
Closing Date..............................................S-22
Collection Period.........................................S-46
Contracts.................................................S-28
Controlling Class.........................................S-37
Cutoff Date...............................................S-22

D

Deposit Date..............................................S-45
Depositor.................................................S-20
Determination Date........................................S-37


E

Eligible Investments......................................S-45
Excess Amount.............................................S-40

F

Final Scheduled Payment Date..............................S-29
Financed Vehicles.........................................S-22
First Priority Principal Distribution Amount..............S-40
FSMA......................................................S-52



I

Indenture Trustee.........................................S-21
Initial Yield Supplement Overcollateralization Amount.....S-43
Interest Period...........................................S-40
Interest Rate.............................................S-35

L

Liquidated Receivable.....................................S-39
Liquidation Proceeds......................................S-39

M

Monthly Remittance Condition..............................S-46

N

Note Distribution Account.................................S-45
Note Pool Factor..........................................S-32
Notes.....................................................S-29

O

Obligor...................................................S-22
Owner Trustee.............................................S-20

P

Payment Date..............................................S-35
Plan Assets Regulation....................................S-50
POS Regulations...........................................S-52
Principal Distribution Account............................S-41
Principal Distribution Amount.............................S-41
PTCE......................................................S-50
Purchased Amount..........................................S-39
Purchased Receivable......................................S-39

R

Receivables...............................................S-20
Receivables Purchase Agreement............................S-22
Recoveries................................................S-28
Redemption Price..........................................S-46
Regular Principal Distribution Amount.....................S-41
Relief Act................................................S-18
Required Rate.............................................S-44
Reserve Account Initial Deposit...........................S-42

S

Sale and Servicing Agreement..............................S-20
Seller....................................................S-22

Servicer..................................................S-21
Servicer Defaults.........................................S-47
Servicing Fee.............................................S-46
Servicing Rate............................................S-46
Specified Reserve Account Balance.........................S-42
Statistical Calculation Date..............................S-23

T

Transfer and Servicing Agreements.........................S-44
Trust.....................................................S-20
Trust Agreement...........................................S-20
Trust Fees and Expenses...................................S-41
Trustees..................................................S-21

U

Underwriters..............................................S-50
Underwriting Agreement....................................S-50

Y

Yield Supplement Overcollateralization
   Amount.................................................S-13

                                     ANNEX A
                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

           Except in specified circumstances, the globally offered Notes (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold the Global Securities through The Depository Trust Company ("DTC"), Clearstream Banking, societe anonyme ("Clearstream, Luxembourg") or the Euroclear System ("Euroclear"). The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

           Secondary market trading between investors holding Global Securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., three calendar day settlement).

           Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedure applicable to U.S. corporate debt obligations and asset-backed securities issues.

           Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and DTC Participants holding securities will be effected on a delivery-against-payment basis through the depositaries of Clearstream, Luxembourg and Euroclear (in that capacity) and as DTC Participants.

           Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless those holders meet specified requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

           All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their depositaries, which in turn will hold those positions in accounts as DTC Participants.

           Investors electing to hold their Global Securities through DTC will follow DTC settlement practice. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

           Investors electing to hold their Global Securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

           Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

           Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior asset-backed securities issues in same-day funds.

           Trading between Clearstream, Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream, Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

           Trading between DTC Depositor and Clearstream, Luxembourg or Euroclear Participants. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream, Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in that accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures to the Clearstream, Luxembourg Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

           Clearstream, Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

           As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them Clearstream, Luxembourg Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream Bank Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they clear the overdraft when the Global Securities are credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on each Clearstream, Luxembourg Participant's or Euroclear Participant's particular cost of funds.

           Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream, Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

           Trading between Clearstream, Luxembourg or Euroclear Depositor and DTC Purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Clearstream, Luxembourg or Euroclear will instruct the Relevant Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in that accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream, Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream, Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

           Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream, Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

           1. borrowing through Clearstream, Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

           2. borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account in order to settle the sale side of the trade; or

           3. staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream, Luxembourg Participant or Euroclear Participant.

MATERIAL U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

           A beneficial owner of Global Securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined in the accompanying prospectus), unless (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between that beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) that beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

           Exemption for Non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are Non-U.S. Persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN or other appropriate form must be filed within 30 days of that change.

           Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A Non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, generally can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States). If the information shown on Form W-8ECI changes, a new Form W-8ECI or other appropriate form must be filed within 30 days of that change.

           Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons residing in a country that has a tax treaty with the United States generally can obtain an exemption or reduced tax rate depending on the treaty terms by filing Form W-8BEN. Form W-8BEN may be filed by the Noteowners or their authorized agents.

           Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

           U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). A Form W-8BEN on which the beneficial owner of a Global Security provides a U.S. taxpayer identification number generally remains in effect until a change in circumstances causes any of the information on the form to be incorrect. A W-8BEN on which a U.S. taxpayer identification is not provided and a Form W-8ECI generally remain in effect for three calendar years, absent a change in circumstances causing any information on the form to be incorrect.

           The term "Non-U.S. Person" means any person who is not a U.S. Person (as defined in the accompanying prospectus).

           This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of Global Securities. It is suggested that investors consult their tax advisors for specific tax advice concerning their holding and disposing of Global Securities

           No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in or incorporated by reference in this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the depositor or any underwriter. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in the affairs of the depositor or the receivables since the date thereof. This prospectus does not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.
                              BMW FS Securities LLC
                                    Depositor

                                  BMW Financial
                                Services NA, LLC
                               Seller and Servicer

           Until [ ], 2005 (90 days after the date of this prospectus), all dealers effecting transactions in the notes, whether or not participating in this distribution, may be required to deliver a prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                BMW Vehicle Owner
                                   Trust [ ]-A

                                      $[ ]
                            [ ]% Asset Backed Notes,
                                    Class A-1

                                      $[ ]
                            [ ]% Asset Backed Notes,
                                    Class A-2

                                      $[ ]
                            [ ]% Asset Backed Notes,
                                    Class A-3

                                      $[ ]
                            [ ]% Asset Backed Notes,
                                    Class A-4

                                      $[ ]
                            [ ]% Asset Backed Notes,
                                     Class B

                              Prospectus Supplement


                                       [ ]

                                       [ ]
                                       [ ]

                 Subject to completion, dated February [ ], 2005

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED [    ], 2005)

BMW VEHICLE OWNER TRUST [    ]-A
ISSUER

BMW FS SECURITIES LLC
DEPOSITOR

BMW FINANCIAL SERVICES NA, LLC
SELLER AND SERVICER
$[    ] ASSET BACKED NOTES
$[    ] ASSET BACKED CERTIFICATES
____% CLASS A-1 NOTES DUE ____
____% CLASS A-2 NOTES DUE ____
____% CLASS A-3 NOTES DUE ____
____% CLASS A-4 NOTES DUE ____
____% CERTIFICATES DUE ____

The trust's main source of payments on the notes and the certificates will be loan payments generated by a portfolio of retail installment sale contracts and promissory notes secured in most cases by BMW passenger cars, BMW light trucks, BMW motorcycles and MINI passenger cars.

The certificates are subordinated to the notes. The certificates will not receive distributions of principal until after the notes are paid in full.

See "Risk Factors" beginning on page S-__ for a discussion of risks that you should consider in connection with an investment in the notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or determined that this prospectus supplement and the attached prospectus are truthful or complete. Any representation to the contrary is a criminal offense.


============================  ========================== =========================== ========================== ====================
                                  INITIAL PRINCIPAL               PRICE TO                 UNDERWRITING                 PROCEEDS
                                       BALANCE                     PUBLIC                    DISCOUNT                TO DEPOSITOR(1)
----------------------------- -------------------------- --------------------------- -------------------------- --------------------
Class A-1 Notes                 $                          %                           %                          %
----------------------------- -------------------------- --------------------------- -------------------------- --------------------
Class A-2 Notes                 $                          %                           %                          %
----------------------------- -------------------------- --------------------------- -------------------------- --------------------
Class A-3 Notes                 $                          %                           %                          %
----------------------------- -------------------------- --------------------------- -------------------------- --------------------
Class A-4 Notes                 $                          %                           %                          %
----------------------------- -------------------------- --------------------------- -------------------------- --------------------
Certificates                    $                          %                           %                          %
----------------------------- -------------------------- --------------------------- -------------------------- --------------------
Total                           $                          $                           $                          $
----------------------------- -------------------------- --------------------------- -------------------------- --------------------
Neither the notes nor the certificates will not be listed on any securities exchange. Currently, there is no public market for the notes or the certificates.
------------------------------------------------------------------------------------------------------------------------------------


We expect that delivery of the notes and the certificates will be made to investors on or about _________.

                                Underwriters
                                      [ ]

                                    [ ], 2005

                                TABLE OF CONTENTS


                                                                                                                              Page
                                                                                                                              ----

Important Notice About Information Presented in this Prospectus Supplement and the Accompanying Prospectus.....................S-3
Summary of Parties to the Transaction..........................................................................................S-4
Summary of Monthly Deposits to and Withdrawals from Accounts...................................................................S-5
Summary of Terms...............................................................................................................S-6
Risk Factors..................................................................................................................S-16
The Trust.....................................................................................................................S-21
           General   .........................................................................................................S-21
Capitalization of the Trust...................................................................................................S-22
The Owner Trustee and the Indenture Trustee...................................................................................S-22
The Receivables...............................................................................................................S-23
           Assets of the Trust................................................................................................S-23
           Description of Receivables.........................................................................................S-24
Composition of the Receivables................................................................................................S-25
Distribution of the Receivables by APR........................................................................................S-25
Distribution of the Receivables by Geographic Location........................................................................S-26
Distribution of the Receivables by Remaining Term to Scheduled Maturity.......................................................S-28
Distribution of the Receivables by Remaining Principal Balance................................................................S-28
Delinquencies, Repossessions and Loan Loss Information........................................................................S-29
Maturity and Prepayment Considerations........................................................................................S-30
Weighted Average Lives of the Securities......................................................................................S-30
Receivables...................................................................................................................S-32
Percentage of Initial Class A-l and Class A-2 Note Principal at Various ABS Percentages.......................................S-32
Percentage of Initial Class A-3 and Class A-4 Note Principal at Various ABS Percentages.......................................S-33
Percentage of Initial Certificate Principal at Various ABS Percentages........................................................S-33
Note and Certificate Factors..................................................................................................S-33
Use of Proceeds...............................................................................................................S-34
The Depositor.................................................................................................................S-34
The Servicer..................................................................................................................S-34
BMW FS' Financing Program.....................................................................................................S-34
           Underwriting.......................................................................................................S-34
The Notes ....................................................................................................................S-36
           General   .........................................................................................................S-36
           Payments of Interest...............................................................................................S-36
           Payments of Principal..............................................................................................S-37
           Indenture .........................................................................................................S-38
           Notices   .........................................................................................................S-38
           Governing Law......................................................................................................S-39
The Certificates..............................................................................................................S-39
           General   .........................................................................................................S-39
           Payments of Interest...............................................................................................S-39
           Optional Prepayment................................................................................................S-39
           Payments of Principal..............................................................................................S-40
           Notices   .........................................................................................................S-40
           Governing Law......................................................................................................S-40
Payments on the Securities....................................................................................................S-40
           Calculation of Available Amounts...................................................................................S-40
           Payment of Distributable Amounts...................................................................................S-42
Credit Enhancement............................................................................................................S-44
           Subordination......................................................................................................S-44
           Reserve Account....................................................................................................S-44
           Yield Supplement Overcollateralization Amount......................................................................S-45

                                      S-1

                               TABLE OF CONTENTS
                                  (CONTINUED)

Description of the Transfer and Servicing Agreements..........................................................................S-47
           The Transfer and Servicing Agreements..............................................................................S-47
           Sale and Assignment of Receivables.................................................................................S-47
           Accounts ..........................................................................................................S-47
           Collections........................................................................................................S-47
           Note Distribution Account..........................................................................................S-48
           Certificate Distribution Account...................................................................................S-48
           Advances ..........................................................................................................S-48
           Servicing Compensation.............................................................................................S-48
           Net Deposits.......................................................................................................S-49
           Optional Purchase..................................................................................................S-49
           Removal of Servicer................................................................................................S-49
           Notes Owned by the Depositor, the Servicer or Affiliates...........................................................S-50
           Duties of the Owner Trustee and the Indenture Trustee..............................................................S-50
           The Owner Trustee and the Indenture Trustee........................................................................S-51
Material Income Tax Consequences..............................................................................................S-51
           Tax Characterization of the Trust..................................................................................S-52
           Treatment of the Notes as Indebtedness.............................................................................S-52
           Treatment of the Certificates......................................................................................S-52
ERISA Considerations..........................................................................................................S-52
Plan of Distribution..........................................................................................................S-53
Legal Opinions................................................................................................................S-55
Index of Terms................................................................................................................S-56
Annex A Global Clearance, Settlement and Tax Documentation Procedures..........................................................A-1
Initial Settlement.............................................................................................................A-1
Secondary Market Trading.......................................................................................................A-1
Material U.S. Federal Income Tax Documentation Requirements....................................................................A-3


           IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
              PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

           Information about the securities is provided in two separate documents that provide varying levels of detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to a particular class of securities, including your securities; and (2) this prospectus supplement, which describes the specific terms of your securities.

           If the description of the terms of your securities varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

           Cross-references are included in this prospectus supplement and in the accompanying prospectus which direct you to more detailed descriptions of a particular topic. You can also find references to key topics in the Table of Contents beginning on page S-1 in this prospectus supplement and the Table of Contents beginning on page i in the accompanying prospectus.

           You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under the caption "Index of Terms" beginning on page S-58 in this prospectus supplement and under the caption "Index of Terms" beginning on page 87 in the accompanying prospectus.

           In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus supplement and the attached prospectus. We and the underwriters have not authorized anyone to provide you with any other information. If you receive any other information, you should not rely on it.

           We and the underwriters are offering to sell the notes only in places where offers and sales are permitted.

           You should not assume that the information contained or incorporated by reference in this prospectus supplement or the attached prospectus is accurate as of any date other than the date on the front cover of this prospectus supplement.

                    SUMMARY OF PARTIES TO THE TRANSACTION*


                             ---------------------
     |-----------------------     BMW FINANCIAL
     |                          SERVICES NA, LLC
     |                       (seller and servicer)
     |                       ---------------------
     |                                  |
     |                                  |
------------                 ---------------------
servicing of                         BMW FS
receivables                        SECURITIES
------------                           LLC
     |                              (depositor)
     |                       ---------------------
     |                                  |                 ---------------------
     |                                  |                    WILMINGTON TRUST
     |                       ---------------------     /     COMPANY
     |                              BMW VEHICLE      /       (owner trustee)
     |-----------------------       OWNER TRUST    /      ---------------------
                                     [    ]-A
                                    (ISSUER)
      ----------------------- ---------------------
     JPMORGAN CHASE BANK, N.A.    /      \
      (indenture trustee)        /         \
      ------------------------  /            \
                               /               \
                              /                  \
                             /                     \
                            /                        \
                           /                           \
                          /                         ------------------
               ---------------
               CLASS A-1 NOTES                         CERTIFICATES
               CLASS A-2 NOTES
               CLASS A-3 NOTES                      ------------------
               CLASS A-4 NOTES
               ---------------



*This chart provides only a simplified overview of the relations between the key parties to the transaction. Refer to this prospectus supplement and the prospectus for a further description.

                       SUMMARY OF MONTHLY DEPOSITS TO AND
                           WITHDRAWALS FROM ACCOUNTS*

-----------------------------------------------------------    /-----------         -----------
                    Servicer                                  / Payments on         Obligors on
                                                              \ Receivables         Receivables
                                                               \-----------         -----------
-----------------------------------------------------------
|           | |        |       /  \        |              |
|           | |        |     /      \      |              |
|           | |        |   /          \    |              |
|           | |        | /              \  |              |
|Principal  | |Servicer| |Reimbursements|  |Warranty &    |
|& Interest | |Advances| |of Servicer   |  |Administrative|
|on         | |        | | Advances     |  |Payments      |
|Receivables| |        | |              |   \            /
\          /  \        / |              |     \        /
  \      /      \     /  |              |       \    /
    \  /          \ /    |              |        \ /


                                                              / ----------------
                                                             /  Withdrawals from
                                                             \  Reserve Account
----------------------------------------------------------    \ ---------------                  -------
                    COLLECTION ACCOUNT                                                           Reserve
----------------------------------------------------------     --------------\                   Account
                    |                    |                     Deposits to    \                  -------
                    |                    |                     Reserve Account/              |             |
                    |                    |                     --------------/               |             |
                    |                    |                                                   |Excess monies|
                 Interest &         Payments on                                              |from Reserve |
                 Principal          Certificates                                             |Account      |
                 on Notes                |                                                    \           /
                    |                    |                                                     \         /
                   \|/                  \|/                                                     \       /
                 -----------        ------------                                                  \   /
                 Noteholders        Certificate-                                            ------------------
                                      holders                                                   Depositor
                 -----------        ------------                                            ------------------


*This chart provides only a simplified overview of the monthly flow of funds. Refer to this prospectus supplement and the prospectus for a further description.

 *This chart provides only a simplified overview of the monthly flow of funds. Refer to this prospectus supplement and the prospectus for a further description.

                                SUMMARY OF TERMS

           The following summary contains a brief description of the notes. You will find a detailed description of the terms of the offering of the notes following this summary. You should carefully read this entire document and the accompanying prospectus to understand all of the terms of the offering of the notes. You should consider both documents when making your investment decision.

RELEVANT PARTIES
      Issuer/Trust.......................... BMW Vehicle Owner Trust [ ]-A. The
                                             trust will be established by the
                                             trust agreement.

      Seller................................ BMW Financial Services NA, LLC.

      Servicer.............................. BMW Financial Services NA, LLC.

      Depositor............................. BMW FS Securities LLC.

      Indenture Trustee..................... JPMorgan Chase Bank, N.A.

      Owner Trustee......................... Wilmington Trust Company.

RELEVANT AGREEMENTS

      Indenture............................. The indenture between the issuer and the indenture trustee. The
                                             indenture provides for the terms
                                             relating to the notes.

      Trust Agreement....................... The trust agreement between the depositor and the owner trustee.
                                             The trust agreement governs the
                                             creation of the trust and provides
                                             for the terms relating to the
                                             certificates.

      Sale and Servicing Agreement.......... The sale and servicing agreement among the issuer, the indenture
                                             trustee, the servicer and the
                                             depositor. The sale and servicing
                                             agreement governs the transfer of
                                             the receivables by the depositor to
                                             the trust and the servicing of the
                                             receivables by the servicer.

      Administration Agreement.............. The administration agreement among
                                             BMW Financial Services NA, LLC, as
                                             administrator, the trust and the
                                             indenture trustee. The
                                             administration agreement governs
                                             the provision of reports by the
                                             administrator and the performance
                                             by the administrator of other
                                             administrative duties for the
                                             trust.

      Receivables Purchase Agreement........ The receivables purchase agreement between the depositor and the
                                             seller. The receivables purchase
                                             agreement governs the sale of the
                                             receivables from BMW Financial
                                             Services NA, LLC to the depositor.

RELEVANT DATES

      Closing Date.......................... Expected to be [    ], 2005.

      Statistical Calculation Date.......... Close of business on [ ], 2005.
                                             This is the date that was used in
                                             preparing the statistical
                                             information used in this prospectus
                                             supplement.

      Cutoff Date........................... Close of business on [ ], 2005. The
                                             Trust will receive amounts
                                             collected on the motor vehicle
                                             retail installment sale contracts
                                             and promissory notes after this
                                             date.

      Payment Dates......................... The trust will pay interest and principal on the securities on the
                                             twenty-fifth day of each month. If
                                             the twenty-fifth day of the month
                                             is not a business day, payments on
                                             the securities will be made on the
                                             next business day, The date that
                                             any payment is made is called a
                                             payment date. The first payment


      Final Scheduled Payment Dates......... The final principal payment for each class of securities is
                                             scheduled to be made on the final
                                             scheduled payment dates as follows:

                                            o          Class A-1 Notes due ____

                                            o          Class A-2 Notes due ____

                                            o          Class A-3 Notes due ____

                                            o          Class A-4 Notes due ____

                                            o          Certificates due ____


      Record Date........................... So long as the notes are in book-entry form, the trust will
                                             make payments on the securities to
                                             the holders of record on the day
                                             immediately preceding the payment
                                             date. If the securities are issued
                                             in definitive form, the record date
                                             will be the last day of the month
                                             preceding the payment date.

DESCRIPTION OF THE SECURITIES

      General............................... The notes consist of the Class A-1
                                             Notes, the Class A-2 Notes, the
                                             Class A-3 Notes and the Class A-4
                                             Notes (collectively referred to as
                                             the "Class A Notes"). The initial
                                             principal balance of each class of
                                             notes is specified on the front
                                             cover of this prospectus
                                             supplement.

                                             The trust will also issue $[ ]
                                             initial principle amount of
                                             certificates (the "Certificates",
                                             and together with the Class A
                                             Notes, the "Securities"), as
                                             described on the cover page. The
                                             certificates will represent
                                             fractional undivided interests in
                                             the trust. Payments of interest on
                                             and principal of the Certificates
                                             are subordinated to the payments of
                                             interest on and principal of the
                                             notes as described herein.


      Receivables........................... The trust's main source of funds for making payments on the
                                             securities will be collections on
                                             motor vehicle retail installment
                                             sale contracts and promissory
                                             notes, known as the receivables.
                                             All of the receivables are secured
                                             by passenger cars, light trucks and
                                             motorcycles manufactured by
                                             Bayerische Motoren Werke
                                             Aktiengesellschaft or its
                                             subsidiaries except that [ ]% by
                                             principal balance of the
                                             receivables as of the statistical
                                             calculation date are secured by
                                             vehicles of other manufacturers.
                                             The statistical information in this
                                             prospectus supplement is based on
                                             the receivables in the pool as of [
                                             ], 2005. The statistical
                                             distribution of the characteristics
                                             of the receivables in the pool as
                                             of the cutoff date, which is [ ],
                                             2005, will vary somewhat from the
                                             statistical distribution of those
                                             characteristics as of [ ], 2005,
                                             although the Seller believes that
                                             such variance is not likely to be
                                             material. The principal balance of
                                             the receivables on the close of
                                             business on [ ], 2005, referred to
                                             as the "statistical calculation
                                             date," was $[ ]. As of the
                                             statistical calculation date, the
                                             receivables had the following
                                             characteristics:

                                        o        number of receivables: [ ]

                                        o        average principal balance: $[ ]

                                        o        weighted average annual
                                                 percentage rate: [ ]%

                                        o        weighted average original term
                                                 to maturity: [ ] months

                                        o        weighted average remaining
                                                 term to maturity: [ ] months

                                             The receivables owned by the trust
                                             are classified as simple interest
                                             receivables. Simple interest
                                             receivables are described in more
                                             detail in "The Receivables" in the
                                             accompanying prospectus.

                                             We refer you to "The Receivables"
                                             in this prospectus supplement for
                                             more information on the
                                             receivables.

      Terms of the Notes.................... In general, noteholders are entitled to receive payments of
                                             interest and principal from the
                                             trust only to the extent that
                                             collections from trust assets are
                                             sufficient to make those payments.
                                             Interest and principal collections
                                             from trust assets will be divided
                                             among the various classes of
                                             securities in specified
                                             proportions. The trust will pay
                                             interest and principal to
                                             noteholders of record as of the
                                             preceding record date.

                                             INTEREST:

                                             The interest rate for each class of
                                             notes is set forth on the front
                                             cover of this prospectus
                                             supplement. The Class A- 1 Notes
                                             will accrue interest on an
                                             actual/360 basis from the previous
                                             payment date to, but excluding, the
                                             next payment date, except that the
                                             first interest accrual period will
                                             be from the closing date to, but
                                             excluding, [ ], 2005. This means
                                             that the interest due on each
                                             payment date will be the product
                                             of:


                                        o         the outstanding principal
                                                  balance of the Class A-1
                                                  Notes,

                                        o         the interest rate for the
                                                  Class A-1 Notes, and

                                        o         the actual number of days
                                                  since the previous payment
                                                  date to, but excluding, the
                                                  current payment date or, in
                                                  the case of the first payment
                                                  date, since the closing date,
                                                  divided by 360.

                                             The Class A-2, Class A-3 and Class
                                             A-4 Notes will accrue interest on a
                                             30/360 basis from the 25th day of
                                             each calendar month to, but
                                             excluding, the 25th day of the
                                             succeeding calendar month, except
                                             that the first interest accrual
                                             period will be from the closing
                                             date to, but excluding, [ ], 2005.
                                             This means that the interest due on
                                             each payment date will be the
                                             product of:

                                        o         the outstanding principal
                                                  balance of the related class
                                                  of notes,

                                        o         the related interest rate, and

                                        o         30 or, in the case of the
                                                  first payment date, [ ]
                                                  divided by 360. \ If
                                                  noteholders of any class do
                                                  not receive all interest owed
                                                  to them on a payment date, the
                                                  trust will make payments of
                                                  interest on later payment
                                                  dates to make up the shortfall
                                                  together with interest on
                                                  those amounts, to the extent
                                                  funds from specified sources
                                                  are available to cover the
                                                  shortfall.

                                             PRINCIPAL

                                             The trust will pay principal
                                             sequentially to the earliest
                                             maturing class of Class A Notes
                                             then outstanding until that class
                                             is paid in full.

TERMS OF THE CERTIFICATES................... In general, certificateholders are entitled to receive payments of
                                             interest and principal from the
                                             trust only to the extent that
                                             collections from trust assets are
                                             sufficient to make those payments.
                                             The trust will pay interest and
                                             principal to certificateholders, of
                                             record as of the preceding record
                                             date.

                                             INTEREST

                                             The interest rate for the
                                             certificates is set forth on the
                                             front cover of this prospectus
                                             supplement.

                                             The certificates will accrue
                                             interest on a 30/360 basis from the
                                             [ ]th day of each calendar month to
                                             the [ ]th day of the succeeding
                                             calendar month except that the
                                             first interest accrual period will
                                             be from the closing date to [ ],
                                             2005. This means that the interest
                                             due on each payment date will be
                                             the product of:

                                        o         the outstanding principal
                                                  balance of the certificates,

                                        o         the related interest rate, and

                                        o         30 or, in the case of the
                                                  first payment date, [ ]
                                                  divided by 360.


                                             Interest distributions on the
                                             certificates are subordinated to
                                             payments on the notes. This
                                             subordination of distributions on
                                             the certificates is intended to
                                             increase the likelihood that the
                                             trust will not default in making
                                             payments due on the notes.

                                             PRINCIPAL

                                             The trust will not distribute
                                             principal payments on the
                                             certificates until the class A-1
                                             Notes are paid in full. On and
                                             after the payment date on which the
                                             class A-1 Notes have been paid in
                                             full, the certificates will receive
                                             distribution of principal until the
                                             certificates have been paid in
                                             full. The trust must pay the
                                             outstanding principal amount of the
                                             certificates, to the extent not
                                             previously paid, by [ ].

      Priority of Distributions............. From collections on the receivables during the prior calendar month
                                             and, in the event of a shortfall in
                                             meeting the payments described in
                                             clauses (1) through (5), amounts
                                             withdrawn from the reserve account,
                                             the trust will pay the following
                                             amounts on each payment date in the
                                             following order of priority:

                                        (1)       To the servicer, the servicing
                                                  fee and all unpaid servicing
                                                  fees from prior collection
                                                  periods and amounts in respect
                                                  of reimbursement for
                                                  non-recoverable servicer
                                                  advances,

                                        (2)       To the Class A Noteholders,
                                                  the accrued interest on the
                                                  Class A Notes,

                                        (3)       To the principal distribution
                                                  account, the first priority
                                                  principal distribution amount
                                                  which will generally be the
                                                  amount, if any, equal to the
                                                  excess of:

                                        o         the principal balances of the
                                                  Class A Notes over

                                        o         the sum of the principal
                                                  balance of the receivables
                                                  plus the amount, if any,
                                                  remaining on deposit in the
                                                  pre-funding account,

                                        (4)       To the certificateholders,
                                                  accrued and unpaid interest on
                                                  the certificates,

                                        (5)       To the principal distribution
                                                  account, generally an amount
                                                  equal to the greater of:

                                        o         the principal balance of the
                                                  Class A-1 Notes and

                                        o         the excess of

                                             o             the sum of the
                                                           principal balance of
                                                           the notes and the
                                                           certificates over

                                             o             an amount equal to
                                                           the sum of the
                                                           aggregate principal
                                                           balance of the
                                                           receivables less the
                                                           yield supplement
                                                           overcollateralization
                                                           amount, provided
                                                           that this amount
                                                           will be reduced by
                                                           any amounts
                                                           previously deposited
                                                           in the principal
                                                           distribution account
                                                           in accordance with
                                                           clause (3) above,

                                        (6)       To the reserve account, the
                                                  amount, if any, necessary to
                                                  cause the amount on deposit in
                                                  the reserve account to equal
                                                  the specified reserve account
                                                  balance, which is the greater
                                                  of [ ]% of the outstanding
                                                  principal balance of the Class
                                                  A Notes and [ ],

                                        (7)       to the indenture trustee and
                                                  the owner trustee, the
                                                  indenture trustee fee and
                                                  owner trustee fee,
                                                  respectively, to the extent
                                                  not paid by the servicer, and
                                                  all unpaid indenture trustee
                                                  fees and owner trustee fees
                                                  from prior collection periods
                                                  to the extent not otherwise
                                                  paid by the servicer, and

                                        (8)       To the depositor, any amounts
                                                  remaining in the collection
                                                  account.

                                             On the final scheduled payment date
                                             of any class of notes, the amount
                                             required to be allocated to the
                                             principal distribution account will
                                             be the amount necessary to reduce
                                             the principal balance of that class
                                             of notes to zero.

      Distributions from the Principal
       Distribution Account................. From deposits made to the principal distribution account, the trust
                                             will generally pay principal on the
                                             notes in the following order of
                                             priority:

                                        o         to the Class A-1 Notes until
                                                  they are paid in full,

                                        o         to the Class A-2 Notes until
                                                  they are paid in full,

                                        o         to the Class A-3 Notes until
                                                  they are paid in full,

                                        o         to the Class A-4 Notes until
                                                  they are paid in full,

                                        o         to the Certificates until they
                                                  are paid in full, and

                                        o         to the Depositor, any funds
                                                  remaining.


         [Change in Priority of Distribution
         upon Certain  Events of Default.... The order of priority for distributions will change following
                                             the occurrence of:

                                        o         a default for five days or
                                                  more in payment of interest on
                                                  the controlling class of notes
                                                  that has resulted in an
                                                  acceleration of the notes,

                                        o         a default in the payment of
                                                  principal on any note when due
                                                  that has resulted in an
                                                  acceleration of the notes,

                                        o         an insolvency or a bankruptcy
                                                  with respect to the trust that
                                                  has resulted in an
                                                  acceleration of the notes, or

                                        o         any other event of default
                                                  that results in the
                                                  liquidation of the trust.


                                             Following the occurrence of any of
                                             the preceding events, the trust
                                             will make no distributions of
                                             principal or interest on the
                                             Certificates until payment in full
                                             of principal and interest on the
                                             Class A Notes. In addition,
                                             payments of principal on the Class
                                             A Notes will be made first to the
                                             Class A-l Notes until the Class A-1
                                             Notes are paid in full, and then
                                             pro rata to the Class A-2, Class
                                             A-3 and Class A-4 Notes.


                                             Following the occurrence of any
                                             other event of default that has
                                             resulted in an acceleration of the
                                             notes but has not yet resulted in a
                                             liquidation of the trust, no change
                                             will be made in the priority of
                                             payments on the Class A Notes and
                                             the Certificates on each payment
                                             date until a liquidation, if any,
                                             of the property of the trust.]

      Optional Purchase..................... The servicer may cause the trust to redeem any outstanding securities
                                             when the outstanding aggregate
                                             principal balance of the
                                             receivables declines to 10% or less
                                             of the original aggregate principal
                                             balance of the receivables as of
                                             the cutoff date.

                                             We refer you to "Description of the
                                             Transfer and Servicing
                                             Agreements--Optional Purchase" in
                                             this prospectus supplement for more
                                             detailed information.

      Credit Enhancement.................... Credit enhancement is intended to protect you against losses and
                                             delays in payments on your
                                             securities by absorbing losses on
                                             the receivables and other
                                             shortfalls in cash flows. The
                                             credit enhancement for the Class A
                                             Notes will include:

                                        o         the subordination of the
                                                  Certificates,

                                        o         the reserve account, and

                                        o         the subordination of the
                                                  certificateholder's right to
                                                  receive excess interest.

                                             [The credit enhancement for the
                                             Certificates will include:

                                        o         the reserve account, and

                                        o         the subordination of the
                                                  depositor's right to receive
                                                  excess interest.]

                                             SUBORDINATION OF PRINCIPAL AND
                                             INTEREST. As long as the Class A
                                             Notes remain outstanding:

                                        o         payments of interest on the
                                                  Certificates will be

                                             subordinated to payments of
                                             interest on the Class A Notes and,
                                             in certain circumstances, to
                                             payments of principal on the Class
                                             A Notes, and

                                        o         payments of principal on the
                                                  Certificates will be
                                                  subordinated to payments of
                                                  interest and principal on the
                                                  Class A Notes.

                                             RESERVE ACCOUNT. On each payment
                                             date, the trust will use funds in
                                             the reserve account to cover
                                             shortfalls in payments of the
                                             servicing fee and interest and
                                             principal required to be paid on
                                             the notes.

                                             The sale and servicing agreement
                                             sets forth the specified reserve
                                             account balance, which is the
                                             amount that is required to be on
                                             deposit in the reserve account. On
                                             the closing date, the depositor
                                             will cause to be deposited $[ ]
                                             into the reserve account, which is
                                             [ ]% of the initial principal
                                             balance of the notes. On each
                                             payment date, after making required
                                             payments to the servicer and to the
                                             holders of the notes, the trust
                                             will make a deposit into the
                                             reserve account to the extent
                                             necessary to maintain the amount on
                                             deposit in the reserve account at
                                             the specified reserve account
                                             balance.


                                             EXCESS INTEREST. The depositor is
                                             entitled to receive payments of
                                             interest collected on the
                                             receivables which are not used by
                                             the trust to make other required
                                             payments. The depositor's right to
                                             receive this excess interest is
                                             subordinated to the payment of the
                                             servicing fee, reimbursement of
                                             nonrecoverable advances, the
                                             payment of principal and interest
                                             on the notes, the funding of the
                                             reserve account, the payment of
                                             indenture trustee and owner trustee
                                             fees and the payment of principal
                                             and interest on the certificates.
                                             For more detailed information about
                                             the reserve account, we refer you
                                             to "Credit Enhancement--Reserve
                                             Account" in this prospectus
                                             supplement.

      Yield Supplement Overcollateralization
      Amount................................ On the closing date, the aggregate principal balance of the
                                             receivables as of the cutoff date
                                             will exceed the initial principal
                                             balance of the notes by $[ ], which
                                             is approximately [ ]% of the
                                             aggregate principal balance of the
                                             receivables as of the cutoff date.
                                             The yield supplement
                                             overcollateralization amount will
                                             decline on each payment date. The
                                             yield supplement
                                             overcollateralization amount is
                                             intended to compensate for the low
                                             APRs on some of the receivables.

                                             For detailed information on the
                                             yield supplement
                                             overcollateralization amount, we
                                             refer you to "Credit
                                             Enhancement--Yield Supplement
                                             Overcollateralization Amount" in
                                             this prospectus supplement.

      Tax Status............................ Subject to important considerations described in this prospectus
                                             supplement and the accompanying
                                             prospectus, Weil, Gotshal & Manges
                                             LLP, special tax counsel to the
                                             trust, will deliver its opinion
                                             that:

                                        o         the notes will be
                                                  characterized as debt for
                                                  federal income tax purposes,
                                                  and

                                        o         the trust will not be
                                                  characterized as an
                                                  association or a publicly
                                                  traded partnership taxable as
                                                  a corporation for federal
                                                  income tax purposes.

                                             If you purchase the notes, you will
                                             agree to treat the notes as debt.

                                             If you purchase the certificates,
                                             you will agree to treat the trust
                                             as a partnership in which you are a
                                             partner. If you are the only
                                             beneficial owner of the
                                             certificates, you will agree to
                                             treat the trust as a "disregarded
                                             entity," for federal income tax
                                             purposes.

                                             We refer you to "Material Income
                                             Tax Consequences" in this
                                             prospectus supplement and "Material
                                             Income Tax Consequences--Tax
                                             Treatment of Owner Trusts" in the
                                             accompanying prospectus.

      ERISA Considerations.................. The notes are generally eligible for purchase by employee benefit
                                             plans and individual retirement
                                             accounts, subject to those
                                             considerations discussed under
                                             "ERISA Considerations" in this
                                             prospectus supplement and in the
                                             accompanying prospectus.

                                             We refer you to "ERISA
                                             Considerations" in this prospectus
                                             supplement and in the accompanying
                                             prospectus. If you are a benefit
                                             plan fiduciary considering purchase
                                             of the securities you should, among
                                             other things, consult with your
                                             counsel in determining whether all
                                             required conditions have been
                                             satisfied.

      Eligibility for Purchase by
      Money Market Funds.................... The Class A-1 Notes will be eligible for purchase by money
                                             market funds under Rule 2a-7 of the
                                             Investment Company Act of 1940, as
                                             amended. A money market fund should
                                             consult its legal advisers
                                             regarding the eligibility of the
                                             Class A-1 Notes under Rule 2a-7 and
                                             whether an investment in the Class
                                             A-1 Notes satisfies the fund's
                                             investment policies and objectives.

      Ratings............................... It is a condition to the issuance of the securities that the
                                             securities will receive the
                                             following ratings from Standard &
                                             Poor's Ratings Services, a division
                                             of The McGraw-Hill Companies, Inc.,
                                             Moody's Investors Service, Inc. and
                                             Fitch Ratings:

                                            STANDARD
                              CLASS         & POOR'S       MOODY'S        FITCH
                              -----         ---------      -------        -----

                               A-1            A-1+         Prime-1         F1+
                               A-2            AAA           Aaa            AAA
                               A-3            AAA           Aaa            AAA
                               A-4            AAA           Aaa            AAA
                         Certificates          A             A3             A

                                  RISK FACTORS

           You should consider the following risk factors (and the factors set forth under "Risk Factors" in the accompanying prospectus) in deciding whether to purchase the notes of any class.

BECAUSE THE TRUST HAS LIMITED ASSETS,
THERE IS ONLY LIMITED PROTECTION AGAINST
POTENTIAL LOSSES.                            The only sources of funds for
                                             payments on the securities are the
                                             assets of the trust and the reserve
                                             account. The securities are not
                                             obligations of, and will not be
                                             insured or guaranteed by, any
                                             governmental agency or the seller,
                                             the servicer, any trustee or any of
                                             their affiliates. You must rely
                                             solely on payments on the
                                             receivables and amount on deposit
                                             in the reserve account for payments
                                             on the notes. Although funds in the
                                             reserve account will be available
                                             to cover shortfalls in payments of
                                             interest and principal on each
                                             payment date, the amounts deposited
                                             in the reserve account will be
                                             limited. If the entire reserve
                                             account has been used, the trust
                                             will depend solely on current
                                             collections on the receivables to
                                             make payments on the notes. Any
                                             excess amounts released from the
                                             reserve account to the depositor
                                             will no longer be available to
                                             noteholders on any later payment
                                             date. We refer you to "Credit
                                             Enhancement--Reserve Account" in
                                             this prospectus supplement.

OCCURRENCE OF EVENTS OF DEFAULT UNDER
THE INDENTURE MAY RESULT IN INSUFFICIENT
FUNDS TO MAKE PAYMENTS ON YOUR SECURITIES.   Payment defaults or the insolvency
                                             or dissolution of the depositor may
                                             result in prepayment of the
                                             securities, which may result in
                                             losses. If the trust fails to pay
                                             principal on the notes when due, or
                                             fails to pay interest on the notes
                                             of the controlling class within
                                             five days of the due date, the
                                             indenture trustee or the holders of
                                             the controlling class of notes
                                             outstanding may declare the entire
                                             amount of the notes to be due
                                             immediately. If this happens, the
                                             indenture trustee may be directed
                                             to sell the assets of the trust and
                                             prepay the notes. In the event the
                                             indenture trustee sells the
                                             receivables under adverse market
                                             conditions, proceeds from the sale
                                             of the receivables may not be
                                             sufficient to repay all of the
                                             securities and you may suffer a
                                             loss.

IF YOU OWN CERTIFICATES, YOU ARE SUBJECT
TO GREATER CREDIT RISK BECAUSE THE
CERTIFICATES ARE SUBORDINATE TO THE
CLASS A NOTES.                               The Certificates bear greater risk
                                             than the Class A Notes because
                                             payments of interest and principal
                                             on the Certificates are
                                             subordinate, to the extent
                                             described below, to payments of
                                             interest and principal on the Class
                                             A Notes.

                                             Interest payments on the
                                             Certificates on each payment date
                                             will be subordinated to servicing
                                             fees due to the servicer,
                                             nonrecoverable advances payable to
                                             the servicer, interest payments on
                                             the Class A Notes and an allocation
                                             of principal payments to the Class
                                             A Notes to the extent the aggregate
                                             principal balance of the Class A
                                             Notes exceeds the receivables
                                             balance less the yield supplement
                                             overcollateralization amount.

                                             Principal payments on the
                                             Certificates will be fully
                                             subordinated to principal payments
                                             on the Class A Notes. No principal
                                             will be paid on the Certificates
                                             until the Class A Notes have been
                                             paid in full.

YOU MAY SUFFER LOSSES BECAUSE YOU HAVE
LIMITED CONTROL OVER ACTIONS THE TRUST
AND CONFLICTS OF INTEREST BETWEEN CLASSES
OF NOTES MAY OCCUR.                          Because the trust has pledged the
                                             property of the trust to the OF
                                             indenture trustee to secure payment
                                             on the notes, the indenture trustee
                                             may, and at the direction of the
                                             required percentage of the
                                             controlling class, which will be
                                             the Class A Notes for so long as
                                             any Class A Notes are outstanding
                                             and the Certificates after the
                                             Class A Notes have been paid in
                                             full, will take one or more of the
                                             actions specified in the indenture
                                             relating to the property of the
                                             trust, including a sale of the
                                             assets of the trust. In addition,
                                             the holders of a majority of the
                                             Class A Notes, under some
                                             circumstances, have the right to
                                             waive events of servicing
                                             termination or terminate the
                                             servicer without consideration of
                                             the effect that the waiver or
                                             termination would have on the
                                             holders of Certificates. The
                                             holders of Certificates will not
                                             have the ability to waive events of
                                             servicing termination or to remove
                                             the servicer until the Class A
                                             Notes have been paid in full.

THE OCCURRENCE OF AN EVENT OF DEFAULT UNDER
THE INDENTURE MAY DELAY PAYMENTS ON THE
CERTIFICATES.                                The trust will not make any
                                             distributions of principal or
                                             interest on the Certificates until
                                             payment in full of principal and
                                             interest on the Class A Notes
                                             following:

                                        o         an event of default under the
                                                  indenture relating to the
                                                  payment of principal on any
                                                  note or the payment of
                                                  interest on the Class A Notes
                                                  which has resulted in
                                                  acceleration of the notes,

                                        o         an event of default under the
                                                  indenture relating to an
                                                  insolvency event or a
                                                  bankruptcy with respect to the
                                                  trust which has resulted in an
                                                  acceleration of the notes, or

                                        o         a liquidation of the trust
                                                  assets following any event of
                                                  default under the indenture.

                                             This may result in a delay or
                                             default in making payments on the
                                             Certificates.

CERTIFICATEHOLDERS MAY NOT BE ABLE TO DIRECT
THE INDENTURE TRUSTEE UPON AN EVENT OF
DEFAULT UNDER THE INDENTURE.                 If an event of default occurs under
                                             the indenture, so long as any Class
                                             A Notes are outstanding, only the
                                             holders of the Class A Notes may
                                             waive that event of default,
                                             accelerate the maturity dates of
                                             the notes or direct or consent to
                                             any action under the indenture. The
                                             holders of any outstanding
                                             Certificates will not have any
                                             rights to direct or to consent to
                                             any action until the Class A Notes
                                             have been repaid in full.

PAYMENT PRIORITIES INCREASE RISK OF LOSS
OR DELAY IN PAYMENT TO CERTAIN NOTES.        Classes of notes that receive
                                             payments, particularly principal
                                             payments, before other classes will
                                             be repaid sooner than the other
                                             classes and payments to these other
                                             classes may be delayed if
                                             collections and amounts on deposit
                                             in the reserve account are
                                             inadequate to pay all amounts
                                             payable on all classes of notes on
                                             any payment date. In addition,
                                             because principal of each class of
                                             notes will be paid sequentially,
                                             certain classes of notes will be
                                             outstanding longer and therefore
                                             will be exposed to the risk of
                                             losses on the receivables during
                                             periods after other classes have
                                             been receiving most or all amounts
                                             payable on their notes.

                                             As a result, the yields of the
                                             later maturing classes of Class A
                                             Notes and the yields of the
                                             Certificates will be sensitive to
                                             losses on the receivables and the
                                             timing of those losses. If the rate
                                             and amount of losses exceed your
                                             expectations, and if amounts in the
                                             reserve account are insufficient to
                                             cover the resulting shortfalls, the
                                             yield to maturity on your notes may
                                             be lower than anticipated, and you
                                             could suffer a loss.

                                             Classes of notes that receive
                                             payments earlier than expected are
                                             exposed to reinvestment risk and
                                             classes of notes that receive
                                             principal later than expected are
                                             exposed to greater risk of loss. In
                                             either case, the yields on your
                                             notes could be materially and
                                             adversely affected.

THE GEOGRAPHIC CONCENTRATION OF THE OBLIGORS
AND PERFORMANCE OF THE RECEIVABLES MAY
INCREASETHE RISK OF LOSS ON YOUR INVESTMENT. Economic conditions in the states where obligors reside may affect
                                             delinquencies, losses and
                                             prepayments on the receivables. The
                                             following economic conditions may
                                             affect payments on the receivables:

                                        o         unemployment,

                                        o         interest rates,

                                        o         inflation rates,

                                        o         and consumer perceptions of
                                                  the economy.

                                             If there is a concentration of
                                             obligors and receivables in
                                             particular states, these or any
                                             adverse economic conditions in
                                             those states may affect the
                                             performance of the securities more
                                             than if this concentration did not
                                             exist. As of the statistical
                                             calculation date, BMW Financial
                                             Services NA, LLC's records indicate
                                             that the titles to the vehicles
                                             relating to the receivables were
                                             concentrated in the following
                                             states:

                                                           PERCENTAGE OF
                                                              AGGREGATE
                                           STATE          PRINCIPAL BALANCE
                                 ----------------------- --------------------
                                 [    ]...............     [    ]%
                                 [    ]...............     [    ]%
                                 [    ]...............     [    ]%
                                 [    ]...............     [    ]%
                                 [    ]...............     [    ]%

                                             No other state constituted more
                                             than [ ]% of the aggregate
                                             principal balance of the
                                             receivables as of the statistical
                                             calculation date.

                                             Approximately [ ]% of the
                                             outstanding principal amount of the
                                             receivables as of the statistical
                                             calculation date were titled in
                                             California. A large number of
                                             manufacturers and providers of high
                                             technology equipment and services
                                             are headquartered in California.
                                             The continued downturn in this
                                             sector could have a substantial
                                             impact on the California economy
                                             and on the performance of
                                             receivables originated in that
                                             state. For a discussion of the
                                             breakdown of the receivables by
                                             state, we refer you to "The
                                             Receivables" in this prospectus
                                             supplement.

THE RETURN ON YOUR NOTES COULD BE REDUCED
BY SHORTFALLS DUE TO THE SERVICEMEMBERS
CIVIL RELIEF ACT.                            The Servicemembers Civil Relief Act
                                             of 2003, as amended (the "Relief
                                             Act"), provides relief to obligors
                                             who enter active military service
                                             and to obligors in reserve status
                                             who are called to active duty after
                                             the origination of their
                                             receivables. The response of the
                                             United States to the terrorist
                                             attacks on September 11, 2001, the
                                             instability of Afghanistan, the
                                             occupation of Iraq and rising
                                             tensions in other regions such as
                                             Korea may continue to involve
                                             military operations that will
                                             increase the number of citizens who
                                             have been called or will be called
                                             to active duty. The Relief Act
                                             provides, generally, that an
                                             obligor who is covered by the
                                             Relief Act may not be charged
                                             interest on the related receivable
                                             in excess of 6% per annum during
                                             the period of the obligor's active
                                             duty. These shortfalls are not
                                             required to be paid by the obligor
                                             at any future time. The servicer is
                                             not required to advance these
                                             shortfalls as delinquent payments.

                                             In the event that excess interest
                                             on the receivables and amounts in
                                             the reserve account are not
                                             sufficient to cover the reduction
                                             of interest on the receivables due
                                             to the application of the Relief
                                             Act or similar regulations or
                                             legislation, a note interest
                                             carryover shortfall will result.
                                             Any such interest carryover
                                             shortfall will be paid in
                                             subsequent periods to the extent of
                                             available funds before payments of
                                             principal are made on the notes and
                                             may result in extending the
                                             anticipated maturity of your class
                                             of notes or possibly result in a
                                             loss in the absence of sufficient
                                             credit enhancement. In addition,
                                             pursuant to the Military Reservist
                                             Relief Act of 1991, under certain
                                             circumstances California residents
                                             called into active duty with the
                                             reserves can apply to a court to
                                             delay payments on retail
                                             installment contracts, including
                                             the receivables.

                                             The Relief Act also limits the
                                             ability of the servicer to
                                             repossess the financed vehicle
                                             securing a receivable during the
                                             related obligor's period of active
                                             duty and, in some cases, may
                                             require the servicer to extend the
                                             maturity of the receivable, lower
                                             the monthly payments and readjust
                                             the payment schedule for a period
                                             of time after the completion of the
                                             obligor's military service. As a
                                             result, there may be delays in
                                             payment and increased losses on the
                                             receivables. Those delays and
                                             increased losses will be borne
                                             primarily by the certificates, but
                                             if such losses are greater than
                                             anticipated, you may suffer a boss.

                                             While there are not a significant
                                             number of obligors in active
                                             military service as of the
                                             statistical calculation date the
                                             servicer does not maintain data as
                                             to the number of obligors in the
                                             military reserves.


PREPAYMENTS ON RECEIVABLES MAY CAUSE
PREPAYMENTS ON THE SECURITIES, RESULTING
IN REINVESTMENT RISK TO YOU.                 You may receive payment of
                                             principal on your securities
                                             earlier than you expected. If that
                                             happens, you may not be able to
                                             reinvest the principal you receive
                                             at a rate as high as the rate on
                                             your securities. Prepayments on the
                                             receivables will shorten the lives
                                             of the securities to an extent that
                                             cannot be predicted. Prepayments
                                             may occur for a number of reasons.
                                             Some prepayments may be caused by
                                             the obligors under the receivables.
                                             For example, obligors may:

                                        o         make early payments, since
                                                  receivables will generally be
                                                  prepayable at any time without
                                                  penalty,

                                        o         default, resulting in the
                                                  repossession and sale of the
                                                  financed vehicle, or

                                        o         damage the vehicle or become
                                                  unable to pay due to death or
                                                  disability, resulting in
                                                  payments to the trust under
                                                  any existing physical damage,
                                                  credit life or other
                                                  insurance.

                                             Some prepayments may be caused by
                                             the seller or the servicer. For
                                             example, the seller will make
                                             representations and warranties
                                             regarding the receivables, and the
                                             servicer will agree to take or
                                             refrain from taking certain actions
                                             with respect to the receivables. If
                                             the seller or the servicer breaches
                                             a representation or warranty and
                                             the breach is material and cannot
                                             be remedied, it will be required to
                                             purchase the affected receivables
                                             from the trust. This will result in
                                             the prepayment of the purchased
                                             receivables.

                                             The servicer has the option to
                                             purchase the receivables from the
                                             trust when the total outstanding
                                             principal balance of the
                                             receivables is 10% or less of the
                                             sum of the total outstanding
                                             principal balance of the
                                             receivables as of the cutoff date.

                                            The rate of prepayments on the
                                            receivables may be influenced by a
                                            variety of economic, social and
                                            other factors. The seller maintains
                                            limited historical data with
                                            respect to prepayments. For these
                                            reasons, the seller cannot predict
                                            the actual prepayment rates for the
                                            receivables.

WITHDRAWAL OR DOWNGRADING OF THE INITIAL
RATINGS OF THE NOTES WILL AFFECT THE
PRICES FOR THE NOTES UPON RESALE.           A security rating is not a
                                            recommendation to buy, sell or hold
                                            securities. Similar ratings on
                                            different types of securities do
                                            not necessarily mean the same
                                            thing. You should analyze the
                                            significance of each rating
                                            independently from any other
                                            rating. A rating agency may change
                                            its rating of the notes after the
                                            notes are issued if that rating
                                            agency believes that circumstances
                                            have changed. Any subsequent change
                                            in a rating will likely affect the
                                            price that a subsequent purchaser
                                            would be willing to pay for the
                                            notes and your ability to resell
                                            your notes.

THE NOTES ARE NOT SUITABLE INVESTMENTS
FOR ALL INVESTORS.                          The notes are not a suitable
                                            investment for any investor that
                                            requires a regular or predictable
                                            schedule of payments or payment on
                                            specific dates. The notes are
                                            complex investments that should be
                                            considered only by sophisticated
                                            investors. We suggest that only
                                            investors who, either alone or with
                                            their financial, tax and legal
                                            advisors, have the expertise to
                                            analyze the prepayment,
                                            reinvestment and default risks, the
                                            tax consequences of an investment
                                            and the interaction of these
                                            factors should consider investing
                                            in the notes.

PAYMENTS ON THE CERTIFICATES WILL BE
SUBORDINATED TO PAYMENTS ON THE NOTES.      Payments on the certificates will
                                            be subordinated in priority of
                                            payment to payments on the notes as
                                            described in this prospectus
                                            supplement. This subordination has
                                            the effect of increasing the
                                            likelihood of payment on the notes
                                            and therefore decreasing the
                                            likelihood of payment on the
                                            certificates. The certificateholders
                                            will not receive any payments of
                                            principal on a payment date until
                                            after the class A-1 Notes have been
                                            paid in full.


                                    THE TRUST

GENERAL

           The BMW Vehicle Owner Trust [ ]-A (the "Trust") is a Delaware statutory trust to be formed pursuant to the trust agreement (the "Trust Agreement") between BMW FS Securities LLC, as depositor (the "Depositor"), and Wilmington Trust Company, as owner trustee (the "Owner Trustee"). After its formation, the Trust will not engage in any activity other than:

      1. acquiring, holding and managing a pool of motor vehicle retail installment sale contracts and promissory notes (the "Receivables") and the other assets of the Trust and proceeds from those assets,

      2.   issuing the notes and the certificates,

      3.   making payments on the notes and the certificates, and

      4. engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental to or connected with those activities.

           The net proceeds from the sale of the Securities (as defined in this prospectus supplement) will be used by the Trust to purchase the Receivables from the Depositor pursuant to the sale and servicing agreement dated as of [ ], 2005 (the "Sale and Servicing Agreement") among BMW Financial Services NA, LLC ("BMW FS") as seller, servicer (in that capacity, the "Servicer"), custodian and administrator, the Trust, and JPMorgan Chase Bank, N.A., as indenture trustee (the "Indenture Trustee"), and to fund the Reserve Account.

           BMW FS will be appointed to act as the servicer of the Receivables. The Servicer will service the Receivables pursuant to the Sale and Servicing Agreement, the Trust Agreement and the owner trust administration agreement dated as of [ ], 2005 (the "Administration Agreement") among BMW FS, as administrator, the Trust and the Indenture Trustee, and will be compensated for those services as described under "Description of the Transfer and Servicing Agreements--Servicing Compensation" in this prospectus supplement and "Description of the Transfer and Servicing Agreements--Servicing Compensation" in the accompanying prospectus.

           Pursuant to agreements between BMW FS and dealers in BMW Products and MINI Products ("Centers"), Centers will repurchase from BMW FS those contracts that do not meet specified representations and warranties made by the Centers. These Centers' repurchase obligations are referred to in this prospectus supplement as "Center Recourse." Those representations and warranties relate primarily to the origination of the contracts and the perfection of the security interests in the related financed vehicles, and do not relate to the creditworthiness of the related Obligors or the collectability of those contracts. Although the Dealer Agreements with respect to the Receivables will not be assigned to the Owner Trustee, the Sale and Servicing Agreement will require that any recovery by BMW FS in respect of any Receivable pursuant to any Center Recourse be deposited in the Collection Account to satisfy BMW FS' repurchase obligations under the Sale and Servicing Agreement. The sales by the Centers of retail installment sale contracts to BMW FS do not generally provide for recourse against the Centers for unpaid amounts in the event of a default by an Obligor, other than in connection with the breach of the foregoing representations and warranties.

           Each certificate represents a fractional undivided ownership interest in the Trust. The Trust property includes the Receivables and monies due or received under the Receivables after the Cutoff Date. The Reserve Account will be maintained for the benefit of the Noteholders and the Certificateholders.

           The Trust's principal offices are in Wilmington, Delaware, in care of Wilmington Trust Company, as Owner Trustee, at the address set forth below under "The Owner Trustee and the Indenture Trustee."

                           CAPITALIZATION OF THE TRUST

           The following table illustrates the capitalization of the Trust as of the Closing Date, as if the issuance and sale of the Notes and the Certificates had taken place on that date:

                      Class A-1 Notes...................$     [    ]
                      Class A-2 Notes...................      [    ]
                      Class A-3 Notes...................      [    ]
                      Class A-4 Notes...................      [    ]
                      Certificates......................      [    ]
                                                         ------------
                            Total.......................$     [    ]
                                                         ============

                   THE OWNER TRUSTEE AND THE INDENTURE TRUSTEE

           Wilmington Trust Company is the Owner Trustee under the Trust Agreement. Wilmington Trust Company is a Delaware banking corporation, and its Corporate Trust Office is located at 1100 North Market Street, Rodney Square

North, Wilmington, Delaware 19890-0001, Attn: Corporate Trust Administration. The Depositor, the Servicer and its affiliates may maintain normal commercial banking relations with the Owner Trustee and its affiliates. The fees and expenses of the Owner Trustee will be paid by the Administrator.

           JPMorgan Chase Bank, N.A. is the Indenture Trustee under the Indenture (the Indenture Trustee and the Owner Trustee are collectively referred to as the "Trustees"). JPMorgan Chase Bank, N.A. is a banking association organized under the laws of the United States and its principal executive offices are located at (i) solely for purposes of surrender or exchange of notes, 2001 Bryan Street, 10th Floor, Dallas, Texas 75201, Attention:
Institutional Trust Services - BMW Vehicle Owner Trust [ ]-A and (ii) for all other purposes, 4 New York Plaza, 6th Floor, New York, NY 10004, Attention:
Institutional Trust Services/Global Debt - BMW Vehicle Owner Trust 2005-A. The Depositor, the Servicer and their respective affiliates may maintain normal commercial banking relations with the Indenture Trustee and its affiliates.


                                 THE RECEIVABLES

ASSETS OF THE TRUST

           On the Closing Date, the assets of the Trust will include:

     1. the Receivables as of the close of business on [ ], 2005 (the "Cutoff Date"),

     2. all rights, benefits, obligations and proceeds arising from or in connection with the Receivables, including the right to receive payments collected thereon after the Cutoff Date with respect to the Receivables,

     3. security interests in the new or used automobiles, motorcycles and light trucks (the "Financed Vehicles") securing each Receivables,

     4.   the related Receivable files,

     5. all rights to insurance proceeds and liquidation proceeds with respect to the Receivables,

     6. certain rights under the receivables purchase agreement dated as of[ ], 2005 (the "Receivables Purchase Agreement") between the Depositor and BMW FS, as seller (the "Seller"),

     7.   funds on deposit from time to time in the Reserve Account, and

     8.   funds on deposit in the Collection Account.

           The Motor Vehicle Contracts that comprise the Receivables are secured by new or used passenger cars, motorcycles and light trucks manufactured by Bayerische Motoren Werke Aktiengesellschaft or its subsidiaries ("BMW AG" and, together with all other BMW group companies, the "BMW Group") except that [ ]% by principal balance of the Receivables as of the Statistical Calculation Date are secured by vehicles of other manufacturers. The Contracts generally were originated by Centers who participate in BMW FS' vehicle financing program and were acquired by BMW FS or BMW Bank. See "BMW FS' Financing Program."

           The Trust will purchase the Receivables from the Depositor on or about [ ], 2005 (the "Closing Date") pursuant to the Sale and Servicing Agreement.

           The Depositor will have purchased the Receivables from the Seller pursuant to the Receivables Purchase Agreement. In the Receivables Purchase Agreement, the Seller makes specific representations and warranties as of the Closing Date with respect to the Receivables and agrees to repurchase any Receivable with respect to which there is a breach of any such representation and warranty if that breach has a material and adverse effect on the interests of the Depositor or the Trust in the related Receivable. Under the Sale and Servicing Agreement, the Depositor will assign all of its rights under the Receivables Purchase Agreement, including its right to enforce the Seller's repurchase obligations, to the Trust.

           The Receivables may be prepaid at any time without penalty by the purchaser or co-purchasers of the Financed Vehicle or any other person or persons who are obligated to make payments thereunder (each, an "Obligor").

           The Receivables were selected from the Seller's portfolio of motor vehicle retail installment sale contracts and promissory notes based on several criteria, including the requirement that each Receivable:

      1.   has an original term of not more than [ ] months,

      2.   has a current principal balance of at least $[ ],

      3. provides for level monthly payments that fully amortize the amount financed over the original term of the related Contract,

      4.   is not more than 30 days past due as of the Cutoff Date,

      5. does not have a final scheduled payment date later than six months prior to the Final Scheduled Payment Date of the Certificates, and

      6. does not have any notation in the Servicer's records indicating the Obligor is the subject of a bankruptcy proceeding.

           No selection procedures believed to be adverse to the Noteholders were used in selecting the Receivables.

DESCRIPTION OF RECEIVABLES

           The statistical information presented in this prospectus supplement is based on a pool of Receivables as of the close of business on [ ], 2005 (the "Statistical Calculation Date"). As of the Statistical Calculation Date, the Receivables in the pool had an aggregate principal balance of $[ ].

           BMW FS will add Receivables to the pool after the Statistical Calculation Date but prior to the Cutoff Date. In addition, some amortization of the Receivables will have occurred since the Statistical Calculation Date and some Receivables included as of the Statistical Calculation Date will have prepaid in full or have been determined not to meet the eligibility requirements regarding Receivables and therefore will not be included in the final Receivables pool. As a result, the statistical distribution of characteristics as of the Cutoff Date will vary from the statistical distribution of characteristics as of the Statistical Calculation Date. However, the Seller believes that such variance in statistical distribution of characteristics is not likely to be material.

           All of the Receivables were originated by BMW FS or BMW Bank or purchased by BMW FS or BMW Bank from Centers. As of the Statistical Calculation Date, approximately [ ]% of the Receivables by aggregate principal balance represented financing of new vehicles and [ ]% of the Receivables by aggregate principal balance represented financing of used vehicles.

           As of the Statistical Calculation Date, approximately [ ]%, [ ]%, [ ]%, [ ]% and [ ]% of the Receivables by aggregate principal balance were BMW passenger cars, BMW light trucks, BMW motorcycles, MINI passenger cars and vehicles of other manufacturers, respectively.

           The distribution by APR, geographic distribution, distribution by remaining term and distribution by remaining balance, in each case, of the Receivables as of the Statistical Calculation Date are as set forth in the following tables. We refer you to "The Receivables" in the accompanying prospectus for a further description of the characteristics of the Receivables.

                         COMPOSITION OF THE RECEIVABLES

      Aggregate Principal Balance.........................                     $[   ]
      Number of Contracts.................................                      [   ]
      Average Principal Balance Outstanding...............                     $[   ]
      Average Original Amount Financed....................                     $[   ]
             Original Amount Financed (range).............          $[   ] to $[    ]
      Weighted Average APR(1).............................                     [   ]%
             APR (range)..................................           [   ]% to [   ]%
      Weighted Average Original Term(1)...................               [   ] months
             Original Term (range)........................      [   ] to [   ] months
      Weighted Average Remaining Term(1)..................               [   ] months
             Remaining Term (range).......................      [   ] to [   ] months

      .....................
      (1) Weighted by principal balance as of the Statistical Calculation Date.


                     DISTRIBUTION OF THE RECEIVABLES BY APR

                                                                                                  PERCENTAGE
                                                                                                 OF AGGREGATE
                                            NUMBER OF                     AGGREGATE                PRINCIPAL
APR RANGE (%)                              RECEIVABLES                PRINCIPAL BALANCE           BALANCE(1)
-------------                              -----------                -----------------           ----------
1.00% to 1.50%......................             [   ]                         $ [   ]                 [   ]%
1.51% to 2.00%......................             [   ]                           [   ]                 [   ]
2.01 % to 2.50%.....................             [   ]                           [   ]                 [   ]
2.51% to 3.00%......................             [   ]                           [   ]                 [   ]
3.01% to 3.50%......................             [   ]                           [   ]                 [   ]
3.51% to 4.00%......................             [   ]                           [   ]                 [   ]
4.01% to 4.50%......................             [   ]                           [   ]                 [   ]
4.51% to 5.00%......................             [   ]                           [   ]                 [   ]
5.01% to 5.50%......................             [   ]                           [   ]                 [   ]
5.51% to 6.00%......................             [   ]                           [   ]                 [   ]
6.01% to 6.50%......................             [   ]                           [   ]                 [   ]
6.51% to 7.00%......................             [   ]                           [   ]                 [   ]
7.01% to 7.50%......................             [   ]                           [   ]                 [   ]
7.51% to 8.00%......................             [   ]                           [   ]                 [   ]
8.01% to 8.50%......................             [   ]                           [   ]                 [   ]
8.51% to 9.00%......................             [   ]                           [   ]                 [   ]
9.01% to 9.50%......................             [   ]                           [   ]                 [   ]
9.51% to 10.00%.....................             [   ]                           [   ]                 [   ]
10.01% to 10.50%....................             [   ]                           [   ]                 [   ]
10.51% to 11.00%....................             [   ]                           [   ]                 [   ]
11.01% to 11.50%....................             [   ]                           [   ]                 [   ]
11.51% to 12.00%....................             [   ]                           [   ]                 [   ]
12.01% to 12.50%....................             [   ]                           [   ]                 [   ]
12.51% to 13.00%....................             [   ]                           [   ]                 [   ]
13.01% to 13.50%....................             [   ]                           [   ]                 [   ]
13.51% to 14.00%....................             [   ]                           [   ]                 [   ]
14.01% to 14.50%....................             [   ]                           [   ]                 [   ]
14.51% to 15.00%....................             [   ]                           [   ]                 [   ]
Greater than 15.00%.................             [   ]                           [   ]                 [   ]
      Totals........................             [   ]                          $[   ]                 [   ]%


-------------------------
(1)   Percentages may not add to 100% because of rounding.

            DISTRIBUTION OF THE RECEIVABLES BY GEOGRAPHIC LOCATION(1)

                                                                                                  PERCENTAGE
                                                                                                 OF AGGREGATE
                                                       NUMBER OF            AGGREGATE              PRINCIPAL
   State                                              RECEIVABLES       PRINCIPAL BALANCE         BALANCE(2)
   -----                                              -----------       -----------------         ----------
Alabama.....................................              [   ]                  $[   ]               [   ]%
Alaska......................................              [   ]                   [   ]                [   ]
Arizona.....................................              [   ]                   [   ]                [   ]
Arkansas....................................              [   ]                   [   ]                [   ]
California..................................              [   ]                   [   ]                [   ]
Colorado....................................              [   ]                   [   ]                [   ]
Connecticut.................................              [   ]                   [   ]                [   ]
Delaware....................................              [   ]                   [   ]                [   ]
District of Columbia........................              [   ]                   [   ]                [   ]
Florida.....................................              [   ]                   [   ]                [   ]
Georgia.....................................              [   ]                   [   ]                [   ]
Hawaii......................................              [   ]                   [   ]                [   ]
Idaho.......................................              [   ]                   [   ]                [   ]
Illinois....................................              [   ]                   [   ]                [   ]
Indiana.....................................              [   ]                   [   ]                [   ]
Iowa........................................              [   ]                   [   ]                [   ]
Kansas......................................              [   ]                   [   ]                [   ]
Kentucky....................................              [   ]                   [   ]                [   ]
Louisiana...................................              [   ]                   [   ]                [   ]
Maryland....................................              [   ]                   [   ]                [   ]
Massachusetts...............................              [   ]                   [   ]                [   ]
Michigan....................................              [   ]                   [   ]                [   ]
Minnesota...................................              [   ]                   [   ]                [   ]
Mississippi.................................              [   ]                   [   ]                [   ]
Missouri....................................              [   ]                   [   ]                [   ]
Montana.....................................              [   ]                   [   ]                [   ]
Nebraska....................................              [   ]                   [   ]                [   ]
Nevada......................................              [   ]                   [   ]                [   ]
New Hampshire...............................              [   ]                   [   ]                [   ]
New Jersey..................................              [   ]                   [   ]                [   ]
New Mexico..................................              [   ]                   [   ]                [   ]
New York....................................              [   ]                   [   ]                [   ]
North Carolina..............................              [   ]                   [   ]                [   ]
North Dakota................................              [   ]                   [   ]                [   ]
Ohio........................................              [   ]                   [   ]                [   ]
Oklahoma....................................              [   ]                   [   ]                [   ]
Oregon......................................              [   ]                   [   ]                [   ]
Pennsylvania................................              [   ]                   [   ]                [   ]
Rhode Island................................              [   ]                   [   ]                [   ]


                                      S-26

South Carolina..............................              [   ]                   [   ]                [   ]
South Dakota................................              [   ]                   [   ]                [   ]
Tennessee...................................              [   ]                   [   ]                [   ]
Texas.......................................              [   ]                   [   ]                [   ]
Utah........................................              [   ]                   [   ]                [   ]
Vermont.....................................              [   ]                   [   ]                [   ]
Virginia....................................              [   ]                   [   ]                [   ]
Washington..................................              [   ]                   [   ]                [   ]
West Virginia...............................              [   ]                   [   ]                [   ]
Wisconsin...................................              [   ]                   [   ]                [   ]
Wyoming.....................................              [   ]                   [   ]                [   ]

Totals......................................              [   ]                  $[   ]                [   ]%


-----------

(1) Based on the state in which the related vehicle is titled.
(2) Percentages may not add to 100% because of rounding.

     DISTRIBUTION OF THE RECEIVABLES BY REMAINING TERM TO SCHEDULED MATURITY

                                                                                                        PERCENTAGE
REMAINING TERM TO                                         NUMBER OF             AGGREGATE              OF AGGREGATE
SCHEDULED MATURITY                                       RECEIVABLES        PRINCIPAL BALANCE      PRINCIPAL BALANCE(1)
------------------                                       -----------        -----------------      --------------------
6 months or less....................................             [   ]                     $[   ]                 [   ]%
7 months to 12 months...............................             [   ]                      [   ]                 [   ]
13 months to 18 months..............................             [   ]                      [   ]                 [   ]
19 months to 24 months..............................             [   ]                      [   ]                 [   ]
25 months to 30 months..............................             [   ]                      [   ]                 [   ]
31 months to 36 months..............................             [   ]                      [   ]                 [   ]
37 months to 42 months..............................             [   ]                      [   ]                 [   ]
43 months to 48 months..............................             [   ]                      [   ]                 [   ]
49 months to 54 months..............................             [   ]                      [   ]                 [   ]
55 months to 60 months..............................             [   ]                      [   ]                 [   ]
Greater than 60 months..............................             [   ]                      [   ]                 [   ]
Totals..............................................             [   ]                     $[   ]                 [   ]%


-----------
(1)   Percentages may not add to 100% because of rounding.


         DISTRIBUTION OF THE RECEIVABLES BY REMAINING PRINCIPAL BALANCE

                                                                                                       PERCENTAGE
                                                                                                      OF AGGREGATE
RANGE OF REMAINING                                        NUMBER OF             AGGREGATE               PRINCIPAL
PRINCIPAL BALANCES                                       RECEIVABLES        PRINCIPAL BALANCE          BALANCE(1)
------------------                                       -----------        -----------------          ----------
$1 to $2,500........................................             [   ]                     $[   ]                [   ]%
$2,501 to $5,000....................................             [   ]                      [   ]                [   ]
$5,001 to $7,500....................................             [   ]                      [   ]                [   ]
$7,501 to $10,000...................................             [   ]                      [   ]                [   ]
$10,001 to $12,500..................................             [   ]                      [   ]                [   ]
$12,501 to $15,000..................................             [   ]                      [   ]                [   ]
$15,001 to $17,500..................................             [   ]                      [   ]                [   ]
$17,501 to $20,000..................................             [   ]                      [   ]                [   ]
$20,001 to $22,500..................................             [   ]                      [   ]                [   ]
$22,501 to $25,000..................................             [   ]                      [   ]                [   ]
$25,001 to $27,500..................................             [   ]                      [   ]                [   ]
$27,501 to $30,000..................................             [   ]                      [   ]                [   ]
$30,001 to $32,500..................................             [   ]                      [   ]                [   ]
$32,501 to $35,000..................................             [   ]                      [   ]                [   ]
$35,001 to $37,500..................................             [   ]                      [   ]                [   ]
$37,501 to $40,000..................................             [   ]                      [   ]                [   ]
$40,001 to $42,500..................................             [   ]                      [   ]                [   ]
$42,501 to $45,000..................................             [   ]                      [   ]                [   ]
$45,001 to $47,500..................................             [   ]                      [   ]                [   ]
$47,501 to $50,000..................................             [   ]                      [   ]                [   ]
$50,001 to $52,500..................................             [   ]                      [   ]                [   ]
$52,501 to $55,000..................................             [   ]                      [   ]                [   ]
$55,001 to $57,500..................................             [   ]                      [   ]                [   ]
$57,501 to $60,000..................................             [   ]                      [   ]                [   ]
$60,001 to $62,500..................................             [   ]                      [   ]                [   ]
$62,501 to $65,000..................................             [   ]                      [   ]                [   ]
Greater than $65,000................................             [   ]                      [   ]                [   ]
Totals..............................................             [   ]                     $[   ]                [   ]%


-----------
(1)   Percentages may not add to 100% because of rounding.

             DELINQUENCIES, REPOSSESSIONS AND LOAN LOSS INFORMATION

           Set forth below is information concerning BMW FS' experience with respect to its entire portfolio of new and used BMW and MINI motor vehicle retail installment sale contracts and promissory notes ("Motor Vehicle Contracts" or "Contracts"), which includes Contracts not owned but serviced by BMW FS. Credit losses are an expected cost in the business of extending credit and are considered in BMW FS' rate-setting process. The following tables set forth the historical delinquency experience and net credit loss and repossession experience of BMW FS' portfolio of contracts for new and used automobiles, motorcycles and light trucks.

           Delinquency, repossession and loss experience may be influenced by a variety of economic, social and geographic conditions and other factors beyond the control of BMW FS. There is no assurance that BMW FS' delinquency, repossession and loss experience with respect to its retail installment sale contracts and promissory notes, or the experience of the Trust with respect to the Receivables, will be similar to that set forth below. If economic conditions in the future differ from those during the periods referenced in the tables below, BMW FS' delinquency, repossession and loss experience may be adversely affected.

           The percentages in the tables below have not been adjusted to eliminate the effect of the growth of BMW FS' portfolio. Accordingly, the delinquency, repossession and net loss percentages would be expected to be higher than those shown if a group of receivables were isolated at a period in time and the delinquency, repossession and net loss data showed the activity only for that isolated group over the periods indicated.

           In the table below, the period of delinquency for the years ended December 31, 2004, 2003, 2002, 2001, and 2000 is based on the number of days more than 20% of a scheduled payment on a cumulative basis is contractually past due. The information included below under the headings "Delinquencies as a Percent of Contracts Outstanding--90 days or more" and "Dollar Delinquencies as a Percent of Principal Amount Outstanding--90 days or more" excludes vehicles that have been repossessed. There is no assurance that the behavior of the Receivables will be comparable to BMW FS' experience shown in the following tables.

                                                                                  DELINQUENCY EXPERIENCE
                                                                 ------------------------------------------------------------------
                                                                                    AS OF DECEMBER 31
                                                                ------------------------------------------------------------------
                                                                 2004           2003           2002           2001          2000
                                                                --------      --------        --------      --------      --------
Number of Contracts Outstanding...........                      236,038       215,353         183,828       152,871       120,009
Delinquencies as a Percent of Contracts
   Outstanding                                                    0.16%         0.16%           0.17%         0.20%         0.29%
      30-59 days..........................                        1.17%         1.27%           1.52%         1.38%         1.60%
      60-89 days..........................                        0.20%         0.25%           0.33%         0.25%         0.36%
      90 days or more.....................                        0.16%         0.16%           0.17%         0.20%         0.29%
                                                                --------      --------        --------      --------      --------
          Total...........................                        1.53%         1.67%           2.02%         1.83%         2.25%
Dollar Delinquencies as a Percent of Principal Amount
   Outstanding
      30-59 days..........................                        1.11%         1.27%           1.43%         1.30%         1.50%
      60-89 days..........................                        0.19%         0.26%           0.33%         0.24%         0.38%
      90 days or more.....................                        0.14%         0.14%           0.16%         0.17%         0.26%
                                                                --------      --------        --------      --------      --------
          Total...........................                        1.44%         1.67%           1.91%         1.71%         2.14%


           In the table below, all amounts and percentages, except as indicated, are based on the principal balances of the contracts net of unearned finance and other charges. Averages are computed by taking a simple average of year-end outstanding amounts for each period presented. The information set forth under the heading "Charge-offs" represents the total aggregate net principal balance of Contracts determined to be uncollectible in the period less proceeds from disposition of related vehicles, other than recoveries described in the next sentence. The information set forth under the heading "Recoveries" generally includes amounts received from customers with respect to contracts previously charged-off. The information set forth under the heading "Number of Repossessions sold" means the number of repossessed financed vehicles that have been sold by BMW FS in a given period.

                                                                                AS OF DECEMBER 31
                                                                    NET CREDIT LOSS AND REPOSSESSION EXPERIENCE
                                                                               (DOLLARS IN THOUSANDS)
                                               -------------------------------------------------------------------------------------
                                                                                 AS OF DECEMBER 31
                                               -------------------------------------------------------------------------------------
                                                      2004             2003              2002              2001              2000
                                                 -------------    -------------    -------------      -------------   -------------
Principal Amount Outstanding...........          $  4,751,512     $  4,371,333     $  3,860,493       $  3,206,427    $  2,467,392
Average Principal Amount
  Outstanding..........................          $  4,561,422     $  4,115,913     $  3,533,460       $  2,836,909    $  2,211,856
Number of Contracts Outstanding........               236,038          215,353          183,828            152,871         120,009
Average Number of Contracts
  Outstanding..........................               225,696          199,591          168,350            136,440         109,465
Charge-offs--full period actuals........         $     22,770     $     31,303     $     25,275       $     19,683    $     14,839
Recoveries.............................          $      3,564     $     11,642     $      5,352       $      3,613    $      3,547
                                                 -------------    -------------    -------------      -------------   -------------
Net Losses.............................          $     19,206     $     19,660     $     19,923       $     16,070    $     11,292
  Number of Repossessions sold.........                 1,600            1,625            1,185              1,019             742
  Number of Repossessions sold as a
  percent of the Average Number of Contracts
  Outstanding..........................                  0.71%            0.81%            0.70%             0.75%            0.68%
Net Losses as a percent of Average
  Principal Amount Outstanding.........                  0.42%            0.48%            0.56%             0.57%            0.51%

                     MATURITY AND PREPAYMENT CONSIDERATIONS

           Information regarding maturity and prepayment considerations with respect to the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes (collectively, the "Class A Notes" or the "Notes") and the Certificates (the "Certificates" and together with the Class A Notes, the "Securities") is set forth under "Weighted Average Lives of the Securities" in the accompanying prospectus and "Risk Factors--You may experience reduced returns on your investment resulting from prepayments or repurchases of receivables or early termination of the trust" in the accompanying prospectus. Except as otherwise provided in this prospectus supplement, no principal payments will be made on the Class A-2 Notes until the Class A-1 Notes have been paid in full; no principal payments will be made on the Class A-3 Notes until the Class A-2 Notes have been paid in full; and no principal payments will be made on the Class A-4 Notes until the Class A-3 Notes have been paid in full. In addition, no principal payments will be made on the Certificates until the Class A Notes have been paid in full. We refer you to "Payments on the Notes" in this prospectus supplement.

           Because the rate of payment of principal of each class of Notes depends primarily on the rate of payment (including prepayments) of the principal balance of the Receivables, final payment of any class of Notes could occur significantly earlier than their respective final scheduled Payment Dates set forth under "Payments on the Notes" (each, a "Final Scheduled Payment Date") in this prospectus supplement. Securityholders will bear the risk of being able to reinvest principal payments on the Securities at yields at least equal to the yield on their respective classes of Notes and the Certificates. No prediction can be made as to the rate of prepayments on the Receivables in either stable or changing interest rate environments.

           Although the Receivables have different APRs, disproportionate rates of prepayments between Receivables with APRs greater than or less than the Required Rate (as defined herein) will generally not affect your yield. However, higher rates of prepayments of Receivables with higher APRs will decrease the amount available to cover delinquencies and defaults on the Receivables and may decrease the amounts available to be deposited in the Reserve Account.

                    WEIGHTED AVERAGE LIVES OF THE SECURITIES

           Prepayments on motor vehicle receivables can be measured relative to a payment standard or model. The model used in this prospectus supplement, the Absolute Prepayment Model ("ABS"), represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all the receivables in question are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be paid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the Receivables.

           As the rate of payment of principal of each class of Notes will depend on the rate of payment (including prepayments) of the principal balance of the Receivables, final payment of any class of Notes and the Certificates could occur earlier than its respective Final Scheduled Payment Date. Reinvestment risk associated with early payment of the Notes and the Certificates will be borne exclusively by the holders of the Notes and the Certificates.

           The tables captioned "Percent of Initial Note Principal at Various ABS Percentages" (the "ABS Tables") have been prepared on the basis of the characteristics of the Receivables described under "The Receivables Pool."

           The ABS Tables assume that:

          o the Receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases,

          o each scheduled monthly payment on each Receivable is scheduled to be made and is made on the last day of each month and each month has 30 days,

          o payments are made on the Notes on each Payment Date, and each Payment Date is assumed to be the twenty-fifth day of each applicable month,

          o the balance in the Reserve Account on each Payment Date is the required amount described under "Credit Enhancement--Reserve Account", and

          o except as indicated in the ABS Tables, the Servicer does not exercise its option to purchase the Receivables on the earliest Payment Date on which its option may be exercised.

           The ABS Tables indicate the projected weighted average life of each class of Notes and the Certificates and set forth the percent of the initial principal balance of each class of Notes and the Certificates that is projected to be outstanding after each of the Payment Dates shown at various constant ABS percentages.

           The ABS Tables also assume that the Receivables have been aggregated into hypothetical pools with all of the Receivables within each hypothetical pool having the characteristics set forth in the tables below and that the level scheduled monthly payment for each of the pools, based on the aggregate principal balance, APR, original term to maturity and remaining term to maturity as of the assumed statistical calculation date as of the close of business on [ ], 2005, will be such that each pool will be fully amortized by the end of its remaining term to maturity. Additionally, the hypothetical pools for the Receivables each have an assumed cutoff date as of the close of business on [ ], 2005.

                                   RECEIVABLES

                                                                                     ORIGINAL           STATED REMAINING
                                         AGGREGATE                                     TERM                   TERM
POOL                                 PRINCIPAL BALANCE               APR            (IN MONTHS)            (IN MONTHS)
----                                 -----------------               ---            -----------            -----------
1..............................
2..............................
3..............................
4..............................
5..............................
6..............................
7..............................
8..............................
9..............................
10.............................
                                 ---------------------
   Total.......................
                                 =====================

           The actual characteristics and performance of the Receivables are expected to differ from the assumptions used in constructing the ABS Tables. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is unlikely that the Receivables will prepay at a constant level of ABS until maturity, that all of the Receivables will prepay at the same level of ABS or that no defaults will occur on the Receivables. Moreover, the diverse terms of Receivables within each of the hypothetical pools could produce slower or faster principal distributions than indicated in the ABS Table at the various percentages of ABS specified, even if the original and remaining terms to maturity of the Receivables are as assumed. Any difference between the assumptions and the actual characteristics and performance of the Receivables, or actual prepayment experience, will affect the percentages of initial amounts outstanding over time and the weighted average life of each class of Notes.


          PERCENTAGE OF INITIAL CLASS A-L AND CLASS A-2 NOTE PRINCIPAL
                          AT VARIOUS ABS PERCENTAGES

                                               CLASS A-1 NOTES                                      CLASS A-2 NOTES
                               -----------------------------------------------     -----------------------------------------------
PAYMENT DATE                     0.5%         1.0%         1.5%         2.0%         0.5%          1.0%         1.5%         2.0%
------------                     ----         ----         ----         ----         ----          ----         ----         ----
Closing Date..............
Weighted Average Life
     (yrs)(l)...............


-----------
(1) The weighted average life of a note is determined by (x) multiplying the amount of each principal payment on a note by the number of years from the date of issuance of the note to the related Payment Date, (y) adding the results and (z) dividing the sum by the original principal balance of the note.

           This table has been prepared based on the assumptions in this prospectus supplement (including the assumptions regarding the characteristics and performance of the Receivables, which may differ from the actual characteristics and performance of the Receivables) and should be read in conjunction with those assumptions.

          PERCENTAGE OF INITIAL CLASS A-3 AND CLASS A-4 NOTE PRINCIPAL
                           AT VARIOUS ABS PERCENTAGES

                                                 CLASS A-3 NOTES                                   CLASS A-4 NOTES
                               -----------------------------------------------     -----------------------------------------------
PAYMENT DATE                         0.5%        1.0%        1.5%        2.0%       0.5%         1.0%          1.5%         2.0%
------------                         ----        ----        ----        ----       ----         ----          ----         ----
Closing Date.................
Weighted Average Life
   (yrs)(l)(2)...............
Weighted Average Life to Call
   (yrs)(l)(3)...............
Month of Optional Purchase(3)


-----------
(1) The weighted average life of a note is determined by (x) multiplying the amount of each principal payment on a note by the number of years from the date of issuance of the note to the related Payment Date, (y) adding the results and (z) dividing the sum by the original principal balance of the note.

(2) This calculation assumes that the Servicer does not exercise its option to purchase the Receivables.

(3) This calculation assumes that the Servicer exercises its option to purchase the Receivables.

           This table has been prepared based on the assumptions in this prospectus supplement (including the assumptions regarding the characteristics and performance of the Receivables, which are expected to differ from the actual characteristics and performance of the Receivables) and should be read in conjunction with those assumptions.

     PERCENTAGE OF INITIAL CLASS B NOTE PRINCIPAL AT VARIOUS ABS PERCENTAGES

                                                                                        CLASS B NOTES
                                                            ------------------------------------------------------------------
PAYMENT DATE                                                   0.5%               1.0%                1.5%               2.0%
------------                                                   ----               ----                ----               ----
Closing Date........................................
Weighted Average Life (yrs)(1)(2)...................
Weighted Average Life to Call(yrs)(1)(3)............
Month of Optional Purchase(3).......................


-----------
(1) The weighted average life of a note is determined by (x) multiplying the amount of each principal payment on a note by the number of years from the date of issuance of the note to the related Payment Date, (y) adding the results and (z) dividing the sum by the original principal balance of the note.

(2) This calculation assumes that the Servicer does not exercise its option to purchase the Receivables.

(3) This calculation assumes that the Servicer exercises its option to purchase the Receivables.

           This table has been prepared based on the assumptions in this prospectus supplement (including the assumptions regarding the characteristics and performance of the Receivables, which may differ from the actual characteristics and performance of the Receivables) and should be read in conjunction with those assumptions.

                          NOTE AND CERTIFICATE FACTORS

           The "Note Pool Factor" with respect to any class of Notes will be a seven-digit decimal indicating the principal balance of that class of Notes as of the close of business on the Payment Date in that month as a fraction of the respective principal balance of that class of Notes as of the Closing Date. The Servicer will compute the Note Pool Factor each month for each class of Notes. Each Note Pool Factor will initially be 1.0000000 and thereafter will decline to reflect reductions in the principal balance of each class of Notes. The portion of the principal balance of any class of Notes for a given month allocable to a Noteholder can be determined by multiplying the original denomination of the holder's note by the related Note Pool Factor for that month.

           The "Certificate Pool Factor" with respect to the certificates will be a seven-digit decimal indicating the principal amount of the Certificates as of the close of business on the Payment Date in that month as a fraction of the respective principal amount thereof as of the Closing Date. The Servicer will compute the Certificate Pool Factor each month for the certificates. The Certificate Pool Factor will initially be 1.0000000 and thereafter will decline to reflect reductions in the principal amount of the certificates. The portion of the principal amount of the certificates for a given month allocable to a Certificateholder can be determined by multiplying the original denomination of the holder's note by the Certificate Pool Factor for that month.

           Pursuant to the Transfer and Servicing Agreements, the Securityholders will receive monthly reports concerning the payments received on the Receivables, the Pool Balance, the related Note Pool Factors, the Certificate Pool Factor and various other items of information pertaining to the Trust. Securityholders of record during each calendar year will be furnished information by the Indenture Trustee or the Owner Trustee, as appropriate, for tax reporting purposes not later than the latest date permitted by law. We refer you to "Description of the Transfer and Servicing Agreements--Statements to Securityholders" in the accompanying prospectus.

                                 USE OF PROCEEDS

           The Depositor will use the net proceeds from the sale of the Notes to purchase the Receivables from BMW FS pursuant to the Receivables Purchase Agreement and to fund the Reserve Account. The net proceeds to be received by the Depositor from the sale of the Receivables to the Trust will be used by the Depositor in connection with its acquisition of the Receivables from BMW FS and to pay other expenses in connection with the issuance of the Notes. BMW FS will use the proceeds from the sale of the Receivables for general corporate purposes. In addition, BMW FS or its affiliates will apply all or a portion of the net proceeds of this offering to the repayment of debt, including "warehouse" debt secured by the Receivables prior to their sale to the Trust. One or more of the Underwriters, or their respective affiliates or entities for which their respective affiliates act as administrator and/or provide liquidity lines, has acted as a "warehouse lender" to BMW FS or its affiliates, and will indirectly receive a portion of the proceeds as repayment of that "warehouse" debt.

                                  THE DEPOSITOR

           Information regarding the Depositor is set forth under the caption "The Depositor" in the accompanying prospectus.

                                  THE SERVICER

           BMW Financial Services NA, Inc., the predecessor of BMW Financial Services NA, LLC ("BMW FS"), was incorporated on April 23, 1984 in the State of Delaware and, on May 1, 2000, was converted into a limited liability company organized under the laws of the State of Delaware. BMW FS is a wholly owned subsidiary of BMW of North America, LLC ("BMW NA"). BMW FS provides retail and wholesale financing, retail leasing and other financial services to authorized Centers and their customers throughout the United States. BMW NA is based in Woodcliff Lake, New Jersey and is engaged in the wholesale distribution of BMW passenger cars, BMW light trucks, BMW motorcycles and MINI passenger cars throughout the United States. BMW NA is an indirect wholly owned subsidiary of BMW AG, a German corporation that is an international manufacturer and distributor of passenger cars, light trucks and motorcycles.

           The national executive headquarters of BMW FS are located at 300 Chestnut Ridge Road, Woodcliff Lake, New Jersey 07677. Its telephone number is
(201) 307-4000. Its Customer Service Center is located at 5515 Parkcenter Circle, Dublin, Ohio 43017.

                            BMW FS' FINANCING PROGRAM

UNDERWRITING

           Contracts are originated or purchased by BMW FS in accordance with underwriting procedures that are intended to assess the applicant's ability to pay the amounts due on the contract and the adequacy of the financed vehicle as collateral. BMW FS utilizes predetermined credit score cutoffs and approval authority levels as credit controls.

           BMW FS requires applicants to complete an application form providing various items of financial information, credit and employment history and other personal information. Applications are accepted for new and used vehicles from approved retailers via U.S. mail, facsimile, personal delivery or InfoBahn--a BMW intranet system linking Centers, BMW NA and BMW FS. The application is reviewed for completeness. Independent verification of information in the application generally is not required. However, BMW FS will seek verification of some information, including employment, income and/or residence, under some circumstances, such as discovery of a discrepancy between information in the application and information in a credit bureau report. For the year ended December 31, 2004, [ ]% of applications were approved, [ ]% of which were funded by BMW FS. (1)

           A credit buyer reviews each application that is not automatically approved through the credit processing system through the use of expert system rules and scorecards. Credit buyers have credit authority levels of "I", "II" or "III" depending on level of experience. The credit buyer's review includes an evaluation of the customer demographics, income, the collateral, a credit bureau report on the applicant from an independent credit bureau, use of internet verification tools, and the applicant's credit score based on a credit scoring system or "scorecard" developed for BMW FS. This internal scoring system, which has been in use since 1997, calculates a score based on data in a credit application that based on past performance of BMW FS' contract portfolio; appear to be indicative of the degree of likelihood that an applicant will make scheduled payments to BMW FS.

           Upon review of the application, the applicant's credit score and credit bureau report, an assessment is made regarding the relative degree of credit risk. The current application system used by BMW FS to process applications provides review/decline indicators to aid the credit buyer in the review of applications. BMW FS' guidelines provide that an applicant's credit score will be highly considered by the credit buyer in determining whether to extend credit. Besides the credit score, BMW FS also considers the applicant's debt to income ratio, the applicant's equity in the financed vehicle and other attributes as part of the decision making process. BMW FS' management sets limits on the approval of applications scoring below the company's minimum scores. In the case of a complete application scoring above a certain level of the scoring system, the application may be subject to an automated credit approval process which does not require review and approval by a credit buyer. Applicants that score below a minimum score established by BMW FS management may not be approved by credit buyers with Level I credit authority. These applicants may be approved by a credit buyer with Level II or Level III credit authority (or in some cases only by the credit team leader or credit manager) based on the presence of certain factors, up to and including a guarantee by the Center. A credit buyer with Level I credit authority may not disapprove without management review applicants that score above the specified minimum.

           On commercial transactions, BMW FS requires an individual to guarantee the business' obligations under the Contract, otherwise it will obtain a Dun and Bradstreet and two years of audited financial statements, bank accounts and credit references.

           BMW FS generally does not provide financing to applicants with previous bankruptcies. However, BMW FS' guidelines do permit financing for these applicants under some circumstances, for example, if the customer has re-established credit for at least 24 months and has had no 30-day delinquencies in that period.

           The amount of a Contract generally will not exceed:

          o with respect to a new vehicle, 100% of the manufacturer's suggested retail price ("MSRP") for the vehicle, or

          o with respect to a used vehicle, 105% of the retail price reported for the vehicle that is stated in the most recent edition of the National Automotive Dealers Association Used Car Guide or the Kelly Blue Book,

-----------------
(1) NL -> In the 2003 S-3 obtained from the SEC website, this sentence was included in the description of Underwriting in the Base Prospectus and not in either Prospectus Supplement. In the Base Prospectus put on to the system by Document Production, there is no such sentence. The sentence appears in the Pro Supp for 2004-A.

plus in each case options, dealer-installed accessories, various taxes and fees incurred in connection with the sale and, in some cases, insurance policies, extended service contracts and other items. Team leaders and above may approve contracts exceeding advance guidelines on an exception basis.

           Upon the maturity of a lease financing, the customer has the option to refinance or purchase the financed vehicle from BMW FS. The same underwriting and credit procedures described above apply to any financing offered to these obligors. A portion of the Receivables may be secured by used vehicles that derive from this lease to loan program.

           Generally, after a Contract has been approved by BMW FS as described above and originated by a Center, BMW FS acquires it indirectly by causing it to be assigned to its affiliate, BMW Bank of North America, except in the case of Contracts due from residents of certain states (currently Montana and New Jersey) which are assigned directly to BMW FS. Contracts originated in connection with the "lease to loan" program and certain refinancings are originated directly by BMW Bank rather than acquired from Centers.

           Additional information regarding BMW FS' Financing Program is set forth under "BMW FS' Financing Program" in the accompanying prospectus.

                                    THE NOTES

GENERAL

           The Notes will be issued pursuant to the terms of the Indenture, a form of which has been filed as an exhibit to the registration statement. The Notes are denominated and payable in U.S. dollars and are available in minimum denominations of $1,000 and multiples thereof (except for one Note of each Class which may be issued in a denomination other than an integral multiple of $1,000). A copy of the final signed Indenture will be filed with the SEC following the issuance of the Securities. The following summary describes the material terms of the Notes and the Indenture. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes and the Indenture. Where particular provisions or terms used in the Indenture are referred to, the actual provisions, which includes definitions of terms, are incorporated by reference as part of the summary. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Notes of any given series and the related Indenture set forth in the accompanying prospectus, to which description reference is hereby made.

PAYMENTS OF INTEREST

           Each class of Notes will constitute Fixed Rate Securities, as that term is defined under "Certain Information Regarding the Securities--Fixed Rate Securities" in the accompanying prospectus. Interest on the principal balances of the classes of the Notes will accrue at the respective per annum interest rates set forth on the cover of this prospectus supplement (each, an "Interest Rate") and will be payable to the Noteholders monthly on the twenty-fifth day of each month (or, if that date is not a Business Day, on the next succeeding Business Day) (a "Payment Date") commencing [ ], 2005.

           Interest on the outstanding principal balance of Class A-1 Notes will accrue at the related Interest Rate from and including the most recent Payment Date on which interest has been paid (or from and including the Closing Date with respect to the first Payment Date) to but excluding the current Payment Date. Interest on the Class A-2 Notes, Class A-3 Notes, Class A-4 Notes and Certificates will accrue at the related Interest Rate from and including the 25th day of the month (or from and including the Closing Date with respect to the first Payment Date) to but excluding the 25th day of the following calendar month.

           Interest on the Class A-1 Notes will be calculated on the basis of the actual number of days in the related Interest Period divided by 360, and interest on the Class A-2 Notes, Class A-3 Notes, Class A-4 Notes and Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest accrued but not paid on any Payment Date will be due on the next Payment Date, together with interest on that amount at the applicable Interest Rate, to the extent lawful. Interest payments on the Notes will generally be made from Available Amounts and from amounts on deposit in the Reserve Account, after the Servicing Fee and nonrecoverable Advances have been paid. We refer you to "Credit Enhancement--Reserve Account" and "Payments on the Notes" in this prospectus supplement.

           Interest payments to holders of the Class A Notes will have the same priority. Under specified circumstances, the amount available for interest payments could be less than the amount of interest payable on the Class A Notes on any Payment Date, in which case the holders of the Class A Notes will receive their ratable share (based upon the aggregate amount of interest due to that class) of the aggregate amount available to be distributed in respect of interest on the Class A Notes. Interest payments to holders of the Certificates will be subordinated to interest payments and, in limited circumstances, principal to holders of the Class A Notes.

PAYMENTS OF PRINCIPAL

           The Trust will generally make principal payments to the Noteholders on each Payment Date in an amount equal to the Principal Distribution Amount. The "Principal Distribution Amount" with respect to any Payment Date equals the sum of:

          o the First Priority Principal Distribution Amount (as defined in this prospectus supplement); and

          o the Regular Principal Distribution Amount (as defined in this prospectus supplement).

           The Trust will pay principal on the Notes from funds on deposit in the Collection Account including amounts, if any, from the Reserve Account, in accordance with the priorities described below under "Payments on the Notes--Payment of Distributable Amounts."

           Principal payments on the Notes will generally be made on each Payment Date, in the following order of priority:

          1.   to the Class A-1 Notes until paid in full,

          2.   to the Class A-2 Notes until paid in full,

          3.   to the Class A-3 Notes until paid in full,

          4.   to the Class A-4 Notes until paid in full, and

          5.   to the Certificates until paid in full.

           Notwithstanding the foregoing, following the occurrence and during the continuation of:

          o a default in the payment of any interest on any Note of the Controlling Class (as defined in this prospectus supplement) when the same becomes due and payable, which default continues for a period of five days,

          o a default in the payment of principal of or any installment of the principal on any Note when the same becomes due and payable,

          o the bankruptcy of the Trust or the occurrence of other circumstances relating to the bankruptcy or insolvency of the Trust, as described in the Indenture, or

          o any other Event of Default that results in a liquidation of the Trust the priority of payments changes. In particular, the Trust will make no distributions of principal or interest on the Certificates until payment in full of principal and interest on the Class A Notes. In addition, principal payments on the Class A Notes will be made first to the holders of the Class A-1 Notes until they have been paid in full; thereafter principal payments on the Class A

Notes will be made to the holders of the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes (together with the holders of the Class A-1 Notes, the "Class A Noteholders") on a pro rata basis based on the principal balance of that class of outstanding Notes. Beginning on the Payment Date on which the Class A Notes have been paid in full, the remainder of the Principal Distribution Amount, if any, and on each subsequent Payment Date, 100% of the Principal Distribution Amount, will be paid to the holders of record of the Certificates (the "Certificateholders") until the Certificates have been paid in full. Following the occurrence of any other Event of Default that has resulted in an acceleration of the Notes but has not yet resulted in a liquidation of the Trust, no change will be made in the priority of payments on the Class A Notes and the Certificates on each payment date until a liquidation, if any, of the property of the Trust.

           The actual Payment Date on which the outstanding principal balance of any class of Notes is paid in full may be earlier than its Final Scheduled Payment Date based on a variety of factors, including the factors described under "Weighted Average Lives of the Securities" in the accompanying prospectus.

           If the principal balance of a class of Notes has not been paid in full on or prior to its Final Scheduled Payment Date, the Principal Distribution Amount for that Payment Date will, to the extent the remaining Available Amounts are sufficient, include an amount sufficient to reduce the unpaid principal balance of that class of Notes to zero on that Payment Date. We refer you to "Payment on the Notes--Payment of Distributable Amounts" in this prospectus supplement.

INDENTURE

           Events of Default; Rights upon Event of Default. Upon an Event of Default, the Controlling Class of Noteholders will have the rights set forth in the prospectus under "The Notes--The Indenture--Events of Default; Rights Upon Event of Default." The Indenture Trustee may sell the Receivables subject to the conditions set forth in the Indenture following an Event of Default, including a default in the payment of any principal of or a default for five days or more in the payment of any interest on any note of the Controlling Class. In the case of an Event of Default not involving any default in payment of principal of or interest on a Class A Note, the Indenture Trustee is prohibited from selling the Receivables unless one of the conditions set forth in the accompanying prospectus under "The Notes--The Indenture--Events of Default; Rights Upon Event of Default" has been satisfied. Following the occurrence of certain Events of Default under the Indenture, the Trust will make no distributions of principal or interest on the Certificates until payment in full of principal and interest on the Class A Notes. In addition, payments of principal on the Class A Notes will be made first to the Class A-l Notes until the Class A-1 Notes are repaid in full, and then pro rata to the Class A-2, Class A-3 and Class A-4 Notes until each principal balance is paid in full. If there are any amounts remaining, those amounts will be used to pay interest and principal on the Certificates until the principal balance is paid in full.

           Under the Trust Indenture Act of 1939, as amended, the Indenture Trustee may be deemed to have a conflict of interest and be required to resign as Indenture Trustee for the Class A Notes or the Certificates or as Indenture Trustee for all of the Notes if a default occurs under the Indenture. In these circumstances, the Indenture will provide for a successor indenture trustee to be appointed for the Class A Notes or the Certificates or both, in order that there be separate indenture trustees for the Class A Notes and the Certificates. If the Indenture Trustee resigns as Indenture Trustee for any class of Notes or for all of the Notes, its resignation will become effective only after a successor indenture trustee for the Notes or the applicable class of Notes is appointed and the successor indenture trustee accepts such appointment.

           "Controlling Class" means with respect to any outstanding Notes, the Class A Notes (voting together as a single class) as long as any Class A Notes are outstanding, and thereafter, the Certificates for so long as any Certificates are outstanding--excluding Notes held by the Depositor, the Servicer or their affiliates.

NOTICES

           Noteholders will be notified in writing by the Indenture Trustee of any Event of Default, Servicer Default or termination of, or appointment of a successor to, the Servicer promptly upon a Responsible Officer (as defined in the Transfer and Servicing Agreements) obtaining actual knowledge of these events.

           If Notes are issued other than in book-entry form, those notices will be mailed to the addresses of Noteholders as they appear in the register maintained by the Indenture Trustee prior to mailing. Those notices will be deemed to have been given on the date of that publication or mailing.

GOVERNING LAW

           The Indenture and the Notes are governed by and shall be construed in accordance with the laws of the State of New York applicable to agreements made in and to be performed wholly within that jurisdiction.

                                THE CERTIFICATES

GENERAL

           The certificates will be issued pursuant to the terms of the Trust Agreement, a form of which has been filed as an exhibit to the registration statement. A copy of the final signed Trust Agreement will be filed with the SEC following the issuance of the securities. The certificates will evidence undivided ownership interests in the Trust created pursuant to the Trust Agreement.

           The following summary describes material terms of the certificates and the Trust Agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the certificates and the Trust Agreement. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the certificates of any given series and the related Trust Agreement set forth in the accompanying prospectus, to which description reference is hereby made.

PAYMENTS OF INTEREST

           Interest on the Certificate Balance will accrue during each Interest Period at ___% per annum (the "Pass Through Rate") and will be payable to the Certificateholders on the related Payment Date.

           The certificates will constitute Fixed Rate Securities, as that term is defined under "Certain Information Regarding the Securities--Fixed Rate Securities" in the accompanying prospectus. Interest due on a Payment Date will accrue during the related Interest Period and will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest distributions with respect to the certificates generally will be made from Available Amounts after:

           payment of the Servicing Fee; and

           Class A Noteholders' interest distribution;

           Principal Distribution Amount for the Class A-1 Notes; and

           depositing of funds in the Reserve Account so that the amount on deposit in the Reserve Account equals the Specified Reserve Account Balance.

           We refer you to "Payments on the Notes--Payment of Distributable Amounts" in this prospectus supplement.

OPTIONAL PREPAYMENT

           If the Servicer exercises its option to purchase the Receivables when the Pool Balance declines to 10% or less of the Pool Balance as of the Cutoff Date, Certificateholders will receive an amount in respect of the Certificates equal to the outstanding Certificate Balance together with accrued but unpaid interest at the Pass-Through Rate after the Notes have been retired, which distribution shall effect an early retirement of Certificates.

           Interest payments due for any Payment Date but not paid on that Payment Date will be due on the next Payment Date increased by an amount equal to interest accrued on that amount at the Pass Through Rate (to the extent lawful).

PAYMENTS OF PRINCIPAL

           No principal payments will be made on the certificates until the Class A-1 Notes have been paid in full. Thereafter, principal payments of the certificates will be made on each Payment Date from Available Amounts after payment of interest on the certificates.

           Notwithstanding the foregoing, on each Payment Date after the acceleration of the notes following an Event of Default, the certificates will not receive any of the Principal Distributable Amount until the notes have been paid in full.

NOTICES

           Certificateholders will be notified in writing by the Owner Trustee of any Event of Default, Servicer Default or termination of, or appointment of a successor to, the Servicer promptly upon an specified officer of the Owner Trustee obtaining actual knowledge of these events. Except for the monthly and annual reports to Certificateholders described this prospectus supplement, the Owner Trustee is not obligated under the Trust Agreement to forward any other notices to the Certificateholders. There are no provisions in the Trust Agreement for the regular or special meetings of Certificateholders.

GOVERNING LAW

           The Trust Agreement and the certificates are governed by and shall be construed in accordance with the laws of the State of Delaware applicable to agreements made in and to be performed wholly within that jurisdiction.

                           PAYMENTS ON THE SECURITIES

           On or before the 18th calendar day of each month (or, if the 18th day is not a Business Day, the next succeeding Business Day (each a "Determination Date")), the Servicer will inform the Owner Trustee and the Indenture Trustee of, among other things, the amount of funds collected on or in respect of the Receivables, the amount of Advances to be made by and reimbursed to the Servicer and the Servicing Fee and other servicing compensation payable to the Servicer, in each case with respect to the immediately preceding Collection Period. On or prior to each Payment Date, the Servicer will also determine the following:

          1.   Available Amounts,

          2.   Class A Noteholders' interest distribution,

          3.   Certificateholders' interest distribution,

          4.   Principal Distribution Amount, and

          5. based on the available funds and other amounts available for payment on the related Payment Date as described below, the amount to be distributed to the Class A Noteholders and Certificateholders.

           The Indenture Trustee or the Owner Trustee, as the case may be, will make payments to the Noteholders and Certificateholders out of the amounts on deposit in the Collection Account. The amounts to be distributed to the Noteholders and Certificateholders will be determined in the manner described below.

CALCULATION OF AVAILABLE AMOUNTS

           The amount of funds available for distribution on a Payment Date will generally equal the sum of Available Interest and Available Principal (collectively, "Available Amounts").

           "Available Interest" for a Payment Date will equal the sum of the following amounts (without duplication) allocable to interest received or allocated by the Servicer on or in respect of the Receivables during the related Collection Period:

          1. that portion of all collections on Receivables allocable to interest (including the amount, if any, of Advances for that Collection Period, but excluding the amount, if any, of reimbursements of Advances previously made to the Servicer),

          2. the Purchase Amount of each Receivable that became a Purchased Receivable to the extent attributable to accrued interest on that Receivable,

          3.   Recoveries for that Collection Period,

          4. investment earnings on the Accounts (other than the Collection Account and the Reserve Account) for the related Payment Date,

          5. Liquidation Proceeds for that Collection Period to the extent allocable to interest, and

          6.   Investment Losses deposited by the Servicer.

           "Available Principal" for a Payment Date will equal the sum of the following amounts, without duplication, with respect to the related Collection
Period:

          1. the portion of all collections on Receivables allocable to principal,

          2. Liquidation Proceeds for that Collection Period to the extent allocable to principal, and

          3. that portion allocable to principal of the Purchase Amount of all Receivables that became Purchased Receivables during or in respect of that Collection Period.

           Available Interest and Available Principal on any Payment Date will exclude the following amounts:

          1. amounts received on a particular Receivable (other than a Liquidated Receivable) to the extent that the Servicer has previously made an unreimbursed Advance in respect of that Receivable, and

          2. Liquidation Proceeds with respect to a particular Receivable to the extent of unreimbursed Advances in respect of that Receivable.

           "Liquidation Proceeds" means, with respect to any Receivable that becomes a Liquidated Receivable, the moneys collected in respect of that Liquidated Receivable, from whatever source, during or after the Collection Period in which the Receivable became a Liquidated Receivable, including liquidation of the related Financed Vehicle, net of the sum of any out-of-pocket expenses of the Servicer reasonably allocated to the liquidation and any amounts required by law to be remitted to the Obligor on the Liquidated Receivable.

           A "Liquidated Receivable" means a Receivable with respect to which the earliest of the following shall have occurred:

          o    the related Financed Vehicle has been repossessed and liquidated,

          o the related Financed Vehicle has been repossessed in excess of 90 days and has not yet been liquidated,

          o the Servicer has determined in accordance with its collection policies that all amounts that it expects to receive with respect to the Receivable have been received, or

          o the end of the Collection Period in which the Receivable becomes more than 150 days or more past due.

           "Purchased Amount" means any Administrative Purchase Payments or Warranty Purchase Payments made with respect to Purchased Receivables.

           "Purchased Receivable" means a Warranty Receivable or an Administrative Receivable, respectively.

           "Recoveries" means, with respect to any Receivable that becomes a Liquidated Receivable, monies collected in respect of that Liquidated Receivable, from whatever source, during any Collection Period following the Collection Period in which the Receivable became a Liquidated Receivable, net of the sum of any amounts expended by the Servicer for the account of the Obligor and any amounts required by law to be remitted to the Obligor.

PAYMENT OF DISTRIBUTABLE AMOUNTS

           Prior to each Payment Date, the Servicer will calculate the amount to be distributed to the Class A Noteholders and Certificateholders. On each Payment Date, the Servicer will allocate amounts on deposit in the Collection Account with respect to the related Collection Period as described below and will instruct the Indenture Trustee to make the following payments and distributions from Available Amounts on deposit in the Collection Account, and in the event of a shortfall in meeting the payments described in clauses (1) through (5) below (an "Available Amounts Shortfall") amounts withdrawn from the Reserve Account, in the following amounts and order of priority:

          1. to the Servicer, the Servicing Fee, including any unpaid Servicing Fees with respect to prior Collection Periods, and non-recoverable Advances,

          2.   to the Class A Noteholders:

               o the aggregate amount of interest accrued for the related Interest Period on each of the Class A Notes at their respective Interest Rates on the principal outstanding as of the previous Payment Date after giving effect to all payments of principal to the Class A Noteholders on the preceding Payment Date, and

               o the excess, if any, of the amount of interest payable to the Class A Noteholders on prior Payment Dates over the amounts actually paid to the Class A Noteholders on those prior Payment Dates, plus interest on that shortfall to the extent permitted by law,

          3. to the Principal Distribution Account, the First Priority Principal Distribution Amount, if any,

          4.   to the Certificateholders:

               o the aggregate amount of interest accrued for the related Interest Period on each of the Certificates at the Interest Rate on the Certificates on the principal outstanding as of the previous Payment Date after giving effect to all payments of principal to the Certificateholders on the preceding Payment Date, and

               o the excess, if any, of the amount of interest payable to the Certificateholders on prior Payment Dates over the amounts actually paid to the Certificateholders on those prior Payment Dates, plus interest on that shortfall to the extent permitted by law,

          5. to the Principal Distribution Account, the Regular Principal Distribution Amount,

          6. to the Reserve Account, from Available Amounts remaining (this amount being the "Excess Amount"), the amount necessary to cause the amount on deposit in that account to equal the Specified Reserve Account Balance,

          7. to the Indenture Trustee and the Owner Trustee, any accrued and unpaid Trust Fees and Expenses, in each case to the extent the fees and expenses have not been previously paid by the Servicer, and

          8.   any Available Amounts remaining, to the Depositor.

           The Principal Distribution Amount will be allocated among the Notes as described above under "The Notes--Payments of Principal."

           For the purposes of this prospectus supplement, the following terms will have the following meanings:

           The "First Priority Principal Distribution Amount" will mean, with respect to any Payment Date, an amount equal to the excess, if any of:

          o the aggregate outstanding principal balance of the Class A Notes as of the preceding Payment Date (after giving effect to any principal payments made on the Class A Notes on that preceding Payment Date) over

          o the Pool Balance at the end of the Collection Period preceding that Payment Date less the Yield Supplement Overcollateralization Amount with respect to such Payment Date;

provided however, that the First Priority Principal Distribution Amount shall not exceed the sum of the aggregate outstanding principal balance of all of the Notes on that Payment Date (after giving effect to any principal payments made on the Notes on that preceding Payment Date); and provided further, that the First Priority Principal Distribution Amount on and after the Final Scheduled Payment Date of a class of Class A Notes shall not be less than the amount that is necessary to reduce the outstanding principal balance of that class of Class A Notes to zero.

           "Interest Period" means:

          o with respect to the Class A-1 Notes, the period from and including the most recent Payment Date on which interest has been paid (or, in the case of the first Payment Date, the Closing
               Date) to but excluding the next Payment Date, and

          o with respect to the Class A-2, Class A-3, Class A-4 Notes and Certificates, the period from and including the 25th day of the calendar month (or, in the case of the first Payment Date, from and including the Closing Date) to but excluding the 25th day of the next calendar month.

           The "Principal Distribution Account" will mean the administrative subaccount of the Note Distribution Account established and maintained as the Principal Distribution Account pursuant to the Sale and Servicing Agreement.

           The "Principal Distribution Amount" will mean, with respect to any Payment Date, the sum of the First Priority Principal Distribution Amount and the Regular Principal Distribution Amount with respect to that Payment Date.

           The "Regular Principal Distribution Amount" will mean, with respect to any Payment Date, an amount not less than zero equal to the excess, if any, of:

          o an amount equal to (i) the aggregate outstanding principal balance of all the Notes as of the preceding Payment Date (after giving effect to any principal payments made on the Notes on that preceding Payment Date) or the Closing Date (in the case of the first Payment Date), as the case may be, minus (ii) the Pool Balance at the end of the Collection Period preceding such Payment Date less the Yield Supplement Overcollateralization Amount with respect to such Payment Date over

          o the First Priority Principal Distribution Amount with respect to that Payment Date;

provided however, that the Regular Principal Distribution Amount shall not exceed the sum of the aggregate outstanding principal balance of all of the Notes on that Payment Date (after giving effect to any principal payments made on the Notes on that preceding Payment Date in respect of the First Priority Principal Distribution Amount, if any); and provided further, that the Regular Principal Distribution Amount on and after the Final Scheduled Payment Date of a class of Notes shall not be less than the amount that is necessary to reduce the outstanding principal balance of that Class of Notes and all earlier maturing classes of Notes to zero.

           "Trust Fees and Expenses" will mean all accrued and unpaid Trustees' fees and any amounts due to the Trustees for reimbursement of expenses or in respect of indemnification and other administrative fees of the Trust.

                               CREDIT ENHANCEMENT

           The protection afforded to the Noteholders will be effected both by the preferential right of such Noteholders to receive, to the extent described in this prospectus supplement, current distributions on the Receivables, the establishment of the Reserve Account, the Yield Supplement Overcollateralization Amount and the subordination of the Depositor's right to receive excess interest. The protection afforded to the Certificateholders will be effected by the establishment of the Reserve Account and the subordination of the Depositor's right to receive excess interest.

SUBORDINATION

           The rights of the Certificateholders to receive any distributions of interest or principal is subordinated to payments of interest on the Class A Notes and, in limited circumstances, payments of principal of the Class A Notes. To the extent that the Pool Balance less the Yield Supplement Overcollateralization Amount with respect to a Payment Date has decreased to a level which is less than the aggregate outstanding principal balance on the Class A Notes, a First Priority Principal Distribution Amount will be payable prior to the payment of interest on or principal of the Certificates. The Depositor is entitled to receive payments of interest collected on the Receivables which are not used by the Trust to make other required payments. The Depositor's s right to receive this excess interest is subordinated to all other payments required to be made on any Payment Date.

RESERVE ACCOUNT

           The Reserve Account will be a segregated account in the name of the Indenture Trustee. The Reserve Account will be created with an initial deposit by the Depositor on the Closing Date of an amount equal to $[ ] (the "Reserve Account Initial Deposit"). The Reserve Account will thereafter be funded by depositing in the Reserve Account all Excess Amounts, if any, for each Payment Date to the extent necessary to restore or bring the amounts on deposit in the Reserve Account to the Specified Reserve Account Balance.

           Amounts held from time to time in the Reserve Account will continue to be held for the benefit of Securityholders and may be invested in Eligible Investments. Investment income on those investments (net of losses and expenses) will be paid to the Depositor, upon the direction of the Servicer, to the extent that funds on deposit in the Reserve Account exceed the Specified Reserve Account Balance. If the amount on deposit in the Reserve Account on any Payment Date (after giving effect to all deposits to and withdrawals from the Reserve Account on that Payment Date) is greater than the Specified Reserve Account Balance for that Payment Date, subject to limitations set forth in the Transfer and Servicing Agreements, the Indenture Trustee will include the amount of the excess in the amounts to be distributed to the Depositor pursuant to clause (8) in the first paragraph under "Payments on the Securities--Payment of Distributable Amounts" in this prospectus supplement. The Noteholders will not have any rights in, or claims to, amounts distributed to the Certificateholder or to the Depositor.

           The "Specified Reserve Account Balance" with respect to any Payment Date will be an amount equal to [ ]% of the aggregate outstanding principal balance of the Notes. In no event, however, will the Specified Reserve Account Balance on any Payment Date be less than $[ ].

           The Servicer may, from time to time after the date of this prospectus supplement, request each rating agency to consent to a formula for determining the Specified Reserve Account Balance that is different from that described above or change the manner by which the Reserve Account is funded, or the replacement of the Reserve Account with a different form of credit enhancement in whole or in part. If each rating agency delivers a letter to the Trust to the effect that the same will not result in a qualification, reduction or withdrawal of its then current rating of any class of the Notes, then the Specified Reserve Account Balance will be determined in accordance with the new formula, the manner of funding will be changed or the Reserve Account will be replaced in whole or in part, as applicable. The Sale and Servicing Agreement will accordingly be amended, without the consent of any Noteholder, to reflect the revised arrangement.

           Amounts held from time to time in the Reserve Account will be held for the benefit of the Noteholders. On each Payment Date, funds will be withdrawn from the Reserve Account to the extent of any Available Amounts Shortfall with respect to that Payment Date and will be deposited in the Collection Account for distribution to the Noteholders.

           None of the Securityholders, the Indenture Trustee, the Owner Trustee or the Depositor will be required to refund any amounts properly distributed or paid to them, whether or not there are sufficient funds on any subsequent Payment Date to make full distributions to the Noteholders.

           The Reserve Account and the subordination of the Certificates are intended to enhance the likelihood of receipt by Class A Noteholders of the full amount of principal and interest due them and to decrease the likelihood that the Class A Noteholders will experience losses. However, the Reserve Account could be depleted. If the amount required to be deposited into or required to be withdrawn from the Reserve Account to cover shortfalls in collections on the Receivables exceeds the amount of available cash in the Reserve Account, Noteholders could incur losses or suffer a temporary shortfall in the amounts distributed to the Noteholders.

YIELD SUPPLEMENT OVERCOLLATERALIZATION AMOUNT

           On the Closing Date, the Pool Balance will exceed the initial principal balance of the Notes, by $[ ] (the "Initial Yield Supplement Overcollateralization Amount"), which is approximately [ ]% of the aggregate principal balance of the Receivables as of the Cutoff Date. The Yield Supplement Overcollateralization Amount is intended to compensate for the low APRs on some of the Receivables.

           With respect to any Payment Date, the "Yield Supplement Overcollateralization Amount" is the amount specified below with respect to that Payment Date:

                                                       YIELD SUPPLEMENT
                                                    OVERCOLLATERALIZATION
PAYMENT DATE                                                  AMOUNT
------------                                                  ------
Closing Date......................................
March 2005........................................
April 2005........................................
May 2005..........................................
June 2005.........................................
July 2005.........................................
August 2005.......................................
September 2005....................................
October 2005......................................
November 2005.....................................
December 2005.....................................
January 2006......................................
February 2006.....................................

                                                       YIELD SUPPLEMENT
                                                    OVERCOLLATERALIZATION
PAYMENT DATE                                                  AMOUNT
------------                                                  ------
March 2006........................................
April 2006........................................
May 2006..........................................
June 2006.........................................
July 2006.........................................
August 2006.......................................
September 2006....................................
October 2006......................................
November 2006.....................................
December 2006.....................................
January 2007......................................
February 2007.....................................
March 2007........................................
April 2007........................................
May 2007..........................................
June 2007.........................................
July 2007.........................................
August 2007.......................................
September 2007....................................
October 2007......................................
November 2007.....................................
December 2007.....................................
January 2008......................................
February 2008.....................................
March 2008........................................
April 2008........................................
May 2008..........................................
June 2008.........................................
July 2008.........................................
August 2008.......................................
September 2008....................................
October 2008......................................
November 2008.....................................
December 2008.....................................
January 2009......................................
February 2009.....................................
March 2009........................................
April 2009........................................
May 2009..........................................
June 2009.........................................
July 2009.........................................
August 2009.......................................
September 2009....................................
October 2009......................................
November 2009.....................................
December 2009.....................................
January 2010......................................
February 2010.....................................
March 2010........................................
April 2010........................................
May 2010..........................................
June 2010.........................................
July 2010.........................................

           The Yield Supplement Overcollateralization Amount has been calculated for each Payment Date as the sum of the amount for each Receivable equal to the excess, if any, of (x) the scheduled payments due on the Receivable for each future Collection Period discounted to present value as of the end of the preceding Collection Period at the APR of that Receivable over (y) the scheduled payments due on the Receivable for each future Collection Period discounted to present value as of the end of the preceding Collection Period at a discount rate equal to the greater of the APR of that Receivable and 4.00% (the "Required Rate"). For purposes of the preceding definition, future scheduled payments on the Receivables are assumed to be made on their scheduled due dates without any delay, defaults or prepayments.

              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

THE TRANSFER AND SERVICING AGREEMENTS

           The following summary of the Indenture, the Sale and Servicing Agreement, the Administration Agreement and the Trust Agreement (collectively, the "Transfer and Servicing Agreements") describes the material terms of the Transfer and Servicing Agreements. The description of the terms of the Transfer and Servicing Agreements in this prospectus supplement does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements. Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement. Copies of the final signed Transfer and Servicing Agreements will be filed with the SEC following the issuance of the Notes. Any description of the Transfer and Servicing Agreements in this prospectus supplement, and to the extent inconsistent, replaces the description of the general terms and provisions of the Transfer and Servicing Agreements set forth in the accompanying prospectus, to which description reference is hereby made.

SALE AND ASSIGNMENT OF RECEIVABLES

           Information with respect to the conveyance of the Receivables from the Depositor to the Trust on the Closing Date pursuant to the Sale and Servicing Agreement is set forth under "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables" in the accompanying prospectus.

ACCOUNTS

           In addition to the accounts referred to under "Description of the Transfer and Servicing Agreements-- Accounts" in the accompanying prospectus, the Servicer will also establish and maintain with the Indenture Trustee the Reserve Account in the name of the Indenture Trustee on behalf of the Noteholders and the Certificateholders.

COLLECTIONS

           The Transfer and Servicing Agreements generally require that the Servicer deposit all payments on Receivables received from Obligors and all proceeds of Receivables collected during each Collection Period into the Collection Account not later than two Business Days after receipt. However, if each condition to making monthly deposits as may be required by the Sale and Servicing Agreement (including the satisfaction of specified ratings criteria by the Servicer or the Servicer obtaining a letter of credit or similar agreement and the absence of any Servicer Default) is satisfied, the Servicer may retain those amounts until the related Deposit Date. The Servicer or the Depositor, as the case may be, will remit the aggregate Warranty Purchase Payments and Administrative Purchase Payments of Receivables to be purchased from the Trust into the Collection Account on or before each Deposit Date. The Servicer will be entitled to withhold, or to be reimbursed from amounts otherwise payable into or on deposit in the Collection Account, amounts previously deposited in the Collection Account but later determined to have resulted from mistaken deposits or postings. Except as described in the Sale and Servicing Agreement, pending deposit into the Collection Account, collections may be invested by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds. We refer you to "Description of the Transfer and Servicing Agreements--Collections" in the accompanying prospectus.

           "Eligible Investments" are specified in the Trust Agreement and will be limited to investments which meet the criteria of each rating agency from time to time as being consistent with its then current ratings of the Securities.

           Collections on or in respect of a Receivable made during a Collection Period (including Warranty Purchase Payments and Administrative Purchase Payments) will be applied first to interest accrued to date, second to principal until the principal balance is brought current, third to reduce the unpaid late charges as provided in the Receivable and finally to prepay principal of the Receivable. We refer you to "Description of the Transfer and Servicing Agreements--Collections" in the accompanying prospectus.

NOTE DISTRIBUTION ACCOUNT

           On or prior to the Closing Date, the Indenture Trustee will establish and maintain an account into which amounts released from the Collection Account and the Reserve Account for payment to the Noteholders will be deposited and from which all distributions to the Noteholders will be made (the "Note Distribution Account"). The Note Distribution Account will be maintained at an Eligible Institution.

CERTIFICATE DISTRIBUTION ACCOUNT

           The Servicer will establish an account in the name of the Owner Trustee (the "Certificate Distribution Account") into which amounts released from the Collection Account and the Reserve Fund for distribution to the Certificateholders will be deposited and from which all distributions to the Certificateholders will be made. The Certificate Distribution Account will be maintained at an Eligible Institution.

ADVANCES

           On or before the Business Day prior to each Payment Date (the "Deposit Date"), the Servicer will make a payment into the Collection Account of an amount equal to the aggregate of all scheduled payments of interest that were due during the related Collection Period that were not collected during such Collection Period (an "Advance"), exclusive of amounts that the Servicer has determined would be nonrecoverable. On each Payment Date, the Servicer shall reimburse itself for the outstanding amount advanced to the extent of actual collections of late scheduled payments. In addition, if a Receivable becomes a Liquidated Receivable, the amount of accrued and unpaid interest on that Receivable (but not including interest for the current Collection Period) will, up to the amount of outstanding Advances in respect of that Receivable, be withdrawn from the Collection Account and paid to the Servicer in reimbursement of the outstanding Advances. The Servicer will not be required to make any Advances, to the extent that it does not expect to recoup the Advance from subsequent collections or recoveries. The Servicer will make all Advances by depositing into the Collection Account Advances in respect of a Collection Period on the related Deposit Date. We refer you to "Description of the Transfer and Servicing Agreements--Advances" in the accompanying prospectus.

SERVICING COMPENSATION

           The servicing fee for the calendar month immediately preceding any Payment Date (a "Collection Period") will be one-twelfth of 1.00% (the "Servicing Rate") of the Pool Balance as of the first day of the related Collection Period or, in the case of the first Payment Date, the Pool Balance as of the Cutoff Date (the "Servicing Fee"). The Servicing Fee, together with any previously unpaid Servicing Fee, will be paid on each Payment Date solely to the extent of Available Interest. The Servicer will be entitled to collect and retain as additional servicing compensation in respect of each Collection Period any late fees, prepayment charges and any other administrative fees and expenses or similar charges collected during that Collection Period, plus any investment earnings or interest earned during that Collection Period from the investment of monies on deposit in the Collection Account and the Note Distribution Account. We refer you to "Description of the Transfer and Servicing Agreements--Collections" in this prospectus supplement and "Description of the Transfer and Servicing Agreements--Servicing Compensation" in the accompanying prospectus. The Servicer will be paid the Servicing Fee for each Collection Period on the following Payment Date related to that Collection Period. However, if it is acceptable to each Rating Agency without a qualification, reduction or withdrawal in the rating of any class of Notes, the Servicing Fee in respect of a Collection Period (together with any portion of the Servicing Fee that remains unpaid from prior Payment Dates) will be paid at the beginning of that Collection Period out of collections of interest on the Receivables for that Collection Period. The Servicing Fee will be paid from Available Interest in accordance with the priority of payments set forth above under "Payments on the Securities--Payment of Distributable Amounts."

NET DEPOSITS

           As an administrative convenience and as long as specified conditions are satisfied, for so long as BMW FS is the Servicer, BMW FS will be permitted to make the deposit of collections, aggregate Advances and amounts deposited in respect of purchases of Receivables by the Depositor or the Servicer for or with respect to the related Collection Period net of payments to be made to the Servicer with respect to that Collection Period. The Servicer, however, will account to the Owner Trustee and to the Noteholders as if all of the foregoing deposits and payments were made individually. We refer you to "Description of the Transfer and Servicing Agreements-- Net Deposits" in the accompanying prospectus.

           The Servicing Agreement will require the Servicer to make all deposits of collections received to be deposited into the Collection Account on the second Business Day following receipt thereof. However, so long as the Monthly Remittance Condition is satisfied, the Servicer may retain such amounts received during a Collection Period until the related Deposit Date. The "Monthly Remittance Condition" will be satisfied if (a)(1) the short-term debt of BMW US Capital LLC (or the entity that is the Servicer) is rated in the highest rating category by, or is otherwise acceptable to, each Rating Agency and (2) no Servicer Default has occurred or (b)(1) the Servicer obtains a letter of credit, surety bond or insurance policy under which demands for payment may be made to secure timely remittance of monthly collections to the Collection Account and
(2) the Trustees are provided with confirmation from each Rating Agency to the effect that the use of such alternative remittance schedule will not result in the qualification, reduction or withdrawal of its then-current rating on any class of Securities. Pending deposit into the Collection Account, collections may be used by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds.

OPTIONAL PURCHASE

           The outstanding Notes will be redeemed in whole, but not in part, on any Payment Date on which the Servicer or any successor to the Servicer exercises its option to purchase the Receivables. The Servicer or any successor to the Servicer may purchase the Receivables when the Pool Balance shall have declined to 10% or less of the Pool Balance as of the Cutoff Date, as described in the accompanying prospectus under "Description of the Transfer and Servicing Agreements--Termination." The "Redemption Price" for the outstanding Notes will be equal to the unpaid principal balance of the outstanding Notes plus accrued and unpaid interest on the Notes on the date of the optional purchase.

REMOVAL OF SERVICER

           The Indenture Trustee may, and at the direction of Noteholders evidencing more than 50% of the voting interests of the Class A Notes (or if the Class A Notes have been paid in full, by holders of Certificates then outstanding evidencing more than 50% of the voting interests of the Certificates) shall, terminate the rights and obligations of the Servicer under the Sale and Servicing Agreement upon the following events ("Servicer Defaults"):

          1. any failure by the Servicer to deliver to the applicable Trustee for deposit in any Account any required payment or to direct the Indenture Trustee to make the required payments from any Account and that failure continues unremedied for five Business Days after discovery of that failure by the Servicer or after the receipt by the Servicer of notice of that failure,

          2. any failure by the Servicer to duly observe or perform in any material respect any other covenants or agreements in the Sale and Servicing Agreement, which failure materially and adversely affects the rights of the Noteholders, and which failure continues unremedied for 60 days after discovery of such failure by a responsible officer of the Servicer or after the date on which written notice of that failure is given to the Servicer by
               (a) the Owner Trustee, (b) the Indenture Trustee or (c) the holders of Notes representing more than 50% of the Class A Notes (or if the Class A Notes have been paid in full, by holders of Certificates then outstanding evidencing more than 50% of the voting interests of the Certificates), and

          3. the occurrence of an Insolvency Event (as defined in the attached prospectus) of the Servicer.

Under those circumstances, authority and power shall, without further action, pass to and be vested in the Indenture Trustee or a successor Servicer appointed by the Indenture Trustee under the Sale and Servicing Agreement. The Indenture Trustee or successor Servicer will succeed to all the responsibilities, duties and liabilities of the Servicer in its capacity under the Sale and Servicing Agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the Servicer, and no Servicer Default other than the appointment of a bankruptcy trustee or similar official has occurred, that trustee or official may have the power to prevent the Indenture Trustee or the Noteholders (or the Certificateholders) from effecting a transfer of servicing. In the event that the Indenture Trustee is unwilling or unable to act, it may appoint or petition a court of competent jurisdiction to appoint a successor servicer. The Indenture Trustee may make arrangements for compensation to be paid, which in no event may be greater than the servicing compensation paid to the Servicer under the Sale and Servicing Agreement. Notwithstanding termination under this section, the Servicer shall be entitled to payment of amounts payable to it, for services rendered prior to termination. Upon payment in full of the principal and interest on the Class A Notes, the Certificateholders will succeed to the rights of the Class A Noteholders with respect to removal of the Servicer.

NOTES OWNED BY THE DEPOSITOR, THE SERVICER OR AFFILIATES

           Any Notes owned by the Depositor, the Servicer or any of their affiliates will be entitled to equal and proportionate benefits under the Transfer and Servicing Agreements, except that such Notes will not be considered to be outstanding for the purpose of determining whether the requisite percentage of Noteholders have given any request, demand, authorization, direction, notice, consent or other action under the Transfer and Servicing Agreements.

DUTIES OF THE OWNER TRUSTEE AND THE INDENTURE TRUSTEE

           The Owner Trustee will make no representations as to the validity or sufficiency of the Trust Agreement, the Notes or Certificates (other than the authentication of the Certificates) or of any Receivables or related documents and is not accountable for the use or application by the Depositor or the Servicer of any funds paid to the Depositor or the Servicer in respect of the Notes, the Certificates or the Receivables, or the investment of any monies by the Servicer before those monies are deposited into the Collection Account. The Owner Trustee will not independently verify the Receivables. If no Servicer Default has occurred, the Owner Trustee is required to perform only those duties specifically required of it under the Trust Agreement. In addition to making distributions to the Certificateholders, those duties generally are limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Owner Trustee under the Trust Agreement, in which case it will only be required to examine them to determine whether they conform to the requirements of the Trust Agreement. The Trust Agreement says that the Owner Trustee will not be responsible for knowing about any event unless an officer of the Owner Trustee has actual knowledge of the event or has received written notice of the event.

           The Indenture Trustee will make no representations as to the validity or sufficiency of the Indenture, the Notes (other than authentication of the Notes) or of any Receivables or related documents, and is not accountable for the use or application by the Depositor or the Servicer of any funds paid to the Depositor or the Servicer in respect of the Notes or the Receivables, or the investment of any monies by the Servicer before those monies are deposited into the Collection Account. The Indenture Trustee will not independently verify the Receivables. If no Event of Default or Servicer Default has occurred, the Indenture Trustee is required to perform only those duties specifically required of it under the Indenture. In addition to making distributions to the Noteholders, those duties generally are limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Indenture Trustee under the indenture, in which case it will only be required to examine them to determine whether they conform to the requirements of the Indenture. The Indenture says that the Indenture Trustee will not be responsible for knowing about any event unless an officer of the Indenture Trustee has actual knowledge of the event or has received written notice of the event.

           The Indenture Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Indenture or to make any investigation of matters arising under the Indenture or to institute, conduct or defend any litigation under the Indenture or in relation to the Indenture or that litigation at the request, order or direction of any of the Noteholders, unless those Noteholders have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred by the Indenture Trustee in connection with the exercise of those rights. No

Noteholder will have any right under the Indenture to institute any proceeding with respect to the Indenture, other than with respect to the failure by the Depositor or the Servicer, as applicable, to remit payment. A Noteholder' s right to institute any proceeding with respect to the Indenture Trustee is conditioned upon the Noteholder providing the Indenture Trustee with written notice of the Event of Default and the holders of the Controlling Class evidencing not less than 25% of the voting interests of the Controlling Class, voting together as a single class, have made written request upon the Indenture Trustee to institute that proceeding in its own name as the Indenture Trustee under the Indenture. No proceeding shall commence unless the Noteholders have offered to the Indenture Trustee reasonable indemnity and the Indenture Trustee for 60 days has neglected or refused to institute that proceeding.

THE OWNER TRUSTEE AND THE INDENTURE TRUSTEE

           Wilmington Trust Company will be the Owner Trustee under the Trust Agreement. JPMorgan Chase Bank, N.A. will be the Indenture Trustee under the Indenture. The Owner Trustee, the Indenture Trustee and any of their respective affiliates may hold Notes in their own names or as pledgees.

           For the purpose of meeting the legal requirements of some jurisdictions, the Servicer and the Owner Trustee or the Servicer and the Indenture Trustee, in each case acting jointly (or in some instances, the Owner Trustee or the Indenture Trustee acting alone), will have the power to appoint co-trustees or separate trustees of all or any part of the Trust. In the event of an appointment of co-trustees or separate trustees, all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee by the Sale and Servicing Agreement and the Trust Agreement or the Indenture Trustee by the Indenture will be conferred or imposed upon the Owner Trustee or the Indenture Trustee and each of their respective separate trustees or co-trustees jointly, or, in any jurisdiction in which the Owner Trustee or the Indenture Trustee will be incompetent or unqualified to perform specified acts, singly upon that separate trustee or co-trustee who will exercise and perform those rights, powers, duties and obligations solely at the direction of the Owner Trustee or the Indenture Trustee.

           The Owner Trustee and the Indenture Trustee may resign at any time, in which event the Servicer will be obligated to appoint a successor Owner Trustee or Indenture Trustee, as applicable. The Servicer may also remove the Owner Trustee or the Indenture Trustee if either ceases to be eligible to continue as trustee under the Trust Agreement or the Indenture, as the case may be, becomes legally unable to act or becomes insolvent. In those circumstances, the Servicer will be obligated to appoint a successor Owner Trustee or Indenture Trustee, as applicable. Any resignation or removal of the Owner Trustee or the Indenture Trustee and appointment of a successor Owner Trustee or Indenture Trustee, as applicable, will not become effective until acceptance of the appointment by the successor.

           The Servicer will be obligated to pay the fees of the Owner Trustee and the Indenture Trustee in connection with their duties under the Trust Agreement and Indenture, respectively. The Owner Trustee and the Indenture Trustee will be entitled to indemnification by BMW FS and the Depositor for, and will be held harmless against, any loss, liability, fee, disbursement or expense incurred by the Owner Trustee or the Indenture Trustee not resulting from its own willful misfeasance, bad faith or negligence. The Depositor will be obligated to indemnify the Owner Trustee and the Indenture Trustee for specified taxes that may be asserted in connection with the transaction.

                        MATERIAL INCOME TAX CONSEQUENCES

           The following is a general discussion of the material federal income tax considerations of the purchase, ownership and disposition of the Notes. The discussion is based upon law, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below does not purport to deal with all federal tax considerations applicable to all categories of investors. It is recommended that investors consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Notes. We refer you to the discussions under "Material Income Tax Consequences--Tax Treatment of Owner Trusts" and "--State and Local Tax Considerations" in the accompanying prospectus.

TAX CHARACTERIZATION OF THE TRUST

           In the opinion of Weil, Gotshal & Manges LLP, tax counsel to the
Trust:

          o the Notes will be characterized as debt for federal income tax purposes, and

          o the Trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation for federal income tax purposes.

           If the Trust were taxable as a corporation for federal income tax purposes, it would be subject to corporate income tax on its taxable income. The Trust's taxable income would include all its income on the related Receivables, which may be reduced by its interest expense on the Notes. Any imposition of corporate income tax could materially reduce cash available to make payments on the Notes, and the beneficial owners of the Certificates could be liable for any corporate income tax that is unpaid by the Trust.

TREATMENT OF THE NOTES AS INDEBTEDNESS

           The Depositor, each Certificateholder and the beneficial owners of the Notes will agree by their purchase of the Securities to treat the Notes as debt for federal income tax purposes. The Depositor and the Servicer and any subsequent holder of Certificates will agree, to treat the Trust:

          o as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificate owners; and the Notes being debt of the partnership, or

          o if a single beneficial owner owns all of the Certificates and none of the Notes are characterized as equity interests in the Trust, as disregarded as an entity separate from the Certificate owner for purpose of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the Trust and the Notes treated as assets and indebtedness of the Certificate owner.

           However, the proper characterization of the arrangement involving the Trust, the Notes, the Depositor and the Servicer is not clear because there is no authority on transactions closely comparable to the transaction described in this prospectus supplement.

TREATMENT OF THE CERTIFICATES

            [to come]

                              ERISA CONSIDERATIONS

           Section 406 of ERISA and Section 4975 of the Code prohibit pension, profit-sharing and other employee benefit plans, as well as individual retirement accounts and certain types of Keogh Plans (each, a "Benefit Plan"), from engaging in specified transactions, such as direct or indirect sales or exchanges or extensions of credit, with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to those Benefit Plans. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for those persons. Title I of ERISA also requires that fiduciaries of a Benefit Plan subject to ERISA make investments that are prudent, diversified (except if prudent not to do so) and in accordance with governing plan documents.

           If the assets of the Trust were deemed to be assets of a Benefit Plan, transactions involving the Trust that are described in Section 406 of ERISA or Section 4975 of the Code might be deemed to constitute prohibited transactions for which an exemption is not available. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of the Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an "equity interest" in the Trust and none of the exceptions contained in the Plan Assets

Regulation were applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, the Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. This determination is based in part upon the traditional debt features of the Notes, including the reasonable expectation of purchasers of Notes that the Notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the Notes for ERISA purposes could change if the Trust incurred losses.

           However, even if the Notes are treated as debt for purposes of the Plan Assets Regulation, the acquisition or holding of Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Trust or any of its affiliates is or becomes a party in interest or a disqualified person with respect to a Benefit Plan. In that instance, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a Note. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment finds; PTCE 96-23, regarding transactions affected by "in-house asset managers"; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers." Each investor using the assets of a Benefit Plan which acquires the Notes, or to whom the Notes are transferred, will be deemed to have represented that the acquisition and continued holding of the Notes will be covered by one of the exemptions listed above or by another Department of Labor prohibited transaction class exemption.

           Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements; however, those plans may be subject to comparable federal, state or local law restrictions.

           A plan fiduciary considering the purchase of Notes should consult its tax and/or legal advisors regarding whether the assets of the Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other related issues and their potential consequences.

           The sale of Notes to a Benefit Plan is in no respect a representation that this investment meets all relevant legal requirements with respect to investments by Benefit Plans generally or by a particular Benefit Plan, or that this investment is appropriate for Benefit Plans generally or any particular Benefit Plan.

                              PLAN OF DISTRIBUTION

           Subject to the terms and conditions set forth in an Underwriting Agreement (the "Underwriting Agreement") the Depositor has agreed to cause the Trust to sell to each of the underwriters named below (collectively, the "Underwriters"), and each of the Underwriters has severally but not jointly agreed to purchase, the principal balance of Notes and Certificates set forth opposite its name below:


UNDERWRITERS                            CLASS A-1 NOTES    CLASS A-2 NOTES     CLASS A-3 NOTES     CLASS A-4 NOTES     CERTIFICATES
------------                            ---------------    ---------------     ---------------     ---------------     ------------



                                        ---------------    ---------------     ---------------     ---------------     ------------
                                        ===============    ===============     ===============     ===============     ============

   Total...........................

           In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth in the Underwriting Agreement, to purchase all of the Notes and Certificates if any of the Notes or Certificates are not purchased. This obligation of the Underwriters is subject to specified conditions precedent set forth in the Underwriting Agreement.

           The Depositor has been advised by the Underwriters that they propose to offer the Notes and Certificates to the public initially at the prices set forth on the cover of this prospectus supplement, and to specified dealers at these prices less the concessions and reallowance discounts set forth below:

CLASS                            SELLING CONCESSION       DISCOUNT
-----                            ------------------       --------
A-1.............................       %                     %
A-2.............................       %                     %
A-3.............................       %                     %
A-4.............................       %                     %
B...............................       %                     %

           The Depositor and BMW FS have agreed to indemnify the Underwriters against specified liabilities, including liabilities under the Securities Act or to contribute to payments which the Underwriters may be required to make in respect thereof. In the ordinary course of their respective businesses, the Underwriters and their respective affiliates have engaged and may engage in various financial advisory, investment banking and commercial banking transactions from time to time with BMW FS and its affiliates.

           The Notes and Certificates are new issues of securities with no established trading market. The Depositor has been advised by the Underwriters that they intend to make a market in the Notes and Certificates as permitted by applicable laws and regulations. The Underwriters are not obligated, however, to make a market in the Notes and Certificates, and that market-making may be discontinued at any time without notice at the sole discretion of the Underwriters. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Notes of any class and the Certificates.

           The Trust may, from time to time, invest funds in the Accounts in Eligible Investments acquired from the Underwriters.

           In connection with the offering of the Notes and Certificates, the Underwriters may engage in overallotment, stabilizing transactions and syndicate covering transactions. Overallotment involves sales in excess of the offering size which creates a short position for the Underwriters. Stabilizing transactions involve bids to purchase the Notes and Certificates in the open market for the purpose of pegging, fixing or maintaining the price of the Notes. Syndicate covering transactions involve purchases of the Notes and Certificates in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate covering transactions may cause the price of the Notes and Certificates to be higher than it would otherwise be in the absence of those transactions. If the Underwriters engage in stabilizing or syndicate covering transactions, they may discontinue them at any time.

           Upon receipt of a request by an investor who has received an electronic prospectus from an Underwriter or a request by that investor's representative within the period during which there is an obligation to deliver a prospectus, BMW FS, the Depositor or the Underwriters will promptly deliver, or cause to be delivered, without charge, a paper copy of the prospectus.

           Each Underwriter will represent that:

          o it has not offered or sold and will not offer or sell, prior to the date six months after their date of issuance, any Notes or Certificates to persons in the United Kingdom, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted in and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 (as amended) (the "POS Regulations") or the Financial Services and Markets Act 2000 (the "FSMA");

          o it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom; and

o it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any Notes in circumstances in which Section 21(1) of the FSMA does not apply.



                                 LEGAL OPINIONS

           In addition to the legal opinions described in the accompanying prospectus, legal matters relating to the Notes and Certificates and federal income tax and other matters will be passed upon for the Trust by Weil, Gotshal & Manges LLP. Certain legal matters will be passed upon for the Underwriters by [ ].

                                 INDEX OF TERMS


A                                                                    I

ABS.......................................................S-30       Indenture Trustee..........................................S-22
ABS Tables................................................S-31       Initial Yield Supplement Overcollateralization Amount......S-45
Administration Agreement..................................S-22       Interest Period............................................S-43
Advance...................................................S-48       Interest Rate..............................................S-36
Available Amounts.........................................S-40
Available Amounts Shortfall...............................S-42       L
Available Interest........................................S-41
Available Principal.......................................S-41       Liquidated Receivable......................................S-41
                                                                     Liquidation Proceeds.......................................S-41
B
                                                                     M
Benefit Plan..............................................S-52
BMW AG....................................................S-23       Monthly Remittance Condition...............................S-49
BMW FS....................................................S-34
BMW Group.................................................S-23       N
BMW NA....................................................S-34
                                                                     Note Distribution Account..................................S-48
C                                                                    Note Pool Factor...........................................S-33
                                                                     Notes......................................................S-30
Center Recourse...........................................S-22
Centers...................................................S-22       O
Certificate Distribution Account..........................S-48
Certificate Pool Factor...................................S-33       Obligor....................................................S-23
Certificateholders........................................S-38       Owner Trustee..............................................S-21
Certificates..............................................S-30
Class A Noteholders.......................................S-37       P
Class A Notes.............................................S-30
Closing Date..............................................S-23       Payment Date...............................................S-36
Collection Period.........................................S-48       Plan Assets Regulation.....................................S-52
Contracts.................................................S-29       POS Regulations............................................S-54
Controlling Class.........................................S-38       Principal Distribution Account.............................S-43
Cutoff Date...............................................S-23       Principal Distribution Amount..............................S-43
                                                                     PTCE.......................................................S-53
D                                                                    Purchased Amount...........................................S-42
                                                                     Purchased Receivable.......................................S-42
Deposit Date..............................................S-48
Depositor.................................................S-21       R
Determination Date........................................S-40
                                                                     Receivables................................................S-21
E                                                                    Receivables Purchase Agreement.............................S-23
                                                                     Recoveries.................................................S-29
Eligible Investments......................................S-47       Redemption Price...........................................S-49
Excess Amount.............................................S-43       Regular Principal Distribution Amount......................S-43
                                                                     Relief Act.................................................S-19
F                                                                    Required Rate..............................................S-47
                                                                     Reserve Account Initial Deposit............................S-44
Final Scheduled Payment Date..............................S-30
Financed Vehicles.........................................S-23       S
First Priority Principal Distribution Amount..............S-43
FSMA......................................................S-54       Sale and Servicing Agreement...............................S-22
                                                                     Securities.................................................S-30
                                                                     Seller.....................................................S-23

                                      S-56

Servicer..................................................S-22
Servicer Defaults.........................................S-49
Servicing Fee.............................................S-48
Servicing Rate............................................S-48
Specified Reserve Account Balance.........................S-45
Statistical Calculation Date..............................S-24

T

Transfer and Servicing Agreements.........................S-47
Trust.....................................................S-21
Trust Agreement...........................................S-21
Trust Fees and Expenses...................................S-44
Trustees..................................................S-23

U

Underwriters..............................................S-53
Underwriting Agreement....................................S-53

Y

Yield Supplement Overcollateralization Amount.............S-14


                                     ANNEX A
                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

           Except in specified circumstances, the globally offered Notes (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold the Global Securities through The Depository Trust Company ("DTC"), Clearstream Banking, societe anonyme ("Clearstream, Luxembourg") or the Euroclear System ("Euroclear"). The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

           Secondary market trading between investors holding Global Securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., three calendar day settlement).

           Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedure applicable to U.S. corporate debt obligations and asset-backed securities issues.

           Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and DTC Participants holding securities will be effected on a delivery-against-payment basis through the depositaries of Clearstream, Luxembourg and Euroclear (in that capacity) and as DTC Participants.

           Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless those holders meet specified requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

           All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their depositaries, which in turn will hold those positions in accounts as DTC Participants.

           Investors electing to hold their Global Securities through DTC will follow DTC settlement practice. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

           Investors electing to hold their Global Securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

           Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

           Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior asset-backed securities issues in same-day funds.

           Trading between Clearstream, Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream, Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

           Trading between DTC Depositor and Clearstream, Luxembourg or Euroclear Participants. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream, Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in that accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures to the Clearstream, Luxembourg Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

           Clearstream, Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

           As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them Clearstream, Luxembourg Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream Bank Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they clear the overdraft when the Global Securities are credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on each Clearstream, Luxembourg Participant's or Euroclear Participant's particular cost of funds.

           Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream, Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

           Trading between Clearstream, Luxembourg or Euroclear Depositor and DTC Purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Clearstream, Luxembourg or Euroclear will instruct the Relevant Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in that accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream, Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream, Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

           Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream, Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

           1. borrowing through Clearstream, Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

           2. borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account in order to settle the sale side of the trade; or

           3. staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream, Luxembourg Participant or Euroclear Participant.

MATERIAL U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

           A beneficial owner of Global Securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined in the accompanying prospectus), unless (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between that beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) that beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

           Exemption for Non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are Non-U.S. Persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN or other appropriate form must be filed within 30 days of that change.

           Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A Non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, generally can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States). If the information shown on Form W-8ECI changes, a new Form W-8ECI or other appropriate form must be filed within 30 days of that change.

           Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons residing in a country that has a tax treaty with the United States generally can obtain an exemption or reduced tax rate depending on the treaty terms by filing Form W-8BEN. Form W-8BEN may be filed by the Noteowners or their authorized agents.

           Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

           U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). A Form W-8BEN on which the beneficial owner of a Global Security provides a U.S. taxpayer identification number generally remains in effect until a change in circumstances causes any of the information on the form to be incorrect. A W-8BEN on which a U.S. taxpayer identification is not provided and a Form W-8ECI generally remain in effect for three calendar years, absent a change in circumstances causing any information on the form to be incorrect.

           The term "Non-U.S. Person" means any person who is not a U.S. Person (as defined in the accompanying prospectus).

           This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of Global Securities. It is suggested that investors consult their tax advisors for specific tax advice concerning their holding and disposing of Global Securities

No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in or incorporated by reference in this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the depositor or any underwriter. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in the affairs of the depositor or the receivables since the date thereof. This prospectus does not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.
                              BMW FS Securities LLC
                                    Depositor

                                  BMW Financial
                                Services NA, LLC
                               Seller and Servicer

           Until [ ], 2005 (90 days after the date of this prospectus), all dealers effecting transactions in the notes, whether or not participating in this distribution, may be required to deliver a prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                BMW Vehicle Owner
                                   Trust [ ]-A

                                      $[ ]
                            [ ]% Asset Backed Notes,
                                    Class A-1

                                      $[ ]
                            [ ]% Asset Backed Notes,
                                    Class A-2

                                      $[ ]
                            [ ]% Asset Backed Notes,
                                    Class A-3

                                      $[ ]
                            [ ]% Asset Backed Notes,
                                    Class A-4

                                      $[ ]
                                [ ]% Certificates

                              Prospectus Supplement


                                       [ ]

                                       [ ]
                                       [ ]

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         Expenses in connection with the offering of the Notes being registered hereby are estimated as follows:


SEC registration fee..........................................       $353,100
Legal fees and expenses.......................................       $200,000
Accounting fees and expenses..................................       $50,000
Rating agency fees............................................       $300,000
Trustee's fees and expenses...................................       $10,000
Printing......................................................       $40,000
Miscellaneous.................................................       $0
   Total......................................................       $953,100

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 18-108 of the Limited Liability Company Act of Delaware empowers a limited liability company, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. The Limited Liability Company Agreement ("LLC Agreement"), of BMW FS Securities LLC (the "Depositor") provides that the Depositor shall defend, indemnify and save harmless each of its members from and against all claims, losses, damages, costs, expense, demands, liabilities, obligations, liens, encumbrances, rights of action or attorneys' fees sustained by reason of any act performed, or omitted to be performed, in good faith and without gross negligence or willful misconduct, within the scope of its authority expressly conferred by the LLC Agreement, to the fullest extent permitted by applicable law in effect on the date of the LLC Agreement and to such greater extent as applicable law may thereafter from time to time permit. Such indemnity shall not be construed to limit or diminish the coverage of each member under any insurance obtained by the Depositor and payment shall not be a condition precedent to any indemnification provided in the LLC Agreement.

         Reference is also made to the form of Underwriting Agreement filed as
Exhibit 1.1 hereto among the Depositor, BMW Financial Services, NA, LLC, J.P. Morgan Securities Inc. and the other underwriters named therein (see Exhibit 1.1), which provides for indemnification by the Depositor in certain circumstances.

ITEM 16.  EXHIBITS.

   *1.1        Form of Underwriting Agreement (1)

   *3.1        Certificate of Formation of BMW FS Securities LLC (1)

   *3.2 Limited Liability Company Agreement of BMW FS Securities LLC between BMW Financial Services NA, LLC and BMW FS Receivables Corporation (1)

   *3.3 Trust Agreement for BMW Vehicle Owner Trust 2001-A (with Certificate of Trust Attached (1))

   *4.1 Form of Indenture between BMW Vehicle Owner Trust 2001-A and The Chase Manhattan Bank, as Indenture Trustee (including forms of Notes) (1)

    5.1        Opinion of Weil, Gotshal & Manges LLP with respect to legality

    8.1 Opinion of Weil, Gotshal & Manges LLP with respect to federal income tax matters *10.1 Form of Amended and Restated Trust Agreement between BMW FS Securities LLC and Wilmington Trust Company

  *10.2 Form of Sale and Servicing Agreement among BMW Financial Services NA, LLC, BMW Vehicle Owner Trust 2001-A and The Chase Manhattan Bank (1)

  *10.3 Form of Owner Trust Administration Agreement among BMW Financial Services NA, LLC, The Chase Manhattan Bank and BMW Vehicle Owner Trust 2001-A (1)

  *10.4 Form of Receivables Purchase Agreement between BMW FS Securities LLC, and BMW Financial Services NA, LLC (1)

   23.1        Consent of Weil, Gotshal & Manges LLP (included in Exhibits 5.1 and 8.1)

  *24.1        Power of Attorney (included on Signature Pages)

   25.1 Statement of Eligibility and Qualification of the Indenture Trustee on Form T-1

* Previously filed; incorporated by reference

(1) Incorporated by reference to Amendment No. 2 to Registration Statement on Form S-3 (Reg. No. 333--56802), filed with the SEC by the Registrant on May 4, 2001.

ITEM 17.  UNDERTAKINGS.

         A. Undertaking in respect of indemnification

         The undersigned registrant hereby undertakes:

         (1) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         B. Undertaking pursuant to Rule 415

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         C. Undertaking pursuant to Rule 430A

         The undersigned registrant hereby undertakes:

         (1) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act will be deemed to be part of this registration statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (D) Undertaking as to Documents Subsequently Filed that are Incorporated by Reference

         The undersigned registrant hereby undertakes:

         (1) That, for purposes of determining any liability under the Act, as amended, each filing of the registrants' annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 ("the Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act), as amended, that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (E) Undertaking as to Qualification of Trust Indentures Under the Trust Indenture Act of 1939 for Delayed Offerings

         The undersigned registrant hereby undertakes:

(1) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under
Section 305(b)(2) of the Act.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant BMW FS Securities LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodcliff Lake, State of New Jersey, on the 7th day of March, 2005.


                               BMW FS SECURITIES LLC,
                               a Delaware limited liability company

                               By:            *
                                    --------------------------------------------
                                    John M. Christman
                                    President



                               By:   /s/ Martin Nellen
                                    --------------------------------------------
                                    Martin Nellen
                                    Treasurer



                                     *    /s/ Martin Nellen
                                    --------------------------------------------
                                    Martin Nellen
                                    Attorney in fact

         Know all men by these presents, that each person whose signature appears below constitutes and appoints Martin Nellen as his true and lawful attorney-in-fact and agent, with full powers of substitution, for him and in his name, place and stead, in any and all capacities, to sign and file this Registration Statement and any and all amendments, including post-effective amendments and any upsizings to this Registration Statement, with the Securities and Exchange Commission granting to said attorney-in-fact power and authority to perform any other act on behalf of the undersigned required to be done in connection therewith.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

      Signature                                             Title
      ---------                                             -----
         *                                Member of the Management Committee                March 7, 2005
-------------------------------                of the Managing Member of
John M. Christman                              BMW FS Securities LLC and
                                          President of BMW FS Securities LLC
                                             (Principal Executive Officer)



  /s/ Joe Dynia                              Vice President of Finance of                   March 7, 2005
-------------------------------                 BMW FS Securities LLC
Joe Dynia                                        (Principal Financial
                                                and Accounting Officer)


 /s/ Martin Nellen                                   Treasurer of                           March 7, 2005
-------------------------------                 BMW FS Securities LLC
Martin Nellen


          *                                Member of the Management Committee               March 7, 2005
-------------------------------                of the Managing Member of
Robert E. Devine                                 BMW FS Securities LLC


 *    /s/ Martin Nellen                                                                     March 7, 2005
-------------------------------
Martin Nellen
Attorney in fact




